PROSPECTUS SUPPLEMENT
(To Prospectus dated January 25, 2005)

                           $654,895,000 (APPROXIMATE)

                    STRUCTURED ASSET SECURITIES CORPORATION
              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-WF2

                              AURORA LOAN SERVICES

                            AURORA LOAN SERVICES LLC
                                 Master Servicer

 LEHMAN BROTHERS HOLDINGS INC.       STRUCTURED ASSET SECURITIES CORPORATION
        Sponsor and Seller                         Depositor

                               ----------------

--------------------------------------------------------------------------------
     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-12 OF THIS
PROSPECTUS SUPPLEMENT.

     For a list of capitalized terms used in this prospectus, see the glossary of defined terms beginning on page S-68 in this prospectus supplement and the index of principal terms on page 126 in the prospectus.

     The certificates will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

     This prospectus supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The trust will issue certificates including the following classes offered hereby:

o THREE CLASSES OF SENIOR CERTIFICATES

o NINE CLASSES OF SUBORDINATE CERTIFICATES

The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, in the table under "The Offered Certificates" on page S-1 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-1 and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

Principal and interest will be payable monthly, as described in this prospectus supplement. The first expected distribution date will be June 27, 2005. Credit enhancement for the offered certificates includes excess interest, overcollateralization, subordination, loss allocation and primary mortgage insurance. Amounts payable under an interest rate swap agreement provided by ABN
AMRO N.V. will be applied to pay certain interest shortfalls, maintain overcollateralization and cover certain losses.

     The assets of the trust fund will primarily consist of a pool of conventional, first lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans. The mortgage loans were originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and
Freddie Mac guidelines. As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with higher standards.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED THAT THIS
PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The certificates offered by this prospectus supplement will be purchased by
Lehman Brothers Inc., as underwriter, from Structured Asset Securities
Corporation, and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to
Structured Asset Securities Corporation from the sale of these certificates will be approximately 100% of their initial total class principal amount before deducting expenses.

     On or about May 26, 2005, delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of The
Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear
System.

                                  Underwriter:

                                LEHMAN BROTHERS
             The date of this prospectus supplement is May 23, 2005

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

     We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.

     If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.
                               ----------------
     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.
                               ----------------
     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

                                      S-ii

                               TABLES OF CONTENTS

                              PROSPECTUS SUPPLEMENT



                                               PAGE
                                             --------

    Optional Purchase of the Mortgage
       Loans .............................     S-36
 Fees and Expenses of the Trust

    Wells Fargo Underwriting

    Servicing Compensation and
       Payment of Expenses ...............     S-48
    Prepayment Interest Shortfalls .......     S-48
    Waiver or Modification of

    Collection of Taxes, Assessments
       and Similar Items .................     S-49
    Insurance Coverage ...................     S-49
    Evidence as to Compliance ............     S-49
    Master Servicer Default; Servicer
       Default ...........................     S-50
    Amendment of the Servicing
       Agreement .........................     S-50




                                               PAGE
                                             --------

    Custody of the Mortgage Files ........     S-50
    Optional Repurchase of Defaulted
       Mortgage Loans ....................     S-50
    Special Servicer for Distressed

    Certain Matters Under the Trust
       Agreement .........................     S-54
    Voting Rights ........................     S-57
 Yield, Prepayment and Weighted

    Subordination of the Offered
       Subordinate Certificates ..........     S-61
    Weighted Average Life ................     S-61
 Material Federal Income Tax
    Considerations .......................     S-62
    General ..............................     S-62
    Tax Treatment of the Offered

    ERISA Considerations With

 Annex A: Global Clearance,
    Settlement and Tax Documentation
    Procedures ...........................    S-A-1
 Annex B: Certain Characteristics of
    the Mortgage Loans ...................    S-B-1
 Annex C-1: Assumed Mortgage Loan
    Characteristics ......................  S-C-1-1
 Annex C-2: Principal Amount
    Decrement Tables .....................  S-C-2-1
 Annex D: Swap Agreement
    Scheduled Notional Amounts and
    Rates of Payment .....................    S-D-1


                                      S-iii

                                   PROSPECTUS



                                                      PAGE
                                                    -------

Yield, Prepayment and Maturity
   Considerations ............................         12
   Payment Delays ............................         12
   Principal Prepayments .....................         12
   Timing of Reduction of Principal
      Amount .................................         12
   Interest or Principal Weighted
      Securities .............................         12
   Final Scheduled Distribution Date .........         13
   Prepayments and Weighted Average
      Life ...................................         13
   Other Factors Affecting Weighted

   Multifamily and Mixed Use Mortgage
      Loans ..................................         32
   Pre Funding Arrangements ..................         34
   Collection Account and Distribution
      Account ................................         34
   Other Funds or Accounts ...................         35
Loan Underwriting Procedures and

   Collection Procedures; Escrow
      Accounts ...............................         40
   Deposits to and Withdrawals from the
      Collection Account .....................         40
   Servicing Accounts ........................         42
   Buy-Down Loans, GPM Loans and
      Other Subsidized Loans .................         42




                                                      PAGE
                                                 -------------

   Advances and Other Payments and
      Limitations Thereon ....................         44
   Maintenance of Insurance Policies and
      Other Servicing Procedures .............         44
   Presentation of Claims; Realization

   Servicing Compensation and Payment
      of Expenses ............................         49
   Evidence as to Compliance .................         50
   Certain Matters Regarding the Master

   Subordinate Securities; Subordination

Description of Mortgage and Other

   Repurchase and Substitution of

   Event of Default; Rights Upon Event



                                      S-iv



                                                    PAGE
                                                   -----

   Junior Mortgages; Rights of Senior

   Realizing Upon Cooperative Loan
      Security .................................     80
   Rights of Redemption ........................     81
   Anti-Deficiency Legislation and Other

   Due-on-Sale Clauses in Mortgage
      Loans ....................................     85
   Enforceability of Prepayment and Late

   Default Interest and Limitations on
      Payment ..................................     88
   Secondary Financing;




                                                    PAGE
                                                   -----

Material Federal Income Tax
   Considerations ..............................     93
   Types of Securities .........................     94
   Taxation of Securities Treated as Debt

   Additional Considerations for

Incorporation of Certain Documents by



                                       S-v

                            THE OFFERED CERTIFICATES
     The certificates consist of the classes of certificates listed in the table below, together with the Class B1, Class B2, Class P, Class X and Class R
Certificates. Only the classes of certificates listed in the tables below are offered by this prospectus supplement.



                                         SUMMARY INTEREST
                CLASS        INITIAL    RATE FORMULA (UNTIL
              PRINCIPAL     INTEREST     INITIAL OPTIONAL
CLASS         AMOUNT(1)      RATE(2)   TERMINATION DATE)(3)
---------- --------------- ---------- ----------------------

A1 .......  $332,145,000      3.170%  LIBOR plus 0.080%(4)
A2 .......  $160,172,000      3.290%  LIBOR plus 0.200%(4)
A3 .......  $ 62,936,000      3.390%  LIBOR plus 0.300%(4)
M1 .......  $ 29,188,000      3.470%  LIBOR plus 0.380%(4)
M2 .......  $ 18,117,000      3.510%  LIBOR plus 0.420%(4)
M3 .......  $ 11,071,000      3.540%  LIBOR plus 0.450%(4)
M4 .......  $  9,394,000      3.690%  LIBOR plus 0.600%(4)
M5 .......  $  9,729,000      3.720%  LIBOR plus 0.630%(4)
M6 .......  $  7,381,000      3.750%  LIBOR plus 0.660%(4)
M7 .......  $  6,710,000      4.190%  LIBOR plus 1.100%(4)
M8 .......  $  4,026,000      4.290%  LIBOR plus 1.200%(4)
M9 .......  $  4,026,000      4.640%  LIBOR plus 1.550%(4)

              SUMMARY INTEREST                                               INITIAL CERTIFICATE
             RATE FORMULA (AFTER                                                   RATINGS
              INITIAL OPTIONAL                                             -----------------------
CLASS       TERMINATION DATE)(5)       PRINCIPAL TYPE       INTEREST TYPE   MOODY'S    S&P   FITCH
---------- ---------------------- ------------------------ --------------- --------- ------ ------

A1 ....... LIBOR plus 0.160%(4)    Senior, Sequential Pay   Variable Rate     Aaa      AAA    AAA
A2 ....... LIBOR plus 0.400%(4)    Senior, Sequential Pay   Variable Rate     Aaa      AAA    AAA
A3 ....... LIBOR plus 0.600%(4)    Senior, Sequential Pay   Variable Rate     Aaa      AAA    AAA
M1 ....... LIBOR plus 0.570%(4)         Subordinated        Variable Rate     Aa1      AA+    AA+
M2 ....... LIBOR plus 0.630%(4)         Subordinated        Variable Rate     Aa2      AA     AA
M3 ....... LIBOR plus 0.675%(4)         Subordinated        Variable Rate     Aa3      AA-    AA-
M4 ....... LIBOR plus 0.900%(4)         Subordinated        Variable Rate      A1      A+     A+
M5 ....... LIBOR plus 0.945%(4)         Subordinated        Variable Rate      A2       A      A
M6 ....... LIBOR plus 0.990%(4)         Subordinated        Variable Rate      A3      A-     A-
M7 ....... LIBOR plus 1.650%(4)         Subordinated        Variable Rate     Baa1    BBB+   BBB+
M8 ....... LIBOR plus 1.800%(4)         Subordinated        Variable Rate     Baa2     BBB    BBB
M9 ....... LIBOR plus 2.325%(4)         Subordinated        Variable Rate     Baa3    BBB-   BBB-


-------
(1)   These balances are approximate, as described in this prospectus supplement.

(2)   Reflects the interest rate as of the closing date.

(3)   Reflects the summary interest rate formula up to and including the earliest possible distribution date on which the master servicer has the option to purchase the mortgage loans as described in this prospectus supplement under "Description of the Certificates--Optional Purchase of the Mortgage Loans."

(4)   Subject to the net funds cap, as described in this prospectus supplement under "Summary of Terms--The Certificates--Payments on the
      Certificates--Interest Payments."

(5)   Reflects the summary interest rate formula after the option to purchase the mortgage loans is not exercised by the master servicer at the earliest possible distribution date as described in this prospectus supplement under "Description of the Certificates--Optional Purchase of the Mortgage
      Loans."

                                       S-1

     The offered certificates will also have the following characteristics:



               RECORD   DELAY / ACCRUAL   INTEREST ACCRUAL    FINAL SCHEDULED       MINIMUM       INCREMENTAL       CUSIP
CLASS         DATE(1)      PERIOD(2)         CONVENTION      DISTRIBUTION DATE   DENOMINATIONS   DENOMINATIONS     NUMBER
------------ --------- ----------------- ------------------ ------------------- --------------- --------------- ------------

A1 .........     DD         0 day            Actual/360         5/25/2035           $ 25,000           $1       86359D CY 1
A2 .........     DD         0 day            Actual/360         5/25/2035           $ 25,000           $1       86359D CZ 8
A3 .........     DD         0 day            Actual/360         5/25/2035           $ 25,000           $1       86359D DA 2
M1 .........     DD         0 day            Actual/360         5/25/2035           $100,000           $1       86359D DB 0
M2 .........     DD         0 day            Actual/360         5/25/2035           $100,000           $1       86359D DC 8
M3 .........     DD         0 day            Actual/360         5/25/2035           $100,000           $1       86359D DD 6
M4 .........     DD         0 day            Actual/360         5/25/2035           $100,000           $1       86359D DE 4
M5 .........     DD         0 day            Actual/360         5/25/2035           $100,000           $1       86359D DF 1
M6 .........     DD         0 day            Actual/360         5/25/2035           $100,000           $1       86359D DG 9
M7 .........     DD         0 day            Actual/360         5/25/2035           $100,000           $1       86359D DH 7
M8 .........     DD         0 day            Actual/360         5/25/2035           $100,000           $1       86359D DJ 3
M9 .........     DD         0 day            Actual/360         5/25/2035           $100,000           $1       86359D DK 0


-------
(1)   DD = For any distribution date, the close of business on the business day immediately before that distribution date.

(2)   0 day = For any distribution date, the interest accrual period will be the period beginning on the immediately preceding distribution date (or May
      25, 2005, in the case of the first interest accrual period) and ending on the calendar day immediately before the related distribution date.

                                       S-2

                                SUMMARY OF TERMS

 o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT
   CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR
   INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE
   CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE DOCUMENT
   AND THE ACCOMPANYING PROSPECTUS.

 o WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW
   PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ
   CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES
   AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
   PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

 o SOME OF THE INFORMATION THAT FOLLOWS CONSISTS OF FORWARD-LOOKING STATEMENTS
   RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL
   ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND
   UNCERTAINTIES, SUCH AS GENERAL ECONOMIC AND BUSINESS CONDITIONS AND
   REGULATORY INITIATIVES AND COMPLIANCE, MANY OF WHICH ARE BEYOND THE CONTROL
   OF THE PARTIES PARTICIPATING IN THIS TRANSACTION. ACCORDINGLY, WHAT ACTUALLY
   HAPPENS MAY BE VERY DIFFERENT FROM THE PROJECTIONS INCLUDED IN THIS
   PROSPECTUS SUPPLEMENT.

 o WHENEVER WE REFER TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN THE
   TRUST FUND, THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL
   SCHEDULED PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF MAY 1, 2005, UNLESS
   WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER
   "GLOSSARY OF DEFINED TERMS" HOW THE SCHEDULED PRINCIPAL BALANCE OF A MORTGAGE
   LOAN IS DETERMINED. WHENEVER WE REFER IN THIS SUMMARY OF TERMS OR IN THE RISK
   FACTORS SECTION OF THIS PROSPECTUS SUPPLEMENT TO THE TOTAL PRINCIPAL BALANCE
   OF ANY MORTGAGE LOANS, WE MEAN THE TOTAL OF THEIR SCHEDULED PRINCIPAL
   BALANCES UNLESS WE SPECIFY OTHERWISE.

PARTIES

SPONSOR AND SELLER

       Lehman Brothers Holdings Inc. will sell the mortgage loans to the depositor.

DEPOSITOR

       Structured Asset Securities Corporation, a Delaware special purpose corporation, will sell the mortgage loans to the issuing entity. The depositor's address is 745 Seventh Avenue, New York, New York, 10019 and its telephone number is (212) 526-7000.

ISSUING ENTITY

       Structured Asset Securities Corporation Mortgage Loan Trust 2005-WF2, a
common law trust formed under the laws of the State of New York.

TRUSTEE

       U.S. Bank National Association.

SECURITIES ADMINISTRATOR

       Wells Fargo Bank, N.A., will be responsible for preparing monthly distribution statements and certain tax information for investors and certain tax filings for the trust fund.

MASTER SERVICER

       Aurora Loan Services LLC, an affiliate of the seller, the depositor and
Lehman Brothers Inc., will oversee the servicing of the mortgage loans by the primary servicer.

PRIMARY SERVICER

       On the closing date, Wells Fargo Bank, N.A. will service all of the mortgage loans included in the trust fund.

ORIGINATOR

       Wells Fargo Bank, N.A. originated all of the mortgage loans to be included in the trust fund.

SWAP COUNTERPARTY

       ABN AMRO Bank N.V.

THE CERTIFICATES

       The certificates offered by this prospectus supplement will be issued with the initial

                                       S-3

approximate characteristics set forth under "The Offered Certificates" in the table on page S-1.

       The offered certificates will be issued in book-entry form. The minimum denominations and the incremental denominations of each class of offered certificates are set forth in the table on page S-2.

       The certificates represent ownership interests in a trust fund, the assets of which will consist primarily of conventional, first lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans having a total principal balance as of the cut-off date, which is May 1, 2005, of approximately $670,999,177. In addition, the supplemental interest trust will hold an interest rate swap agreement for the benefit of the certificateholders.

       The rights of holders of the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates to receive payments of principal and interest will be subordinate to the rights of the holders of certificates having a senior priority of payment, as described in this Summary of Terms under "--Enhancement of Likelihood of Payment on the Certificates--Subordination of Payments" below.
We refer to the Class M1, M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates
collectively as "subordinate" certificates. We refer to the Class A1, A2 and A3
Certificates collectively as "senior" certificates.

       The Class P Certificates will be entitled to receive all the cash flow from the mortgage pool solely arising from prepayment premiums paid by the borrowers on certain voluntary, full and partial prepayments of the mortgage loans. Accordingly, these amounts will not be available for payments to holders of other classes of certificates.

       The Class X Certificates will be entitled to receive any monthly excess cashflow remaining after required distributions are made to the offered certificates and the Class B1 and Class B2 Certificates.

       The Class B1, Class B2, Class X, Class P and Class R Certificates are not
offered by this prospectus supplement.

       The offered certificates will have an approximate total initial principal amount of $654,895,000. Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed 5%.

PAYMENTS ON THE CERTIFICATES

       Principal and interest on the certificates will be paid on the 25th day of each month, beginning in June 2005. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

Interest Payments

       Interest will accrue on each class of the offered certificates at an annual rate equal to the lesser of (1) the applicable annual rate as described in the table on page S-1 and (2) the net funds cap.

       If the option to purchase the mortgage loans is not exercised by the master servicer on the initial optional termination date as described under
"--The Mortgage Loans--Optional Purchase of the Mortgage Loans" below, then with respect to the next distribution date and each distribution date thereafter, the annual rate in clause (1) of each interest rate formula set forth above will be increased for each class of certificates to the applicable annual rate as described in the table on page S-1, subject in each case to the net funds cap.

       See "--The Mortgage Loans--Optional Purchase of the Mortgage Loans"
below.

       The net funds cap is a limitation generally based on the weighted average mortgage interest rates of the mortgage loans during the applicable collection period, net of certain fees and expenses of the trust fund and any swap payments owed to the swap counterparty.

       See "Description of the Certificates--Distributions of Interest" in this prospectus supplement for the priority of payment of interest and "Glossary of
Defined Terms" in this prospectus supplement for a description of the defined terms relevant to the payment of interest.

The Interest Rate Swap Agreement

       The trustee, on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with ABN AMRO Bank N.V., as swap

                                       S-4

counterparty. Under the interest rate swap agreement, on each distribution date, beginning on the distribution date in July 2005 and ending on the distribution date in May 2010, the supplemental interest trust will be obligated to make fixed payments at the applicable rate of payment owed by the trust fund, which will range from 3.38% to 4.75% annually, as described in this prospectus supplement, and the swap counterparty will be obligated to make floating payments at LIBOR (as determined under the interest rate swap agreement), in each case calculated on a scheduled notional amount. To the extent that a fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to certificateholders will be applied to make a net swap payment to the swap counterparty, and to the extent that a floating payment exceeds the fixed payment on any distribution date, the swap counterparty will owe a net swap payment to the supplemental interest trust. Any net amounts received under the interest rate swap agreement will be paid by the supplemental interest trust and applied to pay interest shortfalls, maintain overcollateralization and cover losses, as described in this prospectus supplement.

       See "Description of the Certificates--Supplemental Interest
Trust--Interest Rate Swap Agreement" and "--Application of Deposits and
Payments Received by the Supplemental Interest Trust" in this prospectus supplement.

Principal Payments

       The amount of principal payable to the offered certificates will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different certificate classes, (2) funds received on the mortgage loans that are available to make principal payments on the certificates and (3) the application of excess interest to pay principal on the certificates. Funds received on the mortgage loans may consist of (1)
expected monthly scheduled payments or (2) unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

       The manner of allocating payments of principal on the mortgage loans will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers:

 o    whether a distribution date occurs before or on or after the "stepdown date," which is the later of (1) the distribution date in June 2008 and
      (2) the first distribution date on which the ratio of (a) the total principal balance of the subordinate certificates plus any overcollateralization amount to (b) the total principal balance of the mortgage loans in the trust fund equals or exceeds the percentage specified in this prospectus supplement;

 o    a "cumulative loss trigger event" occurs when cumulative losses on the mortgage loans are higher than certain levels specified in this prospectus supplement; and

 o    a "delinquency event" occurs when the rate of delinquencies of the mortgage loans over any three-month period is higher than certain levels set forth in this prospectus supplement.

       See "Description of the Certificates--Distributions of Principal" in this prospectus supplement for the priority of payment of principal and "Glossary of
Defined Terms" in this prospectus supplement for a description of the defined terms relevant to the payment of principal.

LIMITED RECOURSE

       The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund and the supplemental interest trust. The trust fund will have no source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise.
No other entity will be required or expected to make any payments on the certificates.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE CERTIFICATES

       The payment structure of this securitization includes excess interest, overcollateralization, subordination and loss allocation features, primary mortgage insurance and an interest rate swap agreement to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal. The Class B2 Certificates are more

                                       S-5

likely to experience losses than the Class B1, M9, M8, M7, M6, M5, M4, M3, M2 and M1 Certificates and the senior certificates. The Class B1 Certificates are more likely to experience losses than the Class M9, M8, M7, M6, M5, M4, M3, M2 and M1 Certificates and the senior certificates. The Class M9 Certificates are more likely to experience losses than the Class M8, M7, M6, M5, M4, M3, M2 and
M1 Certificates and the senior certificates. The Class M8 Certificates are more likely to experience losses than the Class M7, M6, M5, M4, M3, M2 and M1
Certificates and the senior certificates. The Class M7 Certificates are more likely to experience losses than the Class M6, M5, M4, M3, M2 and M1
Certificates and the senior certificates. The Class M6 Certificates are more likely to experience losses than the Class M5, M4, M3, M2 and M1 Certificates and the senior certificates. The Class M5 Certificates are more likely to experience losses than the Class M4, M3, M2 and M1 Certificates and the senior certificates. The Class M4 Certificates are more likely to experience losses than the Class M3, M2 and M1 Certificates and the senior certificates. The Class
M3 Certificates are more likely to experience losses than the Class M2 and M1
Certificates and the senior certificates. The Class M2 Certificates are more likely to experience losses than the Class M1 Certificates and the senior certificates. The Class M1 Certificates are more likely to experience losses than the senior certificates.

       See "Risk Factors--Potential Inadequacy of Credit Enhancement,"
"Description of the Certificates--Credit Enhancement" and "--Supplemental
Interest Trust" in this prospectus supplement for a more detailed description of excess interest, overcollateralization, subordination, loss allocation, primary mortgage insurance and the interest rate swap agreement.

Subordination of Payments

       Certificates with an "A" in their class designation will have a payment priority as a group over all other certificates. The Class M1 Certificates will have a payment priority over the Class M2, M3, M4, M5, M6, M7, M8, M9, B1 and B2
Certificates; the Class M2 Certificates will have a payment priority over the
Class M3, M4, M5, M6, M7, M8, M9, B1 and B2 Certificates; the Class M3
Certificates will have a payment priority over the Class M4, M5, M6, M7, M8, M9,
B1 and B2 Certificates; the Class M4 Certificates will have a payment priority over the Class M5, M6, M7, M8, M9, B1 and B2 Certificates; the Class M5
Certificates will have a payment priority over the Class M6, M7, M8, M9, B1 and
B2 Certificates; the Class M6 Certificates will have a payment priority over the
Class M7, M8, M9, B1 and B2 Certificates; the Class M7 Certificates will have a payment priority over the Class M8, M9, B1 and B2 Certificates; the Class M8
Certificates will have a payment priority over the Class M9, B1 and B2
Certificates; the Class M9 Certificates will have a payment priority over the
Class B1 and B2 Certificates; and the Class B1 Certificates will have a payment priority over the Class B2 Certificates. Each class of offered certificates and the Class B1 and Class B2 Certificates will have a payment priority over the
Class X and Class R Certificates.

       See "Risk Factors--Potential Inadequacy of Credit Enhancement," and
"Description of the Certificates--Credit Enhancement-- Subordination" in this prospectus supplement.

Allocation of Losses

       As described in this prospectus supplement, amounts representing losses on the mortgage loans (to the extent that those losses exceed excess interest and any overcollateralization, as described in this prospectus supplement) will be applied to reduce the principal amount of the subordinate class of certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero. For example, losses in excess of overcollateralization and excess interest will first be allocated in reduction of the principal amount of the Class B2
Certificates until it is reduced to zero, then in reduction of the principal amount of the Class B1 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M9 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M8
Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M7 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M6 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M5
Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M4 Certificates

                                       S-6

until it is reduced to zero, then in reduction of the principal amount of the
Class M3 Certificates until it is reduced to zero, then in reduction of the principal amount of the Class M2 Certificates until it is reduced to zero and finally in reduction of the principal amount of the Class M1 Certificates until it is reduced to zero. If a loss has been allocated to reduce the principal amount of a subordinate certificate, it is unlikely that investors will receive any payment in respect of that reduction. If the applicable subordination is insufficient to absorb losses, then holders of senior certificates will incur losses and may never receive all of their principal payments.

       See "Risk Factors--Potential Inadequacy of Credit Enhancement," and
"Description of the Certificates--Credit Enhancement--Application of Realized
Losses" in this prospectus supplement.

Excess Interest

       The mortgage loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the offered certificates and the Class B1 and Class B2 Certificates, certain fees and expenses of the trust fund and any swap payments owed to the swap counterparty.
This "excess interest" received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain the required level of overcollateralization.

       See "Risk Factors--Potential Inadequacy of Credit Enhancement" and
"Description of the Certificates--Credit Enhancement--Excess Interest" in this prospectus supplement.

Overcollateralization

       On the closing date, the total principal balance of the mortgage loans in the trust fund is expected to exceed the total principal amount of the offered certificates and the Class B1 and Class B2 Certificates by approximately
$3,355,177, which represents approximately 0.50% of the total principal balance of the mortgage loans in the trust fund as of May 1, 2005. This condition is referred to in this prospectus supplement as "overcollateralization."
Thereafter, to the extent described in this prospectus supplement, a portion of excess interest may be applied to pay principal on the certificates to the extent needed to maintain the required level of overcollateralization. We cannot, however, assure you that sufficient interest will be generated by the mortgage loans to maintain any level of overcollateralization.

       See "Risk Factors--Potential Inadequacy of Credit Enhancement" and
"Description of the Certificates--Credit Enhancement-- Overcollateralization" in
this prospectus supplement.

Primary Mortgage Insurance

       Approximately 99.95% of the mortgage loans with original loan-to-value ratios in excess of 80% are covered by existing lender-paid primary mortgage insurance policies. However, these primary mortgage insurance policies will provide only limited protection against losses on defaulted mortgage loans.

       See "Risk Factors--Potential Inadequacy of Credit Enhancement--Primary
Mortgage Insurance" and "Description of the Mortgage Pool--Primary Mortgage
Insurance" in this prospectus supplement.

The Interest Rate Swap Agreement

       Any net swap payment received under the interest rate swap agreement will be applied to pay interest shortfalls, maintain overcollateralization and cover losses, as described in this prospectus supplement.

       See "Risk Factors--Potential Inadequacy of Credit Enhancement--The
Interest Rate Swap Agreement," "Description of the Certificates-- Supplemental
Interest Trust--Interest Rate Swap Agreement" and "--Application of Deposits and
Payments Received by the Supplemental Interest Trust" in this prospectus supplement.

FEES AND EXPENSES

       Before payments are made on the certificates, the servicer will be paid a monthly fee calculated as 0.50% annually on the total principal balance of the mortgage loans.

       The master servicer will receive as compensation the investment income on funds held in the collection account. The trustee will be paid a fixed annual fee from investment earnings on funds held in the securities administration account. The securities administrator will be paid a monthly fee calculated as
0.0035% of the total principal balance of the mortgage loans plus

                                       S-7

investment earnings on deposit in the securities administration account.

       Expenses of the servicer, the master servicer, the custodian and the securities administrator will be reimbursed before payments are made on the certificates. Expenses of the trustee will be reimbursed up to a specified amount annually before payments are made on the certificates; any additional unpaid expenses will be paid to the trustee after payments of interest on the certificates have been made.

       See "Fees and Expenses of the Trust Fund" in this prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

       The final scheduled distribution date for the offered certificates will be the applicable distribution date specified in the table on page S-2. The final scheduled distribution date for the offered certificates is based upon the second distribution date after the date of the last scheduled payment of the latest maturing mortgage loan. The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

THE NIMS INSURER

       One or more insurance companies, referred to herein collectively as the
NIMS Insurer, may issue a financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust or other special purpose entity and secured by all or a portion of the
Class P and Class X Certificates. In that event, the NIMS Insurer will be able to exercise rights which could adversely affect certificateholders.

       We refer you to "Risk Factors--Rights of the NIMS Insurer May Affect
Certificates" in this prospectus supplement for additional information concerning the NIMS Insurer.

THE MORTGAGE LOANS

       On the closing date, which is expected to be on or about May 26, 2005, the assets of the trust fund will consist primarily of a pool of conventional, first lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans with a total principal balance as of the cut-off date of approximately $670,999,177. The mortgage loans will be secured by mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

       The depositor expects that the mortgage loans will have the following approximate characteristics as of the cut-off date:

                                       S-8

                              MORTGAGE LOAN SUMMARY



                                                                                     WEIGHTED      TOTAL
                                                                RANGE OR TOTAL       AVERAGE     PERCENTAGE
                                                            --------------------- ------------- -----------

Number of Mortgage Loans ..................................               4,236        --              --
Number of Fixed Rate Mortgage Loans .......................                 821        --           17.41%
Number of Adjustable Rate Mortgage Loans ..................               3,415        --           82.59%
Total Scheduled Principal Balance .........................        $670,999,177       --              --
Scheduled Principal Balances .............................. $11,883 to $868,384   $158,403             --
Mortgage Rates ............................................   4.000% to 11.500%     6.661%             --
Original Terms to Maturity (in months) ....................          180 to 360        352             --
Remaining Terms to Maturity (in months) ...................          162 to 359        348             --
Original Loan-to-Value Ratios .............................   15.41% to 100.00%     79.92%             --
Number of Balloon Mortgage Loans ..........................                 100        --            2.82%
Geographic Distribution in Excess of 10.00% of the Total
 Scheduled Principal Balance:
Number of Mortgage Loans in California ....................                 346        --           13.68%
Number of Mortgage Loans in the Maximum Single Zip
 Code Concentration .......................................                  10        --            0.38%
Credit Scores .............................................          500 to 804        609             --
Number of Mortgage Loans with Prepayment Penalties at
 Origination ..............................................               2,560        --           59.22%
Gross Margins* ............................................   1.750% to 10.350%     4.581%             --
Maximum Mortgage Rates* ...................................  10.000% to 17.350%    12.653%             --
Minimum Mortgage Rates* ...................................   4.000% to 11.350%     6.637%             --
Months to Next Mortgage Rate Adjustment* ..................             6 to 35         21             --
Initial Caps* .............................................    2.000% to 3.000%     2.997%             --
Periodic Caps* ............................................    1.000% to 3.000%     1.006%             --


------------
* The weighted average is based only on the adjustable rate mortgage loans.

                                       S-9

       The mortgage loans were generally originated or acquired in accordance with underwriting guidelines that are less strict than Fannie Mae and Freddie
Mac guidelines. As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

       The mortgage loans in the trust fund will not be insured or guaranteed by any government agency.

       None of the mortgage loans in the trust fund will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

SERVICING OF THE MORTGAGE LOANS

       The mortgage loans will be master serviced by Aurora Loan Services LLC.
The master servicer will oversee the servicing of the mortgage loans by Wells
Fargo Bank, N.A., which will be the primary servicer. Primary servicing may subsequently be transferred to servicers other than the initial servicer, in accordance with the trust agreement and the servicing agreement, as described in this prospectus supplement.

       Wells Fargo Bank, N.A., as the original owner or initial assignee of the mortgage loans to be sold to the trust fund, will retain certain rights relating to the servicing of the mortgage loans, including the right to transfer its servicing rights at any time.

       See "The Master Servicer," "The Servicer" and "Servicing of the Mortgage
Loans" in this prospectus supplement.

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

       The master servicer, with the prior written consent of the seller and the
NIMS Insurer, which consent may not be unreasonably withheld, may purchase the mortgage loans on or after the initial optional termination date, which is the distribution date following the month in which the total principal balance of the mortgage loans declines to less than 10% of the initial total principal balance of the mortgage loans as of the cut-off date. If the master servicer fails to exercise this option, the NIMS Insurer will have the right to direct the master servicer to exercise this option so long as it is insuring the net interest margin securities or any amounts payable to the NIMS Insurer in respect of the insurance remain unpaid.

       If the mortgage loans are purchased, the certificateholders will be paid accrued interest and principal in an amount not to exceed the purchase price.

       If the option to purchase the mortgage loans is not exercised on the initial optional termination date, then, beginning with the next distribution date and thereafter, the interest rates on the offered certificates will be increased as described in the table on page S-1.

       See "Description of the Certificates--Optional Purchase of the Mortgage
Loans" in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans upon an optional purchase. See "Summary of
Terms--The Certificates--Payments on the Certificates--Interest Payments" in
this prospectus supplement for a description of the increased interest rates to be paid on the certificates after the initial optional termination date.

FINANCING

       An affiliate of Lehman Brothers Inc. has provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the certificates will be used to repay the financing.

TAX STATUS

       The trustee will elect to treat a portion of the trust fund as multiple
REMICs for federal income tax purposes. Each of the offered certificates will represent ownership of "regular interests" in a REMIC. The Class R Certificate will be designated as the sole class of "residual interest" in each of the
REMICs.

       See "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA CONSIDERATIONS

       Generally, all of the certificates offered by this prospectus supplement may be purchased by

                                      S-10

employee benefit plans or other retirement arrangements subject to the Employee
Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue
Code of 1986. Offered certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the interest rate swap agreement, unless such acquisition or holding is eligible for the exemptive relief available under one of the class exemptions described in this prospectus supplement under "ERISA Considerations-- ERISA Considerations
With Respect to the Swap Agreement."

       See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

LEGAL INVESTMENT CONSIDERATIONS

       The Class A1, Class A2, Class A3, Class M1, Class M2 and Class M3
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984.

       There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

       See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.

RATINGS OF THE CERTIFICATES

       The certificates offered by this prospectus supplement will initially have the ratings from Moody's Investors Service, Inc., Standard and Poor's
Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch
Ratings set forth in the table on page S-1.

 o    These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

 o    The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

 o    The ratings do not address the payment of any basis risk shortfalls with respect to the certificates.

       See "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings.

                                      S-11

                                  RISK FACTORS

     THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES
CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE OFFERED
CERTIFICATES.

HIGHER EXPECTED DELINQUENCIES
 OF THE MORTGAGE LOANS........   The mortgage loans, in general, were
                                 originated according to underwriting guidelines
                                 that are not as strict as Fannie Mae or Freddie
                                 Mac guidelines, so the mortgage loans are
                                 likely to experience rates of delinquency,
                                 foreclosure and bankruptcy that are higher, and
                                 that may be substantially higher, than those
                                 experienced by mortgage loans underwritten in
                                 accordance with higher standards. In
                                 particular, a significant portion of the
                                 mortgage loans in the trust fund were
                                 classified in relatively low (i.e., relatively
                                 higher risk) credit categories.

                                 Changes in the values of mortgaged properties
                                 related to the mortgage loans may have a
                                 greater effect on the delinquency,
                                 foreclosure, bankruptcy and loss experience of
                                 the mortgage loans in the trust fund than on
                                 mortgage loans originated under stricter
                                 guidelines. We cannot assure you that the
                                 values of the mortgaged properties have
                                 remained or will remain at levels in effect on
                                 the dates of origination of the related
                                 mortgage loans.

                                 See "Description of the Mortgage Pool--General"
                                 in this prospectus supplement for a description
                                 of the characteristics of the mortgage loans
                                 and "Underwriting Guidelines" for a general
                                 description of the underwriting guidelines
                                 applied in originating the mortgage loans.

MORTGAGE LOAN INTEREST RATES MAY
 LIMIT INTEREST RATES ON THE
 CERTIFICATES.................   All of the offered certificates and the Class
                                 B1 and Class B2 Certificates will accrue
                                 interest at an interest rate that adjusts
                                 monthly based on the one-month LIBOR index plus
                                 a specified margin. However, the interest rates
                                 on the offered certificates are subject to a
                                 limitation, generally based on the weighted
                                 average interest rate of the mortgage loans,
                                 net of certain fees and expenses of the trust
                                 fund and any swap payments owed. Substantially
                                 all of the mortgage loans will have interest
                                 rates that either are fixed or adjust
                                 semi-annually based on a six-month LIBOR index,
                                 as described in "Description of the Mortgage
                                 Pool--The Indices."

                                 The adjustable rate mortgage loans may also
                                 have periodic maximum and minimum limitations
                                 on adjustments to their interest rates, and
                                 substantially all of these adjustable rate
                                 mortgage loans will have the first adjustment
                                 to their interest rates two or three years
                                 after their first payment dates. As a result,
                                 the certificates may accrue less interest than
                                 they would accrue if their interest rates were
                                 solely

                                      S-12

                                 based on the one-month LIBOR index plus the
                                 specified margin.

                                 A variety of factors could limit the interest
                                 rates and adversely affect the yield to
                                 maturity on the certificates. Some of these
                                 factors are described below.

                                  o The interest rates for the offered
                                    certificates and the Class B1 and Class B2
                                    Certificates adjust monthly based on the
                                    one-month LIBOR index, while the interest
                                    rates on the mortgage loans to be included
                                    in the mortgage pool either adjust less
                                    frequently, adjust based on a different
                                    index or do not adjust at all. Consequently,
                                    the limits on the interest rates on these
                                    certificates may prevent increases in the
                                    interest rates for extended periods in a
                                    rising interest rate environment.

                                  o The interest rates on the adjustable rate
                                    mortgage loans to be included in the
                                    mortgage pool may respond to economic and
                                    market factors that differ from those that
                                    affect the one-month LIBOR index. It is
                                    possible that the interest rates on the
                                    adjustable rate mortgage loans may decline
                                    while the interest rates on the certificates
                                    are stable or rising. It is also possible
                                    that the interest rates on the adjustable
                                    rate mortgage loans to be included in the
                                    mortgage pool and the interest rates on the
                                    certificates may both decline or increase
                                    during the same period, but that the
                                    interest rates on those certificates may
                                    decline or increase more slowly or rapidly.

                                  o To the extent that fixed rate or adjustable
                                    rate mortgage loans are subject to default
                                    or prepayment, the interest rates on the
                                    certificates may be reduced as a result of
                                    the net funds cap limitation described in
                                    this prospectus supplement.

                                  o If the interest rates on the offered
                                    certificates and the Class B1 and Class B2
                                    Certificates are limited for any
                                    distribution date, the resulting basis risk
                                    shortfalls may be recovered by the holders
                                    of those certificates on future distribution
                                    dates, but only if there is enough cashflow
                                    generated from excess interest (and in
                                    limited circumstances, principal) on the
                                    mortgage loans to fund these shortfalls or
                                    payments are received under the interest
                                    rate swap agreement in an amount sufficient
                                    to cover these shortfalls.

                                 See "Summary of Terms--The Certificates--
                                 Payments on the Certificates--Interest
                                 Payments," "Description of the Certificates--
                                 Distributions of Interest" and "--Credit
                                 Enhancement--Overcollateralization" in this
                                 prospectus supplement. For a general
                                 description of the interest rates of the
                                 mortgage loans, see "Description of the
                                 Mortgage Pool" in this prospectus supplement.

                                      S-13

POTENTIAL INADEQUACY OF CREDIT
 ENHANCEMENT..................   The certificates are not insured by any
                                 financial guaranty insurance policy. The excess
                                 interest, overcollateralization, subordination
                                 and loss allocation, together with the primary
                                 mortgage insurance and interest rate swap
                                 agreement, all as described in this prospectus
                                 supplement, are intended to enhance the
                                 likelihood that holders of more senior classes
                                 will receive regular payments of interest and
                                 principal, but are limited in nature and may be
                                 insufficient to cover all losses on the
                                 mortgage loans.

                                 EXCESS INTEREST AND OVERCOLLATERALIZATION. In
                                 order to maintain overcollateralization, it
                                 will be necessary that the mortgage loans
                                 generate more interest than is needed to pay
                                 interest on the offered certificates and the
                                 Class B1 and Class B2 Certificates, as well as
                                 certain fees and expenses of the trust fund and
                                 any swap payments owed to the swap
                                 counterparty. We expect that the mortgage loans
                                 will generate more interest than is needed to
                                 pay those amounts, at least during certain
                                 periods, because the weighted average of the
                                 interest rates on the mortgage loans is
                                 expected to be higher than the weighted average
                                 of the interest rates on the certificates plus
                                 the servicing fee, the securities
                                 administration fee and any swap payments owed
                                 to the swap counterparty. Any remaining
                                 interest generated by the mortgage loans will
                                 be used to absorb losses on the mortgage loans
                                 and to maintain overcollateralization. On the
                                 closing date, the total principal balance of
                                 the mortgage loans will exceed the total
                                 principal amount of the offered certificates
                                 and the Class B1 and Class B2 Certificates by
                                 approximately $3,355,177 which is equal to
                                 approximately 0.50% of the aggregate principal
                                 balance of the mortgage loans as of the cut-off
                                 date. This excess is referred to in this
                                 prospectus supplement as
                                 "overcollateralization" and will be available
                                 to absorb losses. We cannot assure you,
                                 however, that the mortgage loans will generate
                                 enough excess interest to maintain this
                                 overcollateralization level as set by the
                                 rating agencies. In addition, there may be no
                                 amounts available from the interest rate swap
                                 agreement to cover shortfalls. The following
                                 factors will affect the amount of excess
                                 interest that the mortgage loans will generate:

                                  o Prepayments. Every time a mortgage loan is
                                    prepaid in whole or in part, total excess
                                    interest after the date of prepayment will
                                    be reduced because that mortgage loan will
                                    no longer be outstanding and generating
                                    interest or, in the case of a partial
                                    prepayment, will be generating less
                                    interest. The effect on your certificates of
                                    this reduction will be influenced by the
                                    amount of prepaid loans and the
                                    characteristics of the prepaid loans.
                                    Prepayment of a disproportionately high
                                    number of high interest rate mortgage loans
                                    would have a greater negative effect on
                                    future excess interest.

                                      S-14

                                  o Defaults, Delinquencies and Liquidations. If
                                    the rates of delinquencies, defaults or
                                    losses on the mortgage loans turn out to be
                                    higher than expected, excess interest will
                                    be reduced by the amount necessary to
                                    compensate for any shortfalls in cash
                                    available to pay certificateholders. Every
                                    time a mortgage loan is liquidated or
                                    written off, excess interest is reduced
                                    because that mortgage loan will no longer be
                                    outstanding and generating interest.

                                  o Increases in LIBOR. Substantially all of the
                                    mortgage loans have either fixed interest
                                    rates or interest rates that adjust based on
                                    a six-month LIBOR index and not the
                                    one-month LIBOR index used to determine the
                                    interest rates on the offered certificates
                                    and the Class B1 and Class B2 Certificates.
                                    As a result of an increase in one-month
                                    LIBOR, the interest rates on these classes
                                    of certificates may increase relative to
                                    interest rates on the mortgage loans,
                                    requiring that more of the interest
                                    generated by the mortgage loans be applied
                                    to cover interest on these classes of
                                    certificates.

                                 See "Description of the Certificates--Credit
                                 Enhancement-- Overcollateralization" in this
                                 prospectus supplement.

                                 THE INTEREST RATE SWAP AGREEMENT. Any amounts
                                 received under the interest rate swap agreement
                                 will be applied as described in this prospectus
                                 supplement to pay interest shortfalls, maintain
                                 overcollateralization and cover losses.
                                 However, no amounts will be payable to the
                                 supplemental interest trust by the swap
                                 counterparty unless the floating amount owed by
                                 the swap counterparty on a distribution date
                                 exceeds the fixed amount owed to the swap
                                 counterparty. This will not occur except in
                                 periods when one-month LIBOR (as determined
                                 pursuant to the interest rate swap agreement)
                                 exceeds the applicable rate of payment owed by
                                 the trust fund, which will range from 3.38% to
                                 4.75% per annum on the scheduled notional
                                 amount as described in this prospectus
                                 supplement. We cannot assure you that any
                                 amounts will be received under the interest
                                 rate swap agreement, or that any such amounts
                                 that are received will be sufficient to
                                 maintain required overcollateralization, pay
                                 interest shortfalls and cover losses on the
                                 mortgage loans.

                                 See "Description of the
                                 Certificates--Supplemental Interest Trust--
                                 Interest Rate Swap Agreement" in this
                                 prospectus supplement.

                                 SUBORDINATION AND ALLOCATION OF LOSSES. If the
                                 applicable subordination is insufficient to
                                 absorb losses, then certificateholders will
                                 likely incur losses and may never receive all
                                 of their principal payments. You should
                                 consider the following:

                                      S-15

                                  o if you buy a Class M9 Certificate and losses
                                    on the mortgage loans exceed excess interest
                                    and any overcollateralization that has been
                                    created, plus the total principal amount of
                                    the Class B2 and Class B1 Certificates, the
                                    principal amount of your certificate will be
                                    reduced proportionately with the principal
                                    amounts of the other Class M9 Certificates
                                    by the amount of that excess;

                                  o if you buy a Class M8 Certificate and losses
                                    on the mortgage loans exceed excess interest
                                    and any overcollateralization that has been
                                    created, plus the total principal amount of
                                    the Class B2, Class B1 and Class M9
                                    Certificates, the principal amount of your
                                    certificate will be reduced proportionately
                                    with the principal amounts of the other
                                    Class M8 Certificates by the amount of that
                                    excess;

                                  o if you buy a Class M7 Certificate and losses
                                    on the mortgage loans exceed excess interest
                                    and any overcollateralization that has been
                                    created, plus the total principal amount of
                                    the Class B2, Class B1, Class M9 and Class
                                    M8 Certificates, the principal amount of
                                    your certificate will be reduced
                                    proportionately with the principal amounts
                                    of the other Class M7 Certificates by the
                                    amount of that excess;

                                  o if you buy a Class M6 Certificate and losses
                                    on the mortgage loans exceed excess interest
                                    and any overcollateralization that has been
                                    created, plus the total principal amount of
                                    the Class B2, Class B1, Class M9, Class M8
                                    and Class M7 Certificates, the principal
                                    amount of your certificate will be reduced
                                    proportionately with the principal amounts
                                    of the other Class M6 Certificates by the
                                    amount of that excess;

                                  o if you buy a Class M5 Certificate and losses
                                    on the mortgage loans exceed excess interest
                                    and any overcollateralization that has been
                                    created, plus the total principal amount of
                                    the Class B2, Class B1, Class M9, Class M8,
                                    Class M7 and Class M6 Certificates, the
                                    principal amount of your certificate will be
                                    reduced proportionately with the principal
                                    amounts of the other Class M5 Certificates
                                    by the amount of that excess;

                                  o if you buy a Class M4 Certificate and losses
                                    on the mortgage loans exceed excess interest
                                    and any overcollateralization that has been
                                    created, plus the total principal amount of
                                    the Class B2, Class B1, Class M9, Class M8,
                                    Class M7, Class M6 and Class M5
                                    Certificates, the principal amount of your
                                    certificate will be reduced proportionately
                                    with the principal amounts of the other
                                    Class M4 Certificates by the amount of that
                                    excess;

                                      S-16

                                  o if you buy a Class M3 Certificate and losses
                                    on the mortgage loans exceed excess interest
                                    and any overcollateralization that has been
                                    created, plus the total principal amount of
                                    the Class B2, Class B1, Class M9, Class M8,
                                    Class M7, Class M6, Class M5 and Class M4
                                    Certificates, the principal amount of your
                                    certificate will be reduced proportionately
                                    with the principal amounts of the other
                                    Class M3 Certificates by the amount of that
                                    excess;

                                  o if you buy a Class M2 Certificate and losses
                                    on the mortgage loans exceed excess interest
                                    and any overcollateralization that has been
                                    created, plus the total principal amount of
                                    the Class B2, Class B1, Class M9, Class M8,
                                    Class M7, Class M6, Class M5, Class M4 and
                                    Class M3 Certificates, the principal amount
                                    of your certificate will be reduced
                                    proportionately with the principal amounts
                                    of the other Class M2 Certificates by the
                                    amount of that excess; and

                                  o if you buy a Class M1 Certificate and losses
                                    on the mortgage loans exceed excess interest
                                    and any overcollateralization that has been
                                    created, plus the total principal amount of
                                    the Class B2, Class B1, Class M9, Class M8,
                                    Class M7, Class M6, Class M5, Class M4,
                                    Class M3 and Class M2 Certificates, the
                                    principal amount of your certificate will be
                                    reduced proportionately with the principal
                                    amounts of the other Class M1 Certificates
                                    by the amount of that excess.

                                 Losses on the mortgage loans will not reduce
                                 the principal amount of the senior
                                 certificates.

                                 If overcollateralization is maintained at the
                                 required amount and the mortgage loans generate
                                 interest in excess of the amount needed to pay
                                 interest and principal on the offered
                                 certificates and the Class B2 and Class B1
                                 Certificates, the fees and expenses of the
                                 trust fund and any swap payments owed to the
                                 swap counterparty, then excess interest will be
                                 used to pay you and other certificateholders
                                 the amount of any reduction in the principal
                                 amounts of the certificates caused by
                                 application of losses. These payments will be
                                 made in order of seniority. We cannot assure
                                 you, however, that any excess interest will be
                                 generated and, in any event, no interest will
                                 be paid to you on the amount by which your
                                 principal amount was reduced because of the
                                 application of losses.

                                 See "Description of the Certificates--Credit
                                 Enhancement-- Subordination" and "--Application
                                 of Realized Losses" in this prospectus
                                 supplement.

                                      S-17

                                 PRIMARY MORTGAGE INSURANCE. Approximately
                                 44.55% of the mortgage loans have original
                                 loan-to-value ratios greater than 80%,
                                 calculated as described under "Description of
                                 the Mortgage Pool--General." Approximately
                                 99.95% of those mortgage loans with original
                                 Loan-to-Value Ratios greater than 80% are
                                 covered by existing lender-paid primary
                                 mortgage insurance policies which were issued
                                 by Mortgage Guaranty Insurance Corporation, PMI
                                 Mortgage Insurance Co., Republic Mortgage
                                 Insurance Corp., Radian Guaranty Inc., Triad
                                 Guaranty and United Guaranty Residential
                                 Insurance Company. However, these policies are
                                 subject to various limitations and exclusions.
                                 As a result, coverage may be limited or denied
                                 on some mortgage loans. In addition, since the
                                 amount of coverage under these policies
                                 generally depends on the loan-to-value ratio of
                                 the related mortgaged property at the inception
                                 of these policies, a decline in the value of
                                 the related mortgaged property will not result
                                 in increased coverage, and the trust may still
                                 suffer a loss on a covered mortgage loan.
                                 Accordingly, these primary mortgage insurance
                                 policies will provide only limited protection
                                 against losses on the mortgage loans.

                                 Wells Fargo Bank, N.A., the originator of the
                                 mortgage loans, will be obligated to pay the
                                 premiums on the primary mortgage insurance
                                 policies under the terms of the servicing
                                 agreement. Wells Fargo Bank, N.A. will
                                 covenant that in the event of a servicing
                                 transfer, it will continue to pay these
                                 premiums. Investors should consider that if
                                 Wells Fargo Bank, N.A. does not fulfill its
                                 covenant to pay the related premiums, whether
                                 due to inadvertence or otherwise, the related
                                 primary mortgage insurance coverage will be
                                 cancelled.

                                 See "Description of the Mortgage Pool--Primary
                                 Mortgage Insurance" in this prospectus
                                 supplement.

EFFECT OF CREDITWORTHINESS OF
 PRIMARY MORTGAGE INSURERS
 ON RATINGS OF CERTIFICATES...   The ratings assigned to the offered
                                 certificates by the rating agencies will be
                                 based in part on the financial strength ratings
                                 assigned to the insurers providing the primary
                                 mortgage insurance coverage described above.
                                 The credit ratings assigned to these insurance
                                 companies could be qualified, reduced or
                                 withdrawn at any time.

                                 Any qualification, reduction or withdrawal of
                                 the ratings assigned to any of these insurance
                                 companies could result in reduction of the
                                 ratings assigned to the offered certificates,
                                 which could in turn affect the liquidity and
                                 market value of those certificates.

                                 See "Description of the Mortgage Pool--Primary
                                 Mortgage Insurance" in this prospectus
                                 supplement.

                                      S-18

RISKS RELATED TO THE INTEREST
 RATE SWAP AGREEMENT..........   Any net swap payment payable to the swap
                                 counterparty under the terms of the interest
                                 rate swap agreement will reduce amounts
                                 available for distribution to
                                 certificateholders, and may reduce payments of
                                 interest on the certificates. If the rate of
                                 prepayments on the mortgage loans is faster
                                 than anticipated, the scheduled notional amount
                                 on which payments due under the interest rate
                                 swap agreement are calculated may exceed the
                                 total principal balance of the mortgage loans,
                                 thereby increasing the relative proportion of
                                 interest collections on the mortgage loans that
                                 must be applied to make swap payments to the
                                 swap counterparty and, under certain
                                 circumstances, requiring application of
                                 principal received on the mortgage loans to
                                 make net swap payments to the swap
                                 counterparty. Therefore, the combination of a
                                 rapid rate of prepayment and low prevailing
                                 interest rates could adversely affect the
                                 yields on the certificates.

                                 In the event that the trust fund, after
                                 application of all interest and principal
                                 received on the mortgage loans, cannot make
                                 the required net swap payments to the swap
                                 counterparty, a swap termination payment as
                                 described in this prospectus supplement will
                                 be owed to the swap counterparty. Any
                                 termination payment payable to the swap
                                 counterparty in the event of early termination
                                 of the interest rate swap agreement will
                                 reduce amounts available for distribution to
                                 certificateholders.

                                 See "Description of the
                                 Certificates--Distributions of Interest,"
                                 "--Distributions of Principal" and
                                 "--Supplemental Interest Trust."

EFFECT OF CREDITWORTHINESS OF
 SWAP COUNTERPARTY ON
 RATINGS OF CERTIFICATES......   As of the date of this prospectus supplement,
                                 the swap counterparty under the interest rate
                                 swap agreement currently has the ratings
                                 described under "Description of the
                                 Certificates--Supplemental Interest Trust--The
                                 Swap Counterparty." The ratings of the
                                 certificates are dependent in part upon the
                                 credit ratings of the swap counterparty. If a
                                 credit rating of the swap counterparty is
                                 qualified, reduced or withdrawn and the swap
                                 counterparty does not post collateral securing
                                 its obligations under the interest rate swap
                                 agreement or a substitute counterparty is not
                                 obtained in accordance with the terms of the
                                 interest rate swap agreement, the ratings of
                                 the offered certificates may be qualified,
                                 reduced or withdrawn. In that event, the value
                                 and marketability of those certificates will be
                                 adversely affected.

                                 See "Description of the
                                 Certificates--Supplemental Interest
                                 Trust--Interest Rate Swap Agreement."

                                      S-19

MILITARY ACTION AND TERRORIST
 ATTACKS......................   The effects that military action by U.S.
                                 forces in Iraq, Afghanistan or other regions,
                                 terrorist attacks in the United States or other
                                 incidents and related military action may have
                                 on the performance of the mortgage loans or on
                                 the values of mortgaged properties cannot be
                                 determined at this time. Investors should
                                 consider the possible effects on delinquency,
                                 default and prepayment experience of the
                                 mortgage loans. Federal agencies and
                                 non-government lenders may defer, reduce or
                                 forgive payments and delay foreclosure
                                 proceedings in respect of loans to borrowers
                                 affected in some way by possible future events.
                                 In addition, the current activation and any
                                 additional activation of U.S. military
                                 reservists or members of the National Guard may
                                 significantly increase the proportion of
                                 mortgage loans whose mortgage rates are reduced
                                 by application of the Servicemembers Civil
                                 Relief Act or similar state or local laws. The
                                 amount of interest available for distribution
                                 to the holders of the certificates will be
                                 reduced by any reductions in the amount of
                                 interest collectible as a result of application
                                 of the Servicemembers Civil Relief Act or
                                 similar state or local laws and none of the
                                 servicer, the master servicer or any other
                                 party will be required to fund any interest
                                 shortfall caused by any reduction.

UNPREDICTABILITY AND EFFECT OF
 PREPAYMENTS..................   The rate of prepayments on the mortgage loans
                                 will be sensitive to prevailing interest rates.
                                 Generally, if prevailing interest rates
                                 decline, mortgage loan prepayments may increase
                                 due to the availability of refinancing at lower
                                 interest rates. If prevailing interest rates
                                 rise, prepayments on the mortgage loans may
                                 decrease.

                                 Borrowers may prepay their mortgage loans in
                                 whole or in part at any time; however,
                                 approximately 59.22% of the mortgage loans
                                 require the payment of a prepayment premium in
                                 connection with any voluntary prepayments in
                                 full, and certain voluntary prepayments in
                                 part, made during periods ranging from one year
                                 to three years after origination.

                                 These prepayment premiums may discourage
                                 borrowers from prepaying their mortgage loans
                                 during the applicable period.

                                 Prepayments on the mortgage loans may occur as
                                 a result of solicitations of the borrowers by
                                 the mortgage loan originator, the seller and
                                 its affiliates, the master servicer and the
                                 servicer, as described under "Yield, Prepayment
                                 and Weighted Average Life" in this prospectus
                                 supplement. The timing of prepayments of
                                 principal may also be affected by liquidations
                                 of or insurance payments on the mortgage loans.
                                 In addition, Wells Fargo Bank, N.A., as the
                                 originator of the mortgage loans, or Lehman
                                 Brothers

                                      S-20

                                 Holdings Inc., as the seller of the mortgage
                                 loans to the depositor, may be required to
                                 purchase mortgage loans from the trust in the
                                 event that certain breaches of representations
                                 and warranties made with respect to the
                                 mortgage loans are not cured. These purchases
                                 will have the same effect on certificateholders
                                 as prepayments of mortgage loans.

                                 A prepayment of a mortgage loan will usually
                                 result in a payment of principal on the
                                 certificates:

                                  o If investors purchase certificates at a
                                    discount and principal is repaid slower than
                                    anticipated, then the yield on those
                                    certificates may be lower than anticipated.

                                  o If investors purchase certificates at a
                                    premium and principal is repaid faster than
                                    anticipated, then the yield on those
                                    certificates may be lower than anticipated.

                                 The prepayment experience of the mortgage loans
                                 may differ significantly from that of other
                                 residential mortgage loans included in the
                                 servicer's portfolios.

                                 See "Yield, Prepayment and Weighted Average
                                 Life" in this prospectus supplement for a
                                 description of factors that may influence the
                                 rate and timing of prepayments on the mortgage
                                 loans.

DELAY IN RECEIPT OF LIQUIDATION
 PROCEEDS; LIQUIDATION PROCEEDS
 MAY BE LESS THAN MORTGAGE
 BALANCE......................   Substantial delays could be encountered in
                                 connection with the liquidation of delinquent
                                 mortgage loans. Further, reimbursement of
                                 advances made by the servicer and liquidation
                                 expenses such as legal fees, real estate taxes
                                 and maintenance and preservation expenses may
                                 reduce the portion of liquidation proceeds
                                 payable to certificateholders. If a mortgaged
                                 property fails to provide adequate security for
                                 the related mortgage loan, you could incur a
                                 loss on your investment if the applicable
                                 credit enhancement is insufficient to cover the
                                 loss.

DELINQUENCIES DUE TO SERVICING
 TRANSFER.....................   Mortgage loans serviced by the primary
                                 servicer may be transferred in the future to
                                 other servicers in accordance with the
                                 provisions of the trust agreement and the
                                 servicing agreement as a result of, among other
                                 things, (i) the occurrence of unremedied events
                                 of default in servicer performance under the
                                 servicing agreement or (ii) the transfer of
                                 severely delinquent loans for servicing by a
                                 special servicer.

                                      S-21

                                 All transfers of servicing involve some risk of
                                 disruption in collections due to data input
                                 errors, misapplied or misdirected payments,
                                 system incompatibilities and other reasons. As
                                 a result, the mortgage loans may experience
                                 increased delinquencies and defaults, at least
                                 for a period of time, until all of the
                                 borrowers are informed of the transfer and the
                                 related servicing mortgage files and records
                                 and all the other relevant data has been
                                 obtained by the new servicer. There can be no
                                 assurance as to the extent or duration of any
                                 disruptions associated with the transfer of
                                 servicing or as to the resulting effects on the
                                 yield on the certificates.

                                 See "The Servicer" and "Servicing of the
                                 Mortgage Loans" in this prospectus supplement.

GEOGRAPHIC CONCENTRATION OF
 MORTGAGE LOANS...............   Approximately 13.68% of the mortgage loans
                                 are secured by properties located in
                                 California. The rate of delinquencies, defaults
                                 and losses on the mortgage loans may be higher
                                 than if fewer of the mortgage loans were
                                 concentrated in California because the
                                 following conditions will have a
                                 disproportionate impact on the mortgage loans
                                 in general:

                                  o Weak economic conditions in California,
                                    which may or may not affect real property
                                    values, may affect the ability of borrowers
                                    to repay their loans on time.

                                  o Declines in the residential real estate
                                    market in California may reduce the values
                                    of properties located in that state which
                                    would result in an increase in the
                                    loan-to-value ratios.

                                  o Properties in California may be more
                                    susceptible than homes located in other
                                    parts of the country to certain types of
                                    uninsurable hazards, such as earthquakes, as
                                    well as hurricanes, floods, wildfires,
                                    mudslides and other natural disasters.

                                 Natural disasters affect regions of the United
                                 States from time to time and may result in
                                 increased losses on mortgage loans in those
                                 regions, or in insurance payments that will
                                 constitute prepayments of those mortgage loans.

                                 See "Yield, Prepayment and Weighted Average
                                 Life" in this prospectus supplement. For
                                 additional information regarding the geographic
                                 concentration of the mortgage loans, see the
                                 geographic distribution table in Annex B of
                                 this prospectus supplement.

LIMITED ABILITY TO RESELL
 CERTIFICATES.................   The underwriter is not required to assist in
                                 resales of the offered certificates, although
                                 it may do so. A secondary market for any class
                                 of offered certificates may not

                                      S-22

                                 develop. If a secondary market does develop, it
                                 might not continue or it might not be
                                 sufficiently liquid to allow you to resell any
                                 of your certificates.

RIGHTS OF THE NIMS INSURER MAY
 AFFECT CERTIFICATES..........   It is anticipated that one or more insurance
                                 companies, referred to herein as the NIMS
                                 Insurer, may issue a financial guaranty
                                 insurance policy covering certain payments to
                                 be made on the net interest margin securities
                                 to be issued by a separate trust or other
                                 special purpose entity and to be secured by all
                                 or a portion of the Class P and Class X
                                 Certificates. If such an insurance policy is
                                 issued, the trust agreement and the servicing
                                 agreement for this transaction will provide
                                 that, unless there exists a continuance of any
                                 failure by the NIMS Insurer to make a required
                                 payment under the policy insuring the net
                                 interest margin securities or there exists an
                                 insolvency proceeding by or against the NIMS
                                 Insurer, the NIMS Insurer, if any, will be
                                 entitled to exercise, among others, the
                                 following rights, without the consent of the
                                 holders of the certificates, and the holders of
                                 the certificates may exercise these rights only
                                 with the prior written consent of the NIMS
                                 Insurer: (1) the right to provide notices of
                                 servicer or master servicer defaults and the
                                 right to direct the trustee and the master
                                 servicer to terminate the rights and
                                 obligations of the master servicer and the
                                 servicer, respectively, under the trust
                                 agreement and the servicing agreement in the
                                 event of a default by the master servicer or
                                 the servicer; (2) the right to remove the
                                 trustee or any co-trustee pursuant to the trust
                                 agreement; and (3) the right to direct the
                                 trustee to make investigations and take actions
                                 pursuant to the trust agreement. In addition,
                                 unless the NIMS Insurer defaults or there
                                 exists an insolvency proceeding as described
                                 above, the NIMS Insurer's consent will be
                                 required prior to, among other things, (1) the
                                 waiver of any default by the master servicer,
                                 the servicer or the trustee, (2) the
                                 appointment of any successor trustee or any
                                 co-trustee or (3) any amendment to the trust
                                 agreement or the servicing agreement. The NIMS
                                 Insurer will also have additional rights in the
                                 trust agreement and the servicing agreement.

                                 Investors in the certificates should note that
                                 any insurance policy issued by the NIMS
                                 Insurer will not cover, and will not benefit
                                 in any manner whatsoever, the offered
                                 certificates. Furthermore, the rights granted
                                 to the NIMS Insurer, if any, may be extensive
                                 and the interests of the NIMS Insurer may be
                                 inconsistent with, and adverse to, the
                                 interests of the holders of the offered
                                 certificates. The NIMS Insurer has no
                                 obligation or duty to consider the interests
                                 of the holders of the offered certificates in
                                 connection with the exercise or non-exercise
                                 of the NIMS Insurer's rights.

                                      S-23

                                 The NIMS Insurer's exercise of the rights and
                                 consents set forth above may negatively affect
                                 the offered certificates and the existence of
                                 the NIMS Insurer's rights, whether or not
                                 exercised, may adversely affect the liquidity
                                 of the offered certificates, relative to other
                                 asset-backed certificates backed by comparable
                                 mortgage loans and with comparable payment
                                 priorities and ratings.

VIOLATION OF PREDATORY LENDING
 LAWS MAY RESULT IN LOSSES....   Numerous federal, state and local laws have
                                 been enacted that are designed to discourage
                                 predatory lending practices. The federal Home
                                 Ownership and Equity Protection Act of 1994,
                                 commonly known as HOEPA, prohibits inclusion of
                                 some provisions in mortgage loans that have
                                 mortgage rates or origination costs in excess
                                 of prescribed levels, and requires that
                                 borrowers be given certain disclosures prior to
                                 the consummation of such mortgage loans. Some
                                 states have enacted, or may enact, similar laws
                                 or regulations, which in some cases impose
                                 restrictions and requirements greater than
                                 those in HOEPA. Under the anti-predatory
                                 lending laws of some states, the origination of
                                 a mortgage loan must satisfy a net tangible
                                 benefits test with respect to the related
                                 borrower. This test may be highly subjective
                                 and open to interpretation. As a result, a
                                 court may determine that a mortgage loan does
                                 not meet the test even if the originator
                                 reasonably believed that the test was
                                 satisfied.

                                 Failure to comply with these laws, to the
                                 extent applicable to any of the mortgage loans,
                                 could subject the trust, as an assignee of the
                                 mortgage loans, to monetary penalties and could
                                 result in the borrowers rescinding such
                                 mortgage loans against the trust. Lawsuits have
                                 been brought in various states making claims
                                 against assignees of high cost loans for
                                 violations of state law. Named defendants in
                                 these cases have included numerous participants
                                 within the secondary mortgage market including
                                 some securitization trusts.

                                 Lehman Brothers Holdings Inc., as seller, will
                                 represent in the sale and assignment agreement
                                 described in this prospectus supplement that
                                 the mortgage loans are not subject to HOEPA and
                                 are not "high cost" loans within the meaning of
                                 any applicable local, state or federal
                                 anti-predatory or anti-abusive lending laws.
                                 However, if the trust should include mortgage
                                 loans subject to HOEPA or such other applicable
                                 laws, the trustee will have repurchase remedies
                                 against the seller.

                                 See "The Trust Agreement--Assignment of
                                 Mortgage Loans" in this prospectus supplement.

                                      S-24

                                    GLOSSARY
     A glossary of defined terms used in this prospectus supplement begins on page S-68. Any terms used in this prospectus supplement and not defined in the glossary are defined in the accompanying prospectus.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Series 2005-WF2 Structured Asset Securities Corporation Mortgage
Pass-Through Certificates will consist of the Class A1, Class A2, Class A3,
Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8,
Class M9, Class B1, Class B2, Class P, Class X and Class R Certificates. The
Certificates represent beneficial ownership interests in the Trust Fund, the assets of which consist primarily of (1) one pool of conventional, adjustable and fixed rate, fully amortizing and balloon, first lien residential Mortgage
Loans, (2) such assets as from time to time are deposited in respect of the
Mortgage Loans in the Securities Administration Account and the Certificate
Account, (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) primary mortgage insurance and other insurance policies covering certain of the Mortgage Loans or the related Mortgaged Properties, (5)
the rights of the Depositor under the Sale and Assignment Agreement, as described under "The Trust Agreement--Assignment of Mortgage Loans," (6) the
Basis Risk Reserve Fund, as described under "--Distributions of Interest--Basis
Risk Shortfalls," (7) all proceeds of the foregoing assets and (8) amounts payable to the Trust Fund from the Supplemental Interest Trust, the primary asset of which will be the Swap Agreement described under "--Supplemental
Interest Trust--Interest Rate Swap Agreement," and all proceeds thereof.

     The Mortgage Loans to be included in the Trust Fund will consist of Fixed
Rate Mortgage Loans and Adjustable Rate Mortgage Loans, as described under
"Description of the Mortgage Pool."

     Each class of Offered Certificates will be issued in the respective approximate Class Principal Amount specified in the table on page S-1 and will accrue interest at the respective Interest Rate specified in the table on page
S-1 and as further described under "Summary of Terms--The Certificates--Payments on the Certificates--Interest Payments." The Class B1 and Class B2 Certificates
will be issued in the approximate initial Class Principal Amounts of $4,697,000 and $8,052,000 respectively, and will accrue interest at their respective interest rates as described under "--Distributions of Interest--Calculation of
Interest.". The Class P, Class X and Class R Certificates will be entitled to the amounts set forth in the Trust Agreement and will be issued without interest rates. The initial total Certificate Principal Amount of the Offered
Certificates may be increased or decreased by up to five percent to the extent that the Cut-off Date Balance of the Mortgage Loans is correspondingly increased or decreased as described under "Description of the Mortgage Pool" herein.

     The Class X Certificates will be entitled to Monthly Excess Cashflow, if any, from the Mortgage Pool remaining after required distributions are made to the Offered Certificates and the Class B1 and Class B2 Certificates and to pay
certain expenses of the Trust Fund (including payments to the Swap
Counterparty). The Class P Certificates will solely be entitled to receive all
Prepayment Premiums received in respect of the Mortgage Loans and, accordingly, such amounts will not be available for distribution to the holders of the other classes of Certificates or to the Servicer as additional servicing compensation.
The Class R Certificates will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other classes of
Certificates and will evidence the residual interest in the REMICs.

     Lehman Pass-Through Securities, Inc., an affiliate of the Sponsor, the
Depositor, the Master Servicer and Lehman Brothers Inc. will initially hold the
Class P and Class X Certificates and intends to enter into a NIMS Transaction.
The NIM Securities issued in the NIMS Transaction may be insured by a NIMS
Insurer. If the NIM Securities are so insured, the NIMS Insurer will have certain rights under the Trust Agreement and the Servicing Agreement as described herein.

                                      S-25

     Distributions on the Certificates will be made on the Distribution Date to
Certificateholders of record on the applicable record date specified in the table on page S-2. Distributions on the Offered Certificates and the Class B1
and Class B2 Certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See "The Trust Agreement--The Trustee" herein.

BOOK-ENTRY REGISTRATION

     The Offered Certificates and the Class B1 and Class B2 Certificates will be issued, maintained and transferred on the book-entry records of DTC and its
Participants. Each class of Book-Entry Certificates will be represented by one or more Global Securities that equal in the aggregate the initial Class
Principal Amount of the related class registered in the name of the nominee of
DTC. The Offered Certificates will be issued in minimum denominations in the principal amounts and the incremental denominations in excess thereof specified in the table on page S-2.

     Beneficial Owners of the Book-Entry Certificates will hold their
Certificates through DTC in the United States, or Clearstream Luxembourg or
Euroclear in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of
Book-Entry Certificates will be issued in one or more certificates that equal the initial Class Principal Amount of the related class of Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.
Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream
Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC. Except as described below, no Beneficial
Owner will be entitled to receive a physical certificate representing such
Certificate. Unless and until Definitive Certificates are issued for the
Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry
Certificates shall refer to actions taken by DTC upon instructions from its
Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede &
Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. See "Description of the Securities--Book-Entry Registration" in the prospectus.

     Because of time zone differences, credits of securities received in
Clearstream Luxembourg or Euroclear as a result of a transaction with a
Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or
Euroclear Participant to a DTC Participant will be received with value on the
DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in
DTC.

     For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see "Material Federal Income Tax
Considerations--Taxation of Securities Treated as Debt Instruments--Foreign
Persons" in the prospectus and "Global Clearance, Settlement and Tax
Documentation Procedures--Certain U.S. Federal Income Tax Documentation
Requirements" in Annex A hereto.

DISTRIBUTIONS OF INTEREST

     CALCULATION OF INTEREST. The amount of interest distributable on each
Distribution Date in respect of each class of Offered Certificates and the Class
B1 and Class B2 Certificates will equal the sum of (1) Current Interest for such class and for such date and (2) any Carryforward Interest for such class and for such date. Interest will accrue on the Offered Certificates and the Class B1 and
Class B2 Certificates on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period.

                                      S-26

     The Interest Rate for each class of Offered Certificates will be the applicable annual rate described under "Summary of Terms--The
Certificates--Payments on the Certificates--Interest Payments." The Interest
Rate for the Class B1 Certificates will be the lesser of (1) LIBOR plus the B1
Spread and (2) the Net Funds Cap. The Interest Rate for the Class B2
Certificates will be the lesser of (1) LIBOR plus the B2 Spread and (2) the Net
Funds Cap.

     BASIS RISK SHORTFALLS. With respect to each Distribution Date and any class of Offered Certificates and the Class B1 and Class B2 Certificates, such class will be entitled to the amount of any Basis Risk Shortfall or Unpaid Basis Risk
Shortfall with interest thereon at the applicable Interest Rate (calculated without regard to the applicable limitation), before the holders of the Class X and Class R Certificates are entitled to any distributions. The Offered
Certificates and the Class B1 and Class B2 Certificates will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from (1)
Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve Fund and (2) any amounts received under the Swap Agreement. See "--Credit Enhancement--Application of Monthly Excess
Cashflow" and "--Supplemental Interest Trust--Interest Rate Swap Agreement"
below. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $1,000 by Lehman Brothers Holdings Inc. and
(2) certain amounts that would otherwise be distributed to the Class X
Certificates. Notwithstanding the foregoing, the amount of any Basis Risk
Shortfall for any class of Offered Certificates or Class B1 or Class B2
Certificates in respect of any Distribution Date may not exceed the amount, if any, by which (x) the amount payable at the Maximum Interest Rate exceeds (y)
the amount payable at the Net Funds Cap.

     The amount of Monthly Excess Cashflow distributable with respect to the
Class X Certificates on any Distribution Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the
Basis Risk Reserve Fund.

     INTEREST PAYMENT PRIORITIES. On each Distribution Date, the Interest
Remittance Amount for such date will be distributed in the following order of priority:

       (i) for deposit into the Supplemental Interest Trust Account, any Net
   Swap Payment or Swap Termination Payment owed to the Swap Counterparty
   (including amounts remaining unpaid from previous Distribution Dates);

       (ii) pro rata, to the Class A1, Class A2 and Class A3 Certificates,
   Current Interest and any Carryforward Interest for each such class for such
   Distribution Date; any shortfall in Current Interest or Carryforward Interest to be allocated among such classes in proportion to the amount of Current
   Interest or Carryforward Interest that would otherwise be distributable thereon;

       (iii) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6,
   Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates,
   sequentially, in that order, Current Interest and any Carryforward Interest for each such class for such Distribution Date;

       (iv) to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Trust Agreement; and

       (v) for application as part of Monthly Excess Cashflow for such
   Distribution Date, as described under "--Credit Enhancement--Application of
   Monthly Excess Cashflow" below, any Monthly Excess Interest for such
   Distribution Date.

     PREPAYMENT INTEREST SHORTFALLS. When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received in the applicable Prepayment Period will be distributed to holders of the Offered
Certificates and the Class B1 and Class B2 Certificates on the Distribution Date
following that Prepayment Period. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, a Prepayment Interest Shortfall could result.

     With respect to prepayments in full or in part, the Servicer will be obligated to pay Compensating Interest. The Master Servicer is not obligated to fund any Prepayment Interest Shortfalls required to

                                      S-27

be paid but not paid by the Servicer. See "Servicing of the Mortgage
Loans--Prepayment Interest Shortfalls" herein. Any Net Prepayment Interest
Shortfall will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.

DETERMINATION OF LIBOR

     On each LIBOR Determination Date, the Securities Administrator will determine LIBOR based on (1) the offered rates for U.S. dollar deposits of one month maturity, as such rates appear on the Designated Telerate Page set by the
BBA as of 11:00 a.m. (London time) on such LIBOR Determination Date or (2) if such offered rate does not appear on the Designated Telerate Page as of 11:00
a.m. (London time), the Securities Administrator will obtain such rate from the
Reuters Monitor Money Rates Service page "LIBOR01," and if the offered rate does not appear therein, from the Bloomberg L.P. page "BBAM."

     If any such offered rate is not published for such LIBOR Determination
Date, LIBOR for such date will be the most recently published offered rate on the Designated Telerate Page. In the event that the BBA no longer sets such offered rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA's offered rate. The Securities
Administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the Trust Fund's expense) that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

     The establishment of LIBOR on each LIBOR Determination Date by the
Securities Administrator and the Securities Administrator's calculation of the
Interest Rate applicable to each class of Offered Certificates and the Class B1 and Class B2 Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

     LIBOR for the first Accrual Period will be 3.09%.

DISTRIBUTIONS OF PRINCIPAL

     GENERAL. Distributions of principal on the Senior Certificates will be made from the Principal Distribution Amount and from Monthly Excess Cashflow, to the extent of such excess available funds, as described under "--Credit
Enhancement--Application of Monthly Excess Cashflow" below and from the
Supplemental Interest Trust Amount (if any), as described under "--Supplemental
Interest Trust--Application of Deposits and Payments Received by the
Supplemental Interest Trust" below. Distributions of principal on the Offered
Subordinate Certificates and the Class B1 and Class B2 Certificates will be made primarily from the Principal Distribution Amount after distributions of principal have been made on the Senior Certificates, and secondarily from
Monthly Excess Cashflow, to the extent of such excess available funds, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow"
below and from the Supplemental Interest Trust Amount (if any), as described under "--Supplemental Interest Trust--Application of Deposits and Payments
Received by the Supplemental Interest Trust" below.

     PRINCIPAL PAYMENT PRIORITIES. The Principal Distribution Amount will be distributed on each Distribution Date as follows:

     I. On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, until the aggregate Certificate
Principal Amount of the Offered Certificates and the Class B1 and Class B2
Certificates equals the Target Amount for such Distribution Date, the Principal
Distribution Amount will be distributed in the following order of priority:

       (i) for deposit into the Supplemental Interest Trust Account, any Net
    Swap Payment or Swap Termination Payment owed to the Swap Counterparty (to the extent not paid on previous Distribution Dates or from the Interest
    Remittance Amount in accordance with "--Distributions of Interest--Interest
    Payment Priorities" above);

       (ii) to the Class A1, Class A2 and Class A3 Certificates, sequentially, in that order, until the Class Principal Amount of each such class has been reduced to zero;

                                      S-28

       (iii) to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6,
      Class M7, Class M8, Class M9, Class B1 and Class B2 Certificates, in
      accordance with the Subordinate Priority, until the Class Principal Amount of each such class has been reduced to zero; and

       (iv) for application as part of Monthly Excess Cashflow for such
     Distribution Date, as described under "--Credit Enhancement--Application of
     Monthly Excess Cashflow" below, any such Principal Distribution Amount remaining after application pursuant to clauses (i) through (iii) above.

     Any Principal Distribution Amount remaining on any Distribution Date after the Target Amount is achieved will be applied as part of the Monthly Excess
Cashflow for such Distribution Date as described under "--Credit
Enhancement--Application of Monthly Excess Cashflow" below.

     II. On each Distribution Date (a) on or after the Stepdown Date and (b)
with respect to which a Trigger Event is not in effect, the Principal
Distribution Amount for such date will be distributed in the following order of priority:

       (i) for deposit into the Supplemental Interest Trust Account, any Net
     Swap Payment or Swap Termination Payment owed to the Swap Counterparty (to the extent not paid on previous Distribution Dates or from the Interest
     Remittance Amount in accordance with "--Distributions of Interest--Interest
     Payment Priorities" above);

       (ii)(a) so long as any of the Offered Subordinate Certificates or the
     Class B1 or Class B2 Certificates are outstanding, to the Class A1, Class
     A2 and Class A3 Certificates in accordance with the Senior Priority, an amount equal to the lesser of (x) the excess of (1) the Principal
     Distribution Amount for such Distribution Date over (2) the amount paid to the Supplemental Interest Trust on such Distribution Date pursuant to clause (i) above, and (y) the Senior Principal Distribution Amount for such
     Distribution Date, until the Class Principal Amount of each such class has been reduced to zero; or (b) otherwise to the Class A1, Class A2 and Class
     A3 Certificates, in accordance with the Senior Priority, the excess of (x)
     the Principal Distribution Amount for such Distribution Date over (y) the amount paid to the Supplemental Interest Trust on such Distribution Date pursuant to clause (i) above, until the Class Principal Amount of each such class has been reduced to zero;

       (iii) the Class M1 Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for such Distribution Date over (b) the amount distributed to the Senior Certificates or paid to the
     Supplemental Interest Trust on such Distribution Date pursuant to clauses
     (i) and (ii) above, and (y) the M1 Principal Distribution Amount for such
     Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

       (iv) to the Class M2 Certificates, an amount equal to the lesser of (x)
     the excess of (a) the Principal Distribution Amount for such Distribution
     Date over (b) the amount distributed to the Senior Certificates and the
     Class M1 Certificates or paid to the Supplemental Interest Trust on such
     Distribution Date pursuant to clauses (i) through (iii) above, and (y) the
     M2 Principal Distribution Amount for such Distribution Date, until the
     Class Principal Amount of such class has been reduced to zero;

       (v) to the Class M3 Certificates, an amount equal to the lesser of (x)
     the excess of (a) the Principal Distribution Amount for such Distribution
     Date over (b) the amount distributed to the Senior Certificates and the
     Class M1 and Class M2 Certificates or paid to the Supplemental Interest
     Trust on such Distribution Date pursuant to clauses (i) through (iv) above, and (y) the M3 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

       (vi) to the Class M4 Certificates, an amount equal to the lesser of (x)
     the excess of (a) the Principal Distribution Amount for such Distribution
     Date over (b) the amount distributed to the Senior Certificates and the
     Class M1, Class M2 and Class M3 Certificates or paid to the Supplemental
     Interest Trust on such Distribution Date pursuant to clauses (i) through
     (v) above, and (y) the M4 Principal Distribution Amount for such
     Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

                                      S-29

       (vii) to the Class M5 Certificates, an amount equal to the lesser of (x)
     the excess of (a) the Principal Distribution Amount for such Distribution
     Date over (b) the amount distributed to the Senior Certificates and the
     Class M1, Class M2, Class M3 and Class M4 Certificates or paid to the
     Supplemental Interest Trust on such Distribution Date pursuant to clauses
     (i) through (vi) above, and (y) the M5 Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

       (viii) to the Class M6 Certificates, an amount equal to the lesser of (x)
     the excess of (a) the Principal Distribution Amount for such Distribution
     Date over (b) the amount distributed to the Senior Certificates and the
     Class M1, Class M2, Class M3, Class M4 and Class M5 Certificates or paid to the Supplemental Interest Trust on such Distribution Date pursuant to clauses (i) through (vii) above, and (y) the M6 Principal Distribution
     Amount for such Distribution Date, until the Class Principal Amount of such class has been reduced to zero;

       (ix) to the Class M7 Certificates, an amount equal to the lesser of (x)
     the excess of (a) the Principal Distribution Amounts for such Distribution
     Date over (b) the amount distributed to the Senior Certificates and the
     Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates
     or paid to the Supplemental Interest Trust on such Distribution Date pursuant to clauses (i) through (viii) above, and (y) the M7 Principal
     Distribution Amount for such Distribution Date, until the Class Principal
     Amount of such class has been reduced to zero;

       (x) to the Class M8 Certificates, an amount equal to the lesser of (x)
     the excess of (a) the Principal Distribution Amount for such Distribution
     Date over (b) the amount distributed to the Senior Certificates and the
     Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7
     Certificates or paid to the Supplemental Interest Trust on such
     Distribution Date pursuant to clauses (i) through (ix) above, and (y) the
     M8 Principal Distribution Amount for such Distribution Date, until the
     Class Principal Amount of such class has been reduced to zero;

       (xi) to the Class M9 Certificates, an amount equal to the lesser of (x)
     the excess of (a) the Principal Distribution Amount for such Distribution
     Date over (b) the amount distributed to the Senior Certificates and the
     Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and
     Class M8 Certificates or paid to the Supplemental Interest Trust on such
     Distribution Date pursuant to clauses (i) through (x) above, and (y) the M9
     Principal Distribution Amount for such Distribution Date, until the Class
     Principal Amount of such class has been reduced to zero;

       (xii) to the Class B1 Certificates, an amount equal to the lesser of (x)
     the excess of (a) the Principal Distribution Amount for such Distribution
     Date over (b) the amount distributed to the Senior Certificates and the
     Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class
     M8 and Class M9 Certificates or paid to the Supplemental Interest Trust on such Distribution Date pursuant to clauses (i) through (xi) above, and (y)
     the B1 Principal Distribution Amount for such Distribution Date, until the
     Class Principal Amount of such class has been reduced to zero;

       (xiii) to the Class B2 Certificates, an amount equal to the lesser of (x)
     the excess of (a) the Principal Distribution Amount for such Distribution
     Date over (b) the amount distributed to the Senior Certificates and the
     Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class
     M8, Class M9 and Class B1 Certificates or paid to the Supplemental Interest
     Trust on such Distribution Date pursuant to clauses (i) through (xii)
     above, and (y) the B2 Principal Distribution Amount for such Distribution
     Date, until the Class Principal Amount of such class has been reduced to zero; and

       (xiv) for application as part of Monthly Excess Cashflow for such
     Distribution Date, as described under "--Credit Enhancement--Application of
     Monthly Excess Cashflow" below, any such Principal Distribution Amount remaining after application pursuant to clauses (i) through (xiii) above.

                                      S-30

CREDIT ENHANCEMENT

     Credit enhancement for the Offered Certificates consists of the subordination of the Subordinate Certificates, the priority of application of
Realized Losses, excess interest, an interest rate swap agreement and overcollateralization, in each case as described herein.

     SUBORDINATION. The rights of holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of
Offered Certificates having a higher priority of distribution, as described under "--Distributions of Interest" and "--Distributions of Principal." This
subordination is intended to enhance the likelihood of regular receipt by holders of Offered Certificates having a higher priority of distribution of the full amount of interest and principal distributable thereon, and to afford such
Certificateholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

     The limited protection afforded to holders of the Offered Certificates by means of the subordination of the Subordinate Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of such Offered Certificates to receive, prior to any distribution in respect of interest or principal being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on such
Distribution Date.

     APPLICATION OF REALIZED LOSSES. Realized Losses on the Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the
Class X Certificates (both through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date); second, the Class B2 Certificates; third, the Class B1 Certificates; fourth, the Class M9 Certificates; fifth, the Class
M8 Certificates; sixth, the Class M7 Certificates; seventh, the Class M6
Certificates; eighth, the Class M5 Certificates; ninth, the Class M4
Certificates; tenth, the Class M3 Certificates; eleventh, the Class M2
Certificates; and twelfth, the Class M1 Certificates, before reducing amounts distributable in respect of the Senior Certificates.

     To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance, and thus may reduce the Overcollateralization Amount.
As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates and Class B1 and Class B2 Certificates.

     If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, there are Applied Loss
Amounts, the Certificate Principal Amounts of the Offered Subordinate
Certificates and the Class B1 and the Class B2 Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class B2
Certificates, until their Class Principal Amount has been reduced to zero;
second, the Class B1 Certificates, until their Class Principal Amount has been reduced to zero; third, the Class M9 Certificates, until their Class Principal
Amount has been reduced to zero; fourth, the Class M8 Certificates, until their
Class Principal Amount has been reduced to zero; fifth, the Class M7
Certificates, until their Class Principal Amount has been reduced to zero;
sixth, the Class M6 Certificates, until their Class Principal Amount has been reduced to zero; seventh, the Class M5 Certificates, until their Class Principal
Amount has been reduced to zero; eighth, the Class M4 Certificates, until their
Class Principal Amount has been reduced to zero; ninth, the Class M3
Certificates, until their Class Principal Amount has been reduced to zero;
tenth, the Class M2 Certificates, until their Class Principal Amount has been reduced to zero; and eleventh, the Class M1 Certificates, until their Class
Principal Amount has been reduced to zero. The Certificate Principal Amounts of the Senior Certificates will not be reduced by allocation of Applied Loss
Amounts.

     Holders of the Offered Subordinate Certificates and the Class B1 and Class
B2 Certificates will not receive any distributions in respect of Applied Loss
Amounts, except from Monthly Excess Cashflow, to the extent of such excess available funds, as described under "--Credit

                                      S-31

Enhancement--Application of Monthly Excess Cashflow" below and the Supplemental
Interest Trust Amount (if any), as described under "--Supplemental Interest
Trust--Application of Deposits and Payments Received by the Supplemental
Interest Trust" below.

     In the event that the Servicer or the Master Servicer recovers any
Subsequent Recovery, such Subsequent Recovery will be distributed in accordance with the priorities described under "--Distributions of Principal--Principal
Payment Priorities" in this prospectus supplement and the Class Principal Amount of each class of Certificates that has previously been reduced by an Applied
Loss Amount will be increased as described in the definition of "Certificate
Principal Amount." Any Subsequent Recovery that is received during a Prepayment
Period will be included as a part of the Principal Remittance Amount for the related Distribution Date.

     EXCESS INTEREST. The Mortgage Loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the
Offered Certificates and the Class B1 and Class B2 Certificates, the fees and expenses of the Servicer, the Custodian, the Master Servicer, the Securities
Administrator, the Trustee and any Net Swap Payments owed to the Swap
Counterparty. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses on the Mortgage Loans and to maintain overcollateralization at the required level.

     SWAP AGREEMENT. Amounts received under the Swap Agreement will be applied to cover interest shortfalls and losses and to maintain the Targeted
Overcollateralization Amount as described under "--Supplemental Interest
Trust--Application of Deposits and Payments Received by the Supplemental
Interest Trust" below.

     OVERCOLLATERALIZATION. The Pool Balance as of the Cut-off Date will exceed the initial aggregate Class Principal Amount of the Offered Certificates and the
Class B1 and Class B2 Certificates by approximately $3,355,177, which represents approximately 0.50% of the Cut-off Date Balance. The weighted average of the Net
Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, higher than the weighted average interest rate on such
Certificates, fees and expenses of the Trust Fund and any Net Swap Payments due to the Swap Counterparty. As described below, interest collections will be applied as distributions of principal to the extent needed to maintain overcollateralization (i.e., the excess of the Pool Balance over the aggregate
Class Principal Amount of the Offered Certificates and the Class B1 and Class B2
Certificates) at the Targeted Overcollateralization Amount. However, Realized
Losses with respect to Mortgage Loans will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

     As described herein, to the extent that the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, a portion of the Principal
Remittance Amount will not be applied in reduction of the Certificate Principal
Amounts of the Offered Certificates, but will instead be applied as described below.

     APPLICATION OF MONTHLY EXCESS CASHFLOW. Any Monthly Excess Cashflow will, on each Distribution Date, be distributed in the following order of priority:

       (1) for each Distribution Date occurring (a) before the Stepdown Date or
    (b) on or after the Stepdown Date but for which a Trigger Event is in effect, then until the aggregate Certificate Principal Amount of the Offered
    Certificates and the Class B1 and Class B2 Certificates equals the Target
    Amount for such Distribution Date, in the following order of priority:

          (a) to the Senior Certificates, after giving effect to principal distributions on such Distribution Date (as described under
        "--Distributions of Principal--Principal Payment Priorities" above), in accordance with the Senior Priority, in reduction of their respective
        Class Principal Amounts, until the Class Principal Amount of each such class has been reduced to zero; and

          (b) to the Offered Subordinate Certificates and the Class B1 and Class
        B2 Certificates, in accordance with the Subordinate Priority, in reduction of their respective Class Principal Amounts until the Class
        Principal Amount of each such class has been reduced to zero;

       (2) for each Distribution Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following order of priority:

                                      S-32

          (a) to the Senior Certificates, after giving effect to principal distributions on such Distribution Date (as described under
        "--Distributions of Principal--Principal Payment Priorities" above), in accordance with the Senior Priority, in reduction of their respective
        Class Principal Amounts, until the aggregate Class Principal Amount of the Senior Certificates, after giving effect to distributions on such
        Distribution Date, equals the Senior Target Amount;

          (b) to the Class M1 Certificates, in reduction of their Class
        Principal Amount, until the aggregate Class Principal Amount of the
        Senior Certificates and the Class M1 Certificates, after giving effect to distributions on such Distribution Date, equals the M1 Target Amount;

          (c) to the Class M2 Certificates, in reduction of their Class
        Principal Amount, until the aggregate Class Principal Amount of the
        Senior Certificates and the Class M1 and Class M2 Certificates, after giving effect to distributions on such Distribution Date, equals the M2
        Target Amount;

          (d) to the Class M3 Certificates, in reduction of their Class
        Principal Amount, until the aggregate Class Principal Amount of the
        Senior Certificates and the Class M1, Class M2 and Class M3
        Certificates, after giving effect to distributions on such Distribution
        Date, equals the M3 Target Amount;

          (e) to the Class M4 Certificates, in reduction of their Class
        Principal Amount, until the aggregate Class Principal Amount of the
        Senior Certificates and the Class M1, Class M2, Class M3 and Class M4
        Certificates, after giving effect to distributions on such Distribution
        Date, equals the M4 Target Amount;

          (f) to the Class M5 Certificates, in reduction of their Class
        Principal Amount, until the aggregate Class Principal Amount of the
        Senior Certificates and the Class M1, Class M2, Class M3, Class M4 and
        Class M5 Certificates, after giving effect to distributions on such
        Distribution Date, equals the M5 Target Amount;

          (g) to the Class M6 Certificates, in reduction of their Class
        Principal Amount, until the aggregate Class Principal Amount of the
        Senior Certificates and the Class M1, Class M2, Class M3, Class M4,
        Class M5 and Class M6 Certificates, after giving effect to distributions on such Distribution Date, equals the M6 Target Amount;

          (h) to the Class M7 Certificates, in reduction of their Class
        Principal Amount, until the aggregate Class Principal Amount of the
        Senior Certificates and the Class M1, Class M2, Class M3, Class M4,
        Class M5, Class M6 and Class M7 Certificates, after giving effect to distributions on such Distribution Date, equals the M7 Target Amount;

          (i) to the Class M8 Certificates, in reduction of their Class
        Principal Amount, until the aggregate Class Principal Amount of the
        Senior Certificates and the Class M1, Class M2, Class M3, Class M4,
        Class M5, Class M6, Class M7 and Class M8 Certificates, after giving effect to distributions on such Distribution Date, equals the M8 Target
        Amount;

          (j) to the Class M9 Certificates, in reduction of their Class
        Principal Amount, until the aggregate Class Principal Amount of the
        Senior Certificates and the Class M1, Class M2, Class M3, Class M4,
        Class M5, Class M6, Class M7, Class M8 and Class M9 Certificates, after giving effect to distributions on such Distribution Date, equals the M9
        Target Amount;

          (k) to the Class B1 Certificates, in reduction of their Class
        Principal Amount, until the aggregate Class Principal Amount of the
        Senior Certificates and the Class M1, Class M2, Class M3, Class M4,
        Class M5, Class M6, Class M7, Class M8, Class M9 and Class B1
        Certificates, after giving effect to distributions on such Distribution
        Date, equals the B1 Target Amount; and

          (l) to the Class B2 Certificates, in reduction of their Class
        Principal Amount, until the aggregate Class Principal Amount of the
        Senior Certificates and the Class M1, Class M2, Class M3, Class M4,
        Class M5, Class M6, Class M7, Class M8, Class M9, Class B1 and Class B2
        Certificates, after giving effect to distributions on such Distribution
        Date, equals the B2 Target Amount;

                                      S-33

       (3) to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in the following order of priority:

          (a) concurrently, in proportion to their respective Basis Risk
        Shortfall and Unpaid Basis Risk Shortfall amounts, to the Senior
        Certificates, any applicable Basis Risk Shortfall and Unpaid Basis Risk
        Shortfall for each such class and such Distribution Date;

          (b) to the Offered Subordinate Certificates and the Class B1 and Class
        B2 Certificates, in accordance with the Subordinate Priority, any applicable Basis Risk Shortfall and Unpaid Basis Risk Shortfall for each such class and such Distribution Date; and

          (c) for addition to amounts distributable pursuant to priority (6)
        below, to the Supplemental Interest Trust Account, any amounts remaining in the Basis Risk Reserve Fund in excess of amounts required to be on deposit therein after satisfying priorities (3)(a) and (b) above for that Distribution Date;

       (4) to the Offered Subordinate Certificates and the Class B1 and Class B2
    Certificates, in accordance with the Subordinate Priority, any Deferred
    Amount for each such class and such Distribution Date;

       (5) to the Class P Certificates, the amount distributable thereon under the Trust Agreement;

       (6) to the Supplemental Interest Trust Account, for distribution pursuant to priority (9) under "--Application of Deposits and Payments Received by the Supplemental Interest Trust" below; and

       (7) to the Residual Certificate, any remaining amount.

SUPPLEMENTAL INTEREST TRUST

     INTEREST RATE SWAP AGREEMENT. Under the Swap Agreement, on each
Distribution Date commencing on the Distribution Date in July 2005, the Trustee,
on behalf of the Supplemental Interest Trust, will be obligated to pay to the
Swap Counterparty a fixed amount equal to the product of (a) the Rate of Payment for that Distribution Date, (b) the Scheduled Notional Amount for that
Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed in each Accrual Period and the denominator of which is
360, and the Swap Counterparty will be obligated to pay to the Trustee, on behalf of the Supplemental Interest Trust, a floating amount equal to the product of (x) LIBOR (as determined pursuant to the Swap Agreement), (y) the
Scheduled Notional Amount for that Distribution Date and (z) a fraction, the numerator of which is the actual number of days elapsed in each Accrual Period and the denominator of which is 360. A Net Swap Payment will be required to be made on each Distribution Date either (a) by the Supplemental Interest Trust to the Swap Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Counterparty to the
Supplemental Interest Trust, to the extent that the floating amount exceeds the corresponding fixed amount.

     The Swap Agreement will terminate immediately following the Distribution
Date in May 2010 unless terminated earlier upon the occurrence of a Swap Default or Swap Early Termination.

     The Swap Agreement and any payments made by the Swap Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

     The Trustee will establish the Supplemental Interest Trust Account, into which the Sponsor shall make an initial deposit of $1,000 on the Closing Date.
The Trustee will deposit into the Supplemental Interest Trust Account any
Supplemental Interest Trust Amount received by the Trustee, and the Trustee will distribute from the Supplemental Interest Trust Account any Supplemental
Interest Trust Amount pursuant to the priority of payments set forth under
"--Application of Deposits and Payments Received by the Supplemental Interest
Trust" below.

     THE SWAP COUNTERPARTY. ABN AMRO is an international banking group offering a wide range of banking products and financial services on a global basis through a network of approximately 3,870

                                      S-34

offices and branches in more than 58 countries and territories as of December
31, 2004. ABN AMRO has total consolidated assets of |Hm608.6 billion as of
December 31, 2004.

     ABN AMRO is the largest banking group in the Netherlands with a substantial presence in Brazil and the Midwestern United States, ABN AMRO's three "home markets." ABN AMRO is listed on Euronext and the New York Stock Exchange. ABN
AMRO's senior unsecured debt obligations currently are rated "AA--" by S&P,
"Aa3" by Moody's and "AA-" by Fitch.

     Additional information, including the most recent form 20-F for the year ended December 31, 2004 of ABN AMRO Holding N.V., the parent company of ABN
AMRO, and additional quarterly and current reports filed with the Commission by
ABN AMRO Holding N.V., may be obtained upon written request to ABN AMRO Bank
N.V., ABN AMRO Investor Relations Department, Hoogoorddreef 66-68, P.O. Box 283,
1101 BE Amsterdam, The Netherlands.

     The respective obligations of the Swap Counterparty and the Supplemental
Interest Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Swap Agreement and (2)
no Early Termination Date has occurred or been effectively designated with respect to the Swap Agreement.

     In addition, there are Additional Termination Events relating to the
Supplemental Interest Trust, including if the Supplemental Interest Trust or the
Trust Fund should terminate, if the Trust Agreement is amended in a manner adverse to the Swap Counterparty without the prior written consent of the Swap
Counterparty where written consent is required or if, pursuant to the terms of the Trust Agreement, the Master Servicer exercises its option to purchase the
Mortgage Loans. With respect to the Swap Counterparty, an Additional Termination
Event will occur if any applicable short-term or long-term credit rating of the
Swap Counterparty is downgraded below the specified levels set forth in Swap
Agreement and the Swap Counterparty fails to either post collateral or obtain a substitute Swap Counterparty, as more specifically described below.

     Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date.
With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any Affected Party has used reasonable efforts to transfer its rights and obligations under the Swap
Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Swap Agreement.

     Upon any Swap Early Termination, the Supplemental Interest Trust or the
Swap Counterparty may be liable to make a Swap Termination Payment to the other
(regardless, if applicable, of which of the parties has caused the termination).
The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the Supplemental Interest Trust or the Swap Counterparty under the remaining scheduled term of the Swap Agreement. In the event that the
Supplemental Interest Trust is required to make a Swap Termination Payment, such payment will be paid from the Trust Fund on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

     If the Swap Counterparty's short-term or long-term credit rating by any
Rating Agency falls below the applicable levels specified in the Swap Agreement, the Swap Counterparty will be required either to (1) post collateral securing its obligations under the Swap Agreement or (2) obtain a substitute swap counterparty acceptable to the Trustee and the Rating Agencies that will assume the obligations of the Swap Counterparty under the Swap Agreement, all as provided in the Swap Agreement.

     The Swap Counterparty is permitted to transfer its rights and obligations to another party, provided that such replacement swap counterparty assumes all the obligations of the Swap

                                      S-35

Counterparty as set forth in the Swap Agreement and the Rating Agencies confirm in writing that as a result of such transfer, that none of the Offered
Certificates nor the Class B1 or Class B2 Certificates will be downgraded, all as provided in the Swap Agreement.

     APPLICATION OF DEPOSITS AND PAYMENTS RECEIVED BY THE SUPPLEMENTAL INTEREST
TRUST. The Supplemental Interest Trust Amount will, on each Distribution Date, be distributed from the Supplemental Interest Trust Account in the following order of priority:

       (1) to the Swap Counterparty, any Net Swap Payment owed to the Swap
    Counterparty pursuant to the Swap Agreement for such Distribution Date;

       (2) to the Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement;

       (3) to the Offered Certificates and the Class B1 and Class B2
    Certificates, Current Interest and any Carryforward Interest for each such class for such Distribution Date, for application in accordance with the same priorities set forth in clauses (ii) and (iii) under "--Distributions of Interest--Interest Payment Priorities" above, to the extent unpaid pursuant to such clauses;

       (4) to the Offered Certificates and the Class B1 and Class B2
    Certificates, any amount necessary to maintain the Targeted
    Overcollateralization Amount specified in clauses (1) and (2) under
    "--Credit Enhancement--Application of Monthly Excess Cashflow" above for such Distribution Date, for application pursuant to the priorities set forth in such clauses, after giving effect to distributions pursuant to such clauses;

       (5) to the Offered Certificates and the Class B1 and Class B2
    Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for
    each such class and for such Distribution Date, for application pursuant to the priorities set forth in clauses (3)(a) and (b) under "--Credit
    Enhancement--Application of Monthly Excess Cashflow" above, to the extent unpaid pursuant to such clauses;

       (6) to the Offered Subordinate Certificates and the Class B1 and Class B2
    Certificates, any Deferred Amount for each such class and such Distribution
    Date, for application pursuant to the priority set forth in clause (4) under
    "--Credit Enhancement--Application of Monthly Excess Cashflow" above, to the extent unpaid pursuant to such clause;

       (7) if applicable, for application to the purchase of a replacement interest rate swap agreement;

       (8) to the Swap Counterparty, any unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement; and

       (9) to the Class X Certificates, any amount deposited into the
    Supplemental Interest Trust Account as described under "--Credit
    Enhancement--Application of Monthly Excess Cashflow" above and any remaining
    Supplemental Interest Trust Amount.

     With respect to each Distribution Date, the sum of all amounts distributed pursuant to clauses (4) and (6) above shall not exceed cumulative Realized
Losses incurred.

OPTIONAL PURCHASE OF THE MORTGAGE LOANS

     On the Initial Optional Termination Date, the Master Servicer, with the prior written consent of the NIMS Insurer and LBH (which consent shall not be unreasonably withheld), will have the option to purchase the Mortgage Loans, any
REO Property and any other property remaining in the Trust Fund for a price equal to the Purchase Price. The Master Servicer, the Securities Administrator,
the Trustee, the Servicer and the Custodian will be reimbursed from the Purchase
Price for (i) any outstanding Advances, servicing advances and unpaid Servicing
Fees, as applicable and (ii) any other amounts due under the Trust Agreement, the Servicing Agreement or the Custodial Agreement, as applicable. If the Master
Servicer fails to exercise such option, the NIMS Insurer will have the right to direct the Master Servicer to exercise such option so long as it is insuring the
NIM Securities or is

                                      S-36

owed any amounts in connection with such guaranty of the NIM Securities. If such option is exercised, the Trust Fund will be terminated. If the Master Servicer fails to exercise such option (either voluntarily or at the direction of the
NIMS Insurer) on the Initial Optional Termination Date, the margin of each class of Offered Certificates will be increased as described under "Summary of
Terms--The Certificates--Payments on the Certificates--Interest Payments"
herein. The margin of the Class B1 and Class B2 Certificates each will be increased as described under "Description of the Certificates--Distributions of
Interest--Calculation of Interest."

     The Trust Agreement will provide that if there are NIMS Securities outstanding on the date on which the Master Servicer intends to exercise its option to purchase the assets of the Trust Fund, the Master Servicer may only exercise its option with the prior written consent of 100% of the holders of the
NIMS Securities and upon payment of an additional amount which will retire any amounts of principal and/or interest due to the holders of the NIMS Securities.

                       FEES AND EXPENSES OF THE TRUST FUND

     In consideration of their duties on behalf of the Trust Fund, the Servicer, the Master Servicer, the Trustee and the Securities Administrator will receive from the assets of the Trust Fund certain fees as set forth in the following table:



                    FREQUENCY                                                   HOW AND WHEN
 FEE PAYABLE TO:   OF PAYMENT:             AMOUNT OF FEE:                       FEE IS PAID:
----------------- ------------- ------------------------------------ ----------------------------------

Servicer          monthly       For each Mortgage Loan, a            Deducted by the Servicer from
                                monthly fee of 0.50% per annum       the Servicing Account in respect
                                paid to the Servicer out of          of each Mortgage Loan, before
                                interest collections received from   payment of any amounts to
                                the related Mortgage Loan            Certificateholders.
                                calculated on the outstanding
                                principal balance of each
                                Mortgage Loan.

Master            monthly       All investment earnings on           Retained by the Master Servicer.
 Servicer                       amounts on deposit in the
                                Collection Account.

Trustee           annually      A fixed annual fee of $3,750.        Payable by the Securities
                                                                     Administrator from investment
                                                                     earnings on amounts on deposit
                                                                     in the Securities Administration
                                                                     Account, and then from
                                                                     investment earnings on deposit in
                                                                     the Certificate Account.

Securities        monthly       All investment earnings on           Retained by the Securities
 Administrator                  amounts on deposit in the            Administrator.
                                Securities Administration Account
                                less any payment of the Trustee's
                                fee, plus a monthly fee of 0.0035%
                                per annum of the outstanding
                                principal balance of the Mortgage
                                Loans.


     The Servicing Fee set forth in the table above may not be increased without amendment of the Servicing Agreement as described under "Servicing of the
Mortgage Loans--Amendment of the Servicing Agreement" below. None of the other fees set forth in the table above may be changed without amendment of the Trust
Agreement as described under "The Trust Agreement--Certain Matters Under the
Trust Agreement--Amendment of the Trust Agreement" below.

                                       S-37

     Expenses of the Servicer, the Custodian, the Master Servicer and the
Securities Administrator will be reimbursed before payments are made on the
Certificates. Expenses of the Trustee other than expenses incurred in connection with the transfer of servicing, as set forth in further detail in the Trust
Agreement, will be reimbursed up to $200,000 annually before payments of interest and principal are made on the Certificates; any additional unpaid expenses above $200,000 in any year will be paid to the Trustee to the extent of any remaining Interest Remittance Amount after payments of Current Interest and any Carryforward Interest to the Offered Certificates and the Class Bl and the
Class B2 Certificates and any Net Swap Payments or Swap Termination Payments
paid to the Swap Counterparty.

                        DESCRIPTION OF THE MORTGAGE POOL
GENERAL

     Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein are derived solely from the characteristics of the Mortgage Loans as of the Cut-off Date. Whenever reference is made herein to the characteristics of the Mortgage Loans or to a percentage of the Mortgage Loans, unless otherwise specified, that reference is based on the Cut-off Date Balance.

     The Trust Fund will primarily consist of approximately 4,236 conventional, adjustable and fixed rate, fully amortizing and balloon, first lien residential
Mortgage Loans, all of which have original terms to maturity from the first due date of the Scheduled Payment of not more than 30 years, and which have a
Cut-off Date Balance (after giving effect to Scheduled Payments due on such date) of approximately $670,999,177.

     All of the Mortgage Loans were purchased by the Bank from the Originator pursuant to the Transfer Agreement. On or prior to the Closing Date, the Bank will assign the Mortgage Loans, together with all rights and obligations under the Transfer Agreement, to the Seller. The Depositor will purchase the Mortgage
Loans from the Seller on the Closing Date pursuant to the Sale and Assignment
Agreement. Pursuant to the Trust Agreement, the Depositor will assign its rights, title and interest in the Mortgage Loans and the Sale and Assignment
Agreement to the Trustee for the benefit of the Certificateholders. See "The
Trust Agreement--Assignment of the Mortgage Loans" below.

     Underwriting guidelines of the type described under "Underwriting
Guidelines" were applied by the Originator underwriting the Mortgage Loans.
Because, in general, such Underwriting Guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

     Approximately 821 (or 17.41%) of the Mortgage Loans are Fixed Rate Mortgage
Loans and approximately 3,415 (or 82.59%) of the Mortgage Loans are Adjustable
Rate Mortgage Loans, as described in more detail under "Adjustable Rate Mortgage
Loans" below. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

     All of the Mortgage Loans are secured by first mortgages or deeds of trust or similar security instruments on Mortgaged Properties consisting of residential properties including one- to four-family dwelling units, townhouses, individual units in planned unit developments and individual condominium units.

     Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property.
Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building. See "Description of Mortgage and Other
Insurance--Hazard Insurance on the Loans" in the prospectus.

     Approximately 44.55% of the Mortgage Loans are 80+ LTV Loans. Approximately
99.95% of the 80+ LTV Loans are covered by existing LPMI Policies. Each LPMI
Policy was acquired by the

                                      S-38

Originator. The LPMI Policies will generally have the effect of reducing the original Loan-to-Value Ratios of such 80+ LTV Loans to 80%.

     All of the Adjustable Rate Mortgage Loans and approximately 83.78% of the
Fixed Rate Mortgage Loans are fully amortizing. However, approximately 16.22% of the Fixed Rate Mortgage Loans are Balloon Loans. The Balloon Loans are generally expected to have original terms to maturity of 15 years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower's inability to refinance the loan will be borne by
Certificateholders, to the extent not covered by the applicable credit enhancement. None of the Servicer, the Master Servicer, the Securities
Administrator or the Trustee will make any Advances with respect to delinquent
Balloon Payments.

     Approximately 59.22% of the Mortgage Loans provide for a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the Prepayment Premium Period, as described herein. The Prepayment Premium
Periods range from one to three years after origination. The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is as provided in the related mortgage note; for approximately 71.76% of the Mortgage Loans with Prepayment Premiums, this amount is equal to six month's interest on any amounts prepaid in excess of 20% of the original principal balance during any 12-month period during the applicable Prepayment Premium
Period. Prepayment Premiums will not be part of available funds applied to pay interest or principal on the Offered Certificates, but rather will be distributed to the holders of the Class P Certificates. The Servicer may waive
(or permit a subservicer to waive) a Prepayment Premium without the consent of the Master Servicer and the NIMS Insurer (and without reimbursing the Trust from its own funds for any foregone Prepayment Premium) only if (i) the prepayment is not the result of a refinancing by such Servicer or its affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Servicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the
Prepayment Premium and the related Mortgage Loan or, (ii) such waiver relates to a Prepayment Premium the collection of which would, in the reasonable judgment of the Servicer, be in violation of law. The Servicer will be obligated to deposit with the Master Servicer from its own funds the amount of any Prepayment
Premium to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Premium as described above).

     As of the Cut-off Date, all of the Mortgage Loans were less than 30 days delinquent in payment.

     As of the Cut-off Date, none of the Mortgage Loans in the Trust Fund will be "high cost" loans under applicable federal, state or local anti-predatory or anti-abusive lending laws.

     Other important statistical characteristics of the Mortgage Loans are described in Annex B to this prospectus supplement.

     No more than approximately 0.38% of the Mortgage Loans are secured by
Mortgaged Properties located in any one zip code area.

ADJUSTABLE RATE MORTGAGE LOANS

     Approximately 99.75% and 0.25% of the Adjustable Rate Mortgage Loans are
Six-Month LIBOR Mortgage Loans and One-Year CMT Mortgage Loans, respectively.
There will be corresponding adjustments to the monthly payment amount for each
Adjustable Rate Mortgage Loan on the related Adjustment Date; provided that the first such adjustment for approximately 92.14% of the Adjustable Rate Mortgage
Loans will occur after an initial period of approximately two years following origination; and in the case of approximately 7.61% of the Adjustable Rate
Mortgage Loans, approximately three years following origination.

     On each Adjustment Date for an Adjustable Rate Mortgage Loan, the Mortgage
Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the applicable Index and the Gross Margin, provided that the Mortgage Rate on each such Adjustable Rate Mortgage Loan will not increase or decrease by more than the related Periodic Cap on any related Adjustment
Date and will not exceed the related Maximum Rate or be less than the related
Minimum Rate. The

                                      S-39

Mortgage Rate generally will not increase or decrease on the first Adjustment
Date by more than the Initial Cap; the Initial Caps range from 2.000% to 3.000%
for all of the Adjustable Rate Mortgage Loans. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment
Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted.
Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the
Mortgage Rate on each such Adjustable Rate Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and the related Gross Margin, rounded as described herein. See "--The Indices"
below.

     The Adjustable Rate Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

THE INDICES

     As indicated above, the Index applicable to the determination of the
Mortgage Rates for approximately 99.75% of the Adjustable Rate Mortgage Loans will be an index based on Six-Month LIBOR as most recently available either as of (1) the first business day a specified period of time prior to such
Adjustment Date or (2) the first business day of the month preceding the month of such Adjustment Date. The Index applicable to the determination of the
Mortgage Rates for approximately 0.25% of the Adjustable Rate Mortgage Loans will be an index based on One-Year CMT as most recently available either as of
(1) the first business day a specified period of time prior to such Adjustment
Date or (2) the first business day of the month preceding the month of such
Adjustment Date. In the event that Six-Month LIBOR or One-Year CMT becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

PRIMARY MORTGAGE INSURANCE

     Approximately 44.55% of the Mortgage Loans are 80+ LTV Loans. Approximately
99.95% of the 80+ LTV Loans are covered by an LPMI Policy.

     These LPMI Policies provide limited protection against losses on certain defaulted 80+ LTV Loans and such protection is subject to various limitations and exclusions including, for example, losses resulting from fraud. As a result, coverage may be denied or limited on some 80+ LTV Loans. In addition, since the amount of coverage depends on the Loan-to-Value Ratio at the inception of the policy, a decline in the value of the Mortgaged Property will not result in increased coverage, and the Trust Fund may still suffer a loss on a Mortgage
Loan covered by an LPMI Policy. The LPMI Providers may also affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted Mortgage Loans covered by the related LPMI Policy. Wells Fargo is responsible for paying the premiums under the LPMI Policies. Wells Fargo will covenant that in the event of a servicing transfer, Wells Fargo shall pay any premiums on the LPMI Policies (which may include a one-time lump sum to the relevant LPMI Providers to continue the related LPMI Policies) until the applicable Mortgage Loans have been paid in full or otherwise liquidated.

THE MORTGAGE LOANS

     The Mortgage Loans are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex B to this prospectus supplement. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the tables in Annex B may not equal the totals due to rounding.

     Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

                                      S-40

                             ADDITIONAL INFORMATION

     The description in this prospectus supplement of the Mortgage Loans and the
Mortgaged Properties is based upon the Mortgage Loans as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Trust Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the
Offered Certificates. In the event that Mortgage Loans are removed from or added to the Trust Fund, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

     Pursuant to the Trust Agreement, the Securities Administrator will prepare a monthly statement to Certificateholders containing certain information regarding the Certificates and the Mortgage Loans. The Securities Administrator
may make available each month, to any interested party, the monthly statement to
Certificateholders via the Securities Administrator's website. The Securities
Administrator's website will be located at www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class by notifying the Securities Administrator at Wells Fargo Bank, N.A.,
P.O. Box 98, Columbia, Maryland 21046, Attention: Securities Administrator,
SASCO 2005-WF2. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

                             UNDERWRITING GUIDELINES

     The Mortgage Loans were originated or acquired by the Originator generally in accordance with the underwriting criteria described herein.

WELLS FARGO UNDERWRITING GUIDELINES

     Wells Fargo originates subprime first lien residential mortgage loans
(referred to as "Mortgage Loans" for purposes of this section) through a network of retail, wholesale, and correspondent offices located throughout all 50 states and the District of Columbia.

     The underwriting functions of Wells Fargo are performed in its Arizona,
California, Iowa, Louisiana, Minnesota, North Carolina and South Carolina
offices. Wells Fargo does not delegate underwriting authority to any broker or correspondent. Wells Fargo employs loan credit underwriters to scrutinize the applicant's credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. Personal circumstances such as divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair an applicant's credit record. The underwriting guidelines used by Wells Fargo are primarily intended to evaluate the prospective borrower's credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral.
A prospective borrower applying for a Mortgage Loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant including, depending on the program, the applicant's financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. With respect to every applicant, a credit report summarizing the applicant's credit history with merchants and lenders is obtained. Significant unfavorable credit information reported by the applicant or by a credit reporting agency is taken into account in the credit decision.
Loan applications are classified according to certain characteristics, including but not limited to: condition and location of the collateral, credit history of the applicant, ability to pay, loan-to-value ratio and general stability of the applicant in terms of employment history and time in residence.

     Wells Fargo has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of nine credit levels denoted as "Y9 through Y1" (see table below). Terms of Mortgage Loans made by
Wells Fargo, as well as maximum loan-to-value ratios, vary

                                      S-41

depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally are restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles.
Generally, the loan-to-value ratio is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i)
the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than 120 days prior to origination and (ii) the sale price for such property. In some instances, the loan-to-value ratio may be based on the value determined by an appraisal that was obtained by the originator more than 120 days prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than 180 days prior to origination. Generally, the maximum total debt to gross income ratio for each credit level is 55%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo's underwriting staff in classifying loan applicants are as follow:



                                                                                                         MAXIMUM
                                                                                                         COMBINED
 CREDIT                                             CREDIT            BANKRUPTCY FILINGS/                LOAN TO
  LEVEL    EXISTING MORTGAGE HISTORY            BUREAU SCORE*       FORECLOSURE PROCEEDINGS           VALUE RATIO**
--------   ---------------------------------   ---------------   ----------------------------   -------------------------

Y9         0 x 30; Current at application      660 or higher     Discharged/ completed          100% CLTV @
           time and no mortgage late                             more than three years ago.     LTV (less than or equal to) 80%
           payments in the last 12 months                                                       95% CLTV @
                                                                                                LTV  (greater than)  80%
Y8         1 x 30; No more than 30 days        640-659           Discharged/ completed          100% CLTV @
           late at application time and a                        more than three years ago.     LTV (less than or equal to) 80%
           maximum of one 30-day late                                                           95% CLTV @
           payment in the last 12 months                                                        LTV  (greater than)  80%
Y7         1 x 30; No more than 30 days        620-639           Discharged/ completed          100% CLTV @
           late at application time and a                        more than two years ago.       LTV (less than or equal to) 80%
           maximum of one 30-day late                                                           95% CLTV @
           payment in the last 12 months                                                        LTV  (greater than)  80%
Y6         2 x 30; No more than 30 days        600-619           Discharged/ completed          100% CLTV @
           late at application time and a                        more than two years ago.       LTV (less than or equal to) 75%
           maximum of two 30-day late                                                           95% CLTV @
           payments in the last 12 months                                                       LTV  (greater than)  75%
Y5         2 x 30; No more than 30 days        580-599           Discharged/ completed          100% CLTV @
           late at application time and a                        more than two years ago.       LTV (less than or equal to) 75%
           maximum of two 30-day late                                                           95% CLTV @
           payments in the last 12 months                                                       LTV  (greater than)  75%
Y4         1 x 60; No more than 60 days        560-579           Discharged/ completed          100% CLTV @
           late at application time and a                        more than one year ago.        LTV (less than or equal to) 75%
           maximum of up to one 60-day                                                          95% CLTV @
           late in the last 12 months                                                           LTV  (greater than)  75%
Y3         2 x 60 or 1 x 60 and 1 x 90; No     540-559           Discharged/ completed          80% CLTV @
           more than 60 days late at                             more than one year ago.        LTV (less than or equal to) 70%
           application time and a maximum
           of up to two 60-day late
           payments or one 60-day and one
           90-day late payment.
Y2         90+; No more than 60 days late      520-539           Discharged/ completed less     80% CLTV @
           at application time.                                  than 1 year ago.               LTV  (less than)  70%
Y1         90+; No more than 60 days late      (less than        Discharged/ completed less     80% CLTV @
           at application time.                or equal to)      than 1 year ago.               LTV  (less than)  70%
                                               519


----------
* Lower of two, middle of three credit bureau scores used.

**    The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, Mortgage Loan amount, the mortgage loan program, the purpose of the Mortgage Loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is

                                      S-42

      owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo or of which Wells Fargo is aware at the time of funding of the related Mortgage
      Loan. Wells Fargo does not restrict a borrower from obtaining secondary financing after the origination of the Mortgage Loan.

     For the purpose of placing a prospective Mortgage Loan in any of the credit levels, consecutive or "rolling" late payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are counted as a single late payment of such delinquency characterization. Wells Fargo uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis,
Wells Fargo may make the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

     Except for balloon loans, the Mortgage Loans originated or acquired by
Wells Fargo have loan terms of 15, 20, 25 or 30 years and fully amortize over such terms. The principal amounts of the loans originated or acquired by Wells
Fargo generally range from a minimum of $10,000 to a maximum of $800,000. Wells
Fargo generally does not originate or acquire any Mortgage Loans for which the loan-to-value ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The loans originated or acquired by Wells Fargo are generally secured by single-family detached residences, condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo's policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans. Wells Fargo, will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

     Wells Fargo's subprime mortgage loan programs include a full documentation program and a "stated income, stated asset" program. Under the full documentation program, loans to borrowers who are salaried employees generally must be supported by current employment information in the form of one current pay-stub with year-to-date information and W-2 tax forms for the last two years
(a complete verification of employment may be substituted for W-2 forms). As an alternative method of establishing income under the full documentation program,
Wells Fargo may review the deposit activity reflected in recent monthly bank statements of the applicant. Wells Fargo may also perform a telephone verification of employment for salaried employees prior to funding. In some cases, employment histories may be obtained through V.I.E., Inc., an entity jointly owned by Wells Fargo and an unaffiliated third party that obtains employment data from state unemployment insurance departments or other state agencies. Under the full documentation program, borrowers who are self-employed generally must provide signed individual federal tax returns and, if applicable, signed year-to-date income statements and/or business federal tax returns. For borrowers who are 100% owners of a business and are classified in credit levels
Y9 through Y4, monthly business bank statements may be provided in lieu of traditional employment/income documentation. In either case, evidence must be provided that the business has been in existence for at least one year. If the business has been in existence less than two years, evidence must be provided that the applicant had previously been in the same line of work for at least one year. Under the full documentation program, at certain loan-to-value ratio levels and under certain circumstances not all sources of funds for closing are verified as the borrower's.

     Under Wells Fargo's "stated income, stated asset" program, the applicant's employment, income sources and assets must be stated on the initial signed application. The applicant's income as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter;
however, such income is not independently verified. Similarly, the applicant's assets as stated must be reasonable for the applicant's occupation as determined in the discretion of the loan underwriter; however, such assets are not independently verified. Maximum loan-to-value ratios within each credit level are lower under the stated income, stated asset program than under the full documentation program.

     Wells Fargo's underwriting of every Mortgage Loan submitted consists of not only a credit review, but also a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by

                                      S-43

Value Information Technology, Inc. ("Value I.T."), an entity jointly owned by
Wells Fargo and an unaffiliated third party, or (iii) Value I.T. itself.
Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the Mortgage Loan amount or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo, any Mortgage Loan is subject to further review in the form of a desk review, field review or additional full appraisal.

                               THE MASTER SERVICER

     Aurora is a wholly-owned subsidiary of Lehman Brothers Bank, FSB, engaged principally in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates, (ii)
servicing residential mortgage loans for its own account, (iii) master servicing residential mortgage loans for the account of its affiliates and (iv) servicing and subservicing residential mortgage loans for the account of its affiliates and others.

     Aurora's executive offices and centralized real estate master servicing facility are located at 10350 Park Meadows Drive, Littleton, Colorado 81024, and
its centralized real estate loan servicing facility is located at 601 Fifth
Avenue, Scottsbluff, Nebraska 69361. Aurora has been approved to service mortgage loans for Ginnie Mae, Fannie Mae and Freddie Mac.

     As of March 31, 2005, Aurora's total loan servicing and subservicing portfolio included loans with total outstanding principal balance of approximately $66.55 billion, of which the substantial majority are subserviced for Lehman Brothers Holdings Inc. and Lehman Brothers Bank, FSB. The following table sets forth certain information regarding the delinquency and foreclosure experience of Aurora with respect to mortgage loans other than mortgage loans insured by the FHA or guaranteed by the VA. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                                      S-44

                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN MILLIONS)



                                                        AS OF DECEMBER  31,                       AS OF MARCH 31,
                                     ---------------------------------------------------------   ----------------
                                         2001           2002           2003           2004             2005
                                     ------------   ------------   ------------   ------------   ----------------

Total balance of mortgage loans
 serviced ........................     $ 10,490       $ 21,196       $ 43,455       $ 52,715         $ 62,132
Percentage of mortgage loans
 delinquent by period of
 delinquency(1)(2)(3)
 30 to 59 days ...................         3.43%          3.37%          1.87%          1.16%            1.14%
 60 to 89 days ...................         1.33%          1.28%          0.43%          0.27%            0.25%
 90 days or more .................         1.23%          2.36%          0.51%          0.43%            0.28%
                                       --------       --------       --------       --------         --------
Total percentage of mortgage loans
 delinquent(1)(2)(3) .............         5.99%          7.01%          2.81%          1.86%            1.67%
In foreclosure (excluding
 bankruptcies)(1)(2) .............         0.91%          0.75%          1.24%          0.76%            0.70%
In bankruptcy(2) .................         0.67%          0.54%          0.38%          0.31%            0.28%
                                       --------       --------       --------       --------         --------
Total(2)(4) ......................         7.57%          8.30%          4.43%          2.93%            2.65%
                                       ========       ========       ========       ========         ========


----------
(1)   Total portfolio and delinquency information is for conventional loans and subprime loans only, excluding bankruptcies.

(2)   For the periods ended December 31, 2001 and 2002, the percentages are based on the average principal balances of the mortgage loans. For all subsequent periods, the percentages are based on the actual principal balance of each mortgage loan.

(3)   The MBS method for conventional loans and the ABS method for subprime loans are used in calculation of delinquency percentage. Under the MBS methodology, a loan is considered delinquent if any payment is past due one or more days. In contrast, under the ABS methodology, a loan is considered delinquent if any payment is past due 30 days or more. The period of delinquency is based upon the number of days that payments are contractually past due (assuming 30-day months). Consequently, under the
      ABS methodology, a loan due on the first day of a month is not 30 days delinquent until the first day of the next month.

(4)   Actual percentages are utilized in generating this table but due to rounding may not correspond exactly with total percentages.

     The above delinquency and foreclosure statistics represent the recent experience of Aurora. The loans in Aurora's servicing portfolio may differ significantly from the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, on the value of the Mortgaged Properties securing such Mortgage Loans and the ability of borrowers to make required payments. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience on the loans in Aurora's servicing portfolio will correspond to the delinquency and foreclosure experience set forth in the table above, in part because the portfolio of mortgage loans reflected in those tables is relatively unseasoned, which is likely to cause the delinquency and foreclosure experience shown to understate, perhaps substantially, the actual delinquency and foreclosure experience that might occur as the portfolio becomes more seasoned. Aurora cannot predict to what degree the actual delinquency and foreclosure experience on the Mortgage Loans serviced by Aurora will correspond to the statistical information set forth above. No representation is made by Aurora to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans, and consequently, the delinquency and foreclosure experience set forth in the table above may not necessarily be material to a prospective investor's decision to invest in the Certificates.

     The likelihood that borrowers will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers'

                                      S-45

personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

     As Master Servicer, Aurora will monitor the performance of the Servicer of the Mortgage Loans (see "The Servicer" below) in accordance with the provisions of the Servicing Agreement and the Trust Agreement. Aurora will not, however, be ultimately responsible for the servicing of the Mortgage Loans, except to the extent described under "Servicing of the Mortgage Loans" below.

                                  THE SERVICER

GENERAL

     The delinquency and loan loss data set forth below for the Servicer represents the historical experience of the Servicer's servicing portfolio for the periods indicated. The actual delinquency and loss experience of the
Mortgage Loans or any portion thereof, will be affected by a number of factors, including but not limited to the borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. In addition, the servicing portfolios described below may include mortgage loans that have not been outstanding long enough to have "seasoned" to a point where delinquencies would be fully reflected. In the absence of substantial continuous additions of recently originated mortgage loans to an unseasoned portfolio, it is possible that the delinquency and foreclosure percentages experienced could be significantly higher than that indicated in the tables below. Accordingly, there can be no assurance and no representation is made by the Servicer that the delinquency and loss experience of the Mortgage Loans will be similar to that of the Servicer's own servicing portfolio, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage
Loans.

WELLS FARGO BANK, N.A.

     Wells Fargo is an indirect, wholly owned subsidiary of Wells Fargo &
Company. Wells Fargo is engaged in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates and (ii) servicing residential mortgage loans for its own account and for the account of others. Wells Fargo is an approved servicer of Fannie Mae and
Freddie Mac. Wells Fargo's principal office for servicing functions is located at One Home Campus, Des Moines, Iowa 50328-0001.

     The following table sets forth certain information regarding the delinquency experience of Wells Fargo with respect to all subprime mortgage loans serviced by its residential mortgage lending division. There can be no assurance that the delinquency and foreclosure experience set forth in the following table will be representative of the results that may be experienced with respect to the mortgage loans included in the trust.

                                      S-46

                                  WELLS FARGO
                  DELINQUENCY EXPERIENCE SUBPRIME PORTFOLIO(1)
                         (DOLLAR AMOUNTS IN THOUSANDS)



                                      AS OF DECEMBER 31, 2003         AS OF DECEMBER 31, 2004          AS OF MARCH 31, 2005
                                   -----------------------------   -----------------------------   -----------------------------
                                                    BY DOLLAR                       BY DOLLAR                       BY DOLLAR
                                     BY NO.          AMOUNT          BY NO.          AMOUNT          BY NO.          AMOUNT
                                    OF LOANS        OF LOANS        OF LOANS        OF LOANS        OF LOANS        OF LOANS
                                   ----------   ----------------   ----------   ----------------   ----------   ----------------

Total Portfolio ................     94,737       $ 12,728,304      138,751       $ 19,841,648      147,963       $ 21,292,826
                                     ======       ============      =======       ============      =======       ============
Period of Delinquency(2)
 30 Days .......................      3,648       $    409,364        5,698       $    652,694        4,625       $    563,261
 60 Days .......................      1,007       $    105,760        1,680       $    188,234        1,351       $    157,225
 90 days or more ...............      1,260       $    121,418        1,555       $    152,475        1,572       $    158,993
                                     ------       ------------      -------       ------------      -------       ------------
Total Delinquent Loans .........      5,915       $    636,542        8,933       $    993,403        7,548       $    879,479
                                     ======       ============      =======       ============      =======       ============
Percent of Total Loans .........       6.24%              5.00%        6.44%              5.01%        5.10%              4.13%
Foreclosures(3) ................      1,747       $    171,637        2,263       $    244,115        2,166       $    240,294
Foreclosure Ratio(4) ...........                          1.35%                           1.23%                           1.13%
REO ............................        973       $     90,497        1,310       $    115,584        1,456       $    133,439
REO Ratio(5) ...................                          0.71%                           0.58%                           0.63%


----------
(1)   The reported levels of delinquencies, foreclosures and REO do not reflect the performance of a substantial number of non-performing assets which are regularly sold on a servicing-released basis from Wells Fargo's portfolio.

(2)   The indicated periods of delinquency are based on the MBA method of calculating delinquency. The mortgage loan is considered delinquent for these purposes if the mortgage payment is not made by the last business day in the month in which it is due. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced. The respective delinquency categories include delinquent mortgage loans for which the borrower is also in bankruptcy.

(3)   Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted as of the dates indicated.

(4)   Foreclosure as a percentage of total balance in the applicable portfolio at the end of each period.

(5)   REO as a percentage of total balance in the applicable portfolio at the end of each period.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Servicer will have primary responsibility for servicing the Mortgage
Loans including, but not limited to, all collection, advancing and loan level reporting obligations, maintenance of the custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Servicing Agreement. Each of the Trustee, the Master Servicer
and the NIMS Insurer are either parties or third party beneficiaries under the
Servicing Agreement and can enforce the rights of the Seller thereunder. See
"Servicing of Loans" in the prospectus.

     Under the Servicing Agreement, the Master Servicer has the authority to terminate the Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the Servicing Agreement. If the Master Servicer terminates the
Servicer, the Master Servicer will be required to appoint a successor servicer as provided in the Trust Agreement.

     Notwithstanding anything to the contrary in the prospectus, the Master
Servicer will not be ultimately responsible for the performance of the servicing activities by the Servicer, except as described under"--Advances" below.

     In addition, under the Servicing Agreement, the Seller has the right to terminate the Servicer, without cause, upon thirty days' notice, subject to certain conditions set forth in the Servicing Agreement, including payment of unreimbursed or unpaid Advances, servicing advances, servicing

                                      S-47

fees and applicable expenses of the Servicer in connection with the transfer of the Mortgage Loans to a successor servicer. The Seller, with the prior written consent of the Trustee, the Master Servicer and the NIMS Insurer and receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the Certificates or the NIMS Securities, may also terminate the
Servicer with respect to the servicing of those Mortgage Loans that are determined to be Distressed Mortgage Loans. No termination fee is paid to the terminated Servicer under such special termination events, but the Servicer will be reimbursed for unpaid Advances, servicing advances and servicing fees.

     Any successor servicer must be qualified to service mortgage loans for
Freddie Mac or Fannie Mae and must have a net worth of not less than
$15,000,000.

SERVICING ACCOUNT

     The Servicer will establish and maintain a segregated Servicing Account in the name of the Trustee into which the Servicer will deposit payments on account of interest and principal for the related Mortgage Loans, less its Servicing
Fee, as described under "Servicing of Loans--Deposits to and Withdrawal from the
Collection Account" and "--Servicing Accounts" in the prospectus. On the 18th day of each month (or if that day is not a Business Day, the first Business Day thereafter), the Servicer will remit the amounts on deposit in the Servicing
Account to the Master Servicer for deposit into the Collection Account, which is maintained by the Master Servicer. The Servicer and the Master Servicer are
entitled to reimburse themselves from the Servicing Account or Collection
Account, as applicable, for any Advances made and expenses incurred, as described below under "--Servicing Compensation and Payment of Expenses" and
"--Advances." The Servicing Account and the Collection Account will consist solely of amounts relating to the Mortgage Loans, and amounts on deposit therein will not be commingled with any other funds not related to the Trust Fund.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     As compensation for master servicing, the Master Servicer is entitled to retain all investment earnings on amounts on deposit in the Collection Account established by the Master Servicer prior to their remittance to the Securities
Administrator on the Master Servicer's remittance date which occurs two Business
Days prior to the related Distribution Date.

     The Servicer will be paid the Servicing Fee for each Mortgage Loan and any successor to the Servicer will in all cases receive a fee in an amount equal to, but not greater than, the Servicing Fee. As additional servicing compensation, the Servicer is entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment
Premiums) to the extent collected from the borrower, and (ii) any interest or other income earned on funds held in the Servicing Account and escrow account and other similar items described under the Servicing Agreement.

     The Servicing Fees are subject to reduction as described below under
"Prepayment Interest Shortfalls". See "Servicing of Loans--Servicing
Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the Master Servicer and the Servicer. The Master
Servicer and the Servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See "Servicing of
Loans--Collection Procedures; Escrow Accounts" and "--Servicing Compensation and
Payment of Expenses" in the prospectus.

PREPAYMENT INTEREST SHORTFALLS

     When a borrower prepays a Mortgage Loan in full or in part between
Scheduled Payment dates, the borrower pays interest on the amount prepaid only from the last Scheduled Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made.
Any Prepayment Interest Shortfall is generally required to be paid by the
Servicer, but only to the extent that such amount does not exceed the total of the Servicing Fees on the Mortgage Loans serviced by it for the applicable
Distribution Date. The Master Servicer is not required to fund any Prepayment
Interest Shortfall required to be funded but not funded by the Servicer or a successor servicer as discussed herein.

                                      S-48

WAIVER OR MODIFICATION OF MORTGAGE LOAN TERMS

     The Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any term of any Mortgage
Loan so long as that waiver, modification or postponement is not materially adverse to the Trust Fund; provided, however, that unless the Servicer has obtained the prior written consent of the Master Servicer and the NIMS Insurer, the Servicer may not permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the Scheduled Principal Balance (except for actual payments of principal), or change the final maturity date on such
Mortgage Loan. In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer must make an Advance. However, the Servicer may not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax.

ADVANCES

     The Servicer will generally be obligated to make Advances to the extent that such Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Mortgage Loan. The Master Servicer will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Trust Agreement. The Master Servicer and the Servicer, as
applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

     The purpose of making these Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the monthly payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Scheduled Payment owed by a borrower or a
Relief Act Reduction.

PRIMARY MORTGAGE INSURANCE

     The Master Servicer and the Servicer will be required to take such action in servicing the Mortgage Loans as is necessary to keep the LPMI Policies in effect, and the Servicer will be responsible for filing claims under the LPMI
Policies on behalf of the Trust Fund. Wells Fargo will be responsible for paying the premiums under the LPMI Policies and will covenant that in the event of a servicing transfer, Wells Fargo shall pay any such premiums.

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

     The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

INSURANCE COVERAGE

     The Master Servicer and the Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

EVIDENCE AS TO COMPLIANCE

     The Trust Agreement will also provide that each year during which the
Master Servicer directly services any of the Mortgage Loans, as servicer, a firm of independent accountants will furnish a

                                      S-49

statement to the Trustee and the NIMS Insurer to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Master Servicer acceptable to the
NIMS Insurer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Trust Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.

MASTER SERVICER DEFAULT; SERVICER DEFAULT

     If the Master Servicer is in default in its obligations under the Trust
Agreement, the Trustee may, and must if directed to do so by the NIMS Insurer or
Certificateholders having more than 50% of the Voting Rights applicable to each class of Certificates affected thereby terminate the Master Servicer. In such event, the Securities Administrator, pursuant to the terms of the Trust
Agreement, will either assume the duties of Master Servicer or the Trustee will appoint a successor Master Servicer reasonably acceptable to the NIMS Insurer.

     If the Servicer is in default in its obligations under the Servicing
Agreement, the Master Servicer may, at its option, terminate the defaulting
Servicer and either appoint a successor servicer in accordance with the
Servicing Agreement and the Trust Agreement, or succeed to the responsibilities of the terminated Servicer.

AMENDMENT OF THE SERVICING AGREEMENT

     The Servicing Agreement may generally be amended, without notice to or consent of the Certificateholders, with (1) the written agreement signed by the
Seller and the Servicer and (2) the written consent of the Master Servicer, the
NIMS Insurer and the Trustee; provided, that the party requesting such amendment must, at its own expense, provide the Trustee, the Master Servicer, the NIMS
Insurer and the Seller with an opinion of independent counsel that the amendment will not materially adversely affect the interest of the Certificateholders. Any amendment pursuant to the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the
Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

CUSTODY OF THE MORTGAGE FILES

     The Servicer will have responsibility for custody of certain of the
Mortgage Loan documents (or be required to deliver such Mortgage Loan documents to the Custodian upon the occurrence of certain events) described under "The
Trust Agreement--Assignment of Mortgage Loans" below. The Custodian will hold the remainder of the related Mortgage Loan documents on behalf of the Trustee pursuant to the Custodial Agreement. Such Mortgage Loan documents related to a
Mortgage Loan held by the Custodian will be held together in an individual file separate from other mortgage loan files held by the Custodian. The Custodian will maintain these Mortgage Loan documents in a fireproof facility intended for the safekeeping of mortgage loan files. The Seller will pay the fees of the
Custodian; however, if the Seller does not pay the fees of a Custodian, that
Custodian may be repaid its fees by the Trustee from funds available in the
Trust Fund.

OPTIONAL REPURCHASE OF DEFAULTED MORTGAGE LOANS

     Subject to certain limitations set forth in the Servicing Agreement, the
NIMS Insurer will have the right, but not the obligation, to purchase for its own account any Distressed Mortgage Loan for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Advances, servicing advances or unpaid Servicing Fees allocable to the Distressed Mortgage Loan. The
NIMS Insurer is prohibited from using any procedure in selecting Distressed
Mortgage Loans to be repurchased which would be materially adverse to
Certificateholders. Any such repurchase shall be accomplished by remittance to the Master Servicer of the purchase price for the Distressed Mortgage Loan for deposit into the Collection Account.

                                      S-50

SPECIAL SERVICER FOR DISTRESSED MORTGAGE LOANS

     The Seller, with the consent of the Master Servicer and the NIMS Insurer, has the option under the Servicing Agreement to transfer any Mortgage Loan which becomes a Distressed Mortgage Loan for servicing by a special servicer selected by the Seller. Any special servicing fee paid to a special servicer will not exceed the related Servicing Fee Rate. In addition, the NIMS Insurer may purchase any Distressed Mortgage Loan precluding a transfer of a Distressed
Mortgage Loan to a special servicer, as described above.

                               THE TRUST AGREEMENT

GENERAL

     The Certificates will be issued pursuant to the Trust Agreement. The NIMS
Insurer will be a third party beneficiary to the Trust Agreement and as such will have certain rights under the Trust Agreement for so long as the NIM
Securities are outstanding or the NIMS Insurer is owed any amounts in connection with its guaranty of the NIM Securities. Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates.

     Offered Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trustee, which will serve as certificate registrar and paying agent. The Securities Administrator will provide to a prospective or actual Certificateholder, without charge, on written request, an electronic copy (without exhibits) of the Trust Agreement. Requests should be addressed to Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland
21046 (or for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland
21045), Attention: Corporate Trust Group, SASCO 2005-WF2.

THE ISSUING ENTITY

     On the Closing Date, and until the termination of the Trust Fund pursuant to the Trust Agreement, Structured Asset Securities Corporation Mortgage Loan
Trust 2005-WF2 will be a common law trust formed under the laws of the state of
New York. The Issuing Entity will be created under the Trust Agreement by the
Depositor and its assets will consist of the Trust Fund. On the Closing Date,
Lehman Brothers Holdings Inc. will make an initial deposit of $1,000 into the
Basis Risk Reserve Fund on behalf of the Issuing Entity. The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the
Issuing Entity will be December 31 of each year.

     In addition, on the Closing Date the Supplemental Interest Trust will be created under the Trust Agreement, and its assets will consist of the Swap
Agreement and such assets as from time to time are deposited in the Supplemental
Interest Trust Account. The Supplemental Interest Trust will be a common law trust formed under the laws of the state of New York. On the Closing Date,
Lehman Brothers Holdings Inc. will make an initial deposit of $1,000 into the
Supplemental Interest Trust Account on behalf of the Supplemental Interest
Trust. All assets of the Supplemental Interest Trust are payable under the Trust
Agreement to the Trust Fund. See "Description of the Certificates--Supplemental
Interest Trust."

     The Issuing Entity will not have any employees, officers or directors. The
Trustee, the Depositor, the Securities Administrator, the Master Servicer, the
Servicer and the Custodian will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Trust Agreement, the Transfer Agreement, the Servicing Agreement and the
Custodial Agreement. See "The Master Servicer," "The Servicer," "Servicing of
the Mortgage Loans" and "The Trust Agreement."

     The Trustee, on behalf of the Issuing Entity, is not permitted under the
Trust Agreement to issue additional certificates representing interests in the
Trust Agreement, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity, without the amendment of the
Trust Agreement by Certificateholders and the other parties thereto as described under "--Certain Matters Under the Trust Agreement--Amendment of the Trust
Agreement."

                                      S-51

     If the assets of the Trust Fund are insufficient to pay the
Certificateholders all principal and interest owed, holders of Subordinate
Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or any Originator, it is not
anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE TRUSTEE

     The Trustee will be U.S. Bank National Association, a national banking association. The Trustee will perform the functions described under "--Certain
Matters Under the Trust Agreement--Duties of the Trustee" below. As compensation for its services, the Trustee will be paid an annual fee set forth under "Fees and Expenses of the Trust Fund."

THE SECURITIES ADMINISTRATOR

     The Securities Administrator will be responsible under the Trust Agreement for preparing certain investor reports, including the monthly distribution date statement to Certificateholders, providing all necessary tax reports to
Certificateholders related to their investment, preparing and filing the Trust
Fund's tax information returns and providing monthly calculations to the Trustee regarding distributions to Certificateholders. The Securities Administrator will prepare the distribution date statements, tax returns and required reports based solely on information provided to the Securities Administrator by the Master
Servicer or, in the case of information regarding the Swap Agreement, by the
Swap Counterparty. The Securities Administrator will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information. The Securities Administrator will make the distribution date statement available each month to Certificateholders. The
Securities Administrator will be compensated as set forth in "Fees and Expenses of the Trust Fund."

ASSIGNMENT OF MORTGAGE LOANS

     The Mortgage Loans will be assigned by the Depositor to the Trustee, together with all principal and interest received with respect to such Mortgage
Loans on and after the Cut-off Date (other than Scheduled Payments due on that date). The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date, whether the
Mortgage Loan is covered by an LPMI Policy and the applicable Prepayment Premium provisions, if any.

     As to each Mortgage Loan, the following documents are generally required to be delivered to the Custodian on behalf of the Trustee in accordance with the
Trust Agreement: (1) the related original mortgage note endorsed without recourse to the Trustee or in blank, (2) an original assignment of the mortgage to the Trustee or in blank in recordable form (except as described below) and
(3) the originals of any assumption, modification, extension or guaranty agreements. The Servicer will retain, on behalf of the Trustee in accordance with the Servicing Agreement, among other Mortgage Loan documents, (1) the original mortgage with evidence of recording indicated thereon (or, if such original recorded mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording) and (2) the policies of title insurance issued with respect to each
Mortgage Loan. However, within sixty days of the day on which (a) Wells Fargo, or any successor thereto, is no longer the servicer of any of the Mortgage
Loans, (b) the senior, unsecured long-term debt rating of Wells Fargo & Company is less than "BBB-" by Fitch or (c) any Rating Agency requires the Servicer to deliver the Mortgage Loan documents to the Custodian, the Servicer shall deliver such Mortgage Loan documents to the Custodian in accordance with the Servicing
Agreement and the Custodial Agreement.

                                      S-52

     It is expected that the mortgages or assignments of mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related mortgage note. In that case, no mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded.
Instead, the Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.

     Each transfer of the Mortgage Loans from the Seller to the Depositor and from the Depositor to the Trustee will be intended to be a sale of the Mortgage
Loans and will be reflected as such in the Sale and Assignment Agreement and the
Trust Agreement, respectively. However, in the event of insolvency of either the
Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Mortgage
Loans by the insolvent party as a financing secured by a pledge of the Mortgage
Loans. In the event that a court were to recharacterize the sale of the Mortgage
Loans by either the Seller or the Depositor as a financing, each of the
Depositor, as transferee of the mortgage loans from the Seller, and the Trustee will have a security interest in the Mortgage Loans transferred to it. The
Trustee's security interest will be perfected by delivery of the Mortgage Notes to the Custodian on behalf of the Trustee.

REPRESENTATIONS AND WARRANTIES

     The Mortgage Loans were purchased by the Bank from the Originator under the
Transfer Agreement and subsequently assigned to the Seller, together with all rights and obligations of the Bank under the Transfer Agreement.

     Pursuant to the terms of the Transfer Agreement, the Originator has made to the Seller, as assignee of the Bank, as of the date of (or provided in) the
Transfer Agreement, certain representations and warranties concerning the
Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading "Loan Underwriting
Procedures and Standards--Representations and Warranties." The Seller's rights under the Transfer Agreement will be assigned by the Seller to the Depositor pursuant to the Sale and Assignment Agreement and, in turn, assigned by the
Depositor to the Trustee for the benefit of holders of the Certificates pursuant to the Trust Agreement. In addition, the Originator will have represented to the
Seller (and/or the Seller will have represented to the Depositor), that (1) each
Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to all applicable anti-predatory and anti-abusive lending laws; (2) none of the
Mortgage Loans constitute "high-cost" or "high-risk" loans under applicable anti-predatory and anti-abusive lending laws; and (3) no proceeds from any
Mortgage Loan were used to finance single premium credit insurance policies.
Within the period of time specified in the Trust Agreement following the discovery of a breach of any representation or warranty that materially and adversely affects the value of the Mortgage Loan, or receipt of notice of such breach, the Originator or the Seller will be obligated to cure such breach or repurchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Trust Fund in connection with any violation of any anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

     In addition, pursuant to the Sale and Assignment Agreement, the Seller will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of holders of the Certificates) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the applicable Transfer Date and the
Closing Date. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by the
Originator as described above, the Seller will be obligated in the same manner as the Originator to cure such breach or repurchase the affected Mortgage Loan from the Trust Fund, as described above. However, the Seller will have no obligation to cure a breach or repurchase a Mortgage Loan if the relevant breach constitutes a breach of a representation or warranty made by the Originator under the Transfer Agreement and the Originator fails to fulfill its obligations. Notwithstanding the foregoing, the Seller will represent in the
Sale and

                                      S-53

Assignment Agreement with respect to any Mortgage Loan in the event of a breach of those representations set forth in clauses (1) through (4) of the immediately preceding paragraph, the Seller will be directly obligated to cure such breach or repurchase or replace the affected Mortgage Loan.

     To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the Originator or the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of the
Certificates, in particular the Offered Subordinate Certificates and the Class
B1 and Class B2 Certificates, may incur a loss.

CERTAIN MATTERS UNDER THE TRUST AGREEMENT

     Duties of the Trustee. The Trustee will serve as paying agent and certificate registrar. The Trustee will make payments to Certificateholders based solely on the Distribution Date statements prepared by the Securities
Administrator and will make payments to the Swap Counterparty based solely on information provided by the Securities Administrator. The Trustee will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information.

     The Trustee will be required to perform only those duties specifically required of it under the Trust Agreement unless an Event of Default has occurred, in which case the Trustee may take such additional actions as described below under "--Events of Default under the Trust Agreement." Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they are in the form required by the Trust Agreement; however, the Trustee will not be responsible for the accuracy or content of any documents furnished to the Trustee by the Securities Administrator, the Master Servicer,
the Swap Counterparty or any other party.

     The Trustee will not have any liability arising out of or in connection with the Trust Agreement, except that the Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders in an Event of Default, and the
Trustee will not be deemed to have notice of any Event of Default unless an officer of the Trustee has actual knowledge of the Event of Default or written notice of an Event of Default is received by the Trustee at its Corporate Trust
Office. See "--Events of Default under the Trust Agreement" below. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

     The Trustee will have no duties under the Trust Agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan under the Trust Agreement; however, the Trustee will remit to the Master Servicer any claim or notice it may receive which is delivered to the Corporate Trust Office and which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. None of the provisions in the Trust
Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer.
The Trustee will not be responsible for any act or omission of the Master
Servicer, the Securities Administrator, the Depositor or any other party.

     The Trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the Certificates, (b) the payment of any insurance related to the Certificates or the Mortgage Loans or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust
Fund, other than from funds available in any trust account under

                                      S-54

the Trust Agreement. The Trustee is not responsible for the validity of the
Trust Agreement, the Swap Agreement or the Certificates or the validity, priority, perfection or sufficiency of the security for the Certificates.

     Events of Default Under the Trust Agreement. An Event of Default under the
Trust Agreement will generally consist of:

    o any failure by the Master Servicer to furnish to the Securities
      Administrator the Mortgage Loan data sufficient to prepare the reports described under "--Securities Administrator" above that continues unremedied for two business days after the giving of written notice of the failure to the Master Servicer by the Trustee or the Securities
      Administrator, or to the Master Servicer, the Trustee and the Securities
      Administrator by the holders of Certificates evidencing not less than 25%
      of the Class Principal Amount (or Percentage Interest) of each class of
      Certificates affected thereby;

    o after receipt of notice from the Trustee or any NIMS Insurer, any failure of the Master Servicer to remit to the Securities Administrator any payment required to be made to the Securities Administrator for the benefit of Certificateholders under the Trust Agreement, including any
      Advance, on the date specified in the Trust Agreement, which failure continues unremedied for a period of one Business Day after the date upon which notice of such failure shall have been given to the Master Servicer by the Trustee;

    o any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Trust
      Agreement that continues unremedied for the number of days specified in the Trust Agreement, or if any representation or warranty of the Master
      Servicer shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the
      Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within the number of days specified in the Trust
      Agreement, in either case after the giving of written notice of the failure to the Master Servicer by the Trustee or the Securities
      Administrator, or to the Master Servicer, the Trustee and the Securities
      Administrator by the holders of Certificates evidencing not less than 50%
      of the Class Principal Amount of each class of Certificates affected thereby;

    o certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master
      Servicer indicating its insolvency, reorganization or inability to pay its obligations, or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of the Master Servicer;

    o a sale or pledge of any of the rights of the Master Servicer under the
      Trust Agreement or an assignment or a delegation of the rights or duties of the Master Servicer under the Trust Agreement shall have occurred in any manner which is not permitted under the Trust Agreement and is without the prior written consent of the Trustee, any NIMS Insurer and
      Certificateholders evidencing not less than 50% of the Class Principal
      Amount (or Percentage Interest) of each class of Certificates affected thereby; or

    o if the Master Servicer has notice or knows that the Servicer at any time is not either a Fannie Mae- or Freddie Mac-approved seller/servicer, and the Master Servicer has not terminated the rights and obligations of that
      Servicer under the applicable Servicing Agreement and replaced such
      Servicer with a Fannie Mae- or Freddie Mac-approved servicer within 60 days of the date the Master Servicer receives that notice or acquires such knowledge.

     So long as an Event of Default remains unremedied under the Trust
Agreement, the Trustee may terminate the Master Servicer, whereupon the
Securities Administrator, unless a successor master servicer is appointed, will succeed to all responsibilities, duties and liabilities of the Master Servicer under the Trust Agreement and will be entitled to reasonable servicing compensation not to exceed the Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Trust Agreement. In the event that the Securities

                                      S-55

Administrator is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least
$15,000,000 to act as successor Master Servicer.

     During the continuance of an Event of Default under the Trust Agreement, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the
Certificateholders, and Certificateholders evidencing not less than 25% of the
Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the
Trustee. Also, the Trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

     No Certificateholder, solely by virtue of that holder's status as a
Certificateholder, will have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless that
Certificateholder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Class
Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby have made a written request upon the Trustee to institute a proceeding in its own name as Trustee thereunder, and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days specified in the
Trust Agreement has neglected or refused to institute such a proceeding.

     Expenses and Indemnities of the Trustee. The Trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Trust Agreement, except for expenses, disbursements and advances incurred by the Trustee in the routine administration of its duties under the Trust Agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The Trustee will also be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the Trust Agreement or in connection with the performance of its duties under the Trust Agreement, the Swap
Agreement, the Sale and Assignment Agreement, the Transfer Agreement, the
Servicing Agreement or the Custodial Agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the Trust Agreement.

     The Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from the Interest Remittance Amount and Principal Remittance Amount, prior to distribution of any amounts to
Certificateholders, provided that such reimbursable amounts will not exceed
$200,000 in the aggregate per year from the Closing Date to the first anniversary of the Closing Date and each for each subsequent anniversary year thereafter. Notwithstanding the foregoing, costs and expenses incurred by the
Trustee in connection with any transfer of servicing, as set forth in further detail in the Trust Agremeent, shall be excluded from the $200,000 per anniversary year limit on reimburseable amounts. The Trustee will be entitled to reimbursement for its expenses and indemnification amounts in excess of $200,000 in each anniversary year from any Interest Remittance Amount remaining after application of any Net Swap Payment, Swap Termination Payment, Current Interest
and Carryforward Interest, as described under "Description of the
Certificates--Distributions of Interest--Interest Payment Priorities."

     Resignation of Trustee. The Trustee may, upon written notice to the
Depositor, the Master Servicer and the Securities Administrator, resign at any time, in which event the Depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the Trustee's notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

                                      S-56

     The Trustee may be removed at any time by the Depositor if (a) the Trustee ceases to be eligible to continue to act as trustee under the Trust Agreement,
(b) the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee is appointed, (c) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located or (d) the continued use of the
Trustee would result in a downgrading of the rating by any Rating Agency of any
Class of Certificates. In addition, the Trustee may be removed at any time by holders of more than 50% of the Class Principal Amount (or Percentage Interest)
of each Class of Certificates upon 30 days' written notice to the Trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all Certificateholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee will be required to assign to the successor trustee its interest under all
Mortgage Loan files, and will be required to assign and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the Master Servicer and the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

     Amendment of the Trust Agreement. The Trust Agreement may be amended by the parties to the Trust Agreement, without notice to or consent of the
Certificateholders:

       (1) to cure any ambiguity;

       (2) to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

       (3) to add any other provisions with respect to matters or questions arising under the Trust Agreement; or

       (4) to comply with any requirements imposed by the Code;

provided, that (a) no such amendment may adversely affect the status of any
REMIC and (b) any amendment under clause (3) above must not adversely affect in any material respect the interests of any Certificateholders. Any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any Certificateholder if the
Trustee receives written confirmation from each Rating Agency that the amendment will not cause such Rating Agency to reduce its then current ratings assigned to the Certificates.

     The Trust Agreement may also be amended by the parties to the Trust
Agreement with the consent of the Certificateholders of not less than 66 2/3% of the Class Principal Amount (or Percentage Interest) of each class of
Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust
Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no amendment may reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of such Certificate, or reduce the percentage required to consent to the amendment, without the consent of Certificateholders of 100% of the Class Principal Amount (or Percentage
Interest) of each class of Certificates affected by the amendment.

VOTING RIGHTS

     At all times 98% of all voting rights will be allocated among the holders of the Offered Certificates and the Class B1 and Class B2 Certificates and Class
R Certificates as provided below. The portion of such voting rights allocated to the Offered Certificates and the Class B1 and Class B2 Certificates will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate principal balance of the Mortgage Loans. The remainder of such percentage portion of voting rights will be allocated to the Class R
Certificates. The holders of the Class P and Class X Certificates will

                                      S-57

each be allocated 1% of the voting rights. The voting rights allocation to any class of Certificates will be allocated among all holders of each such class in proportion to the outstanding Certificate Principal Amount or Percentage
Interest of such Certificates.

                  YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

     The yields to maturity (or to early termination) of the Offered
Certificates and the Class B1 and Class B2 Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the
Mortgage Loans and the application of excess interest to retire the Class
Principal Amounts of the Certificates. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered Certificates and other factors.

     Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the Mortgaged Properties, changes in the values of Mortgaged Properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

     Substantially all of the Adjustable Rate Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during the initial period from the date of the origination described under "Description of the Mortgage Pool--Adjustable
Rate Mortgage Loans" and thereafter provide for adjustments to the Mortgage
Rates on a semi-annual basis. When such Adjustable Rate Mortgage Loans begin their adjustable period, increases and decreases in the Mortgage Rate on the
Mortgage Loan will be limited by the Periodic Cap, except in the case of the first adjustment which will be limited by the Initial Cap, the Maximum Rate and the Minimum Rate, if any, and will be based on the applicable Index in effect prior to the related Adjustment Date plus the applicable Gross Margin. This
Index may not rise and fall consistently with Mortgage Rates. As a result, the
Mortgage Rates on the Adjustable Rate Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Adjustable Rate Mortgage Loan has a
Maximum Rate and a Minimum Rate, which in some cases is equal to the related
Gross Margin. Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments)
on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrower's adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related Mortgaged
Property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rates on the Offered Certificates beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

     Approximately 59.22% of the Mortgage Loans are subject to Prepayment
Premiums, as described under "Description of the Mortgage Pool--General"
herein. Such Prepayment Premiums may have

                                      S-58

the effect of reducing the amount or the likelihood of prepayment of the related
Mortgage Loans during the applicable Prepayment Premium Period.

     The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under
"Yield, Prepayment and Maturity Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     As described herein, approximately 16.22% of the Fixed Rate Mortgage Loans are Balloon Loans which will have original terms to maturity that are shorter than their amortization schedules, leaving final payments due on their maturity dates that are significantly larger than other monthly payments. The Balloon
Loans are generally expected to have original terms to maturity of 15 years. The ability of a borrower to repay a Balloon Loan at maturity frequently will depend on the borrower's ability to refinance the loan. Investors should consider that they will bear any loss on a Balloon Loan as a result of the borrower's inability to refinance the loan, to the extent not covered by the applicable credit enhancement described herein.

     From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters.
Under the Sale and Assignment Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage.
In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the
Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties.
As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the
Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

     Prepayments, liquidations and purchases of Mortgage Loans will result in distributions to holders of the Certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

     The yields on the Offered Certificates and the Class B1 and Class B2
Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans. The yields on the Offered Certificates and the Class B1 and
Class B2 Certificates may also be adversely affected by reductions in the
Mortgage Rates under the Relief Act or similar state or local laws. The yields on the Offered Certificates and the Class B1 and Class B2 Certificates will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors--Mortgage
Loan Interest Rates May Limit Interest Rates on the Certificates."

                                      S-59

     The yields on the Offered Certificates and the Class B1 and Class B2
Certificates may be adversely affected by Net Swap Payments and Swap Termination
Payments to the Swap Counterparty. Any Net Swap Payment or Swap Termination
Payments payable to the Swap Counterparty will reduce amounts available for distribution to Certificateholders. If the rate of prepayments on the Mortgage
Loans is faster than anticipated, the Scheduled Notional Amount on which payments due under the Swap Agreement are calculated may exceed the Pool
Balance, thereby increasing the relative proportion of interest (and possibly principal) collections on the Mortgage Loans that must be applied to make any
Net Swap Payments to the Swap Counterparty and consequently, the combination of rapid rates of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates and the Class B1 and Class B2
Certificates.

     As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the Offered Certificates and the Class B1 and Class B2 Certificates to maintain limited
overcollateralization. The level of excess interest available on any
Distribution Date will be influenced by, among other things:

     o The overcollateralization level of the Mortgage Loans. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the total Certificate Principal Amount of the
       Certificates;

     o The loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans;

     o The value of LIBOR; and

     o The extent to which the weighted average of the Net Mortgage Rates of the
       Mortgage Loans exceeds the weighted average of the Interest Rates of the
       Offered Certificates and the Class B1 and Class B2 Certificates.

     No assurances can be given as to the amount or timing of excess interest distributable on the Certificates.

     The yields to investors in the Offered Certificates and the Class B1 and
Class B2 Certificates will be affected by the exercise by the Master Servicer of its right to purchase the Mortgage Loans (or its failure to exercise such right), as described under "Description of the Certificates--Optional Purchase of the Mortgage Loans" herein, or the failure of the NIMS Insurer to direct the
Master Servicer to exercise that right.

     If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a
Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the Seller due to breaches of representations and warranties.

     The Interest Rates applicable to the Offered Certificates and the Class B1 and Class B2 Certificates will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors--Mortgage Loan Interest Rates May Limit Interest
Rates on the Certificates."

OVERCOLLATERALIZATION

     The yields of the Offered Certificates will be affected by the application of Monthly Excess Cashflow as described herein and by the amount of overcollateralization. The amount of Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. There can be no assurance that overcollateralization will be maintained at the level described herein.

                                      S-60

SUBORDINATION OF THE OFFERED SUBORDINATE CERTIFICATES

     As described herein, Certificates having a relatively higher priority of distribution will have a preferential right to receive distributions of interest to the extent of the Interest Remittance Amount and principal to the extent of the Principal Distribution Amount. In addition, Applied Loss Amounts will be allocated sequentially to the Class B2, Class B1, Class M9, Class M8, Class M7,
Class M6, Class M5, Class M4, Class M3, Class M2 and Class M1 Certificates. As a
result, the yields of the Offered Subordinate Certificates will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of Senior Certificates.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered
Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest applied in reduction of the Certificate Principal Amounts of the
Offered Certificates.

     Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is CPR, which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Mortgage Loans for the life of such Mortgage Loans.

     CPR does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

     The tables set forth on Annex C-2 to this prospectus supplement were prepared based on the following modeling assumptions:

     (1) the initial Class Principal Amounts are as set forth in the table on page S-1 and the Interest Rates are as described herein;

     (2) each Scheduled Payment of principal and interest is timely received on the first day of each month commencing in June 2005;

     (3) principal prepayments are received in full on the last day of each month commencing in May 2005 and there are no Net Prepayment Interest
Shortfalls;

     (4) there are no defaults or delinquencies on the Mortgage Loans;

     (5) Distribution Dates occur on the 25th day of each month, commencing in
 June 2005;

     (6) there are no purchases or substitutions of Mortgage Loans;

     (7) the Mortgage Rate of each Adjustable Rate Mortgage Loan is adjusted on the next applicable Adjustment Date to equal the value of the applicable Index set forth in (8) below plus the related Gross Margin, subject to any applicable
Initial Cap, Periodic Cap, Maximum Rate or Minimum Rate;

     (8) the value of One-Month LIBOR is 3.09%, Six-Month LIBOR is 3.48% and
One-Year CMT is 3.33%;

     (9) the applicable index for the Offered Certificates and the Class B1 and
Class B2 Certificates is One-Month LIBOR;

     (10) none of the Mortgage Loans provide for payments of interest that accrue based on the daily simple interest method;

     (11) there is no optional purchase of the Trust Fund by the Master Servicer
(except in the case of Weighted Average Life in Years With Optional
Termination);

     (12) the Certificates are issued on May 26, 2005;

                                      S-61

     (13) no Prepayment Premiums are collected on the Mortgage Loans;

     (14) no Swap Termination Payment occurs; and

     (15) the Mortgage Loans are aggregated into assumed mortgage loans having the characteristics set forth in Annex C-1 to this prospectus supplement.

     The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth on Annex
C-2 hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and
Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining terms to maturity and the weighted average Mortgage Rates of the Mortgage Loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.

     Subject to the foregoing discussion and assumptions, the tables set forth on Annex C-2 hereto indicate the weighted average lives of the Offered
Certificates and set forth the percentages of the initial Class Principal
Amounts of the Offered Certificates that would be outstanding after each of the
Distribution Dates shown at various percentages of CPR.

     The weighted average life of an Offered Certificate is determined by (1)
multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in
(1) above.

                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The Trust Agreement provides that the Trust Fund, exclusive of (i) the
Basis Risk Reserve Fund, (ii) the Swap Agreement and (iii) the Supplemental
Interest Trust, will comprise one or more Lower Tier REMICs and a single Upper
Tier REMIC in a tiered structure. Each of the Lower Tier REMICs and the Upper
Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Class R Certificate will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each of the
Lower Tier REMICs and the Upper Tier REMIC as a REMIC for federal income tax purposes.

     Upon the issuance of the Offered Certificates, Tax Counsel will deliver its opinion to the effect that, assuming compliance with the Trust Agreement, each of the Lower Tier REMICs and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Code. In addition, Tax Counsel will deliver an opinion to the effect that each of the Basis Risk Reserve Fund and the
Supplemental Interest Trust is an "outside reserve fund" that is beneficially owned by the beneficial owners of the Class X Certificates.

TAX TREATMENT OF THE OFFERED CERTIFICATES

     For federal income tax purposes, a beneficial owner of an Offered
Certificate will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a Cap Contract. The REMIC regular interest corresponding to an Offered
Certificate will be entitled to receive interest and principal payments at the times and in the amounts

                                      S-62

equal to those made on the Offered Certificate to which it corresponds, except that (i) any Swap Termination Payment will be treated as being payable solely from Monthly Excess Cashflow and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the Net Funds Cap, computed for this purpose by limiting the Scheduled Notional Amount of the Swap Agreement to
the Pool Balance. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate.

     Any amount payable on an Offered Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Offered Certificate pursuant to the Cap Contract.
Alternatively, any amount payable on the REMIC regular interest corresponding to an Offered Certificate in excess of the amount payable on the Offered
Certificate will be treated as having been received by the holder of that
Offered Certificate and then as having been paid by such holder pursuant to the
Cap Contract. Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Material Federal Income Tax Considerations--Types of Securities--REMIC Certificates Generally" in the prospectus. In addition, each beneficial owner of an Offered Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "--The Cap Contract Components" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Offered Certificate.

     ALLOCATIONS. A beneficial owner of an Offered Certificate must allocate its purchase price for the certificate between its components--the REMIC regular interest component and the Cap Contract component.

     For information reporting purposes, pursuant to the Trust Agreement, the
Securities Administrator will assume that the Cap Contract components will have nominal value or such other value as specified in the Trust Agreement. The Cap
Contract is difficult to value, and the IRS could assert that the value of a Cap
Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap
Contract components.

     Upon the sale, exchange, or other disposition of an Offered Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Offered
Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a
REMIC regular interest, see "Material Federal Income Tax Considerations--Types
of Securities--REMIC Certificates Generally" in the prospectus.

     ORIGINAL ISSUE DISCOUNT. The REMIC regular interest component of an Offered
Certificate may be issued with OID. A beneficial owner of an Offered Certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax
Considerations--Taxation of Securities Treated as Debt Instruments--Interest
Income and OID" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 30% CPR. See "Yield, Prepayment and Weighted Average
Life--Weighted Average Life" above. No representation is made that the Mortgage
Loans will prepay at such a rate or at any other rate.

     THE CAP CONTRACT COMPONENTS. The portion of the overall purchase price of an Offered Certificate attributable to the Cap Contract component must be amortized over the life of such

                                      S-63

certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an Offered Certificate.

     Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the Cap
Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Cap Contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the Cap Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Cap Contract should be treated as ordinary income or as an ordinary deduction.

     A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass through entity" (other than in connection with such individual's trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

     Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the
Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

     STATUS OF THE OFFERED CERTIFICATES. The REMIC regular interest components of Offered Certificates will be treated as assets described in Section
7701(a)(19)(C) of the Code, and as "real estate assets" under Section
856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of an Offered Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. See "Material Federal
Income Tax Considerations--Special Tax Attributes--REMIC Certificates" in the
prospectus. The Cap Contract components of the Offered Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result, the
Offered Certificates generally will not be a suitable investment for a REMIC.

                                      S-64

                        LEGAL INVESTMENT CONSIDERATIONS

     The Class A1, Class A2, Class A3, Class M1, Class M2 and Class M3
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984 for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments; however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

     Moreover, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

     Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors. See "Legal Investment Considerations" in the prospectus.

                              ERISA CONSIDERATIONS

     Subject to the discussion relating to the Swap Agreement under "--ERISA
Considerations With Respect to the Swap Agreement" below, the Offered
Certificates are eligible for relief under the Exemption issued to Lehman
Brothers Inc. (PTE 91-14 as most recently amended and restated by PTE 2002-41), and may be purchased by a Plan that is an "accredited investor" within the meaning of Rule 501(a)(1) of Regulation D of the Commission under the Securities
Act of 1933, or by a person investing on behalf of or with plan assets of such
Plan.

     A fiduciary of a Plan should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code and should satisfy itself that the conditions of the Exemption are met. See "ERISA Considerations" in the accompanying prospectus for a description of the requirements for relief under the Exemption.

     The rating of an Offered Certificate may change. If a class of Offered
Certificates no longer has a rating of at least BBB- or Baa3 (the lowest permitted rating), Certificates of that Class will no longer be eligible for relief under the Exemption (although a Plan that had purchased a Certificate of that Class when the Class had a permitted rating would not be required by the
Exemption to dispose of it). Consequently, an ERISA Restricted Offered
Certificate will not be registered by the Trustee pursuant to the Trust
Agreement unless:

    o the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer;

    o the purchaser is an insurance company which is purchasing the ERISA
      Restricted Offered Certificate with funds contained in an "insurance company general account" (as defined in Section V(e) of PTCE 95-60) and the purchase and holding of the ERISA Restricted Offered Certificate are covered under Sections I and III of PTCE 95-60; or

    o the Trustee receives a satisfactory opinion of counsel that the purchase and holding of the ERISA Restricted Offered Certificate by a Plan, or any
      person acting on behalf of a Plan or using a Plan's assets, will not result in non exempt prohibited transactions under Title I of ERISA and/or
      Section 4975 of the Code and will not subject the Trustee, the Master
      Servicer, the Servicer, the Securities Administrator, the Depositor or the
      NIMS Insurer to any obligation in addition to those undertaken in the
      Trust Agreement.

     Each transfer of an ERISA Restricted Certificate which is a Book-Entry
Certificate will be deemed to have made a representation as required above.

ERISA CONSIDERATIONS WITH RESPECT TO THE SWAP AGREEMENT

     For so long as the Swap Agreement entitles the holder of an Offered
Certificate to receive payments under the Swap Agreement from the Supplemental
Interest Trust, any person purchasing an

                                      S-65

Offered Certificate otherwise eligible for purchase by Plans under the Exemption will be deemed to have acquired for purposes of ERISA and Section 4975 of the
Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments. The Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Counterparty is a party in interest with respect to such
Plan, unless another administrative exemption is available.

     Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate otherwise eligible for the Exemption before the termination of the Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited
Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or
96-23 (for transactions effected by "in-house asset managers"). Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Swap Agreement, any Offered Certificate whose rating has fallen to below BBB- or Baa3 could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Swap Agreement.

     If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that
Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered
Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee, the Securities Administrator, the Master
Servicer, the Servicer and any the NIMS Insurer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be applied by the
Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans and the repayment of any related financing.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

     The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act.
The Underwriting Agreement provides that the Depositor will indemnify the
Underwriter against certain civil liabilities, including liabilities under the
Securities Act.

                                      S-66

     Expenses incurred by the Depositor in connection with this offering are expected to be approximately $665,000.

     Immediately prior to the sale of the Mortgage Loans to the Trustee, certain of the Mortgage Loans were subject to financing provided by an affiliate of
Lehman Brothers Inc. A portion of the proceeds from the sale of the Certificates will be used to repay the financing.

     Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class R Certificates and Lehman Pass-Through Securities Inc. has
entered into an agreement with the Depositor to purchase the Class P and Class X
Certificates, each simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

     Lehman Brothers Inc. is an affiliate of the Depositor, the Seller and the
Master Servicer.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by McKee Nelson LLP, Washington, D.C.

                                     RATINGS

     It is a condition to the issuance of the Offered Certificates that they have the applicable rating or ratings by Moody's, S&P and Fitch indicated under
"Initial Certificate Ratings" in the table on page S-1.

     The ratings of "AAA" and "Aaa" are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Certificates. The ratings do not take into consideration any of the tax aspects associated with the Offered
Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

     The ratings do not address the likelihood that any Basis Risk Shortfall or
Unpaid Basis Risk Shortfall will be paid to Certificateholders.

     The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than those described above; there can be no assurance, however, as to whether any other rating agency will rate the Offered
Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered
Certificates could be lower than the respective ratings assigned by the Rating
Agencies described above.

                                      S-67

                            GLOSSARY OF DEFINED TERMS

80+ LTV LOANS.................   Mortgage Loans having original Loan-to-Value
                                 Ratios in excess of 80%.

ABN AMRO......................   ABN AMRO Bank N.V.

ACCRUAL PERIOD................   For each class of Offered Certificates and
                                 the Class B1 and Class B2 Certificates and each
                                 Distribution Date, the period beginning on the
                                 immediately preceding Distribution Date (or on
                                 May 25, 2005, in the case of the first Accrual
                                 Period) and ending on the day immediately
                                 preceding the related Distribution Date.

ADDITIONAL TERMINATION
 EVENTS.......................  As defined in the Swap Agreement.

ADJUSTABLE RATE
 MORTGAGE LOANS...............   Mortgage Loans for which the related mortgage
                                 note provides for adjustment of the applicable
                                 Mortgage Rate, as described under "Description
                                 of the Mortgage Pool--Adjustable Rate Mortgage
                                 Loans" and "--The Indices."

ADJUSTMENT DATE...............   With regard to the Adjustable Rate Mortgage
                                 Loans, each date on which the related Mortgage
                                 Rate is adjusted in accordance with the terms
                                 of the related mortgage note.

ADVANCE.......................   An advance of funds which the Servicer is
                                 obligated to make with respect to delinquent
                                 payments of principal and interest on the
                                 Mortgage Loans (other than Balloon Payments),
                                 based on an interest rate adjusted to the
                                 related Mortgage Rate less the Servicing Fee
                                 Rate.

AFFECTED PARTY................   As defined in the Swap Agreement.

AGGREGATE OVERCOLLATERALIZATION
 RELEASE AMOUNT...............   For any Distribution Date, an amount equal to
                                 the lesser of (x) the Principal Remittance
                                 Amount for such Distribution Date and (y) the
                                 amount, if any, by which (1) the
                                 Overcollateralization Amount for such date
                                 (calculated for this purpose on the basis of
                                 the assumption that 100% of the Principal
                                 Remittance Amount for such date is applied in
                                 reduction of the aggregate of the Certificate
                                 Principal Amounts of the Offered Certificates
                                 and the Class B1 and Class B2 Certificates)
                                 exceeds (2) the Targeted Overcollateralization
                                 Amount.

APPLIED LOSS AMOUNT...........   For any Distribution Date, after giving
                                 effect to all Realized Losses incurred with
                                 respect to the Mortgage Loans during the
                                 related Collection Period and distributions of
                                 principal on such Distribution Date, the amount
                                 by which the aggregate Class Principal Amount
                                 of the Offered Certificates and the Class B1
                                 and Class B2 Certificates exceeds the Pool
                                 Balance for such Distribution Date.

                                      S-68

AURORA........................   Aurora Loan Services LLC.

B1 PRINCIPAL
 DISTRIBUTION AMOUNT...........  For any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Distribution Date, to the amount, if any,
                                 by which (x) the sum of (i) the aggregate Class
                                 Principal Amount of the Senior Certificates and
                                 the Class M1, Class M2, Class M3, Class M4,
                                 Class M5, Class M6, Class M7, Class M8 and
                                 Class M9 Certificates, in each case after
                                 giving effect to distributions on such
                                 Distribution Date, and (ii) the Class Principal
                                 Amount of the Class B1 Certificates immediately
                                 prior to such Distribution Date exceeds (y) the
                                 B1 Target Amount.

B1 SPREAD.....................   2.500% annually. If the option to purchase
                                 the Mortgage Loans is not exercised by the
                                 Master Servicer (either voluntarily or at the
                                 direction of the NIMS Insurer) on the Initial
                                 Option Termination Date, then with respect to
                                 the next Distribution Date and each
                                 Distribution Date thereafter, the B1 Spread
                                 will increase to an annual rate of 3.750%.

B1 TARGET AMOUNT..............   For any Distribution Date, an amount equal to
                                 the lesser of (a) the product of (1)
                                 approximately 96.60% and (2) the Pool Balance
                                 for such Distribution Date determined as of the
                                 last day of the related Collection Period and
                                 (b) the amount, if any, by which (1) the Pool
                                 Balance for such Distribution Date determined
                                 as of the last day of the related Collection
                                 Period exceeds (2) the Targeted
                                 Overcollateralization Amount.
B2 PRINCIPAL
 DISTRIBUTION AMOUNT...........  For any Distribution Date, an amount equal, on or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Distribution Date, to the amount, if any,
                                 by which (x) the sum of (i) the aggregate Class
                                 Principal Amount of the Senior Certificates and
                                 the Class M1, Class M2, Class M3, Class M4,
                                 Class M5, Class M6, Class M7, Class M8, Class
                                 M9 and Class B1 Certificates, in each case
                                 after giving effect to distributions on such
                                 Distribution Date, and (ii) the Class Principal
                                 Amount of the Class B2 Certificates immediately
                                 prior to such Distribution Date exceeds (y) the
                                 B2 Target Amount.

B2 TARGET AMOUNT..............   For any Distribution Date, an amount equal to
                                 the lesser of (a) the product of (1)
                                 approximately 99.00% and (2) the Pool Balance
                                 for such Distribution Date determined as of the
                                 last day of the related Collection Period and
                                 (b) the amount, if any, by which (1) the Pool
                                 Balance for such Distribution Date determined
                                 as of the last day of the related Collection
                                 Period exceeds (2) the Targeted
                                 Overcollateralization Amount.

B2 SPREAD.....................   2.500% annually. If the option to purchase
                                 the Mortgage Loans is not exercised by the
                                 Master Servicer (either

                                      S-69

                                 voluntarily or at the direction of the NIMS
                                 Insurer) on the Initial Option Termination
                                 Date, then with respect to the next
                                 Distribution Date and each Distribution Date
                                 thereafter, the B2 Spread will increase to an
                                 annual rate of 3.750%.

BALLOON LOANS.................   Any Mortgage Loan that provides for (1) equal
                                 monthly Scheduled Payments that will not reduce
                                 the Scheduled Principal Balance of the Mortgage
                                 Loan to zero at its maturity date and (2) a
                                 larger monthly payment due at its maturity date
                                 equal to the unpaid Scheduled Principal Balance
                                 of that Mortgage Loan, with interest thereon.
BALLOON PAYMENTS..............   Final payments on Balloon Loans due on their
                                 maturity dates that are significantly larger
                                 than other monthly payments.

BANK..........................   Lehman Brothers Bank, FSB.

BASIS RISK PAYMENT............   For any Distribution Date, the sum of (1) any
                                 Basis Risk Shortfall for such Distribution
                                 Date, (2) any Unpaid Basis Risk Shortfall for
                                 such Distribution Date and (3) any Required
                                 Reserve Fund Deposit (as specified in the Trust
                                 Agreement) for such Distribution Date. The
                                 amount of the Basis Risk Payment for any
                                 Distribution Date cannot exceed the amount of
                                 Monthly Excess Cashflow otherwise distributable
                                 in respect of the Class X Certificates.

BASIS RISK RESERVE FUND.......   A reserve fund into which any amount of
                                 Monthly Excess Cashflow is deposited in order
                                 to pay Basis Risk Shortfalls and Unpaid Basis
                                 Risk Shortfalls.

BASIS RISK SHORTFALL..........   For each Distribution Date and any class of
                                 Offered Certificates and the Class B1 and Class
                                 B2 Certificates, the amount, if any, by which
                                 the amount calculated under clause (1) of the
                                 definition of "Interest Rate" for such class
                                 exceeds the amount calculated under clause (2)
                                 of the definition of "Interest Rate" for such
                                 class.

BBA...........................   The British Bankers' Association.

BENEFICIAL OWNER..............   Any person acquiring an interest in a
                                 Book-Entry Certificate.

BOOK-ENTRY CERTIFICATES.......   The Certificates, other than any Definitive
                                 Certificate.

BUSINESS DAY..................   Any day other than a Saturday or Sunday or a
                                 day on which banks in New York, California,
                                 Colorado, Illinois, Iowa, Massachusetts,
                                 Minnesota or Maryland (or, as to the Servicer,
                                 such other states as are specified in the
                                 Servicing Agreement) are closed.

CAP CONTRACT..................   A limited recourse notional principal contract.

                                      S-70

CARRYFORWARD INTEREST.........   For any class of Offered Certificates and the
                                 Class B1 and Class B2 Certificates and any
                                 Distribution Date, the sum of (1) the amount,
                                 if any, by which (x) the sum of (A) Current
                                 Interest for such class for the immediately
                                 preceding Distribution Date and (B) any unpaid
                                 Carryforward Interest for such class from
                                 previous Distribution Dates exceeds (y) the
                                 amount distributed in respect of interest on
                                 such class on such immediately preceding
                                 Distribution Date and (2) interest on such
                                 amount for the related Accrual Period at the
                                 applicable Interest Rate.

CERTIFICATE ACCOUNT...........   A certificate account maintained by the
                                 Trustee on behalf of the Certificateholders.

CERTIFICATE PRINCIPAL AMOUNT..   For any Offered Certificate or Class B1 or
                                 Class B2 Certificate as of any Distribution
                                 Date, its initial Certificate Principal Amount
                                 as of the Closing Date, as reduced by all
                                 amounts previously distributed on that
                                 Certificate in respect of principal prior to
                                 such Distribution Date, and in the case of any
                                 Offered Subordinate Certificate or Class B1 or
                                 Class B2 Certificate, as reduced by any Applied
                                 Loss Amount previously allocated thereto;
                                 provided, however, that on each Distribution
                                 Date on which a Subsequent Recovery is
                                 distributed, the Certificate Principal Amount
                                 of any class of Offered Subordinate
                                 Certificates or Class B1 or Class B2
                                 Certificates, whose Certificate Principal
                                 Amount has previously been reduced by
                                 application of Applied Loss Amounts will be
                                 increased, in order of seniority, by an amount
                                 (to be applied pro rata to all Certificates of
                                 such class) equal to the lesser of (1) any
                                 Deferred Amount for each such class immediately
                                 prior to such Distribution Date and (2) the
                                 total amount of any Subsequent Recovery
                                 distributed on such Distribution Date to
                                 Certificateholders, after application (for this
                                 purpose) to any more senior classes of
                                 Certificates.

CERTIFICATEHOLDER.............   Any person acquiring a beneficial ownership
                                 interest in any Certificate.

CERTIFICATES..................   The Senior Certificates and the Subordinate
                                  Certificates.

CLASS PRINCIPAL AMOUNT........   For any class of Offered Certificate or the
                                 Class B1 or Class B2 Certificates, the
                                 aggregate of the Certificate Principal Amounts
                                 of all certificates of that class.

CLEARSTREAM LUXEMBOURG........   Clearstream Banking Luxembourg.

CLEARSTREAM LUXEMBOURG
 PARTICIPANTS.................   Participating organizations that utilize the
                                 services of Clearstream Luxembourg.

CLOSING DATE..................   May 26, 2005.

                                      S-71

CODE..........................   The Internal Revenue Code of 1986, as amended.

COLLECTION ACCOUNT............   A collection account maintained by the Master
                                 Servicer established in the name of the Trustee
                                 and for the benefit of Certificateholders.

COLLECTION PERIOD.............   For any Distribution Date, the one-month
                                 period beginning on the second day of the
                                 calendar month immediately preceding the month
                                 in which such Distribution Date occurs and
                                 ending on the first day of the month in which
                                 such Distribution Date occurs.

COMPENSATING INTEREST.........   For any applicable Distribution Date and
                                 prepayments in full or in part, the amount
                                 required to be paid by the Servicer in respect
                                 of any resulting Prepayment Interest Shortfalls
                                 up to an amount equal to the aggregate of the
                                 Servicing Fees received on the Mortgage Loans.

CORPORATE TRUST OFFICE........   For purposes of presentment and surrender of
                                 the Offered Certificates or the Class B1 or
                                 Class B2 Certificates for the final
                                 distribution thereon, the Trustee's corporate
                                 trust office is located at One Federal Street,
                                 Third Floor, Boston, Massachusetts 02110,
                                 Attention: Structured Finance--SASCO 2005-WF2,
                                 or such other address that the Trustee may
                                 designate from time to time by notice to the
                                 Certificateholders, the Depositor and the
                                 Master Servicer.

CPR...........................   The constant prepayment rate model used in
                                 this prospectus supplement, as described under
                                 "Yield, Prepayment and Weighted Average
                                 Life--Weighted Average Life."

CREDIT SCORES.................   Statistical credit scores obtained by many
                                 mortgage lenders in connection with the loan
                                 application to help assess a borrower's credit
                                 worthiness. Credit Scores are generated by
                                 models developed by a third party and are made
                                 available to lenders through three national
                                 credit bureaus. The models were derived by
                                 analyzing data on consumers in order to
                                 establish patterns which are believed to be
                                 indicative of the borrower's probability of
                                 default. The Credit Score is based on a
                                 borrower's historical credit data, including,
                                 among other things, payment history,
                                 delinquencies on accounts, levels of
                                 outstanding indebtedness, length of credit
                                 history, types of credit, and bankruptcy
                                 experience. Credit Scores range from
                                 approximately 250 to approximately 900, with
                                 higher scores indicating an individual with a
                                 more favorable credit history compared to an
                                 individual with a lower score. However, a
                                 Credit Score purports only to be a measurement
                                 of the relative degree of risk a borrower
                                 represents to a lender, i.e., that a borrower
                                 with a higher score is statistically expected
                                 to be less likely to default in payment than a
                                 borrower with a lower score. In addition, it

                                      S-72

                                 should be noted that Credit Scores were
                                 developed to indicate a level of default
                                 probability over a two-year period, which does
                                 not correspond to the life of a mortgage loan.
                                 Furthermore, Credit Scores were not developed
                                 specifically for use in connection with
                                 origination of mortgage loans, but for consumer
                                 loans in general. Therefore, a Credit Score
                                 does not take into consideration the effect of
                                 mortgage loan characteristics on the
                                 probability of repayment by the borrower. The
                                 Credit Scores set forth in the tables in Annex
                                 B were obtained at either the time of
                                 origination of the related Mortgage Loan or
                                 more recently. Neither the Depositor nor the
                                 Originator makes any representations or
                                 warranties as to the actual performance of any
                                 Mortgage Loan or that a particular Credit Score
                                 should be relied upon as a basis for an
                                 expectation that the borrower will repay the
                                 Mortgage Loan according to its terms.

CUMULATIVE LOSS
 TRIGGER EVENT.................  A Cumulative Loss Trigger Event will have occurred if on any Distribution Date, the
                                 fraction, expressed as a percentage, obtained
                                 by dividing (x) the aggregate amount of
                                 cumulative Realized Losses incurred on the
                                 Mortgage Loans from the Cut-off Date through
                                 the last day of the related Collection Period
                                 by (y) the Cut-off Date Balance, exceeds the
                                 following applicable percentages with respect
                                 to such Distribution Date:



DISTRIBUTION DATE        LOSS PERCENTAGE
----------------------   -----------------------------------

  June 2008 through
  May 2009 ...........   2.25% for the first month, plus
                         an additional 1/12th of 1.25%
                         for each month thereafter
  June 2009 through
  May 2010 ...........   3.50% for the first month, plus
                         an additional 1/12th of 1.00%
                         for each month thereafter
  June 2010 through
  May 2011 ...........   4.50% for the first month, plus
                         an additional 1/12th of 0.50%
                         for each month thereafter
  June 2011 and
  thereafter .........   5.00%


CURRENT INTEREST..............   For any class of Offered Certificates or the
                                 Class B1 or Class B2 Certificates and any
                                 Distribution Date, the aggregate amount of
                                 interest accrued at the applicable Interest
                                 Rate during the related Accrual Period on the
                                 Class Principal Amount of such class
                                 immediately prior to such Distribution Date.

CUSTODIAL AGREEMENT...........   The Custodial Agreement between the Trustee
                                 and the Custodian.

CUSTODIAN.....................   Wells Fargo Bank, N.A., or any successor
                                 thereto.

                                      S-73

CUT-OFF DATE..................   May 1, 2005.

CUT-OFF DATE BALANCE..........   The Scheduled Principal Balance of the
                                 Mortgage Loans as of the Cut-off Date.

DEFAULTING PARTY..............   As defined in the Swap Agreement.

DEFERRED AMOUNT...............   For each Distribution Date and for each class
                                 of Offered Subordinate Certificates or the
                                 Class B1 or Class B2 Certificates, the amount
                                 by which (x) the aggregate of Applied Loss
                                 Amounts previously applied in reduction of the
                                 Class Principal Amount thereof exceeds (y) the
                                 sum of (1) the aggregate of amounts previously
                                 distributed in reimbursement thereof and (2)
                                 the amount by which the Class Principal Amount
                                 of such class has been increased due to any
                                 Subsequent Recovery.

DEFINITIVE CERTIFICATE........   A physical certificate representing any
                                  Certificate.

DELINQUENCY EVENT.............   A Delinquency Event will have occurred if on
                                 any Distribution Date, the Rolling Three Month
                                 Delinquency Rate as of the last day of the
                                 immediately preceding month equals or exceeds
                                 40.00% of the Senior Enhancement Percentage for
                                 such Distribution Date.

DELINQUENCY RATE..............   For any month, the fraction, expressed as a
                                 percentage, the numerator of which is the
                                 aggregate outstanding principal balance of all
                                 Mortgage Loans 60 or more days delinquent
                                 (including all foreclosures, bankruptcies and
                                 REO Properties) as of the close of business on
                                 the last day of such month, and the denominator
                                 of which is the Pool Balance as of the close of
                                 business on the last day of such month.

DEPOSITOR.....................   Structured Asset Securities Corporation.

DESIGNATED TELERATE PAGE......   The Moneyline Telerate Service page 3750, or
                                 such other page as may replace page 3750, or
                                 such other service as may be nominated by the
                                 BBA as the information vendor for the purpose
                                 of displaying the BBA's Interest Settlement
                                 Rates for deposits in U.S. dollars.

DISTRESSED MORTGAGE LOAN......   Any Mortgage Loan which becomes more than 90
                                 days delinquent or for which the Servicer has
                                 accepted a deed in lieu of foreclosure.

DISTRIBUTION DATE.............   The 25th day of each month or, if the 25th
                                 day is not a Business Day, on the next
                                 succeeding Business Day, beginning in June
                                 2005.

DTC...........................   The Depository Trust Company.

EARLY TERMINATION DATE........   As defined in the applicable ISDA Master
                                 Agreement.

                                      S-74

ERISA.........................   The Employee Retirement Income Security Act
                                 of 1974, as amended.

ERISA RESTRICTED OFFERED
 CERTIFICATE..................   An Offered Certificate which does not have a
                                 rating of BBB- or above by S&P or Fitch or Baa3
                                 or above by Moody's.

EUROCLEAR.....................   The Euroclear System.

EUROCLEAR PARTICIPANTS........   Participating organizations that utilize the
                                 services of Euroclear.

EVENT OF DEFAULT..............   Any event of default under the Trust Agreement.

EXEMPTION.....................   The individual prohibited transaction
                                 exemption issued to Lehman Brothers Inc. (PTE
                                 91-14 as most recently amended and restated by
                                 PTE 2002-41).

FITCH.........................   Fitch Ratings.

FIXED RATE MORTGAGE LOANS.....   Mortgage Loans for which the related mortgage
                                 note provides for a fixed Mortgage Rate for the
                                 entire amortization term of those Mortgage
                                 Loans.

GLOBAL SECURITIES.............   The globally offered Certificates.

GROSS MARGIN..................   For Adjustable Rate Mortgage Loans, the
                                 interest rate margin specified in the related
                                 mortgage note.

INDEX.........................   The index applicable to any Adjustable Rate
                                 Mortgage Loan, based on Six-Month LIBOR or
                                 One-Year CMT, as applicable.

INITIAL CAP...................   For any Adjustable Rate Mortgage Loan, a
                                 fixed percentage specified in the related
                                 mortgage note beyond which the related Mortgage
                                 Rate generally will not increase or decrease on
                                 the first Adjustment Date.

INITIAL OPTIONAL TERMINATION
 DATE.........................   The Distribution Date following the month in
                                 which the Pool Balance initially declines to
                                 less than 10% of the Cut-off Date Balance.

INSURANCE PROCEEDS............   Any amounts paid by an insurer under a
                                 primary mortgage insurance policy, any standard
                                 hazard insurance policy, flood insurance policy
                                 or any other insurance policy relating to the
                                 Mortgage Loans or related Mortgaged Properties
                                 other than amounts to cover expenses incurred
                                 by the Servicer in connection with procuring
                                 such proceeds, applied to the restoration and
                                 repair of the related Mortgaged Property or to
                                 be paid to the borrower pursuant to the
                                 mortgage note or state law.

                                      S-75

INTEREST RATE.................   For each class of Offered Certificate, the
                                 applicable annual rate described under "Summary
                                 of Terms--The Certificates--Payments on the
                                 Certificates--Interest Payments." For each of
                                 the Class B1 and Class B2 Certificates, the
                                 applicable rate described under "Description of
                                 the Certificates--Distribution of
                                 Interest--Calculation of Interest."

INTEREST REMITTANCE AMOUNT....   For any Distribution Date, an amount equal to
                                 (a) the sum of (1) all interest collected
                                 (other than Payaheads) or advanced in respect
                                 of Scheduled Payments on the Mortgage Loans
                                 during the related Collection Period by the
                                 Servicer, the Master Servicer or the Trustee
                                 minus (x) the Servicing Fee and the Securities
                                 Administration Fee with respect to such
                                 Mortgage Loans and (y) previously unreimbursed
                                 Advances, unreimbursed servicing advances and
                                 other amounts due to the Master Servicer, the
                                 Servicer, the Securities Administrator or the
                                 Trustee with respect to the Mortgage Loans, to
                                 the extent allocable to interest, (2) all
                                 Compensating Interest paid by the Servicer with
                                 respect to such Mortgage Loans with respect to
                                 the related Prepayment Period, (3) the portion
                                 of any purchase price or Substitution Amount
                                 paid with respect to such Mortgage Loans during
                                 the related Prepayment Period allocable to
                                 interest and (4) all Net Liquidation Proceeds,
                                 Insurance Proceeds and any other recoveries
                                 collected with respect to such Mortgage Loans
                                 during the related Prepayment Period, to the
                                 extent allocable to interest, as reduced by (b)
                                 other costs, expenses or liabilities
                                 reimbursable to the Master Servicer, the
                                 Servicer, the Securities Administrator, the
                                 Custodian or (up to the specified dollar
                                 limitation provided in the Trust Agreement) the
                                 Trustee.

IRS...........................   The Internal Revenue Service.

ISDA MASTER AGREEMENT.........   The International Swaps and Derivatives
                                 Association, Inc. Master Agreement
                                 (Multicurrency--Cross Border).

ISSUING ENTITY................   Structured Asset Securities Corporation
                                 Mortgage Loan Trust 2005-WF2, a common law
                                 trust formed under the laws of the State of New
                                 York.

LBH...........................   Lehman Brothers Holdings Inc.

LIBOR.........................   The London Interbank Offered Rate. Generally,
                                 references to "LIBOR" in this prospectus will
                                 refer to One-Month LIBOR.

LIBOR BUSINESS DAY............   Any day on which banks in London and New York
                                 are open for conducting transactions in foreign
                                 currency and exchange.

LIBOR DETERMINATION DATE......   The second LIBOR Business Day preceding the
                                 commencement of each Accrual Period (other than
                                 the first Accrual Period).

                                      S-76

LIQUIDATED MORTGAGE LOAN......   In general, a defaulted Mortgage Loan as to
                                 which the Servicer has determined that all
                                 amounts that it expects to recover in respect
                                 of such Mortgage Loan have been recovered
                                 (exclusive of any possibility of a deficiency
                                 judgment).

LOAN-TO-VALUE RATIO...........   For any Mortgage Loan at any date of
                                 determination, the ratio of the principal
                                 balance of such Mortgage Loan at the date of
                                 determination to (a) in the case of a purchase,
                                 the lesser of the sale price of the Mortgaged
                                 Property and its appraised value at the time of
                                 sale or (b) in the case of a refinancing or
                                 modification, the appraised value of the
                                 Mortgaged Property at the time of the
                                 refinancing or modification.

LOWER TIER REMIC..............   Each lower tier REMIC formed pursuant to the
                                 Trust Agreement.

LPMI POLICY...................   Each of the MGIC Policy, the PMI Policy, the
                                 RMIC Policy the United Guaranty Policy, the
                                 Triad Guaranty Policy and the Radian Policy.

LPMI PROVIDER.................   As of the Closing Date, MGIC, PMI, RMIC,
                                 United Guaranty, Triad Guaranty and Radian.

M1 PRINCIPAL DISTRIBUTION
 AMOUNT.......................   For any Distribution Date, an amount equal,
                                 on or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Distribution Date, to the amount, if any,
                                 by which (x) the sum of (i) the aggregate Class
                                 Principal Amount of the Senior Certificates,
                                 after giving effect to distributions on such
                                 Distribution Date, and (ii) the Class Principal
                                 Amount of the Class M1 Certificates immediately
                                 prior to such Distribution Date exceeds (y) the
                                 M1 Target Amount.

M1 TARGET AMOUNT..............   For any Distribution Date, an amount equal to
                                 the lesser of (a) the product of (1)
                                 approximately 74.20% and (2) the Pool Balance
                                 for such Distribution Date determined as of the
                                 last day of the related Collection Period and
                                 (b) the amount, if any, by which (1) the Pool
                                 Balance for such Distribution Date determined
                                 as of the last day of the related Collection
                                 Period exceeds (2) the Targeted
                                 Overcollateralization Amount.

M2 PRINCIPAL DISTRIBUTION
 AMOUNT.......................   For any Distribution Date, an amount equal,
                                 on or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Distribution Date, to the amount, if any,
                                 by which (x) the sum of (i) the aggregate Class
                                 Principal Amount of the Senior Certificates and
                                 the Class M1 Certificates, in each case after
                                 giving effect to distributions on such
                                 Distribution Date, and (ii) the Class Principal
                                 Amount of the Class M2 Certificates immediately

                                      S-77

                                 prior to such Distribution Date exceeds (y)
                                 the M2 Target Amount.

M2 TARGET AMOUNT..............   For any Distribution Date, an amount equal to
                                 the lesser of (a) the product of (1)
                                 approximately 79.60% and (2) the Pool Balance
                                 for such Distribution Date determined as of the
                                 last day of the related Collection Period and
                                 (b) the amount, if any, by which (1) the Pool
                                 Balance for such Distribution Date determined
                                 as of the last day of the related Collection
                                 Period exceeds (2) the Targeted
                                 Overcollateralization Amount.

M3 PRINCIPAL DISTRIBUTION
 AMOUNT.......................   For any Distribution Date, an amount equal,
                                 on or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Distribution Date, to the amount, if any,
                                 by which (x) the sum of (i) the aggregate Class
                                 Principal Amount of the Senior Certificates and
                                 the Class M1 and Class M2 Certificates, in each
                                 case after giving effect to distributions on
                                 such Distribution Date, and (ii) the Class
                                 Principal Amount of the Class M3 Certificates
                                 immediately prior to such Distribution Date
                                 exceeds (y) the M3 Target Amount.

M3 TARGET AMOUNT..............   For any Distribution Date, an amount equal to
                                 the lesser of (a) the product of (1)
                                 approximately 82.90% and (2) the Pool Balance
                                 for such Distribution Date determined as of the
                                 last day of the related Collection Period and
                                 (b) the amount, if any, by which (1) the Pool
                                 Balance for such Distribution Date determined
                                 as of the last day of the related Collection
                                 Period exceeds (2) the Targeted
                                 Overcollateralization Amount.

M4 PRINCIPAL DISTRIBUTION
 AMOUNT.......................   For any Distribution Date, an amount equal,
                                 on or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Distribution Date, to the amount, if any,
                                 by which (x) the sum of (i) the aggregate Class
                                 Principal Amount of the Senior Certificates and
                                 the Class M1, Class M2 and Class M3
                                 Certificates, in each case after giving effect
                                 to distributions on such Distribution Date, and
                                 (ii) the Class Principal Amount of the Class M4
                                 Certificates immediately prior to such
                                 Distribution Date exceeds (y) the M4 Target
                                 Amount.

M4 TARGET AMOUNT..............   For any Distribution Date, an amount equal to
                                 the lesser of (a) the product of (1)
                                 approximately 85.70% and (2) the Pool Balance
                                 for such Distribution Date determined as of the
                                 last day of the related Collection Period and
                                 (b) the amount, if any, by which (1) the Pool
                                 Balance for such Distribution Date determined
                                 as of the last day of the related Collection
                                 Period exceeds (2) the Targeted
                                 Overcollateralization Amount.

                                      S-78

M5 PRINCIPAL DISTRIBUTION
 AMOUNT.......................   For any Distribution Date, an amount equal,
                                 on or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Distribution Date, to the amount, if any,
                                 by which (x) the sum of (i) the aggregate Class
                                 Principal Amount of the Senior Certificates and
                                 the Class M1, Class M2, Class M3 and Class M4
                                 Certificates, in each case after giving effect
                                 to distributions on such Distribution Date, and
                                 (ii) the Class Principal Amount of the Class M5
                                 Certificates immediately prior to such
                                 Distribution Date exceeds (y) the M5 Target
                                 Amount.

M5 TARGET AMOUNT..............   For any Distribution Date, an amount equal to
                                 the lesser of (a) the product of (1)
                                 approximately 88.60% and (2) the Pool Balance
                                 for such Distribution Date determined as of the
                                 last day of the related Collection Period and
                                 (b) the amount, if any, by which (1) the Pool
                                 Balance for such Distribution Date determined
                                 as of the last day of the related Collection
                                 Period exceeds (2) the Targeted
                                 Overcollateralization Amount.

M6 PRINCIPAL DISTRIBUTION
 AMOUNT.......................   For any Distribution Date, an amount equal,
                                 on or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Distribution Date, to the amount, if any,
                                 by which (x) the sum of (i) the aggregate Class
                                 Principal Amount of the Senior Certificates and
                                 the Class M1, Class M2, Class M3, Class M4 and
                                 Class M5 Certificates, in each case after
                                 giving effect to distributions on such
                                 Distribution Date, and (ii) the Class Principal
                                 Amount of the Class M6 Certificates immediately
                                 prior to such Distribution Date exceeds (y) the
                                 M6 Target Amount.

M6 TARGET AMOUNT..............   For any Distribution Date, an amount equal to
                                 the lesser of (a) the product of (1)
                                 approximately 90.80% and (2) the Pool Balance
                                 for such Distribution Date determined as of the
                                 last day of the related Collection Period and
                                 (b) the amount, if any, by which (1) the Pool
                                 Balance for such Distribution Date determined
                                 as of the last day of the related Collection
                                 Period exceeds (2) the Targeted
                                 Overcollateralization Amount.

M7 PRINCIPAL DISTRIBUTION
 AMOUNT.......................   For any Distribution Date, an amount equal,
                                 on or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Distribution Date, to the amount, if any,
                                 by which (x) the sum of (i) the aggregate Class
                                 Principal Amount of the Senior Certificates and
                                 the Class M1, Class M2, Class M3, Class M4,
                                 Class M5 and Class M6 Certificates, in each
                                 case after giving effect to distributions on
                                 such Distribution Date, and (ii) the Class
                                 Principal Amount of the Class M7 Certificates
                                 immediately prior to such Distribution Date
                                 exceeds (y) the M7 Target Amount.

                                      S-79

M7 TARGET AMOUNT..............   For any Distribution Date, an amount equal to
                                 the lesser of (a) the product of (1)
                                 approximately 92.80% and (2) the Pool Balance
                                 for such Distribution Date determined as of the
                                 last day of the related Collection Period and
                                 (b) the amount, if any, by which (1) the Pool
                                 Balance for such Distribution Date determined
                                 as of the last day of the related Collection
                                 Period exceeds (2) the Targeted
                                 Overcollateralization Amount.

M8 PRINCIPAL DISTRIBUTION
 AMOUNT.......................   For any Distribution Date, an amount equal,
                                 on or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Distribution Date, to the amount, if any,
                                 by which (x) the sum of (i) the aggregate Class
                                 Principal Amount of the Senior Certificates and
                                 the Class M1, Class M2, Class M3, Class M4,
                                 Class M5, Class M6 and Class M7 Certificates,
                                 in each case after giving effect to
                                 distributions on such Distribution Date, and
                                 (ii) the Class Principal Amount of the Class M8
                                 Certificates immediately prior to such
                                 Distribution Date exceeds (y) the M8 Target
                                 Amount.

M8 TARGET AMOUNT..............   For any Distribution Date, an amount equal to
                                 the lesser of (a) the product of (1)
                                 approximately 94.00% and (2) the Pool Balance
                                 for such Distribution Date determined as of the
                                 last day of the related Collection Period and
                                 (b) the amount, if any, by which (1) the Pool
                                 Balance for such Distribution Date determined
                                 as of the last day of the related Collection
                                 Period exceeds (2) the Targeted
                                 Overcollateralization Amount.

M9 PRINCIPAL DISTRIBUTION
 AMOUNT.......................   For any Distribution Date, an amount equal,
                                 on or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Distribution Date, to the amount, if any,
                                 by which (x) the sum of (i) the aggregate Class
                                 Principal Amount of the Senior Certificates and
                                 the Class M1, Class M2, Class M3, Class M4,
                                 Class M5, Class M6, Class M7 and Class M8
                                 Certificates, in each case after giving effect
                                 to distributions on such Distribution Date, and
                                 (ii) the Class Principal Amount of the Class M9
                                 Certificates immediately prior to such
                                 Distribution Date exceeds (y) the M9 Target
                                 Amount.

M9 TARGET AMOUNT..............   For any Distribution Date, an amount equal to
                                 the lesser of (a) the product of (1)
                                 approximately 95.20% and (2) the Pool Balance
                                 for such Distribution Date determined as of the
                                 last day of the related Collection Period and
                                 (b) the amount, if any, by which (1) the Pool
                                 Balance for such Distribution Date determined
                                 as of the last day of the related Collection
                                 Period exceeds (2) the Targeted
                                 Overcollateralization Amount.

MASTER SERVICER...............   Aurora, or any successor thereto.

                                      S-80

MAXIMUM INTEREST RATE.........   An annual rate equal to (a) the product,
                                 expressed as a percentage, of (1) the weighted
                                 average of the amounts, if any, by which the
                                 maximum lifetime Mortgage Rate specified in
                                 each related mortgage note exceeds the
                                 Servicing Fee Rate, and the Securities
                                 Administration Fee Rate and (2) a fraction, the
                                 numerator of which is 30 and the denominator of
                                 which is the actual number of days in the
                                 Accrual Period related to such Distribution
                                 Date; plus (b) the product, expressed as a
                                 percentage, of (1) the amount of any Net Swap
                                 Payment owed by the Swap Counterparty for such
                                 Distribution Date divided by the Pool Balance
                                 as of the beginning of the related Collection
                                 Period and (2) a fraction, the numerator of
                                 which is 360 and the denominator of which is
                                 the actual number of days in the Accrual Period
                                 related to such Distribution Date; minus (c)
                                 the product, expressed as a percentage, of (1)
                                 the amount of any Net Swap Payment owed to the
                                 Swap Counterparty for such Distribution Date
                                 divided by the Pool Balance as of the beginning
                                 of the related Collection Period and (2) a
                                 fraction, the numerator of which is 360 and the
                                 denominator of which is the actual number of
                                 days in the Accrual Period related to such
                                 Distribution Date.

MAXIMUM RATE..................   For any Mortgage Loan, the rate specified in
                                 the related mortgage note which the related
                                 Mortgage Rate will never exceed.

MGIC..........................   Mortgage Guaranty Insurance Corporation.

MGIC POLICY...................   The loan level primary mortgage insurance
                                 policy issued by MGIC covering certain 80+ LTV
                                 Loans.

MINIMUM RATE..................   For any Mortgage Loan, the rate specified in
                                 the related mortgage note which the related
                                 Mortgage Rate will never be less than.
MONTHLY EXCESS CASHFLOW.......   For any Distribution Date, the sum of the
                                 Monthly Excess Interest, the Aggregate
                                 Overcollateralization Release Amount and any
                                 remaining Principal Distribution Amount for
                                 such Distribution Date.

MONTHLY EXCESS INTEREST.......   Any Interest Remittance Amount remaining
                                 after application pursuant to clauses (i)
                                 through (iv) under "Description of the
                                 Certificates--Distributions of
                                 Interest--Interest Payment Priorities."
MOODY'S.......................   Moody's Investors Service, Inc.

MORTGAGE LOANS................   The conventional, adjustable and fixed rate,
                                 fully amortizing and balloon, first lien
                                 residential mortgage loans included in the
                                 Trust Fund as of the Closing Date.

                                      S-81

MORTGAGE RATE.................   For any Mortgage Loan, its applicable
                                 interest rate as determined in the related
                                 mortgage note as reduced by any application of
                                 the Relief Act.

MORTGAGED PROPERTY............   The real property securing a Mortgage Loan.

NET FUNDS CAP.................   For each Distribution Date, an annual rate
                                 equal to (a) a fraction, expressed as a
                                 percentage, the numerator of which is the
                                 product of (1) the excess, if any, of (i) the
                                 Optimal Interest Remittance Amount for such
                                 date over (ii) any Net Swap Payment or Swap
                                 Termination Payment owed to the Swap
                                 Counterparty for such Distribution Date and (2)
                                 12, and the denominator of which is the Pool
                                 Balance as of the first day of the related
                                 Collection Period, multiplied by (b) a
                                 fraction, the numerator of which is 30 and the
                                 denominator of which is the actual number of
                                 days in the Accrual Period related to such
                                 Distribution Date.

NET LIQUIDATION PROCEEDS......   All amounts, net of (1) unreimbursed expenses
                                 and (2) unreimbursed Advances and servicing
                                 advances, received and retained in connection
                                 with the liquidation of defaulted Mortgage
                                 Loans, through insurance or condemnation
                                 proceeds, by foreclosure or otherwise, together
                                 with any net proceeds received on a monthly
                                 basis with respect to any properties acquired
                                 on behalf of the Certificateholders by
                                 foreclosure or deed in lieu of foreclosure.

NET MORTGAGE RATE.............   For any Mortgage Loan at any time, the
                                 Mortgage Rate thereof minus the Servicing Fee
                                 Rate and the Securities Administration Fee
                                 Rate.

NET PREPAYMENT INTEREST
 SHORTFALLS...................   Any Prepayment Interest Shortfalls not funded
                                 by the Servicer.

NET SWAP PAYMENT..............   The net payment required to be made on each
                                 Distribution Date either by (a) the
                                 Supplemental Interest Trust to the Swap
                                 Counterparty, to the extent that the fixed
                                 amount exceeds the corresponding floating
                                 amount, or (b) the Swap Counterparty to the
                                 Supplemental Interest Trust, to the extent that
                                 the floating amount exceeds the corresponding
                                 fixed amount.

NIM SECURITIES................   The net interest margin securities issued in
                                 any NIMS Transaction.

NIMS INSURER..................   One or more financial guaranty insurance
                                 companies insuring the NIM Securities.

NIMS TRANSACTION..............   The placement of the Class P and Class X
                                 Certificates into a separate trust or other
                                 special purpose entity which will issue NIM
                                 Securities backed by all or a portion of such
                                 Certificates.

                                      S-82

OFFERED CERTIFICATES..........   The Senior Certificates and the Offered
                                 Subordinate Certificates.

OFFERED SUBORDINATE
 CERTIFICATES..................  The Class M1, Class M2, Class M3, Class M4,
                                 Class M5, Class M6, Class M7, Class M8 and
                                 Class M9 Certificates.

OID...........................   Original issue discount.

ONE-MONTH LIBOR...............   The average of the interbank offered rates
                                 for one-month U.S. dollar deposits in the
                                 London market.

ONE-YEAR CMT..................   The weekly average yield on United States
                                 treasury security adjusted to a constant
                                 maturity of one year, as made available by the
                                 Federal Reserve Board, published in Federal
                                 Reserve Statistical Release H.15(519) and most
                                 recently available as of the date 45 days
                                 before the related Adjustment Date.

ONE-YEAR CMT MORTGAGE LOANS...   Adjustable Rate Mortgage Loans providing for
                                 annual adjustment of the related Mortgage Rate
                                 based on One-Year CMT.

OPTIMAL INTEREST
 REMITTANCE AMOUNT.............  For each Distribution Date, the product of (A)
                                 (x) the weighted average of the Net Mortgage
                                 Rates of the Mortgage Loans as of the first day
                                 of the related Collection Period divided by (y)
                                 12 and (B) the Pool Balance as of the first day
                                 of the related Collection Period.

ORIGINATOR....................   Wells Fargo Bank, N.A.

OVERCOLLATERALIZATION AMOUNT...  For any Distribution Date, the amount, if any, by which (x) the Pool Balance for such
                                 Distribution Date exceeds (y) the aggregate
                                 Class Principal Amount of the Offered
                                 Certificates and the Class B1 and Class B2
                                 Certificates after giving effect to
                                 distributions on such Distribution Date.

OVERCOLLATERALIZATION
 DEFICIENCY....................  For any Distribution Date, the amount, if any, by which (x) the Targeted Overcollateralization
                                 Amount exceeds (y) the Overcollateralization
                                 Amount for such Distribution Date, calculated
                                 for this purpose after giving effect to the
                                 reduction on such Distribution Date of the
                                 Certificate Principal Amounts of the Offered
                                 Certificates and the Class B1 and Class B2
                                 Certificates resulting from the distribution of
                                 the Principal Distribution Amount on such
                                 Distribution Date, but prior to allocation of
                                 any Applied Loss Amount on such Distribution
                                 Date.

PARTICIPANT...................   Participating organizations that utilize the
                                 services of DTC, including securities brokers
                                 and dealers, banks and trust companies and
                                 clearing corporations and certain other
                                 organizations.

PAYAHEAD......................   Generally any Scheduled Payment intended by
                                 the related borrower to be applied in a
                                 Collection Period subsequent to the Collection
                                 Period in which such payment was received.

                                      S-83

PERCENTAGE INTEREST...........   For any Offered Certificate and the Class B1
                                 or Class B2 Certificate, a fraction, expressed
                                 as a percentage, the numerator of which is that
                                 Certificate's Certificate Principal Amount and
                                 the denominator of which is the applicable
                                 Class Principal Amount.

PERIODIC CAP..................   For any Adjustable Rate Mortgage Loan, the
                                 fixed percentage specified in the related
                                 mortgage note above and below which the related
                                 Mortgage Rate will not be adjusted on any
                                 Adjustment Date, except for the first
                                 Adjustment Date.

PLAN..........................   Any employee benefit plan or other retirement
                                 arrangement that is subject to ERISA or to
                                 Section 4975 of the Code.

PMI...........................   PMI Mortgage Insurance Co.

PMI POLICY....................   The loan level primary mortgage insurance
                                 policy issued by PMI covering certain 80+ LTV
                                 Loans.

POOL BALANCE..................   The aggregate of the Scheduled Principal
                                 Balances of the Mortgage Loans as of such date.

PREPAYMENT INTEREST
 SHORTFALL.....................  The amount by which one month's interest at the
                                 Mortgage Rate (as reduced by the Servicing Fee
                                 Rate) on a Mortgage Loan as to which a
                                 voluntary prepayment has been made in the month
                                 preceding the month in which such prepayment is
                                 distributed to Certificateholders exceeds the
                                 amount of interest actually received in
                                 connection with such prepayment.

PREPAYMENT PERIOD.............   For each Distribution Date for Mortgage Loans
                                 serviced by the Servicer, for a prepayment in
                                 part or in full, the calendar month immediately
                                 preceding the month in which such Distribution
                                 Date occurs.

PREPAYMENT PREMIUM............   A prepayment premium payable by the borrower
                                 in connection with certain full or partial
                                 prepayments of principal on a Mortgage Loan.

PREPAYMENT PREMIUM PERIOD.....   The period of time specified in the related
                                 mortgage note during which the related Mortgage
                                 Loan provides for payment of a Prepayment
                                 Premium in connection with certain voluntary,
                                 full or partial prepayments of that Mortgage
                                 Loan.

PRINCIPAL DISTRIBUTION
 AMOUNT........................  For any Distribution Date, an amount equal to the Principal Remittance Amount minus the
                                 Aggregate Overcollateralization Release Amount,
                                 if any.

PRINCIPAL REMITTANCE AMOUNT...   For any Distribution Date, an amount equal to
                                 (a) the sum of (1) all principal collected
                                 (other than Payaheads) or advanced in respect
                                 of Scheduled Payments on the

                                      S-84

                                 Mortgage Loans during the related Collection
                                 Period by the Servicer or the Master Servicer
                                 (less unreimbursed Advances due to the Master
                                 Servicer, the Servicer or the Trustee with
                                 respect to such Mortgage Loans, to the extent
                                 allocable to principal, and any unreimbursed
                                 servicing advances), (2) all prepayments in
                                 full or in part received on the Mortgage Loans
                                 during the related Prepayment Period, (3) the
                                 outstanding principal balance of each Mortgage
                                 Loan that was repurchased by the Seller or the
                                 Originator during the related Prepayment Period
                                 or the NIMS Insurer (in the case of certain
                                 Mortgage Loans 90 days or more delinquent), (4)
                                 the principal portion of any Substitution
                                 Amount paid with respect to any replaced
                                 Mortgage Loan during the related Prepayment
                                 Period allocable to principal and (5) all Net
                                 Liquidation Proceeds, Insurance Proceeds and
                                 any other recoveries collected with respect to
                                 the Mortgage Loans in during the related
                                 Prepayment Period, to the extent allocable to
                                 principal, minus (b) any other costs, expenses
                                 or liabilities reimbursable to the Master
                                 Servicer, the Servicer, the Securities
                                 Administrator, the Custodian or (up to the
                                 specified dollar limitation provided in the
                                 Trust Agreement) the Trustee from the Interest
                                 Remittance Amount described in clause (b) of
                                 the definition thereof and not reimbursed
                                 therefrom or otherwise.

PTCE 95-60....................   Prohibited Transaction Class Exemption 95-60.

PTE...........................   A Prohibited Transaction Exemption granted by
                                 the U.S. Department of Labor.

PURCHASE PRICE................   An amount equal to the sum of (a) 100% of the
                                 aggregate outstanding principal balance of the
                                 Mortgage Loans plus accrued interest thereon at
                                 the applicable Mortgage Rate, (b) the fair
                                 market value of all other property being
                                 purchased (reduced, in the case of REO
                                 Property, by (1) reasonably anticipated
                                 disposition costs and (2) any amount by which
                                 the fair market value as so reduced exceeds the
                                 outstanding principal balance of the related
                                 Mortgage Loan plus accrued interest thereon at
                                 the applicable Mortgage Rate), (c) any
                                 unreimbursed servicing advances and (d) any
                                 Swap Termination Payment payable to the Swap
                                 Counterparty due to the exercise of the Master
                                 Servicer's option to purchase the Mortgage
                                 Loans.

RADIAN........................   Radian Guaranty Inc.

RADIAN POLICY.................   The loan level primary mortgage insurance
                                 policy issued by Radian covering certain 80+
                                 LTV Loans.

RATE OF PAYMENT...............   The applicable rate of payment under the Swap
                                 Agreement set forth in Annex D to this
                                 prospectus supplement.

                                      S-85

RATING AGENCIES...............   Each of Fitch, Moody's and S&P.

REALIZED LOSS.................   The excess of the outstanding principal
                                 balance of a Liquidated Mortgage Loan over the
                                 related Net Liquidation Proceeds, to the extent
                                 allocable to principal.

RELEVANT DEPOSITARY...........   Citibank, N.A. as depositary for Clearstream
                                 Luxembourg, and JPMorgan Chase Bank, National
                                 Association as depositary for Euroclear,
                                 individually.

RELIEF ACT....................   The Servicemembers Civil Relief Act and
                                 similar state or local laws.

RELIEF ACT REDUCTION..........   Any reduction of the applicable Mortgage Rate
                                 by application of the Relief Act.

RESIDUAL CERTIFICATE..........   The Class R Certificate.

RMIC..........................   Republic Mortgage Insurance Corp.

ROLLING THREE MONTH DELINQUENCY
 RATE.........................   For any Distribution Date, an amount equal to
                                 the average of the Delinquency Rates for each
                                 of the three (or one and two, in the case of
                                 the first and second Distribution Dates,
                                 respectively) immediately preceding months.

RMIC..........................   Republic Mortgage Insurance Company.

RMIC POLICY...................   The loan level primary mortgage insurance
                                 policy issued by RMIC covering certain 80+ LTV
                                 Loans.

S&P...........................   Standard & Poor's Ratings Services, a
                                 division of The McGraw-Hill Companies, Inc.

SALE AND
 ASSIGNMENT AGREEMENT..........  The mortgage loan sale and assignment agreement dated as of May 1, 2005, between the Seller and
                                 the Depositor.

SCHEDULED NOTIONAL AMOUNT.....   For each Distribution Date and the Swap
                                 Agreement, the amount set forth in Annex D to
                                 this prospectus supplement. The initial
                                 Scheduled Notional Amount will be approximately
                                 $647,213,000.

SCHEDULED PAYMENT.............   The monthly scheduled payment of interest and
                                 principal specified in the related mortgage
                                 note for the Mortgage Loan.

SCHEDULED PRINCIPAL BALANCE...   For any Mortgage Loan as of any date of
                                 determination, an amount generally equal to its
                                 outstanding principal balance as of the Cut-off
                                 Date after giving effect to Scheduled Payments
                                 due on or before such date, whether or not
                                 received, as reduced by (1) the principal
                                 portion of all Scheduled Payments due on or
                                 before the due date in the Collection Period
                                 immediately preceding such date of
                                 determination, whether or not received, and (2)
                                 all

                                      S-86

                                 amounts allocable to unscheduled principal
                                 payments received on or before the last day of
                                 the Prepayment Period immediately preceding
                                 such date of determination. The Scheduled
                                 Principal Balance of a Liquidated Mortgage Loan
                                 will be equal to zero.

SECURITIES ACT................   The Securities Act of 1933, as amended.

SECURITIES ADMINISTRATION
 ACCOUNT......................   A trust account maintained on behalf of the
                                 Trust Fund by the Securities Administrator.

SECURITIES ADMINISTRATION
 FEE...........................  As to any Distribution Date, an amount equal to
                                 1/12th the product of (a) the Securities
                                 Administration Fee Rate and (b) the outstanding
                                 principal balance of each Mortgage Loan.

SECURITIES ADMINISTRATION
 FEE RATE......................  The annual rate with respect to the Securities
                                 Administrator set forth under "Fees and
                                 Expenses of the Trust Fund."

SECURITIES ADMINISTRATOR......   Wells Fargo Bank, N.A., in its capacity as
                                 securities administrator under the Trust
                                 Agreement, or any successor thereto.

SELLER........................   Lehman Brothers Holdings Inc.

SENIOR CERTIFICATES...........   The Class A1, Class A2 and Class A3
                                  Certificates.

SENIOR ENHANCEMENT
 PERCENTAGE....................  For any Distribution Date, the fraction, expressed as a percentage, the numerator of
                                 which is the sum of the aggregate Class
                                 Principal Amount of the Offered Subordinate
                                 Certificates and the Class B1 and Class B2
                                 Certificates and the Overcollateralization
                                 Amount (which, for purposes of this definition
                                 only, shall not be less than zero) and the
                                 denominator of which is the Pool Balance for
                                 such Distribution Date, in each case after
                                 giving effect to distributions on such
                                 Distribution Date.

SENIOR PRINCIPAL
 DISTRIBUTION AMOUNT...........  For any Distribution Date, an amount equal to, on or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Distribution Date, the lesser of (x) the
                                 Principal Distribution Amount and (y) the
                                 amount, if any, by which (A) the aggregate
                                 Class Principal Amount of the Senior
                                 Certificates immediately prior to that
                                 Distribution Date exceeds (B) the Senior Target
                                 Amount.

SENIOR PRIORITY...............   The priority of distributions described in
                                 clause I(ii) under the heading "Description of
                                 the Certificates--Distributions of
                                 Principal--Principal Payment Priorities."

SENIOR TARGET AMOUNT..........   For any Distribution Date, an amount equal to
                                 the lesser of (a) the product of (1)
                                 approximately 65.50% and (2) the Pool Balance
                                 for such Distribution Date determined as of

                                      S-87

                                 the last day of the related Collection Period
                                 and (b) the amount, if any, by which (1) the
                                 Pool Balance for such Distribution Date
                                 determined as of the last day of the related
                                 Collection Period exceeds (2) the Targeted
                                 Overcollateralization Amount.

SERVICER......................   Wells Fargo Bank, N.A., in its capacity as
                                 servicer under the Servicing Agreement, or any
                                 successor thereunder.

SERVICING ACCOUNT.............   The custodial account maintained by the
                                 Servicer established in the name of the Trustee
                                 and for the benefit of Certificateholders.

SERVICING AGREEMENT...........   The servicing agreement, between the Seller
                                 and the Servicer.

SERVICING FEE.................   For each Mortgage Loan, a monthly fee paid to
                                 the Servicer out of interest collections
                                 received from the related Mortgage Loan
                                 calculated at the Servicing Fee Rate on the
                                 outstanding Principal Balance of each Mortgage
                                 Loan.

SERVICING FEE RATE............   The annual rate with respect to the Servicer
                                 set forth under "Fees and Expenses of the Trust
                                 Fund."

SIX-MONTH LIBOR...............   The average of the interbank offered rates
                                 for six-month U.S. dollar deposits in the
                                 London market, calculated as provided in the
                                 related mortgage note.

SIX-MONTH LIBOR MORTGAGE
 LOANS........................   Adjustable Rate Mortgage Loans providing for
                                 semi-annual adjustment of the related Mortgage
                                 Rate based on Six-Month LIBOR.

SMMEA.........................   The Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended.

SPONSOR.......................   Lehman Brothers Holdings Inc.

STEPDOWN DATE.................   The later to occur of (x) the Distribution
                                 Date in June 2008 and (y) the first
                                 Distribution Date on which the Senior
                                 Enhancement Percentage (calculated for this
                                 purpose after giving effect to payments or
                                 other recoveries in respect of the Mortgage
                                 Loans during the related Collection Period, but
                                 before giving effect to distributions on any
                                 Certificates on such Distribution Date) is
                                 greater than or equal to approximately 34.50%.

SUBORDINATE CERTIFICATES......   The Class M1, Class M2, Class M3, Class M4,
                                 Class M5, Class M6, Class M7, Class M8, Class
                                 M9, Class B1, Class B2, Class X and Class R
                                 Certificates.

SUBORDINATE PRIORITY..........   To the Class M1, Class M2, Class M3, Class
                                 M4, Class M5, Class M6, Class M7, Class M8,
                                 Class M9, Class B1 and Class B2 Certificates,
                                 sequentially, in that order.

                                      S-88

SUBSEQUENT RECOVERY...........   Any amount recovered with respect to a
                                 Liquidated Mortgage Loan for which a Realized
                                 Loss has been incurred after liquidation and
                                 disposition of such Mortgage Loan.

SUBSTITUTION AMOUNT...........   Generally equal to the amount, if any, by
                                 which the Scheduled Principal Balance of a
                                 Mortgage Loan required to be removed due to a
                                 breach of a representation or warranty or
                                 defective documentation exceeds the principal
                                 balance of the related substitute Mortgage
                                 Loan, plus unpaid interest accrued thereon, any
                                 unpaid Advances or servicing advances, unpaid
                                 Servicing Fees (and related interest) and the
                                 costs and damages incurred by the Trust Fund in
                                 respect of such removed Mortgage Loan as a
                                 result of violations of any applicable federal,
                                 state or local predatory or abusive lending law
                                 with respect to such Mortgage Loan.

SUPPLEMENTAL INTEREST TRUST...   A separate trust created under the Trust
                                 Agreement that will hold the Swap Agreement.

SUPPLEMENTAL INTEREST
 TRUST ACCOUNT.................  A trust account maintained on behalf of the
                                 Supplemental Interest Trust by the Trustee.

SUPPLEMENTAL INTEREST
 TRUST AMOUNT..................  For any Distribution Date, the sum of any Net
                                 Swap Payment and any Swap Termination Payment
                                 received from the Swap Counterparty pursuant to
                                 the terms of the Swap Agreement as described
                                 under "Description of the
                                 Certificates--Supplemental Interest
                                 Trust--Interest Rate Swap Agreement."

SWAP AGREEMENT................   The interest rate swap agreement documented
                                 pursuant to the ISDA Master Agreement, together
                                 with a schedule and confirmation, between the
                                 Trustee, on behalf of the Supplemental Interest
                                 Trust, and the Swap Counterparty.

SWAP COUNTERPARTY.............   ABN AMRO, or any successor thereto.

SWAP COUNTERPARTY TRIGGER
 EVENT........................   The occurrence of any of the following
                                 events: (i) a Swap Default with respect to
                                 which the Swap Counterparty is a Defaulting
                                 Party, (ii) a Termination Event with respect to
                                 which the Swap Counterparty is the sole
                                 Affected Party or (iii) an Additional
                                 Termination Event with respect to which the
                                 Swap Counterparty is the sole Affected Party.

SWAP DEFAULT..................   The events of default under the Swap
                                 Agreement consisting of the following standard
                                 events under the ISDA Master Agreement:

                                   "Failure to Pay,"

                                   "Bankruptcy" and

                                   "Merger without Assumption,"

                                      S-89

                                 as provided in Sections 5(a)(i), 5(a)(vii) and
                                 5(a)(viii) of the ISDA Master Agreement,
                                 respectively.

SWAP EARLY TERMINATION........   The occurrence of an Early Termination Date
                                 under the Swap Agreement.
SWAP TERMINATION PAYMENT......   Any termination payment that either the
                                 Supplemental Interest Trust or the Swap
                                 Counterparty may be liable to make to the other
                                 upon any Swap Early Termination.
TARGET AMOUNT.................   For any Distribution Date, an amount equal to
                                 the Pool Balance as of such Distribution Date
                                 minus the Targeted Overcollateralization
                                 Amount.

TARGETED OVERCOLLATERALIZATION
 AMOUNT.......................   For any Distribution Date, an amount equal to
                                 approximately $3,355,177 (approximately 0.50%
                                 of the Cut-off Date Balance).
TAX COUNSEL...................   McKee Nelson LLP.

TERMINATION EVENTS............   The events under the Swap Agreement
                                 consisting of the following standard events
                                 under the ISDA Master Agreement:

                                    o "Illegality" (which generally relates to
                                      changes in law causing it to become
                                      unlawful for either party to perform its
                                      obligations under the Swap Agreement),

                                    o "Tax Event" (which generally relates to
                                      either party to the Swap Agreement
                                      receiving a payment under the Swap
                                      Agreement from which an amount has been
                                      deducted or withheld for or on account of
                                      taxes), and

                                    o "Tax Event Upon Merger" (which generally
                                      relates to either party to the Swap
                                      Agreement making a payment under the Swap
                                      Agreement from which an amount has been
                                      deducted or withheld for or on account of
                                      taxes resulting from a merger),

                                 as described in Sections 5(b)(i), 5(b)(ii) and
                                 5(b)(iii) of the ISDA Master Agreement,
                                 respectively.

TRANSFER AGREEMENT............   The transfer agreement pursuant to which the
                                 Bank purchased the Mortgage Loans directly from
                                 the Originator.

TRANSFER DATE.................   The date on which the Mortgage Loans were
                                 purchased by the Seller pursuant to the
                                 Transfer Agreement.

TRIAD GUARANTY POLICY.........   The loan level primary mortgage insurance
                                 policy issued by Triad Guaranty covering
                                 certain 80+ LTV Loans.

TRIGGER EVENT.................   A Trigger Event will have occurred if on any
                                 Distribution Date, either a Delinquency Event
                                 or a Cumulative Loss Trigger Event is in effect
                                 for such Distribution Date.

                                      S-90

TRUST AGREEMENT...............   The trust agreement dated as of May 1, 2005,
                                 among the Depositor, the Master Servicer, the
                                 Securities Administrator and the Trustee.

TRUST FUND....................   The trust fund created pursuant to the Trust
                                 Agreement, consisting primarily of those assets
                                 set forth in the first paragraph under the
                                 heading "Description of the
                                 Certificates--General."

TRUSTEE.......................   U.S. Bank National Association in its
                                 capacity as trustee under the Trust Agreement,
                                 or any successor thereto.

UNDERWRITER...................   Lehman Brothers Inc.

UNDERWRITING AGREEMENT........   Collectively, the underwriting agreement and
                                 the terms agreement between the Depositor and
                                 the Underwriter.

UNDERWRITING GUIDELINES.......   The underwriting guidelines established by
                                 the Originator, in accordance with which the
                                 Mortgage Loans have been originated or acquired
                                 by the Originator.

UNITED GUARANTY...............   United Guaranty Residential Insurance Company

UNITED GUARANTY POLICY........   The loan level primary mortgage insurance
                                 policy issued by United Guaranty covering
                                 certain 80+ LTV Loans.

UNPAID BASIS RISK SHORTFALL...   For any class of Offered Certificates or the
                                 Class B1 or Class B2 Certificates on any
                                 Distribution Date, the aggregate of all Basis
                                 Risk Shortfalls for such class remaining unpaid
                                 from all previous Distribution Dates, together
                                 with interest thereon at the applicable
                                 Interest Rate, computed without regard to the
                                 Net Funds Cap, but limited to a rate no greater
                                 than the Maximum Interest Rate.

UPPER TIER REMIC..............   The upper tier REMIC formed pursuant to the
                                 Trust Agreement.

WELLS FARGO...................   Wells Fargo Bank, N.A.

                                      S-91

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      S-92

                                     ANNEX A
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the Global Securities will be available only in book entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.
The Global Securities will be tradable as home market instruments in both the
European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds.

     Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

     Secondary cross market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery against payment basis through the respective Depositaries of Clearstream Luxembourg and
Euroclear (in such capacity) and as DTC Participants.

     A holder that is not a United States person (as described below) of Global
Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book entry form by DTC in the name of
Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and
Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream
Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

     TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS.
Secondary market trading between Clearstream Luxembourg Participants or
Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR
PURCHASER. When Global Securities are to be transferred from the account of a
DTC Participant to the account of a

                                      S-A-1

Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a
Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the
Global Securities against payment. Payment will include interest accrued on the
Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global
Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.
Payment will then be made by the respective Relevant Depositary of the DTC
Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear
Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back valued to, and the interest on the Global
Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or
Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or
Euroclear. Under this approach, they may take on credit exposure to Clearstream
Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear
Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg
Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the
Global Securities were credited to their accounts. However, interest on the
Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or
Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC
Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC
Participants.

     TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC
PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg
Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC
Participant. The seller will send instructions to Clearstream Luxembourg or
Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant
at least one business day prior to settlement. In these cases Clearstream
Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or

                                      S-A-2

Euroclear Participant the following day, and receipt of the cash proceeds in the
Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or
Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg
Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream
Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.
At least three techniques should be readily available to eliminate this potential problem:

       (a) borrowing through Clearstream Luxembourg or Euroclear for one day
    (until the purchase side of the day trade is reflected in their Clearstream
    Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

       (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global
    Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

       (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a United States person within the meaning of Section
7701(a)(30) of the Internal Revenue Code of 1986 holding a book entry certificate through Clearstream, Euroclear or DTC may be subject to U.S.
withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the
U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

   I. the Trustee or the U.S. withholding agent receives a statement --

          (a) from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that --

              (i) is signed by the certificateholder under penalties of perjury,

              (ii) certifies that such owner is not a United States person, and

              (iii) provides the name and address of the certificateholder, or

          (b) from a securities clearing organization, a bank or other financial institution that holds customer's securities in the ordinary course of its trade or business that --

              (i) is signed under penalties of perjury by an authorized
           representative of the financial institution,

              (ii) states that the financial institution has received an IRS
           Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

              (iii) provides the name and address of the certificateholder, and

              (iv) attaches the IRS Form W-8BEN (or any successor form)
           provided by the certificateholder;

                                      S-A-3

     II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the
Trustee or the U.S. withholding agent;

     III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form
W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

     IV. the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

     A holder holding book entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

     In addition, all holders holding book entry certificates through
Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

     I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form
W-8IMY (or any successor forms) if that person is not a United States person;

     II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

     III. is a corporation, within the meaning of Section 7701(a) of the
Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

     This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not
United States persons within the meaning of Section 7701(a)(30) of the Internal
Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book entry certificates.

     The term "United States" person means (1) a citizen or resident of the
United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable
Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

                                      S-A-4

                                    ANNEX B
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The following tables set forth certain information as of the Cut-off Date having the stated characteristics shown in the tables in each range. As used in these tables, the "non-zero weighted average" of any characteristic of the
Mortgage Loans will not include in such weighted average those Mortgage Loans which do not have that characteristic (or for which that characteristic cannot be determined). (The sum of the amounts of the Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                                      S-B-1

                               THE MORTGAGE LOANS

                                    LOAN TYPE



                                                             PERCENTAGE
                                                            OF MORTGAGE
                                                              LOANS BY
                                             AGGREGATE        AGGREGATE   WEIGHTED
                            NUMBER OF        SCHEDULED        SCHEDULED    AVERAGE
                             MORTGAGE        PRINCIPAL        PRINCIPAL      GROSS
         LOAN TYPE            LOANS           BALANCE          BALANCE      COUPON
-------------------------- ----------- -------------------- ------------ ----------

2/28 ARM (LIBOR) .........    3,152     $  510,635,432.88       76.10%      6.651%
3/27 ARM (LIBOR) .........      255         42,172,931.25        6.29       6.387
1 Year ARM (CMT) .........        8          1,385,779.88        0.21       6.358
Balloon ..................      100         18,946,992.47        2.82       6.501
Fixed Rate ...............      721         97,858,041.33       14.58       6.865
                              -----     -----------------      ------       -----
 Total: ..................    4,236     $  670,999,177.81      100.00%      6.661%
                              =====     =================      ======       =====

                            ADJUSTABLE   NON-ZERO
                               RATE      WEIGHTED   WEIGHTED
                             MORTGAGE     AVERAGE    AVERAGE                    PRIMARY
                               LOAN       CREDIT    ORIGINAL        FULL       MORTGAGE
         LOAN TYPE          PERCENTAGE     SCORE       LTV     DOCUMENTATION   INSURANCE
-------------------------- ------------ ---------- ---------- --------------- ----------

2/28 ARM (LIBOR) .........     100.00%     604        81.43%        93.05%       49.63%
3/27 ARM (LIBOR) .........     100.00      619        78.98         89.66        37.94
1 Year ARM (CMT) .........     100.00      597        82.86         74.07        48.73
Balloon ..................       0.00      637        76.67         90.24        33.69
Fixed Rate ...............       0.00      624        73.01         90.92        22.80
                               ------      ---        -----         -----        -----
 Total: ..................      82.59%     609        79.92%        92.40%       44.53%
                               ======      ===        =====         =====        =====


                   CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES



                                                                    PERCENTAGE
                                                                    OF MORTGAGE
                                                                     LOANS BY
                                                    AGGREGATE        AGGREGATE   WEIGHTED
                                    NUMBER OF       SCHEDULED        SCHEDULED    AVERAGE
        RANGE OF SCHEDULED           MORTGAGE       PRINCIPAL        PRINCIPAL     GROSS
      PRINCIPAL BALANCES ($)          LOANS          BALANCE          BALANCE     COUPON
---------------------------------- ----------- ------------------- ------------ ----------

0.01 to 50,000.00 ................      277     $  10,600,897.91        1.58%      8.109%
50,000.01 to 100,000.00 ..........    1,021        80,748,030.79       12.03       7.243
100,000.01 to 150,000.00 .........    1,052       131,149,566.26       19.55       6.941
150,000.01 to 200,000.00 .........      819       142,085,142.65       21.18       6.610
200,000.01 to 250,000.00 .........      448       100,438,261.23       14.97       6.551
250,000.01 to 300,000.00 .........      285        78,171,384.52       11.65       6.461
300,000.01 to 350,000.00 .........      154        49,992,120.69        7.45       6.227
350,000.01 to 400,000.00 .........       89        33,312,680.82        4.96       6.126
400,000.01 to 450,000.00 .........       40        16,899,770.44        2.52       6.020
450,000.01 to 500,000.00 .........       23        10,881,900.79        1.62       6.219
500,000.01 to 550,000.00 .........       11         5,793,582.65        0.86       6.252
550,000.01 to 600,000.00 .........        6         3,452,700.03        0.51       5.895
600,000.01 to 650,000.00 .........        7         4,467,870.40        0.67       5.995
Greater than 650,000.00 ..........        4         3,005,268.63        0.45       6.029
                                      -----     ----------------      ------       -----
 Total: ..........................    4,236     $ 670,999,177.81      100.00%      6.661%
                                      =====     ================      ======       =====

                                    ADJUSTABLE   NON-ZERO
                                       RATE      WEIGHTED   WEIGHTED
                                     MORTGAGE     AVERAGE    AVERAGE                    PRIMARY
        RANGE OF SCHEDULED             LOAN       CREDIT    ORIGINAL        FULL       MORTGAGE
      PRINCIPAL BALANCES ($)        PERCENTAGE     SCORE       LTV     DOCUMENTATION   INSURANCE
---------------------------------- ------------ ---------- ---------- --------------- ----------

0.01 to 50,000.00 ................     61.83%      587       74.47%        97.26%       32.94%
50,000.01 to 100,000.00 ..........     78.10       601       79.83         96.32        46.47
100,000.01 to 150,000.00 .........     83.20       604       81.46         94.41        51.28
150,000.01 to 200,000.00 .........     84.03       608       79.92         94.40        45.89
200,000.01 to 250,000.00 .........     83.75       608       79.95         92.19        45.34
250,000.01 to 300,000.00 .........     86.48       609       79.88         92.02        42.05
300,000.01 to 350,000.00 .........     79.29       617       77.90         90.16        38.88
350,000.01 to 400,000.00 .........     80.73       629       80.49         88.72        42.83
400,000.01 to 450,000.00 .........     87.30       635       80.90         85.06        42.44
450,000.01 to 500,000.00 .........     91.12       631       78.80         86.77        34.17
500,000.01 to 550,000.00 .........     73.09       619       79.19         54.65        18.19
550,000.01 to 600,000.00 .........     66.71       635       74.94         66.87         0.00
600,000.01 to 650,000.00 .........    100.00       594       74.63         56.89        28.59
Greater than 650,000.00 ..........     71.10       628       75.19        100.00         0.00
                                      ------       ---       -----        ------        -----
 Total: ..........................     82.59%      609       79.92%        92.40%       44.53%
                                      ======       ===       =====        ======        =====


     The average Cut-off Date Scheduled Principal Balance for Mortgage Loans is
approximately $158,403.

                                      S-B-2

                                MORTGAGE RATES*



                                                               PERCENTAGE
                                                               OF MORTGAGE
                                                                LOANS BY
                                               AGGREGATE        AGGREGATE   WEIGHTED
      RANGE OF MORTGAGE        NUMBER OF       SCHEDULED        SCHEDULED    AVERAGE
   RATES ON ADJUSTABLE RATE     MORTGAGE       PRINCIPAL        PRINCIPAL     GROSS
      MORTGAGE LOANS (%)         LOANS          BALANCE          BALANCE     COUPON
----------------------------- ----------- ------------------- ------------ ----------

Less than 5.501 .............      325     $  69,227,485.56       10.32%      5.188%
5.501 to 6.000 ..............      527       106,765,517.80       15.91       5.829
6.001 to 6.500 ..............      608       106,923,820.88       15.94       6.335
6.501 to 7.000 ..............      637       103,134,001.02       15.37       6.809
7.001 to 7.500 ..............      473        68,289,641.36       10.18       7.316
7.501 to 8.000 ..............      452        60,601,004.52        9.03       7.794
8.001 to 8.500 ..............      190        21,126,713.84        3.15       8.305
8.501 to 9.000 ..............      102         9,042,913.05        1.35       8.755
9.001 to 9.500 ..............       50         4,952,531.22        0.74       9.341
9.501 to 10.000 .............       42         3,586,286.45        0.53       9.764
10.001 to 10.500 ............        7           440,201.87        0.07      10.266
10.501 to 11.000 ............        1            44,148.22        0.01      10.625
Greater than 11.000 .........        1            59,878.22        0.01      11.350
                                 -----     ----------------       -----      ------
  Subtotal: .................    3,415     $ 554,194,144.01       82.59%      6.630%
                                 -----     ----------------       -----      ------

                               ADJUSTABLE   NON-ZERO
                                  RATE      WEIGHTED   WEIGHTED
      RANGE OF MORTGAGE         MORTGAGE     AVERAGE    AVERAGE                    PRIMARY
   RATES ON ADJUSTABLE RATE       LOAN       CREDIT    ORIGINAL        FULL       MORTGAGE
      MORTGAGE LOANS (%)       PERCENTAGE     SCORE       LTV     DOCUMENTATION   INSURANCE
----------------------------- ------------ ---------- ---------- --------------- ----------

Less than 5.501 .............     100.00%      635       73.07%        87.82%       12.72%
5.501 to 6.000 ..............     100.00       623       77.41         91.79        31.67
6.001 to 6.500 ..............     100.00       611       81.41         89.70        52.54
6.501 to 7.000 ..............     100.00       605       85.54         93.49        71.23
7.001 to 7.500 ..............     100.00       591       85.87         96.52        70.24
7.501 to 8.000 ..............     100.00       579       84.80         97.00        56.46
8.001 to 8.500 ..............     100.00       568       82.12         96.30        45.12
8.501 to 9.000 ..............     100.00       559       82.36         97.27        38.47
9.001 to 9.500 ..............     100.00       539       76.29         98.37        18.63
9.501 to 10.000 .............     100.00       536       77.00        100.00        43.75
10.001 to 10.500 ............     100.00       530       76.94        100.00        28.22
10.501 to 11.000 ............     100.00         0       85.00        100.00       100.00
Greater than 11.000 .........     100.00       504       74.07        100.00         0.00
                                  ------       ---       -----        ------       ------
  Subtotal: .................     100.00%      606       81.25%        92.74%       48.74%
                                  ------       ---       -----        ------       ------




                                                              PERCENTAGE
                                                              OF MORTGAGE
                                                               LOANS BY
                                               AGGREGATE       AGGREGATE   WEIGHTED
      RANGE OF MORTGAGE        NUMBER OF       SCHEDULED       SCHEDULED    AVERAGE
     RATES ON FIXED RATE        MORTGAGE       PRINCIPAL       PRINCIPAL     GROSS
      MORTGAGE LOANS (%)         LOANS          BALANCE         BALANCE     COUPON
----------------------------- ----------- ------------------ ------------ ----------

Less than 5.501 .............       22    $   6,165,257.60        0.92%      5.150%
5.501 to 6.000 ..............       79       16,697,724.79        2.49       5.900
6.001 to 6.500 ..............      146       26,208,298.02        3.91       6.369
6.501 to 7.000 ..............      208       32,165,389.29        4.79       6.827
7.001 to 7.500 ..............      126       15,521,607.82        2.31       7.314
7.501 to 8.000 ..............      114       11,139,892.65        1.66       7.825
8.001 to 8.500 ..............       48        4,547,406.06        0.68       8.297
8.501 to 9.000 ..............       40        2,621,371.46        0.39       8.731
9.001 to 9.500 ..............       18          889,598.03        0.13       9.299
9.501 to 10.000 .............       14          621,164.80        0.09       9.731
10.001 to 10.500 ............        2           61,778.88        0.01      10.250
10.501 to 11.000 ............        1           33,947.76        0.01      10.720
Greater than 11.000 .........        3          131,596.64        0.02      11.407
                                 -----    ----------------      ------      ------
  Subtotal: .................      821    $ 116,805,033.80       17.41%      6.806%
                                 -----    ----------------      ------      ------
  Total: ....................    4,236    $ 670,999,177.81      100.00%      6.661%
                                 =====    ================      ======      ======

                               ADJUSTABLE   NON-ZERO
                                  RATE      WEIGHTED   WEIGHTED
      RANGE OF MORTGAGE         MORTGAGE     AVERAGE    AVERAGE                    PRIMARY
     RATES ON FIXED RATE          LOAN       CREDIT    ORIGINAL        FULL       MORTGAGE
      MORTGAGE LOANS (%)       PERCENTAGE     SCORE       LTV     DOCUMENTATION   INSURANCE
----------------------------- ------------ ---------- ---------- --------------- ----------

Less than 5.501 .............      0.00%   750           52.89%        95.15%        0.00%
5.501 to 6.000 ..............      0.00    649           68.89         92.86         3.65
6.001 to 6.500 ..............      0.00    631           73.10         85.58        13.00
6.501 to 7.000 ..............      0.00    614           74.29         89.59        23.97
7.001 to 7.500 ..............      0.00    614           77.80         91.84        41.92
7.501 to 8.000 ..............      0.00    596           80.29         94.28        51.53
8.001 to 8.500 ..............      0.00    599           80.93        100.00        55.99
8.501 to 9.000 ..............      0.00    577           82.72         92.94        60.33
9.001 to 9.500 ..............      0.00    560           73.09        100.00        34.63
9.501 to 10.000 .............      0.00    560           79.62         95.22        39.92
10.001 to 10.500 ............      0.00    533           54.94        100.00         0.00
10.501 to 11.000 ............      0.00    500           85.00        100.00       100.00
Greater than 11.000 .........      0.00    517           57.91        100.00         0.00
                                  -----    ---           -----        ------       ------
  Subtotal: .................      0.00%   626           73.60%        90.81%       24.56%
                                  -----    ---           -----        ------       ------
  Total: ....................     82.59%   609           79.92%        92.40%       44.53%
                                  =====    ===           =====        ======       ======


     The weighted average Mortgage Rate for Adjustable Rate Mortgage Loans and
Fixed Rate Mortgage Loans is approximately 6.630% and 6.806%, respectively.
-------
*  Reflects the Mortgage Rates for the Mortgage Loans as of the Cut-off Date.

                                      S-B-3

                           ORIGINAL TERMS TO MATURITY



                                                           PERCENTAGE
                                                          OF MORTGAGE
                                                            LOANS BY
                                           AGGREGATE        AGGREGATE   WEIGHTED
                           NUMBER OF       SCHEDULED        SCHEDULED    AVERAGE
 RANGE OF ORIGINAL TERMS    MORTGAGE       PRINCIPAL        PRINCIPAL     GROSS
   TO MATURITY (MONTHS)      LOANS          BALANCE          BALANCE     COUPON
------------------------- ----------- ------------------- ------------ ----------

1 to 180 ................      224     $  30,222,752.23        4.50%      6.623%
181 to 240 ..............        3           271,088.21        0.04       6.763
241 to 360 ..............    4,009       640,505,337.37       95.46       6.663
                             -----     ----------------      ------       -----
 Total: .................    4,236     $ 670,999,177.81      100.00%      6.661%
                             =====     ================      ======       =====

                           ADJUSTABLE   NON-ZERO
                              RATE      WEIGHTED   WEIGHTED
                            MORTGAGE     AVERAGE    AVERAGE                    PRIMARY
 RANGE OF ORIGINAL TERMS      LOAN       CREDIT    ORIGINAL        FULL       MORTGAGE
   TO MATURITY (MONTHS)    PERCENTAGE     SCORE       LTV     DOCUMENTATION   INSURANCE
------------------------- ------------ ---------- ---------- --------------- ----------

1 to 180 ................      0.00%      630        73.38%        89.51%       24.56%
181 to 240 ..............      0.00       587        72.37         40.16         0.00
241 to 360 ..............     86.52       608        80.23         92.56        45.49
                              -----       ---        -----         -----        -----
 Total: .................     82.59%      609        79.92%        92.40%       44.53%
                              =====       ===        =====         =====        =====


  The weighted average original term to maturity for Mortgage Loans is approximately 352 months.

                           REMAINING TERMS TO MATURITY



                                                      PERCENTAGE
                                                      OF MORTGAGE
                                                       LOANS BY
                                      AGGREGATE        AGGREGATE   WEIGHTED
 RANGE OF REMAINING   NUMBER OF       SCHEDULED        SCHEDULED    AVERAGE
      TERMS TO         MORTGAGE       PRINCIPAL        PRINCIPAL     GROSS
  MATURITY (MONTHS)     LOANS          BALANCE          BALANCE     COUPON
-------------------- ----------- ------------------- ------------ ----------

1 to 180 ...........      224     $  30,222,752.23        4.50%      6.623%
181 to 240 .........        3           271,088.21        0.04       6.763
241 to 360 .........    4,009       640,505,337.37       95.46       6.663
                        -----     ----------------      ------       -----
 Total: ............    4,236     $ 670,999,177.81      100.00%      6.661%
                        =====     ================      ======       =====

                      ADJUSTABLE   NON-ZERO
                         RATE      WEIGHTED   WEIGHTED
 RANGE OF REMAINING    MORTGAGE     AVERAGE    AVERAGE                    PRIMARY
      TERMS TO           LOAN       CREDIT    ORIGINAL        FULL       MORTGAGE
  MATURITY (MONTHS)   PERCENTAGE     SCORE       LTV     DOCUMENTATION   INSURANCE
-------------------- ------------ ---------- ---------- --------------- ----------

1 to 180 ...........      0.00%      630       73.38%        89.51%       24.56%
181 to 240 .........      0.00       587       72.37         40.16         0.00
241 to 360 .........     86.52       608       80.23         92.56        45.49
                         -----       ---       -----         -----        -----
 Total: ............     82.59%      609       79.92%        92.40%       44.53%
                         =====       ===       =====         =====        =====


     The weighted average remaining term to maturity for Mortgage Loans is approximately 348 months.

                                      S-B-4

                          ORIGINAL LOAN-TO-VALUE RATIOS



                                                            PERCENTAGE
                                                           OF MORTGAGE
                                                             LOANS BY
                                            AGGREGATE        AGGREGATE   WEIGHTED
     RANGE OF ORIGINAL      NUMBER OF       SCHEDULED        SCHEDULED    AVERAGE
       LOAN-TO-VALUE         MORTGAGE       PRINCIPAL        PRINCIPAL     GROSS
        RATIOS (%)            LOANS          BALANCE          BALANCE     COUPON
-------------------------- ----------- ------------------- ------------ ----------

Less than 60.001 .........      334     $  48,243,395.95        7.19%      6.297%
60.001 to 70.000 .........      549        84,610,534.76       12.61       6.341
70.001 to 80.000 .........    1,421       239,202,866.27       35.65       6.535
80.001 to 85.000                491        78,335,649.85       11.67       6.676
85.001 to 90.000 .........      872       136,727,601.39       20.38       6.913
90.001 to 95.000                310        47,431,102.82        7.07       7.028
95.001 to 100.000               259        36,448,026.77        5.43       7.259
                              -----     ----------------      ------       -----
 Total: ..................    4,236     $ 670,999,177.81      100.00%      6.661%
                              =====     ================      ======       =====

                            ADJUSTABLE   NON-ZERO
                               RATE      WEIGHTED   WEIGHTED
     RANGE OF ORIGINAL       MORTGAGE     AVERAGE    AVERAGE                    PRIMARY
       LOAN-TO-VALUE           LOAN       CREDIT    ORIGINAL        FULL       MORTGAGE
        RATIOS (%)          PERCENTAGE     SCORE       LTV     DOCUMENTATION   INSURANCE
-------------------------- ------------ ---------- ---------- --------------- ----------

Less than 60.001 .........     61.21%      610       50.56%        92.00%        0.00%
60.001 to 70.000 .........     73.84       597       66.68         91.19         0.00
70.001 to 80.000 .........     80.24       601       77.58         91.55         0.00
80.001 to 85.000               85.54       608       84.31         91.19       100.00
85.001 to 90.000 .........     90.02       612       89.62         90.83        99.90
90.001 to 95.000               94.41       640       94.68        100.00       100.00
95.001 to 100.000              97.06       641       99.84        100.00       100.00
                               -----       ---       -----        ------       ------
 Total: ..................     82.59%      609       79.92%        92.40%       44.53%
                               =====       ===       =====        ======       ======


  The weighted average original Loan-to-Value Ratio for Mortgage Loans is approximately 79.92%.

                    ORIGINAL EFFECTIVE LOAN-TO-VALUE RATIOS*



                                                            PERCENTAGE
                                                           OF MORTGAGE
                                                             LOANS BY
     RANGE OF ORIGINAL                      AGGREGATE        AGGREGATE   WEIGHTED
         EFFECTIVE          NUMBER OF       SCHEDULED        SCHEDULED    AVERAGE
       LOAN-TO-VALUE         MORTGAGE       PRINCIPAL        PRINCIPAL     GROSS
        RATIOS (%)            LOANS          BALANCE          BALANCE     COUPON
-------------------------- ----------- ------------------- ------------ ----------

Less than 60.001 .........      334     $  48,243,395.95        7.19%      6.297%
60.001 to 70.000 .........      808       121,058,561.53       18.04       6.617
70.001 to 80.000 .........    3,093       501,555,588.02       74.75       6.706
85.001 to 90.000 .........        1           141,632.31        0.02       8.900
                              -----     ----------------      ------       -----
 Total: ..................    4,236     $ 670,999,177.81      100.00%      6.661%
                              =====     ================      ======       =====

                            ADJUSTABLE   NON-ZERO
     RANGE OF ORIGINAL         RATE      WEIGHTED   WEIGHTED
         EFFECTIVE           MORTGAGE     AVERAGE    AVERAGE                    PRIMARY
       LOAN-TO-VALUE           LOAN       CREDIT    ORIGINAL        FULL       MORTGAGE
        RATIOS (%)          PERCENTAGE     SCORE       LTV     DOCUMENTATION   INSURANCE
-------------------------- ------------ ---------- ---------- --------------- ----------

Less than 60.001 .........     61.21%      610       50.56%        92.00%        0.00%
60.001 to 70.000 .........     80.83       610       76.66         93.84        30.11
70.001 to 80.000 .........     85.07       609       83.52         92.09        52.31
85.001 to 90.000 .........    100.00       564       90.00        100.00         0.00
                              ------       ---       -----        ------        -----
 Total: ..................     82.59%      609       79.92%        92.40%       44.53%
                              ======       ===       =====        ======        =====


     The weighted average original effective Loan-to-Value Ratio for Mortgage
Loans is approximately 74.17%.

-------
*  Reflects the Loan-to-Value Ratio, after taking any primary mortgage insurance into account.

                                      S-B-5

                  ORIGINAL FULL COMBINED LOAN-TO-VALUE RATIOS*



                                                            PERCENTAGE
                                                           OF MORTGAGE
                                                             LOANS BY
                                            AGGREGATE        AGGREGATE   WEIGHTED
  RANGE OF ORIGINAL FULL    NUMBER OF       SCHEDULED        SCHEDULED    AVERAGE
  COMBINED LOAN-TO-VALUE     MORTGAGE       PRINCIPAL        PRINCIPAL     GROSS
        RATIOS (%)            LOANS          BALANCE          BALANCE     COUPON
-------------------------- ----------- ------------------- ------------ ----------

Less than 60.001 .........      331     $  47,443,711.93        7.07%      6.311%
60.001 to 70.000 .........      541        83,029,334.89       12.37       6.353
70.001 to 80.000 .........    1,346       226,218,338.03       33.71       6.569
80.001 to 85.000
 With Primary Mortgage
  Insurance: .............      473        76,495,835.82       11.40       6.660
 Without Primary Mortgage
  Insurance: .............        6         1,491,765.95        0.22       5.944
85.001 to 90.000
 With Primary Mortgage
  Insurance: .............      860       135,410,348.05       20.18       6.910
 Without Primary Mortgage
  Insurance: .............       15         4,013,811.90        0.60       5.883
90.001 to 95.000
 With Primary Mortgage
  Insurance: .............      336        49,890,370.22        7.44       7.056
 Without Primary Mortgage
  Insurance: .............        8         1,221,284.50        0.18       5.956
95.001 to 100.000
 With Primary Mortgage
  Insurance: .............      262        37,004,194.43        5.51       7.232
 Without Primary Mortgage
  Insurance: .............       58         8,780,182.09        1.31       5.914
                              -----     ----------------      ------       -----
 Total: ..................    4,236     $ 670,999,177.81      100.00%      6.661%
                              =====     ================      ======       =====

                            ADJUSTABLE   NON-ZERO
                               RATE      WEIGHTED   WEIGHTED
  RANGE OF ORIGINAL FULL     MORTGAGE     AVERAGE    AVERAGE                    PRIMARY
  COMBINED LOAN-TO-VALUE       LOAN       CREDIT    ORIGINAL        FULL       MORTGAGE
        RATIOS (%)          PERCENTAGE     SCORE       LTV     DOCUMENTATION   INSURANCE
-------------------------- ------------ ---------- ---------- --------------- ----------

Less than 60.001 .........     61.59%       609       50.47%        91.87%        0.00%
60.001 to 70.000 .........     73.08        597       66.58         91.02         0.00
70.001 to 80.000 .........     79.43        598       77.41         91.58         0.00
80.001 to 85.000
 With Primary Mortgage
  Insurance: .............     85.53        608       84.32         91.04       100.00
 Without Primary Mortgage
  Insurance: .............    100.00        627       75.60         65.57         0.00
85.001 to 90.000
 With Primary Mortgage
  Insurance: .............     90.14        612       89.58         90.74       100.00
 Without Primary Mortgage
  Insurance: .............    100.00        610       78.11        100.00         0.00
90.001 to 95.000
 With Primary Mortgage
  Insurance: .............     93.59        638       94.39         99.90       100.00
 Without Primary Mortgage
  Insurance: .............     92.49        645       76.70         78.43         0.00
95.001 to 100.000
 With Primary Mortgage
  Insurance: .............     97.10        641       99.60        100.00       100.00
 Without Primary Mortgage
  Insurance: .............     89.62        675       79.42         95.57         0.00
                              ------        ---       -----        ------       ------
 Total: ..................     82.59%       609       79.92%        92.40%       44.53%
                              ======        ===       =====        ======       ======


     The weighted average original full Loan-to-Value Ratio for Mortgage Loans is approximately 80.38%.

-------
*  Reflects the Loan-to-Value Ratio, plus any subordinate liens, whether or not such subordinate liens are owned by the Trust Fund.

                                  LIEN PRIORITY



                                                     PERCENTAGE
                                                     OF MORTGAGE
                                                      LOANS BY
                                     AGGREGATE        AGGREGATE   WEIGHTED
                    NUMBER OF        SCHEDULED        SCHEDULED    AVERAGE
                     MORTGAGE        PRINCIPAL        PRINCIPAL     GROSS
   LIEN PRIORITY      LOANS           BALANCE          BALANCE     COUPON
------------------ ----------- -------------------- ------------ ----------

1st Lien ......... 4,236         $ 670,999,177.81       100.00%     6.661%
                   -----         ----------------       ------      -----
 Total: .......... 4,236         $ 670,999,177.81       100.00%     6.661%
                   =====         ================       ======      =====

                    ADJUSTABLE   NON-ZERO
                       RATE      WEIGHTED   WEIGHTED
                     MORTGAGE     AVERAGE    AVERAGE                    PRIMARY
                       LOAN       CREDIT    ORIGINAL        FULL       MORTGAGE
   LIEN PRIORITY    PERCENTAGE     SCORE       LTV     DOCUMENTATION   INSURANCE
------------------ ------------ ---------- ---------- --------------- ----------

1st Lien .........     82.59%      609        79.92%        92.40%       44.53%
                       -----       ---        -----         -----        -----
 Total: ..........     82.59%      609        79.92%        92.40%       44.53%
                       =====       ===        =====         =====        =====


                                      S-B-6

                             GEOGRAPHIC DISTRIBUTION



                                                      PERCENTAGE
                                                      OF MORTGAGE
                                                       LOANS BY
                                      AGGREGATE        AGGREGATE   WEIGHTED
                      NUMBER OF       SCHEDULED        SCHEDULED    AVERAGE
                       MORTGAGE       PRINCIPAL        PRINCIPAL     GROSS
      LOCATION          LOANS          BALANCE          BALANCE     COUPON
-------------------- ----------- ------------------- ------------ ----------

California .........      346     $  91,763,316.43       13.68%      6.108%
Maryland ...........      297        57,850,457.07        8.62       6.596
New Jersey .........      268        55,133,177.63        8.22       6.340
Florida ............      300        47,025,431.53        7.01       6.734
Illinois ...........      261        44,285,993.12        6.60       6.568
Wisconsin ..........      309        37,227,144.71        5.55       6.888
New York ...........      174        35,336,458.29        5.27       6.541
Virginia ...........      173        29,461,687.62        4.39       6.709
Texas ..............      146        19,972,193.42        2.98       6.795
Michigan ...........      143        18,956,990.56        2.83       7.000
Other ..............    1,819       233,986,327.43       34.87       6.909
                        -----     ----------------      ------       -----
 Total: ............    4,236     $ 670,999,177.81      100.00%      6.661%
                        =====     ================      ======       =====

                      ADJUSTABLE   NON-ZERO
                         RATE      WEIGHTED   WEIGHTED
                       MORTGAGE     AVERAGE    AVERAGE                    PRIMARY
                         LOAN       CREDIT    ORIGINAL        FULL       MORTGAGE
      LOCATION        PERCENTAGE     SCORE       LTV     DOCUMENTATION   INSURANCE
-------------------- ------------ ---------- ---------- --------------- ----------

California .........     77.01%       615       74.45%        89.54%       24.26%
Maryland ...........     85.63        599       79.61         96.93        42.77
New Jersey .........     78.01        617       75.79         96.06        29.15
Florida ............     77.79        613       82.92         88.48        57.23
Illinois ...........     90.91        618       82.77         91.08        55.22
Wisconsin ..........     96.31        619       82.36         93.48        47.42
New York ...........     71.63        605       74.78         98.79        27.66
Virginia ...........     90.92        600       79.76         91.24        48.57
Texas ..............     68.71        618       80.33         75.96        26.63
Michigan ...........     90.22        614       85.26         99.04        63.96
Other ..............     83.49        604       81.91         92.46        53.50
                         -----        ---       -----         -----        -----
 Total: ............     82.59%       609       79.92%        92.40%       44.53%
                         =====        ===       =====         =====        =====


                                  PROPERTY TYPE



                                                                     PERCENTAGE
                                                                     OF MORTGAGE
                                                                      LOANS BY
                                                     AGGREGATE        AGGREGATE   WEIGHTED
                                    NUMBER OF        SCHEDULED        SCHEDULED    AVERAGE
                                     MORTGAGE        PRINCIPAL        PRINCIPAL     GROSS
           PROPERTY TYPE              LOANS           BALANCE          BALANCE     COUPON
---------------------------------- ----------- -------------------- ------------ ----------

Single Family ....................    3,813     $  596,438,708.29       88.89%      6.682%
Two- to Four-Family ..............      188         35,356,454.58        5.27       6.479
Condominium ......................      172         26,471,042.42        3.95       6.457
Planned Unit Development .........       61         12,531,445.75        1.87       6.580
Townhouse ........................        2            201,526.77        0.03       7.687
                                      -----     -----------------      ------       -----
 Total: ..........................    4,236     $  670,999,177.81      100.00%      6.661%
                                      =====     =================      ======       =====

                                    ADJUSTABLE   NON-ZERO
                                       RATE      WEIGHTED   WEIGHTED
                                     MORTGAGE     AVERAGE    AVERAGE                    PRIMARY
                                       LOAN       CREDIT    ORIGINAL        FULL       MORTGAGE
           PROPERTY TYPE            PERCENTAGE     SCORE       LTV     DOCUMENTATION   INSURANCE
---------------------------------- ------------ ---------- ---------- --------------- ----------

Single Family ....................     82.37%      608      80.18%        92.01%       45.81%
Two- to Four-Family ..............     85.19       620      75.96         97.87        25.44
Condominium ......................     88.99       620      80.22         92.38        43.89
Planned Unit Development .........     71.84       634      77.90         95.46        39.36
Townhouse ........................    100.00       549      82.49        100.00        24.92
                                      ------       ---      -----        ------        -----
 Total: ..........................     82.59%      609      79.92%        92.40%       44.53%
                                      ======       ===      =====        ======        =====


                                      S-B-7

                                  LOAN PURPOSE



                                                                PERCENTAGE
                                                                OF MORTGAGE
                                                                 LOANS BY
                                                AGGREGATE        AGGREGATE   WEIGHTED
                               NUMBER OF        SCHEDULED        SCHEDULED    AVERAGE
                                MORTGAGE        PRINCIPAL        PRINCIPAL     GROSS
         LOAN PURPOSE            LOANS           BALANCE          BALANCE     COUPON
----------------------------- ----------- -------------------- ------------ ----------

Cash Out Refinance ..........    3,136     $  519,569,214.16       77.43%      6.583%
Purchase ....................      783        106,494,901.96       15.87       7.045
Rate/Term Refinance .........      317         44,935,061.69        6.70       6.651
                                 -----     -----------------      ------       -----
 Total: .....................    4,236     $  670,999,177.81      100.00%      6.661%
                                 =====     =================      ======       =====

                               ADJUSTABLE   NON-ZERO
                                  RATE      WEIGHTED   WEIGHTED
                                MORTGAGE     AVERAGE    AVERAGE                    PRIMARY
                                  LOAN       CREDIT    ORIGINAL        FULL       MORTGAGE
         LOAN PURPOSE          PERCENTAGE     SCORE       LTV     DOCUMENTATION   INSURANCE
----------------------------- ------------ ---------- ---------- --------------- ----------

Cash Out Refinance ..........     80.87%       605      77.76%        92.14%       38.04%
Purchase ....................     92.87        623      89.69         94.40        72.13
Rate/Term Refinance .........     78.15        623      81.76         90.68        54.20
                                  -----        ---      -----         -----        -----
 Total: .....................     82.59%       609      79.92%        92.40%       44.53%
                                  =====        ===      =====         =====        =====


                                OCCUPANCY STATUS



                                                         PERCENTAGE
                                                         OF MORTGAGE
                                                          LOANS BY
                                         AGGREGATE        AGGREGATE   WEIGHTED
                        NUMBER OF        SCHEDULED        SCHEDULED    AVERAGE
                         MORTGAGE        PRINCIPAL        PRINCIPAL     GROSS
   OCCUPANCY STATUS       LOANS           BALANCE          BALANCE     COUPON
---------------------- ----------- -------------------- ------------ ----------

Primary Home .........    4,105     $  657,569,327.88       98.00%      6.662%
Investment ...........      113         10,370,901.65        1.55       6.737
Second Home ..........       18          3,058,948.28        0.46       6.080
                          -----     -----------------      ------       -----
 Total: ..............    4,236     $  670,999,177.81      100.00%      6.661%
                          =====     =================      ======       =====

                        ADJUSTABLE   NON-ZERO
                           RATE      WEIGHTED   WEIGHTED
                         MORTGAGE     AVERAGE    AVERAGE                    PRIMARY
                           LOAN       CREDIT    ORIGINAL        FULL       MORTGAGE
   OCCUPANCY STATUS     PERCENTAGE     SCORE       LTV     DOCUMENTATION   INSURANCE
---------------------- ------------ ---------- ---------- --------------- ----------

Primary Home .........     82.68%       609      80.14%        92.49%       45.35%
Investment ...........     73.02        624      68.09         84.60         0.00
Second Home ..........     96.74        636      71.55        100.00        19.48
                           -----        ---      -----        ------        -----
 Total: ..............     82.59%       609      79.92%        92.40%       44.53%
                           =====        ===      =====        ======        =====


                               LOAN DOCUMENTATION



                                                                  PERCENTAGE
                                                                 OF MORTGAGE
                                                                   LOANS BY
                                                  AGGREGATE        AGGREGATE   WEIGHTED
                                 NUMBER OF        SCHEDULED        SCHEDULED    AVERAGE
                                  MORTGAGE        PRINCIPAL        PRINCIPAL     GROSS
       LOAN DOCUMENTATION          LOANS           BALANCE          BALANCE     COUPON
------------------------------- ----------- -------------------- ------------ ----------

Full Documentation ............    3,987     $  620,028,073.25       92.40%      6.688%
Limited Documentation .........      235         48,546,935.00        7.24       6.329
Stated Documentation ..........       14          2,424,169.56        0.36       6.303
                                   -----     -----------------      ------       -----
 Total: .......................    4,236     $  670,999,177.81      100.00%      6.661%
                                   =====     =================      ======       =====

                                 ADJUSTABLE   NON-ZERO
                                    RATE      WEIGHTED   WEIGHTED
                                  MORTGAGE     AVERAGE    AVERAGE                    PRIMARY
                                    LOAN       CREDIT    ORIGINAL        FULL       MORTGAGE
       LOAN DOCUMENTATION        PERCENTAGE     SCORE       LTV     DOCUMENTATION   INSURANCE
------------------------------- ------------ ---------- ---------- --------------- ----------

Full Documentation ............     82.89%       608      80.05%       100.00%       45.06%
Limited Documentation .........     79.82        623      78.57          0.00        40.05
Stated Documentation ..........     61.13        622      72.52          0.00         0.00
                                    -----        ---      -----        ------        -----
 Total: .......................     82.59%       609      79.92%        92.40%       44.53%
                                    =====        ===      =====        ======        =====


                                      S-B-8

                                  CREDIT SCORES



                                                        PERCENTAGE
                                                        OF MORTGAGE
                                                         LOANS BY
                                         AGGREGATE       AGGREGATE   WEIGHTED
                         NUMBER OF       SCHEDULED       SCHEDULED    AVERAGE
                          MORTGAGE       PRINCIPAL       PRINCIPAL     GROSS
     CREDIT SCORES         LOANS          BALANCE         BALANCE     COUPON
----------------------- ----------- ------------------ ------------ ----------

Not Available .........       18    $   1,244,297.29        0.19%      8.396%
500 to 520 ............       87        9,272,786.14        1.38       8.808
521 to 540 ............      246       32,783,658.51        4.89       7.856
541 to 560 ............      347       49,819,869.02        7.42       7.170
561 to 580 ............      732      115,438,374.97       17.20       6.737
581 to 600 ............      705      108,303,971.54       16.14       6.747
601 to 620 ............      648      103,319,219.38       15.40       6.576
621 to 640 ............      531       89,284,229.22       13.31       6.513
641 to 660 ............      417       70,121,295.89       10.45       6.300
661 to 680 ............      228       39,427,340.92        5.88       6.183
681 to 700 ............      116       21,471,217.62        3.20       6.168
701 to 720 ............       54       10,557,103.37        1.57       5.983
721 to 740 ............       41        7,253,049.36        1.08       5.842
741 to 760 ............       34        6,127,852.88        0.91       5.629
761 to 780 ............       16        3,230,844.47        0.48       5.437
781 and above .........       16        3,344,067.23        0.50       5.279
                           -----    ----------------      ------       -----
 Total: ...............    4,236    $ 670,999,177.81      100.00%      6.661%
                           =====    ================      ======       =====

                         ADJUSTABLE   NON-ZERO
                            RATE      WEIGHTED   WEIGHTED
                          MORTGAGE     AVERAGE    AVERAGE                    PRIMARY
                            LOAN       CREDIT    ORIGINAL        FULL       MORTGAGE
     CREDIT SCORES       PERCENTAGE     SCORE       LTV     DOCUMENTATION   INSURANCE
----------------------- ------------ ---------- ---------- --------------- ----------

Not Available .........     89.79%       N/A       74.03%       100.00%       28.74%
500 to 520 ............     94.63        511       70.27         97.28         1.62
521 to 540 ............     96.91        531       73.13         98.24         6.00
541 to 560 ............     92.07        551       73.23         95.16        10.67
561 to 580 ............     83.60        570       77.78         95.95        41.22
581 to 600 ............     83.15        590       80.48         90.42        50.44
601 to 620 ............     84.83        611       81.76         91.43        52.75
621 to 640 ............     78.97        630       83.80         93.43        60.17
641 to 660 ............     80.33        650       83.35         88.72        55.58
661 to 680 ............     75.44        669       82.92         89.76        49.85
681 to 700 ............     70.09        689       82.93         87.64        49.53
701 to 720 ............     71.81        711       80.26         79.41        56.14
721 to 740 ............     70.48        730       77.72         94.82        36.72
741 to 760 ............     76.30        751       73.47         91.88        28.81
761 to 780 ............     60.49        769       72.71        100.00        26.53
781 and above .........     45.23        791       65.23         91.06         3.12
                            -----        ---       -----        ------        -----
 Total: ...............     82.59%       609       79.92%        92.40%       44.53%
                            =====        ===       =====        ======        =====


  The weighted average Credit Score for Mortgage Loans is approximately 609.

                    PREPAYMENT PREMIUM TERM BY LOAN TYPE ($)



                                                 PRINCIPAL           PRINCIPAL
                                                BALANCE OF          BALANCE OF
                             PRINCIPAL           MORTGAGE            MORTGAGE
                              BALANCE           LOANS WITH          LOANS WITH
                            OF MORTGAGE           PREMIUM             PREMIUM
                            LOANS WITH           TERMS OF            TERMS OF
       LOAN TYPE            NO PREMIUM          1-12 MONTHS        13-24 MONTHS
---------------------- -------------------- ------------------ --------------------

2/28 ARM (LIBOR) .....  $  211,621,968.88    $  4,146,960.78    $  294,866,503.22
Fixed Rate ...........      36,105,054.55       9,665,683.11         1,342,199.59
3/27 ARM (LIBOR) .....      19,284,948.34         457,136.16         1,907,113.02
Balloon ..............       5,236,476.74         546,283.75           461,369.69
1 Year ARM (CMT) .....       1,385,779.88               0.00                 0.00
                        -----------------    ---------------    -----------------
 Total: ..............  $  273,634,228.39    $ 14,816,063.80    $  298,577,185.52
                        =================    ===============    =================

                           PRINCIPAL        PRINCIPAL      PRINCIPAL
                           BALANCE OF      BALANCE OF     BALANCE OF
                            MORTGAGE        MORTGAGE       MORTGAGE
                           LOANS WITH      LOANS WITH     LOANS WITH
                            PREMIUM          PREMIUM        PREMIUM
                            TERMS OF        TERMS OF       TERMS OF
       LOAN TYPE          25-36 MONTHS    37-48 MONTHS   49-60 MONTHS          TOTAL
---------------------- ----------------- -------------- -------------- --------------------

2/28 ARM (LIBOR) ..... $          0.00      $  0.00        $  0.00      $  510,635,432.88
Fixed Rate ...........   50,745,104.08         0.00           0.00          97,858,041.33
3/27 ARM (LIBOR) .....   20,523,733.73         0.00           0.00          42,172,931.25
Balloon ..............   12,702,862.29         0.00           0.00          18,946,992.47
1 Year ARM (CMT) .....            0.00         0.00           0.00           1,385,779.88
                       ---------------      -------        -------      -----------------
 Total: .............. $ 83,971,700.10      $  0.00        $  0.00      $  670,999,177.81
                       ===============      =======        =======      =================


                                      S-B-9

                   PREPAYMENT PREMIUM TERM BY LOAN TYPE (%)



                                           PERCENTAGE    PERCENTAGE     PERCENTAGE     PERCENTAGE     PERCENTAGE
                                          OF MORTGAGE    OF MORTGAGE    OF MORTGAGE    OF MORTGAGE    OF MORTGAGE
                             PERCENTAGE    LOANS WITH    LOANS WITH     LOANS WITH     LOANS WITH     LOANS WITH
                            OF MORTGAGE     PREMIUM        PREMIUM        PREMIUM        PREMIUM        PREMIUM
                             LOANS WITH     TERMS OF      TERMS OF       TERMS OF       TERMS OF       TERMS OF
         LOAN TYPE           NO PREMIUM   1-12 MONTHS   13-24 MONTHS   25-36 MONTHS   37-48 MONTHS   49-60 MONTHS     TOTAL
-------------------------- ------------- ------------- -------------- -------------- -------------- -------------- -----------

2/28 ARM (LIBOR) .........      41.44%        0.81%         57.75%          0.00%          0.00%          0.00%        76.10%
Fixed Rate ...............      36.90         9.88           1.37          51.86           0.00           0.00         14.58
3/27 ARM (LIBOR) .........      45.73         1.08           4.52          48.67           0.00           0.00          6.29
Balloon ..................      27.64         2.88           2.44          67.04           0.00           0.00          2.82
1 Year ARM (CMT) .........     100.00         0.00           0.00           0.00           0.00           0.00          0.21
                               ------         ----          -----          -----           ----           ----        ------
 Total: ..................      40.78%        2.21%         44.50%         12.51%          0.00%          0.00%       100.00%
                               ======         ====          =====          =====           ====           ====        ======


                         PREPAYMENT PENALTY DESCRIPTION



                                                                  PERCENTAGE
                                                                  OF MORTGAGE
                                                                   LOANS BY
                                                  AGGREGATE        AGGREGATE   WEIGHTED
                                 NUMBER OF        SCHEDULED        SCHEDULED    AVERAGE
           PREPAYMENT             MORTGAGE        PRINCIPAL        PRINCIPAL     GROSS
      PENALTY DESCRIPTION          LOANS           BALANCE          BALANCE     COUPON
------------------------------- ----------- -------------------- ------------ ----------

6 Months' Interest on Amount
 Prepaid in Excess of 20% of
 the Original Balance .........    1,746     $  285,133,858.18       42.49%      6.631%
None ..........................    1,676        273,634,228.39       40.78       6.629
2% of Unpaid Principal
 Balance ......................      278         46,917,817.22        6.99       6.702
2 Months' Interest on Amount
 Prepaid in Excess of 20% of
 the Original Balance .........      153         21,817,841.27        3.25       6.828
1% of Unpaid Principal
 Balance ......................      156         18,831,147.02        2.81       7.062
Other .........................      227         24,664,285.73        3.68       6.830
                                   -----     -----------------      ------       -----
 Total: .......................    4,236     $  670,999,177.81      100.00%      6.661%
                                   =====     =================      ======       =====

                                 ADJUSTABLE   NON-ZERO
                                    RATE      WEIGHTED   WEIGHTED
                                  MORTGAGE     AVERAGE    AVERAGE                    PRIMARY
           PREPAYMENT               LOAN       CREDIT    ORIGINAL        FULL       MORTGAGE
      PENALTY DESCRIPTION        PERCENTAGE     SCORE       LTV     DOCUMENTATION   INSURANCE
------------------------------- ------------ ---------- ---------- --------------- ----------

6 Months' Interest on Amount
 Prepaid in Excess of 20% of
 the Original Balance .........     80.81%       606       79.74%        91.98%       44.24%
None ..........................     84.89        614       79.46         92.63        42.10
2% of Unpaid Principal
 Balance ......................     91.01        605       81.33         91.31        51.87
2 Months' Interest on Amount
 Prepaid in Excess of 20% of
 the Original Balance .........     57.91        610       78.89         88.20        39.09
1% of Unpaid Principal
 Balance ......................     88.16        612       85.18         98.55        65.24
Other .........................     79.21        607       81.29         95.85        49.92
                                    -----        ---       -----         -----        -----
 Total: .......................     82.59%       609       79.92%        92.40%       44.53%
                                    =====        ===       =====         =====        =====


                                     S-B-10

              GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS



                                                               PERCENTAGE
                                                                    OF
                                                               ADJUSTABLE
                                                                  RATE
                                                                 MORTGAGE
                             NUMBER OF                          LOANS BY
                            ADJUSTABLE       AGGREGATE          AGGREGATE     WEIGHTED
                               RATE          SCHEDULED          SCHEDULED      AVERAGE
      RANGE OF GROSS         MORTGAGE        PRINCIPAL          PRINCIPAL       GROSS
        MARGINS (%)            LOANS          BALANCE            BALANCE       COUPON
-------------------------- ------------ ------------------- ---------------- ----------

Less than 3.001 ..........       308     $  59,172,955.67         10.68%        5.661%
3.001 to 3.500 ...........       370        71,581,174.55         12.92         5.976
3.501 to 4.000 ...........       452        84,307,715.93         15.21         6.194
4.001 to 4.500 ...........       534        89,991,763.55         16.24         6.579
4.501 to 5.000 ...........       485        78,043,684.38         14.08         6.880
5.001 to 5.500 ...........       320        44,169,168.79          7.97         7.035
5.501 to 6.000 ...........       335        50,572,444.72          9.13         7.141
6.001 to 6.500 ...........       233        30,432,915.71          5.49         7.283
6.501 to 7.000 ...........       156        20,568,881.97          3.71         7.639
7.001 to 7.500 ...........        92        11,432,389.00          2.06         7.865
7.501 to 8.000 ...........        66         7,788,592.78          1.41         8.357
8.001 to 8.500 ...........        32         3,284,837.36          0.59         8.687
8.501 to 9.000 ...........        18         1,534,252.46          0.28         8.881
9.001 to 9.500 ...........         8           919,715.10          0.17         9.616
9.501 to 10.000 ..........         5           333,773.82          0.06         9.885
10.001 and above .........         1            59,878.22          0.01        11.350
                               -----     ----------------        ------        ------
 Total: ..................     3,415     $ 554,194,144.01        100.00%        6.630%
                               =====     ================        ======        ======

                            ADJUSTABLE   NON-ZERO
                               RATE      WEIGHTED   WEIGHTED
                             MORTGAGE     AVERAGE    AVERAGE                    PRIMARY
      RANGE OF GROSS           LOAN       CREDIT    ORIGINAL        FULL       MORTGAGE
        MARGINS (%)         PERCENTAGE     SCORE       LTV     DOCUMENTATION   INSURANCE
-------------------------- ------------ ---------- ---------- --------------- ----------

Less than 3.001 ..........     100.00%     627        73.40%        83.77%       13.92%
3.001 to 3.500 ...........     100.00      612        77.80         90.34        31.69
3.501 to 4.000 ...........     100.00      617        80.72         88.20        52.39
4.001 to 4.500 ...........     100.00      612        85.42         92.57        68.97
4.501 to 5.000 ...........     100.00      601        84.98         95.66        65.66
5.001 to 5.500 ...........     100.00      592        81.48         97.30        49.46
5.501 to 6.000 ...........     100.00      591        81.77         96.99        44.16
6.001 to 6.500 ...........     100.00      592        79.95         97.62        39.38
6.501 to 7.000 ...........     100.00      585        83.18         98.72        59.59
7.001 to 7.500 ...........     100.00      581        85.49        100.00        66.92
7.501 to 8.000 ...........     100.00      573        83.38        100.00        50.52
8.001 to 8.500 ...........     100.00      568        81.55        100.00        31.02
8.501 to 9.000 ...........     100.00      566        82.00        100.00        39.54
9.001 to 9.500 ...........     100.00      545        70.06        100.00         0.00
9.501 to 10.000 ..........     100.00      540        68.22        100.00        22.34
10.001 and above .........     100.00      504        74.07        100.00         0.00
                               ------      ---        -----        ------        -----
 Total: ..................     100.00%     606        81.25%        92.74%       48.74%
                               ======      ===        =====        ======        =====


     The weighted average Gross Margin for Adjustable Rate Mortgage Loans is approximately 4.581%.

                                     S-B-11

              MAXIMUM RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS



                                                              PERCENTAGE
                                                                  OF
                                                           ADJUSTABLE RATE
                                                               MORTGAGE
                             NUMBER OF                         LOANS BY
                            ADJUSTABLE       AGGREGATE         AGGREGATE     WEIGHTED
                               RATE          SCHEDULED         SCHEDULED      AVERAGE
         RANGE OF            MORTGAGE        PRINCIPAL         PRINCIPAL       GROSS
     MAXIMUM RATES (%)         LOANS          BALANCE           BALANCE       COUPON
-------------------------- ------------ ------------------ ---------------- ----------

9.501 to 10.000 ..........         1    $     173,200.35          0.03%        4.000%
10.001 to 10.500 .........         3        1,037,183.44          0.19         4.368
10.501 to 11.000 .........        95       22,949,671.73          4.14         4.880
11.001 to 11.500 .........       225       44,845,170.10          8.09         5.368
11.501 to 12.000 .........       518      104,469,460.88         18.85         5.828
12.001 to 12.500 .........       595      104,508,672.91         18.86         6.331
12.501 to 13.000 .........       636      103,536,697.38         18.68         6.787
13.001 to 13.500 .........       471       68,071,727.69         12.28         7.281
13.501 to 14.000 .........       454       61,319,726.84         11.06         7.765
14.001 to 14.500 .........       201       23,329,047.99          4.21         8.180
14.501 to 15.000 .........       107        9,900,640.08          1.79         8.645
15.001 to 15.500 .........        53        5,360,495.30          0.97         9.219
15.501 to 16.000 .........        43        3,614,136.99          0.65         9.663
16.001 to 16.500 .........         9          685,225.22          0.12         9.956
16.501 to 17.000 .........         3          333,208.89          0.06         9.901
17.001 to 17.500 .........         1           59,878.22          0.01        11.350
                               -----    ----------------        ------        ------
 Total: ..................     3,415    $ 554,194,144.01        100.00%        6.630%
                               =====    ================        ======        ======

                            ADJUSTABLE   NON-ZERO
                               RATE      WEIGHTED   WEIGHTED
                             MORTGAGE     AVERAGE    AVERAGE                    PRIMARY
         RANGE OF              LOAN       CREDIT    ORIGINAL        FULL       MORTGAGE
     MAXIMUM RATES (%)      PERCENTAGE     SCORE       LTV     DOCUMENTATION   INSURANCE
-------------------------- ------------ ---------- ---------- --------------- ----------

9.501 to 10.000 ..........     100.00%      710       39.77%       100.00%        0.00%
10.001 to 10.500 .........     100.00       708       71.06        100.00         0.00
10.501 to 11.000 .........     100.00       640       69.79         86.34         2.26
11.001 to 11.500 .........     100.00       631       74.89         88.19        18.48
11.501 to 12.000 .........     100.00       622       77.46         91.61        32.01
12.001 to 12.500 .........     100.00       612       81.50         89.61        53.39
12.501 to 13.000 .........     100.00       606       85.32         93.51        69.78
13.001 to 13.500 .........     100.00       591       85.84         96.28        69.62
13.501 to 14.000 .........     100.00       580       84.88         97.04        57.95
14.001 to 14.500 .........     100.00       570       81.69         96.65        44.49
14.501 to 15.000 .........     100.00       559       82.26         97.50        37.92
15.001 to 15.500 .........     100.00       542       76.74         98.49        17.27
15.501 to 16.000 .........     100.00       536       76.25        100.00        35.42
16.001 to 16.500 .........     100.00       534       78.98        100.00        32.80
16.501 to 17.000 .........     100.00       555       87.09        100.00       100.00
17.001 to 17.500 .........     100.00       504       74.07        100.00         0.00
                               ------       ---       -----        ------       ------
 Total: ..................     100.00%      606       81.25%        92.74%       48.74%
                               ======       ===       =====        ======       ======


     The weighted average Maximum Rate for Adjustable Rate Mortgage Loans is approximately 12.653%.

                                     S-B-12

              MINIMUM RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS



                                                              PERCENTAGE
                                                                   OF
                                                            ADJUSTABLE RATE
                                                                MORTGAGE
                             NUMBER OF                          LOANS BY
                            ADJUSTABLE       AGGREGATE          AGGREGATE     WEIGHTED
                               RATE          SCHEDULED          SCHEDULED      AVERAGE
         RANGE OF            MORTGAGE        PRINCIPAL          PRINCIPAL       GROSS
     MINIMUM RATES (%)         LOANS          BALANCE            BALANCE       COUPON
-------------------------- ------------ ------------------- ---------------- ----------

Less than 5.501 ..........       322     $  68,099,874.01         12.29%        5.191%
5.501 to 6.000 ...........       516       105,408,488.91         19.02         5.827
6.001 to 6.500 ...........       615       108,120,784.63         19.51         6.320
6.501 to 7.000 ...........       636       102,937,294.79         18.57         6.802
7.001 to 7.500 ...........       479        69,477,977.62         12.54         7.303
7.501 to 8.000 ...........       451        60,521,499.03         10.92         7.794
8.001 to 8.500 ...........       191        21,298,514.94          3.84         8.298
8.501 to 9.000 ...........       104         9,246,664.10          1.67         8.721
9.001 to 9.500 ...........        50         4,952,531.22          0.89         9.341
9.501 to 10.000 ..........        42         3,586,286.45          0.65         9.764
10.001 to 10.500 .........         7           440,201.87          0.08        10.266
10.501 to 11.000 .........         1            44,148.22          0.01        10.625
11.001 to 11.500 .........         1            59,878.22          0.01        11.350
                               -----     ----------------        ------        ------
 Total: ..................     3,415     $ 554,194,144.01        100.00%        6.630%
                               =====     ================        ======        ======

                            ADJUSTABLE   NON-ZERO
                               RATE      WEIGHTED   WEIGHTED
                             MORTGAGE     AVERAGE    AVERAGE                    PRIMARY
         RANGE OF              LOAN       CREDIT    ORIGINAL        FULL       MORTGAGE
     MINIMUM RATES (%)      PERCENTAGE     SCORE       LTV     DOCUMENTATION   INSURANCE
-------------------------- ------------ ---------- ---------- --------------- ----------

Less than 5.501 ..........     100.00%      634       72.98%        87.62%       12.73%
5.501 to 6.000 ...........     100.00       623       77.35         91.69        31.39
6.001 to 6.500 ...........     100.00       612       81.29         89.81        51.75
6.501 to 7.000 ...........     100.00       605       85.54         93.47        71.10
7.001 to 7.500 ...........     100.00       591       85.90         96.58        70.75
7.501 to 8.000 ...........     100.00       579       84.78         97.00        56.40
8.001 to 8.500 ...........     100.00       569       82.27         96.33        45.56
8.501 to 9.000 ...........     100.00       562       82.46         97.33        38.48
9.001 to 9.500 ...........     100.00       539       76.29         98.37        18.63
9.501 to 10.000 ..........     100.00       536       77.00        100.00        43.75
10.001 to 10.500 .........     100.00       530       76.94        100.00        28.22
10.501 to 11.000 .........     100.00         0       85.00        100.00       100.00
11.001 to 11.500 .........     100.00       504       74.07        100.00         0.00
                               ------       ---       -----        ------       ------
 Total: ..................     100.00%      606       81.25%        92.74%       48.74%
                               ======       ===       =====        ======       ======


  The weighted average Minimum Rate for Adjustable Rate Mortgage Loans is approximately 6.637%.

      MONTHS TO NEXT RATE ADJUSTMENT OF THE ADJUSTABLE RATE MORTGAGE LOANS



                                                          PERCENTAGE
                                                              OF
                                                       ADJUSTABLE RATE
                                                           MORTGAGE
                         NUMBER OF                         LOANS BY
                        ADJUSTABLE       AGGREGATE         AGGREGATE     WEIGHTED
                           RATE          SCHEDULED         SCHEDULED      AVERAGE
  RANGE OF MONTHS TO     MORTGAGE        PRINCIPAL         PRINCIPAL       GROSS
 NEXT RATE ADJUSTMENT      LOANS          BALANCE           BALANCE       COUPON
---------------------- ------------ ------------------ ---------------- ----------

1 to 12 ..............         8    $   1,385,779.88          0.25%        6.358%
13 to 24 .............     3,152      510,635,432.88         92.14         6.651
25 to 36 .............       255       42,172,931.25          7.61         6.387
                           -----    ----------------        ------         -----
 Total: ..............     3,415    $ 554,194,144.01        100.00%        6.630%
                           =====    ================        ======         =====

                        ADJUSTABLE   NON-ZERO
                           RATE      WEIGHTED   WEIGHTED
                         MORTGAGE     AVERAGE    AVERAGE                    PRIMARY
  RANGE OF MONTHS TO       LOAN       CREDIT    ORIGINAL        FULL       MORTGAGE
 NEXT RATE ADJUSTMENT   PERCENTAGE     SCORE       LTV     DOCUMENTATION   INSURANCE
---------------------- ------------ ---------- ---------- --------------- ----------

1 to 12 ..............     100.00%     597       82.86%        74.07%       48.73%
13 to 24 .............     100.00      604       81.43         93.05        49.63
25 to 36 .............     100.00      619       78.98         89.66        37.94
                           ------      ---       -----         -----        -----
 Total: ..............     100.00%     606       81.25%        92.74%       48.74%
                           ======      ===       =====         =====        =====


                                     S-B-13

               INITIAL CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS



                                                     PERCENTAGE
                                                         OF
                                                   ADJUSTABLE RATE
                                                      MORTGAGE
                    NUMBER OF                         LOANS BY
                   ADJUSTABLE       AGGREGATE         AGGREGATE     WEIGHTED
                      RATE          SCHEDULED         SCHEDULED      AVERAGE
                    MORTGAGE        PRINCIPAL         PRINCIPAL       GROSS
 INITIAL CAP (%)      LOANS          BALANCE           BALANCE       COUPON
----------------- ------------ ------------------ ---------------- ----------

2.000 ...........         8    $   1,385,779.88          0.25%        6.358%
3.000 ...........     3,407      552,808,364.13         99.75         6.631
                      -----    ----------------        ------         -----
 Total: .........     3,415    $ 554,194,144.01        100.00%        6.630%
                      =====    ================        ======         =====

                   ADJUSTABLE   NON-ZERO
                      RATE      WEIGHTED   WEIGHTED
                    MORTGAGE     AVERAGE    AVERAGE                    PRIMARY
                      LOAN       CREDIT    ORIGINAL        FULL       MORTGAGE
 INITIAL CAP (%)   PERCENTAGE     SCORE       LTV     DOCUMENTATION   INSURANCE
----------------- ------------ ---------- ---------- --------------- ----------

2.000 ...........     100.00%      597      82.86%        74.07%       48.73%
3.000 ...........     100.00       606      81.24         92.79        48.74
                      ------       ---      -----         -----        -----
 Total: .........     100.00%      606      81.25%        92.74%       48.74%
                      ======       ===      =====         =====        =====


  The weighted average Initial Cap for Adjustable Rate Mortgage Loans is approximately 2.997%.

              PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS



                                                        PERCENTAGE
                                                            OF
                                                      ADJUSTABLE RATE
                                                         MORTGAGE
                     NUMBER OF                           LOANS BY
                    ADJUSTABLE        AGGREGATE          AGGREGATE
                       RATE           SCHEDULED          SCHEDULED
                     MORTGAGE         PRINCIPAL          PRINCIPAL
 PERIODIC CAP (%)      LOANS           BALANCE            BALANCE
------------------ ------------ -------------------- ----------------

1.000 ............     3,397     $  550,738,259.12         99.38%
1.500 ............         7          1,583,615.49          0.29
2.000 ............         8          1,385,779.88          0.25
3.000 ............         3            486,489.52          0.09
                       -----     -----------------        ------
 Total: ..........     3,415     $  554,194,144.01        100.00%
                       =====     =================        ======

                               ADJUSTABLE   NON-ZERO
                    WEIGHTED      RATE      WEIGHTED   WEIGHTED
                     AVERAGE    MORTGAGE     AVERAGE    AVERAGE                    PRIMARY
                      GROSS       LOAN       CREDIT    ORIGINAL        FULL       MORTGAGE
 PERIODIC CAP (%)    COUPON    PERCENTAGE     SCORE       LTV     DOCUMENTATION   INSURANCE
------------------ ---------- ------------ ---------- ---------- --------------- ----------

1.000 ............    6.633%      100.00%      605       81.26%        92.76%       48.90%
1.500 ............    6.104       100.00       641       78.92        100.00         7.74
2.000 ............    6.358       100.00       597       82.86         74.07        48.73
3.000 ............    6.334       100.00       635       70.98        100.00         0.00
                      -----       ------       ---       -----        ------        -----
 Total: ..........    6.630%      100.00%      606       81.25%        92.74%       48.74%
                      =====       ======       ===       =====        ======        =====


     The weighted average Periodic Cap for Adjustable Rate Mortgage Loans is approximately 1.006%.

                                     S-B-14

                                    ANNEX C-1
                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                     S-C-1-1

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS



                                                                        REMAINING     REMAINING
                                                 GROSS         NET       TERM TO    AMORTIZATION
                               PRINCIPAL       MORTGAGE     MORTGAGE     MATURITY       TERM
MORTGAGE LOAN TYPE            BALANCE ($)      RATE (%)     RATE (%)     (MONTHS)   (MONTHS) (1)
-------------------------- ----------------- ------------ ------------ ----------- --------------

1 Year ARM (CMT) .........     1,385,779.88      6.35767      5.85417       356         356
Fixed Rate ...............    11,275,759.76      6.82877      6.32527       177         177
Fixed Rate ...............       271,088.21      6.76285      6.25935       236         236
2/28 ARM (LIBOR) .........   510,635,432.88      6.65137      6.14787       357         357
Fixed Rate ...............    86,311,193.36      6.86956      6.36606       357         357
3/27 ARM (LIBOR) .........    42,172,931.25      6.38671      5.88321       356         356
Balloon ..................    18,946,992.47      6.50132      5.99782       177         357

                            ORIGINAL      NEXT                                                                 RATE
                             TERM TO      RATE                                                              ADJUSTMENT
                            MATURITY   ADJUSTMENT    MAXIMUM    MINIMUM      GROSS     INITIAL   PERIODIC   FREQUENCY
MORTGAGE LOAN TYPE          (MONTHS)      DATE      RATE (%)   RATE (%)   MARGIN (%)   CAP (%)    CAP (%)    (MONTHS)
-------------------------- ---------- ------------ ---------- ---------- ------------ --------- ---------- -----------

1 Year ARM (CMT) .........     360    01/01/2006    12.358      6.358      4.548        2.000     2.000         12
Fixed Rate ...............     180        N/A          N/A        N/A        N/A          N/A       N/A        N/A
Fixed Rate ...............     240        N/A          N/A        N/A        N/A          N/A       N/A        N/A
2/28 ARM (LIBOR) .........     360    01/01/2007    12.674      6.656      4.589        3.000     1.003          6
Fixed Rate ...............     360        N/A          N/A        N/A        N/A          N/A       N/A        N/A
3/27 ARM (LIBOR) .........     360    01/01/2008    12.412      6.421      4.483        3.000     1.002          6
Balloon ..................     180        N/A          N/A        N/A        N/A          N/A       N/A        N/A


-------
(1)   Each Mortgage Loan has an original amortization term that is the same as its original term to maturity, except for Balloon Loans which have an original amortization term of 360 months.

                                     S-C-1-2

                                    ANNEX C-2
                        PRINCIPAL AMOUNT DECREMENT TABLES

                                     S-C-2-1

       PERCENTAGE OF THE INITIAL CLASS PRINCIPAL AMOUNT OUTSTANDING FOR:



                                           CLASS A1 CERTIFICATES AT THE FOLLOWING
                                                     PERCENTAGES OF CPR
                                     --------------------------------------------------
                                         0%        15%       30%       45%       60%
                                     ---------- --------- --------- --------- ---------

Initial Percentage .................      100       100       100       100       100
May 25, 2006 .......................       98        68        38         8         0
May 25, 2007 .......................       95        41         0         0         0
May 25, 2008 .......................       93        18         0         0         0
May 25, 2009 .......................       91         0         0         0         0
May 25, 2010 .......................       88         0         0         0         0
May 25, 2011 .......................       85         0         0         0         0
May 25, 2012 .......................       82         0         0         0         0
May 25, 2013 .......................       79         0         0         0         0
May 25, 2014 .......................       76         0         0         0         0
May 25, 2015 .......................       72         0         0         0         0
May 25, 2016 .......................       68         0         0         0         0
May 25, 2017 .......................       63         0         0         0         0
May 25, 2018 .......................       59         0         0         0         0
May 25, 2019 .......................       53         0         0         0         0
May 25, 2020 .......................       44         0         0         0         0
May 25, 2021 .......................       38         0         0         0         0
May 25, 2022 .......................       33         0         0         0         0
May 25, 2023 .......................       26         0         0         0         0
May 25, 2024 .......................       19         0         0         0         0
May 25, 2025 .......................       12         0         0         0         0
May 25, 2026 .......................        4         0         0         0         0
May 25, 2027 .......................        0         0         0         0         0
May 25, 2028 .......................        0         0         0         0         0
May 25, 2029 .......................        0         0         0         0         0
May 25, 2030 .......................        0         0         0         0         0
May 25, 2031 .......................        0         0         0         0         0
May 25, 2032 .......................        0         0         0         0         0
May 25, 2033 .......................        0         0         0         0         0
May 25, 2034 .......................        0         0         0         0         0
May 25, 2035 .......................        0         0         0         0         0
Weighted Average Life in Years:
 Without Optional Termination.......     13.33      1.78      0.86      0.54      0.37
 With Optional Termination .........     13.33      1.78      0.86      0.54      0.37

                                        CLASS A2 CERTIFICATES AT THE FOLLOWING        CLASS A3 CERTIFICATES AT THE FOLLOWING
                                                  PERCENTAGES OF CPR                            PERCENTAGES OF CPR
                                  -------------------------------------------------- -----------------------------------------------
                                      0%        15%       30%       45%       60%        0%         15%       30%       45%     60%
                                  ---------- --------- --------- --------- --------- ---------- ---------- --------- --------- -----

Initial Percentage ..............      100       100       100       100       100        100        100       100       100     100
May 25, 2006 ....................      100       100       100       100        54        100        100       100       100     100
May 25, 2007 ....................      100       100        89        12         0        100        100       100       100       0
May 25, 2008 ....................      100       100        27         0         0        100        100       100         0       0
May 25, 2009 ....................      100        97        24         0         0        100        100       100         0       0
May 25, 2010 ....................      100        75         4         0         0        100        100       100         0       0
May 25, 2011 ....................      100        57         0         0         0        100        100        76         0       0
May 25, 2012 ....................      100        41         0         0         0        100        100        52         0       0
May 25, 2013 ....................      100        28         0         0         0        100        100        36         0       0
May 25, 2014 ....................      100        17         0         0         0        100        100        25         0       0
May 25, 2015 ....................      100         7         0         0         0        100        100        17         0       0
May 25, 2016 ....................      100         0         0         0         0        100         98        12         0       0
May 25, 2017 ....................      100         0         0         0         0        100         81         7         0       0
May 25, 2018 ....................      100         0         0         0         0        100         67         3         0       0
May 25, 2019 ....................      100         0         0         0         0        100         55          *        0       0
May 25, 2020 ....................      100         0         0         0         0        100         44         0         0       0
May 25, 2021 ....................      100         0         0         0         0        100         36         0         0       0
May 25, 2022 ....................      100         0         0         0         0        100         29         0         0       0
May 25, 2023 ....................      100         0         0         0         0        100         24         0         0       0
May 25, 2024 ....................      100         0         0         0         0        100         19         0         0       0
May 25, 2025 ....................      100         0         0         0         0        100         15         0         0       0
May 25, 2026 ....................      100         0         0         0         0        100         12         0         0       0
May 25, 2027 ....................       92         0         0         0         0        100          9         0         0       0
May 25, 2028 ....................       80         0         0         0         0        100          6         0         0       0
May 25, 2029 ....................       66         0         0         0         0        100          3         0         0       0
May 25, 2030 ....................       51         0         0         0         0        100          1         0         0       0
May 25, 2031 ....................       34         0         0         0         0        100          0         0         0       0
May 25, 2032 ....................       17         0         0         0         0        100          0         0         0       0
May 25, 2033 ....................        0         0         0         0         0         94          0         0         0       0
May 25, 2034 ....................        0         0         0         0         0         42          0         0         0       0
May 25, 2035 ....................        0         0         0         0         0          0          0         0         0       0
Weighted Average Life in Years:
 Without Optional Termination....     24.95      6.75      3.00      1.63      1.08      28.87      15.53      7.83      2.54   1.68
 With Optional Termination ......     24.95      6.75      3.00      1.63      1.08      12.59       6.16      2.54      1.68  26.01


                                     S-C-2-2

       PERCENTAGE OF THE INITIAL CLASS PRINCIPAL AMOUNT OUTSTANDING FOR:



                                           CLASS M1 CERTIFICATES AT THE FOLLOWING
                                                     PERCENTAGES OF CPR
                                     --------------------------------------------------
                                         0%        15%       30%       45%       60%
                                     ---------- --------- --------- --------- ---------

Initial Percentage .................      100       100       100       100       100
May 25, 2006 .......................      100       100       100       100       100
May 25, 2007 .......................      100       100       100       100        63
May 25, 2008 .......................      100       100       100        73         0
May 25, 2009 .......................      100       100        46        73         0
May 25, 2010 .......................      100        84        32        73         0
May 25, 2011 .......................      100        70        22        44         0
May 25, 2012 .......................      100        59        15        20         0
May 25, 2013 .......................      100        49        10         6         0
May 25, 2014 .......................      100        41         7         0         0
May 25, 2015 .......................      100        34         5         0         0
May 25, 2016 .......................      100        28         2         0         0
May 25, 2017 .......................      100        23         0         0         0
May 25, 2018 .......................      100        19         0         0         0
May 25, 2019 .......................      100        16         0         0         0
May 25, 2020 .......................      100        13         0         0         0
May 25, 2021 .......................      100        10         0         0         0
May 25, 2022 .......................      100         8         0         0         0
May 25, 2023 .......................      100         7         0         0         0
May 25, 2024 .......................      100         5         0         0         0
May 25, 2025 .......................      100         4         0         0         0
May 25, 2026 .......................      100         2         0         0         0
May 25, 2027 .......................       96         0         0         0         0
May 25, 2028 .......................       87         0         0         0         0
May 25, 2029 .......................       77         0         0         0         0
May 25, 2030 .......................       66         0         0         0         0
May 25, 2031 .......................       54         0         0         0         0
May 25, 2032 .......................       41         0         0         0         0
May 25, 2033 .......................       27         0         0         0         0
May 25, 2034 .......................       12         0         0         0         0
May 25, 2035 .......................        0         0         0         0         0
Weighted Average Life in Years:
 Without Optional Termination            26.12      9.25      5.01      5.53      2.08
 With Optional Termination .........     26.01      8.47      4.58      3.66      2.08

                                        CLASS M2 CERTIFICATES AT THE FOLLOWING        CLASS M3 CERTIFICATES AT THE FOLLOWING
                                                  PERCENTAGES OF CPR                            PERCENTAGES OF CPR
                                  -------------------------------------------------- ---------------------------------------------
                                      0%        15%       30%       45%       60%        0%        15%       30%       45%     60%
                                  ---------- --------- --------- --------- --------- ---------- --------- --------- --------- ----

Initial Percentage ..............      100       100       100       100       100        100       100       100       100    100
May 25, 2006 ....................      100       100       100       100       100        100       100       100       100    100
May 25, 2007 ....................      100       100       100       100       100        100       100       100       100    100
May 25, 2008 ....................      100       100       100       100         0        100       100       100       100      0
May 25, 2009 ....................      100       100        46       100         0        100       100        46        83      0
May 25, 2010 ....................      100        84        32        22         0        100        84        32         9      0
May 25, 2011 ....................      100        70        22         5         0        100        70        22         1      0
May 25, 2012 ....................      100        59        15         0         0        100        59        15         0      0
May 25, 2013 ....................      100        49        10         0         0        100        49        10         0      0
May 25, 2014 ....................      100        41         7         0         0        100        41         7         0      0
May 25, 2015 ....................      100        34         5         0         0        100        34         0         0      0
May 25, 2016 ....................      100        28         0         0         0        100        28         0         0      0
May 25, 2017 ....................      100        23         0         0         0        100        23         0         0      0
May 25, 2018 ....................      100        19         0         0         0        100        19         0         0      0
May 25, 2019 ....................      100        16         0         0         0        100        16         0         0      0
May 25, 2020 ....................      100        13         0         0         0        100        13         0         0      0
May 25, 2021 ....................      100        10         0         0         0        100        10         0         0      0
May 25, 2022 ....................      100         8         0         0         0        100         8         0         0      0
May 25, 2023 ....................      100         7         0         0         0        100         7         0         0      0
May 25, 2024 ....................      100         5         0         0         0        100         4         0         0      0
May 25, 2025 ....................      100         2         0         0         0        100         0         0         0      0
May 25, 2026 ....................      100         0         0         0         0        100         0         0         0      0
May 25, 2027 ....................       96         0         0         0         0         96         0         0         0      0
May 25, 2028 ....................       87         0         0         0         0         87         0         0         0      0
May 25, 2029 ....................       77         0         0         0         0         77         0         0         0      0
May 25, 2030 ....................       66         0         0         0         0         66         0         0         0      0
May 25, 2031 ....................       54         0         0         0         0         54         0         0         0      0
May 25, 2032 ....................       41         0         0         0         0         41         0         0         0      0
May 25, 2033 ....................       27         0         0         0         0         27         0         0         0      0
May 25, 2034 ....................       12         0         0         0         0         12         0         0         0      0
May 25, 2035 ....................        0         0         0         0         0          0         0         0         0      0
Weighted Average Life in Years:
 Without Optional Termination         26.12      9.20      4.88      4.83      2.37      26.11      9.16      4.81      4.32  2.59
 With Optional Termination ......     26.01      8.47      4.48      3.91      2.37      26.01      8.47      4.43      3.91  2.56


                                     S-C-2-3

       PERCENTAGE OF THE INITIAL CLASS PRINCIPAL AMOUNT OUTSTANDING FOR:



                                           CLASS M4 CERTIFICATES AT THE FOLLOWING
                                                     PERCENTAGES OF CPR
                                     --------------------------------------------------
                                         0%        15%       30%       45%       60%
                                     ---------- --------- --------- --------- ---------

Initial Percentage .................      100       100       100       100       100
May 25, 2006 .......................      100       100       100       100       100
May 25, 2007 .......................      100       100       100       100       100
May 25, 2008 .......................      100       100       100       100         0
May 25, 2009 .......................      100       100        46        17         0
May 25, 2010 .......................      100        84        32         9         0
May 25, 2011 .......................      100        70        22         0         0
May 25, 2012 .......................      100        59        15         0         0
May 25, 2013 .......................      100        49        10         0         0
May 25, 2014 .......................      100        41         7         0         0
May 25, 2015 .......................      100        34         0         0         0
May 25, 2016 .......................      100        28         0         0         0
May 25, 2017 .......................      100        23         0         0         0
May 25, 2018 .......................      100        19         0         0         0
May 25, 2019 .......................      100        16         0         0         0
May 25, 2020 .......................      100        13         0         0         0
May 25, 2021 .......................      100        10         0         0         0
May 25, 2022 .......................      100         8         0         0         0
May 25, 2023 .......................      100         6         0         0         0
May 25, 2024 .......................      100         0         0         0         0
May 25, 2025 .......................      100         0         0         0         0
May 25, 2026 .......................      100         0         0         0         0
May 25, 2027 .......................       96         0         0         0         0
May 25, 2028 .......................       87         0         0         0         0
May 25, 2029 .......................       77         0         0         0         0
May 25, 2030 .......................       66         0         0         0         0
May 25, 2031 .......................       54         0         0         0         0
May 25, 2032 .......................       41         0         0         0         0
May 25, 2033 .......................       27         0         0         0         0
May 25, 2034 .......................       12         0         0         0         0
May 25, 2035 .......................        0         0         0         0         0
Weighted Average Life in Years:
 Without Optional Termination.......     26.11      9.11      4.76      4.07      2.78
 With Optional Termination .........     26.01      8.47      4.40      3.86      2.58

                                        CLASS M5 CERTIFICATES AT THE FOLLOWING        CLASS M6 CERTIFICATES AT THE FOLLOWING
                                                  PERCENTAGES OF CPR                            PERCENTAGES OF CPR
                                  -------------------------------------------------- -----------------------------------------------
                                      0%        15%       30%       45%       60%        0%        15%       30%       45%     60%
                                  ---------- --------- --------- --------- --------- ---------- --------- --------- --------- ------

Initial Percentage ..............      100       100       100       100       100        100       100       100       100      100
May 25, 2006 ....................      100       100       100       100       100        100       100       100       100      100
May 25, 2007 ....................      100       100       100       100       100        100       100       100       100      100
May 25, 2008 ....................      100       100       100       100        33        100       100       100       100      100
May 25, 2009 ....................      100       100        46        17        33        100       100        46        17      100
May 25, 2010 ....................      100        84        32         9        32        100        84        32         4        0
May 25, 2011 ....................      100        70        22         0         0        100        70        22         0        0
May 25, 2012 ....................      100        59        15         0         0        100        59        15         0        0
May 25, 2013 ....................      100        49        10         0         0        100        49         8         0        0
May 25, 2014 ....................      100        41         1         0         0        100        41         0         0        0
May 25, 2015 ....................      100        34         0         0         0        100        34         0         0        0
May 25, 2016 ....................      100        28         0         0         0        100        28         0         0        0
May 25, 2017 ....................      100        23         0         0         0        100        23         0         0        0
May 25, 2018 ....................      100        19         0         0         0        100        19         0         0        0
May 25, 2019 ....................      100        16         0         0         0        100        16         0         0        0
May 25, 2020 ....................      100        13         0         0         0        100        13         0         0        0
May 25, 2021 ....................      100        10         0         0         0        100         8         0         0        0
May 25, 2022 ....................      100         7         0         0         0        100         0         0         0        0
May 25, 2023 ....................      100         0         0         0         0        100         0         0         0        0
May 25, 2024 ....................      100         0         0         0         0        100         0         0         0        0
May 25, 2025 ....................      100         0         0         0         0        100         0         0         0        0
May 25, 2026 ....................      100         0         0         0         0        100         0         0         0        0
May 25, 2027 ....................       96         0         0         0         0         96         0         0         0        0
May 25, 2028 ....................       87         0         0         0         0         87         0         0         0        0
May 25, 2029 ....................       77         0         0         0         0         77         0         0         0        0
May 25, 2030 ....................       66         0         0         0         0         66         0         0         0        0
May 25, 2031 ....................       54         0         0         0         0         54         0         0         0        0
May 25, 2032 ....................       41         0         0         0         0         41         0         0         0        0
May 25, 2033 ....................       27         0         0         0         0         27         0         0         0        0
May 25, 2034 ....................       12         0         0         0         0         12         0         0         0        0
May 25, 2035 ....................        0         0         0         0         0          0         0         0         0        0
Weighted Average Life in Years:
 Without Optional Termination....     26.10      9.04      4.69      3.89      3.75      26.09      8.95      4.62      3.73    4.57
 With Optional Termination ......     26.01      8.47      4.38      3.71      2.58      26.01      8.47      4.36      3.58    2.58


                                     S-C-2-4

       PERCENTAGE OF THE INITIAL CLASS PRINCIPAL AMOUNT OUTSTANDING FOR:



                                           CLASS M7 CERTIFICATES AT THE FOLLOWING
                                                     PERCENTAGES OF CPR
                                     --------------------------------------------------
                                         0%        15%       30%       45%       60%
                                     ---------- --------- --------- --------- ---------

Initial Percentage .................      100       100       100       100       100
May 25, 2006 .......................      100       100       100       100       100
May 25, 2007 .......................      100       100       100       100       100
May 25, 2008 .......................      100       100       100       100       100
May 25, 2009 .......................      100       100        46        17        36
May 25, 2010 .......................      100        84        32         0         0
May 25, 2011 .......................      100        70        22         0         0
May 25, 2012 .......................      100        59        15         7         0
May 25, 2013 .......................      100        49         0         0         0
May 25, 2014 .......................      100        41         0         0         0
May 25, 2015 .......................      100        34         0         0         0
May 25, 2016 .......................      100        28         0         0         0
May 25, 2017 .......................      100        23         0         0         0
May 25, 2018 .......................      100        19         0         0         0
May 25, 2019 .......................      100        16         0         0         0
May 25, 2020 .......................      100         8         0         0         0
May 25, 2021 .......................      100         0         0         0         0
May 25, 2022 .......................      100         0         0         0         0
May 25, 2023 .......................      100         0         0         0         0
May 25, 2024 .......................      100         0         0         0         0
May 25, 2025 .......................      100         0         0         0         0
May 25, 2026 .......................      100         0         0         0         0
May 25, 2027 .......................       96         0         0         0         0
May 25, 2028 .......................       87         0         0         0         0
May 25, 2029 .......................       77         0         0         0         0
May 25, 2030 .......................       66         0         0         0         0
May 25, 2031 .......................       54         0         0         0         0
May 25, 2032 .......................       41         0         0         0         0
May 25, 2033 .......................       27         0         0         0         0
May 25, 2034 .......................        5         0         0         0         0
May 25, 2035 .......................        0         0         0         0         0
Weighted Average Life in Years:
 Without Optional Termination            26.08      8.83      4.54      3.61      3.99
 With Optional Termination .........     26.01      8.47      4.34      3.50      2.58

                                        CLASS M8 CERTIFICATES AT THE FOLLOWING        CLASS M9 CERTIFICATES AT THE FOLLOWING
                                                  PERCENTAGES OF CPR                            PERCENTAGES OF CPR
                                  -------------------------------------------------- -----------------------------------------------
                                      0%        15%       30%       45%       60%        0%        15%       30%       45%      60%
                                  ---------- --------- --------- --------- --------- ---------- --------- --------- --------- ------

Initial Percentage ..............      100       100       100       100       100        100       100       100       100      100
May 25, 2006 ....................      100       100       100       100       100        100       100       100       100      100
May 25, 2007 ....................      100       100       100       100       100        100       100       100       100      100
May 25, 2008 ....................      100       100       100       100       100        100       100       100       100      100
May 25, 2009 ....................      100       100        46        17         0        100       100        46         4        0
May 25, 2010 ....................      100        84        32         0         0        100        84        32         0        0
May 25, 2011 ....................      100        70        22         0         0        100        70        22         0        0
May 25, 2012 ....................      100        59         7         0         0        100        59         0         0        0
May 25, 2013 ....................      100        49         0         0         0        100        49         0         0        0
May 25, 2014 ....................      100        41         0         0         0        100        41         0         0        0
May 25, 2015 ....................      100        34         0         0         0        100        34         0         0        0
May 25, 2016 ....................      100        28         0         0         0        100        28         0         0        0
May 25, 2017 ....................      100        23         0         0         0        100        23         0         0        0
May 25, 2018 ....................      100        19         0         0         0        100        13         0         0        0
May 25, 2019 ....................      100        12         0         0         0        100         0         0         0        0
May 25, 2020 ....................      100         0         0         0         0        100         0         0         0        0
May 25, 2021 ....................      100         0         0         0         0        100         0         0         0        0
May 25, 2022 ....................      100         0         0         0         0        100         0         0         0        0
May 25, 2023 ....................      100         0         0         0         0        100         0         0         0        0
May 25, 2024 ....................      100         0         0         0         0        100         0         0         0        0
May 25, 2025 ....................      100         0         0         0         0        100         0         0         0        0
May 25, 2026 ....................      100         0         0         0         0        100         0         0         0        0
May 25, 2027 ....................       96         0         0         0         0         96         0         0         0        0
May 25, 2028 ....................       87         0         0         0         0         87         0         0         0        0
May 25, 2029 ....................       77         0         0         0         0         77         0         0         0        0
May 25, 2030 ....................       66         0         0         0         0         66         0         0         0        0
May 25, 2031 ....................       54         0         0         0         0         54         0         0         0        0
May 25, 2032 ....................       41         0         0         0         0         41         0         0         0        0
May 25, 2033 ....................       27         0         0         0         0         27         0         0         0        0
May 25, 2034 ....................        0         0         0         0         0          0         0         0         0        0
May 25, 2035 ....................        0         0         0         0         0          0         0         0         0        0
Weighted Average Life in Years:
 Without Optional Termination         26.05      8.70      4.46      3.51      3.69      26.01      8.52      4.35      3.41    3.51
 With Optional Termination ......     26.01      8.47      4.34      3.45      2.58      26.00      8.46      4.32      3.40    2.58


                                     S-C-2-5

                                     ANNEX D
         SWAP AGREEMENT SCHEDULED NOTIONAL AMOUNTS AND RATES OF PAYMENT



DISTRIBUTION DATE OCCURRING IN:        SCHEDULED NOTIONAL AMOUNT ($):     RATE OF PAYMENT (%):
-----------------------------------   --------------------------------   ---------------------

June 2005 .........................                       0.00                     0.00
July 2005 .........................             647,213,000.00                     3.38
August 2005 .......................             627,404,000.00                     3.49
September 2005 ....................             608,198,000.00                     3.59
October 2005 ......................             589,577,000.00                     3.69
November 2005 .....................             571,523,000.00                     3.79
December 2005 .....................             554,019,000.00                     3.88
January 2006 ......................             537,047,000.00                     3.94
February 2006 .....................             520,593,000.00                     3.97
March 2006 ........................             504,639,000.00                     4.02
April 2006 ........................             489,171,000.00                     4.06
May 2006 ..........................             474,175,000.00                     4.10
June 2006 .........................             456,279,000.00                     4.15
July 2006 .........................             438,493,000.00                     4.18
August 2006 .......................             420,851,000.00                     4.21
September 2006 ....................             403,384,000.00                     4.25
October 2006 ......................             386,124,000.00                     4.27
November 2006 .....................             369,102,000.00                     4.30
December 2006 .....................             352,345,000.00                     4.34
January 2007 ......................             335,881,000.00                     4.33
February 2007 .....................             319,734,000.00                     4.31
March 2007 ........................             303,927,000.00                     4.33
April 2007 ........................             288,482,000.00                     4.35
May 2007 ..........................             273,419,000.00                     4.39
June 2007 .........................             202,457,000.00                     4.40
July 2007 .........................             177,353,000.00                     4.41
August 2007 .......................             158,077,000.00                     4.42
September 2007 ....................             142,845,000.00                     4.43
October 2007 ......................             130,567,000.00                     4.44
November 2007 .....................             120,527,000.00                     4.45
December 2007 .....................             112,232,000.00                     4.46
January 2008 ......................             105,326,000.00                     4.47
February 2008 .....................              99,267,000.00                     4.48
March 2008 ........................              93,918,000.00                     4.49
April 2008 ........................              88,853,000.00                     4.50
May 2008 ..........................              84,057,000.00                     4.51
June 2008 .........................              79,517,000.00                     4.52
July 2008 .........................              75,219,000.00                     4.53
August 2008 .......................              71,149,000.00                     4.54
September 2008 ....................              67,295,000.00                     4.55
October 2008 ......................              63,645,000.00                     4.56
November 2008 .....................              60,190,000.00                     4.57
December 2008 .....................              56,917,000.00                     4.58
January 2009 ......................              53,819,000.00                     4.59
February 2009 .....................              50,884,000.00                     4.60
March 2009 ........................              48,106,000.00                     4.61
April 2009 ........................              45,474,000.00                     4.62
May 2009 ..........................              42,982,000.00                     4.63
June 2009 .........................              40,623,000.00                     4.65
July 2009 .........................              38,388,000.00                     4.66
August 2009 .......................              36,272,000.00                     4.67
September 2009 ....................              34,267,000.00                     4.68
October 2009 ......................              32,369,000.00                     4.69
November 2009 .....................              30,572,000.00                     4.70
December 2009 .....................              28,870,000.00                     4.71
January 2010 ......................              27,257,000.00                     4.72
February 2010 .....................              25,730,000.00                     4.73
March 2010 ........................              24,284,000.00                     4.73
April 2010 ........................              22,915,000.00                     4.74
May 2010 ..........................              21,619,000.00                     4.75
June 2010 and thereafter ..........                       0.00                     0.00


                                      S-D-1

PROSPECTUS

                     STRUCTURED ASSET SECURITIES CORPORATION

                                    DEPOSITOR

                            ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)

                                ----------------

EACH TRUST FUND:

o    may periodically issue asset-backed pass-through certificates or asset backed notes, in each case in one or more series with one or more classes;
     and

o    will be established to hold assets transferred to it by Structured Asset
     Securities Corporation, including:

     o    mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, or participation interests in mortgage loans, including loans secured by one- to four- family residential properties, manufactured housing, shares in cooperative corporations, multifamily properties and mixed use residential and commercial properties;

     o    mortgage backed certificates insured or guaranteed by Fannie Mae,
          Freddie Mac or Ginnie Mae;

     o    private mortgage backed certificates, as described in this prospectus;
          and

     o    payments due on those mortgage loans and mortgage backed certificates.

     The assets in your trust fund will be specified in the prospectus supplement for your trust fund, while the types of assets that may be included in a trust fund, whether or not included in your trust fund, are described in greater detail in this prospectus.

THE SECURITIES:

o    will be offered for sale pursuant to a prospectus supplement;

o    will evidence beneficial ownership of, or be secured by, the assets in the related trust fund and will be paid only from the trust fund assets described in the related prospectus supplement; and

o    may have one or more forms of credit enhancement.

     The securityholders will receive distributions of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the trust fund.

     The prospectus supplement will state whether the securities are expected to be classified as indebtedness and whether the trust will make a REMIC election for federal income tax purposes.

     The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS
ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 LEHMAN BROTHERS

                 The date of this prospectus is January 25, 2005

                          DESCRIPTION OF THE SECURITIES

GENERAL

     The asset-backed certificates (the "Certificates") of each series
(including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement (as defined herein). A series of Securities may also include asset-backed notes (the "Notes," and together with the Certificates, the
"Securities") that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture. See "The Agreements."

     Each series of Securities will consist of one or more classes of
Securities, one or more of which may:

     o    accrue interest based on a variable or adjustable rate ("Floating Rate
          Securities");

     o    provide for the accrual of interest, which is periodically added to the principal balance of the Securities, but on which no interest or principal is payable except during any periods specified in the prospectus supplement ("Compound Interest Securities");

     o    be entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the series than the percentage of principal on the Loans to which the Securities are entitled ("Interest Weighted Securities");

     o    be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the Securities are entitled ("Principal Weighted Securities");

     o    not be entitled to principal until the earlier of the date specified in the prospectus supplement or the date on which the principal of all
          Securities of the series having an earlier Final Scheduled
          Distribution Date have been paid in full ("Planned Amortization
          Certificates" or "PACs");

     o    be subordinate to one or more other classes of Securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement
          ("Subordinate Securities"); and/or

     o    be other types of Securities, as described in the prospectus supplement.

     If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the assets in the related trust fund (each portion of
Assets, an "Asset Group").

     Each class of Securities offered by this prospectus and the prospectus supplement (the "Offered Securities") will be issued in the minimum original principal amount or notional amount for Securities of each class specified in the prospectus supplement. The transfer of any Offered Securities may be registered, and those Securities may be exchanged, without the payment of any service charge. The classes of Securities of a series may be issued in fully registered, certificated form ("Definitive Securities") or issued in book-entry form only ("Book-Entry Securities") Book-Entry Securities in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See "-- Book-Entry Registration."

DISTRIBUTIONS ON THE SECURITIES

     General

     Distributions on the Securities of each series will be made by or on behalf of the trustee from the Available Distribution Amount for that series, on each
Distribution Date, as specified in the prospectus supplement. Distributions
(other than the final distribution) will be made to the persons in whose names the Securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their

                                        2

addresses appearing on the Security Register, or by wire transfer (at the expense of the securityholder requesting payment by wire transfer) in certain circumstances described in the prospectus supplement; provided, however, that the final distribution in retirement of a Security will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a Security will be mailed to the securityholders.

     Distributions of interest on Securities entitled to receive interest will be made periodically at the intervals and Interest Rates specified or determined in accordance with the prospectus supplement. Interest on the Securities will be calculated on the basis of a 360-day year consisting of 12 30-day months, unless the prospectus supplement specifies a different basis. Distributions of principal on each class of Securities in a series will be made on a pro rata or random lot basis among all of the Securities of the class, or as otherwise specified in the prospectus supplement.

     The funds in the Distribution Account (together with any amounts transferred from any Reserve Fund or applicable credit support) may be insufficient to make the full distribution to securityholders on a Distribution
Date. In this case, the funds available for distribution to the securityholders of each class will be distributed in accordance with their respective interests.
However, as described in the prospectus supplement, holders of Securities will receive their current distributions and past amounts due but unpaid to them before holders of Subordinate Securities are paid (in each case, these amounts are calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next Distribution Date.

     For a description of the reports to be furnished to securityholders concerning a distribution, see "The Agreements -- Reports to Securityholders."

     Single Class Securities Generally

     With respect to a series of Securities that is not a Multi-Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled to payment on the basis of the undivided percentage interest (the "Percentage Interest") evidenced by the Security, or on the basis of the Security's outstanding principal amount or notional amount
(subject to any subordination of the rights of any classes of Subordinate
Securities to receive current distributions), as specified in the prospectus supplement. See "-- Subordinate Securities" below.

     If the Primary Assets for a series of Securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the Securities or on a class in the series (the "Interest
Rate") may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets. If the Primary
Assets for a series have fixed interest rates, then the Interest Rate on
Securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the Interest Rate on the Securities of the related series may also reflect those caps.

     If specified in the prospectus supplement, a series of Securities may include one or more classes that are Interest Weighted Securities, Principal
Weighted Securities, or both. Unless otherwise specified in the prospectus supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each class in the principal component of the distributions, the interest component of the distributions, or both, and will be further allocated on a pro rata basis among the Securities within each class.
The method or formula for determining the Percentage Interest of a Security will be set forth in the prospectus supplement.

     Multi-Class Series

     A series of Securities may include Floating Rate Securities, Compound
Interest Securities and Planned Amortization Certificates, and/or classes of
Subordinate Securities and Senior Securities (a "Multi-Class Series"). For a
series of Securities that is not a Multi-Class Series, each class is

                                        3

designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the Securities unless the series has a subordination feature in one or more classes of Subordinate Securities that protects one or more classes of Senior
Securities in the event of failure of timely payment of the Primary Assets.
Unless otherwise specified in the prospectus supplement, each Security of a
Multi-Class Series will have a principal amount or a notional amount and a specified Interest Rate (that may be zero). Interest distributions on a
Multi-Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Interest Rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the Distribution Account, subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions. See " -- Subordinate Securities" below and "Credit Support --
Subordinate Securities; Subordination Reserve Fund."

     Distributions of interest on Compound Interest Securities will begin only after the related accretion termination date specified in the prospectus supplement. On each Distribution Date on or before the accretion termination date, interest on the Compound Interest Securities accrues, and the amount of interest accrued is added on each Distribution Date to the principal balance of the Security. On each Distribution Date after the accretion termination date, interest distributions will be made on classes of Compound Interest Securities on the basis of the current Compound Value of the class. The "Compound Value" of a class of Compound Interest Securities equals the initial aggregate principal balance of the class, plus accrued and undistributed interest added to the class through the immediately preceding Distribution Date, less any principal distributions previously made to reduce the aggregate outstanding principal balance of the class.

     A Multi-Class Series may also include one or more classes of Floating Rate
Securities. The Interest Rate of a Floating Rate Security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate, or both, as specified in the prospectus supplement. For each class of Floating Rate Securities, the prospectus supplement will set forth the initial Floating Rate (or the method of determining it), the period during which the Floating Rate applies, and the formula, index, or other method by which the
Floating Rate for each period will be determined.

     Distributions of principal will be allocated among the classes of a
Multi-Class Series in the order of priority and amount specified in the prospectus supplement. Generally, the "Principal Distribution Amount" for a
Multi-Class Series on any Distribution Date will be equal to the sum of (1) the accrual distribution amount for any Compound Interest Securities, (2) the
Minimum Principal Distribution Amount and (3) the percentage, if any, of the excess cash flow specified in the prospectus supplement. The "Minimum Principal
Distribution Amount" is the amount, if any, by which the outstanding principal balance of the Securities of a series (before giving effect to any payment of principal on that Distribution Date) exceeds the aggregate value of the Primary
Assets as of that Distribution Date.

     Subordinate Securities

     A series of Securities may include one or more classes of Subordinate
Securities that provide some or all of the credit support for the Senior
Securities in the series. The rights of holders of some classes of securities
(the "Subordinate Securities") to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series
(the "Senior Securities") but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit support may be provided by a cross-support feature. This feature requires that distributions be made to Senior Securities prior to making distributions on Subordinate Securities backed by assets in another Asset Group within the trust fund. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a "Rating Agency"), Subordinate Securities will not be offered by this prospectus or the prospectus supplement. See "Credit Support
-- Subordinate Securities; Subordination Reserve Fund."

OPTIONAL TERMINATION

     If specified in the prospectus supplement for a series of Securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a

                                        4

portion of the Primary Assets of the trust fund, or cause an early termination of the trust fund by repurchasing all of the Primary Assets from the trust fund or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the Aggregate Asset Principal
Balance of the Primary Assets is less than a specified percentage of the initial
Aggregate Asset Principal Balance, or (2) the aggregate principal amount of the
Securities (or of certain classes in a series) is less than a specified percentage of their initial aggregate principal amount, as described in the prospectus supplement.

     o    "Asset Principal Balance" means, for any Loan at the time of determination, its outstanding principal balance as of the Cut-off
          Date, reduced by all amounts distributed to securityholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on the Loan.

     o    "Aggregate Asset Principal Balance" means, at the time of
          determination, the aggregate of the Asset Principal Balances of all the Loans in a trust fund.

     The optional termination described in this section will be in addition to terminations that may result from other events. See "The Agreements -- Event of
Default; Rights Upon Event of Default" and "-- Termination."

OPTIONAL PURCHASE OF SECURITIES

     The prospectus supplement for a series of Securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated entity, at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee prior to the optional purchase date, as specified in the prospectus supplement.

OTHER PURCHASES

     If specified in the prospectus supplement for a series, any class of
Securities in the series may be subject to redemption, in whole or in part, at the request of the holders of that class or mandatory purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of
Securities will be described in the prospectus supplement.

     The depositor may also have the option to obtain for any series of
Securities, one or more guarantees from a company or companies acceptable to the
Rating Agencies. As specified in the prospectus supplement, these guarantees may provide for one or more of the following for any series of Securities:

     o    call protection for any class of Securities of a series;

     o    a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

     o    certain other guarantees described in the prospectus supplement.

EXCHANGEABLE SECURITIES

     General

     If specified in the related prospectus supplement, a series of Securities may include one or more classes that are exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

     If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of Securities that are exchangeable for one another will be referred to in the related prospectus

                                        5

supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

     The descriptions in the related prospectus supplement of the Securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of
Securities, credit enhancement, yield and prepayment considerations and tax,
ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

     Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities, the following three conditions must be satisfied:

     o    the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

     o    the aggregate amount of interest payable on each Distribution Date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on each
          Distribution Date with respect to the exchanged securities; and

     o    the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

     There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

     o    A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in the index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

     o    An interest-only class and a principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class.

     o    Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

                                        6

     In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

     o    A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

     o    A class of exchangeable securities that is a Planned Amortization
          Certificate, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Planned Amortization Certificate, may be
          exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

     A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

     Procedures

     The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

     If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

     The first payment on an exchangeable security received in an exchange will be made on the Distribution Date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

BOOK-ENTRY REGISTRATION

     General

     If provided for in the prospectus supplement, one or more classes of the
Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust
Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Banking, societe anonyme (formerly Cedelbank) (referred to herein as "Clearstream") or Euroclear Bank S.A./NV as operator of the Euroclear
System ("Euroclear"). Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

                                        7

     No person acquiring an interest in a Book-Entry Security (each, a
"Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth below under "-- Definitive Securities." Unless and until Definitive
Securities are issued for the Book-Entry Securities under the limited circumstances described in the related prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry
Securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their Participants (as defined below), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of
DTC and if applicable, Clearstream and Euroclear.

     Beneficial Owners will hold their Book-Entry Securities through DTC in the
United States, or, if the Offered Securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and
Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     DTC

     DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its
Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its
Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry
Securities will be subject to the rules, regulations and procedures governing
DTC and its Participants as in effect from time to time.

     Clearstream

     Clearstream is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its
Participants or between a Clearstream account and a Euroclear account, thereby eliminating the need for physical movement of certificates. For transactions between a Clearstream participant and a participant of another securities settlement system, Clearstream generally adjusts to the settlement rules of the other securities settlement system. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, "CSSF."
Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of Clearstream, either directly or indirectly.
Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

     Euroclear

     Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against

                                        8

payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.
Transactions may be settled in numerous currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear
Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative Corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

     The Euroclear Operator has advised us that it is licensed by the Belgian
Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking
Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of its
Participants, and has no record of or relationship with persons holding through
Participants of Euroclear.

     Payments with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear
Participants in accordance with the relevant system's rules and procedures, to the extent received by its respective depositary (individually the "Relevant
Depositary" and collectively, the "European Depositaries"). Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Securityholder on behalf of a
Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

     DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform the foregoing procedures and such procedures may be discontinued at any time.

     Beneficial Ownership of Book-Entry Securities

     Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate or a Note. Unless and until
Definitive Securities are issued, it is anticipated that the only
"securityholder" of the Offered Securities will be Cede & Co., as nominee of
DTC. Beneficial Owners will not be "Certificateholders" or "Noteholders" as those terms are used in the related Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC,
Clearstream or Euroclear, as applicable.

     The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the
Beneficial Owner's account for that purpose. In turn, the Financial
Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on
the records of Clearstream or Euroclear, as appropriate).

                                        9

     Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its
Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities.
Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective
Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

     Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below. Unless and until
Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect
Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants
will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

     Because of time zone differences, any credits of securities received in
Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant
Participants of Clearstream or Euroclear on that business day. Cash received in
Clearstream or Euroclear as a result of sales of securities by or through a
Participant of Clearstream or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant
Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see "Material Federal Income Tax Considerations --
Taxation of Securities Treated as Debt Instruments -- Foreign Persons," "--
REMIC Residual Certificates -- Foreign Persons," "-- Grantor Trust Certificates
-- Foreign Persons" and "-- Partner Certificates -- Foreign Persons" herein and, if the Book-Entry Securities are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation Procedures
-- Certain U.S. Federal Income Tax Documentation Requirements" in Annex A to the
prospectus supplement.

     Transfers between Participants of DTC will occur in accordance with DTC
Rules. Transfers between Participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of
Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant
European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of
Clearstream or Euroclear may not deliver instructions directly to the European
Depositaries.

     Distributions on the Book-Entry Securities will be made on each
Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the

                                       10

applicable Participants of DTC in accordance with DTC's normal procedures. Each
Participant of DTC will be responsible for disbursing the distribution to the
Beneficial Owners of the Book-Entry Securities that it represents and to each
Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the
Book-Entry Securities that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on Securities held through Clearstream or Euroclear will be credited to the cash accounts of Participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant
Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal
Income Tax Considerations -- Taxation of Securities Treated as Debt Instruments
-- Foreign Persons," "-- REMIC Residual Certificates -- Administrative
Provisions," "-- Grantor Trust Certificates -- Trust Reporting" and "-- Partner
Certificates -- Information Reporting" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge
Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry
Securities, may be limited due to the lack of physical securities for the
Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

     Monthly and annual reports will be provided to Cede & Co., as nominee of
DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the
Book-Entry Securities of Beneficial Owners are credited.

     Generally, DTC will advise the applicable trustee that unless and until
Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the related Agreement, only at the direction of one or more Financial Intermediaries to whose DTC accounts the
Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry
Securities. If the Book-Entry Securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related Agreement, on behalf of a
Participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among
Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

     None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Definitive Securities

     Securities initially issued in book-entry form will be issued as Definitive
Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor or (2) after the occurrence of an event of default as specified in the applicable Agreement, Beneficial Owners of securities representing not less than
50% of the aggregate percentage interests

                                       11

evidenced by a class of securities issued as book-entry securities advise the applicable trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the Beneficial Owners of such class of securities.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners.
Upon surrender by DTC of the security or securities representing the Book- Entry
Securities, together with instructions for registration, the trustee will issue
(or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the related Agreement.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

PAYMENT DELAYS

     With respect to any series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on
which the payments or distributions are paid to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The prospectus supplement will set forth an example of the timing of receipts and the distribution of collections to securityholders, so that the impact of this delay can be understood.

PRINCIPAL PREPAYMENTS

     With respect to a series for which the Primary Assets consist of Loans or participation interests in Loans, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of the prepayment only to the prepayment date. In addition, the prepayment may not be required to be paid to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest that would otherwise be available for distributions on the Securities. Therefore, the yield that would be obtained if interest continued to accrue on the Loan until the principal prepayment is paid to securityholders, is effectively reduced. To the extent specified in the prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the master servicer or servicer with respect to prepaid Loans. Further, if the
Interest Rate on a class of Securities in a series is based upon a weighted average of the interest rates on the Loans comprising or underlying the Primary
Assets, interest on these Securities may be paid or accrued in the future at a rate lower than the initial interest rate, to the extent that Loans bearing higher rates of interest are prepaid more quickly than Loans bearing lower rates of interest. See "Servicing of Loans -- Advances and Limitations Thereon."

TIMING OF REDUCTION OF PRINCIPAL AMOUNT

     A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any interest accrual period, as specified in the prospectus supplement, will be less than the amount that would have accrued on the actual principal amount of the Securities outstanding. The effect of these provisions is to produce a lower yield on the
Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of the Securities to each Distribution
Date. The prospectus supplement will specify the time at which the principal amounts of the Securities are determined or are deemed reduced for purposes of calculating interest distributions on Securities of a Multi-Class Series.

INTEREST OR PRINCIPAL WEIGHTED SECURITIES

     If a class of Securities consists of Interest Weighted Securities or
Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in

                                       12

Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted
Securities. The prospectus supplement will include a table showing the effect of various levels of prepayment on yields on these types of Securities. The tables will illustrate the sensitivity of yields to various prepayment rates and will not purport to predict, or provide information enabling investors to predict, yields or prepayment rates.

FINAL SCHEDULED DISTRIBUTION DATE

     The prospectus supplement will specify the Final Scheduled Distribution
Date or Maturity Date for each class of a Multi-Class Series. The Maturity Date for each class of Notes is the date on which the principal of the class of Notes will be fully paid. The Final Scheduled Distribution Date for each class of
Certificates is the date on which the entire aggregate principal balance of the class will be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. Because prepayments on the
Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the
Securities, it is likely that the actual maturity of the class will occur earlier, and may occur substantially earlier, than its Final Scheduled
Distribution Date. Furthermore, with respect to the Certificates, as a result of delinquencies, defaults and liquidations of the assets in the trust fund, the actual final distribution date of any Certificate may occur later than its Final
Scheduled Distribution Date.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of the security will be repaid to the investor. The weighted average life of the
Securities of a series will be influenced by the rate at which principal on the
Loans comprising or underlying the Primary Assets for the Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the
Primary Assets for a series, those Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those Loans. It should be noted that the Loans comprising or underlying the
Primary Assets for a series may have different interest rates, and the stated
pass-through or interest rate of certain Primary Assets or the Interest Rate on the Securities may be a number of percentage points less than interest rates on the Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the
Primary Assets. If any Loans comprising or underlying the Primary Assets for a series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more classes of the series may be fully paid prior to their respective stated
maturities.

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below.

     CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of
6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any

                                       13

pool of loans, including the Loans underlying or comprising the Primary Assets.
Thus, it is likely that prepayment of any Loans comprising or underlying the
Primary Assets for any series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

     The prospectus supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each class of that series under a given set of prepayment assumptions. The prospectus supplement will also describe the percentage of the initial principal balance of each class of a series that would be outstanding on specified Distribution Dates for the series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the
Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Primary Assets.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     Type of Loan

     Mortgage Loans secured by multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units ("Multifamily Properties") may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. ARMs, Bi-weekly
Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the
Primary Assets may experience a rate of principal prepayments that is different from the principal prepayment rate for ARMs, Bi-weekly Loans, GEM Loans and GPM
Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of these Loans in either stable or changing interest rate environments.

     In the case of a Negatively Amortizing ARM, if interest rates rise without a simultaneous increase in the related scheduled payment of principal and interest (the "Scheduled Payment"), negative amortization may result or the amount of interest accrued on the Stated Principal Balance thereof may exceed the amount of interest paid by the mortgagor in any month (such excess,
"Deferred Interest"). However, borrowers may pay amounts in addition to their
Scheduled Payments in order to avoid negative amortization and to increase tax deductible interest payments.

     To the extent that any of Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of the Mortgage Loan and a smaller portion of the
Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of the Mortgage Loans will increase.

     In a declining interest rate environment, the portion of each Scheduled
Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of the ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of the Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively
Amortizing ARM will tend to reduce the weighted average life of the Mortgage
Loan and will adversely affect the yield to holders who purchased their
Securities at a premium, if any, and holders of classes of Interest Weighted
Securities. The pooling of Negatively Amortizing ARMs having Rate Adjustment
Dates in different months, together with different initial interest rates borne by the Loans ("Mortgage Rates"), Lifetime Mortgage Rate Caps, Minimum Mortgage
Rates and stated maturity dates, could result in some Negatively Amortizing ARMs that comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

                                       14

     If the Loans comprising or underlying the Primary Assets for a series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the master servicer, servicer, or PMBS Servicer, as applicable, may, if specified in the prospectus supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related series.

     A GEM Loan provides for scheduled annual increases in the borrower's
Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated
maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date. The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some
Manufactured Home Loans may be FHA Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured
Home Loans.

     In the case of Mortgage Loans that do not require the borrowers to make payments of principal or interest until the occurrence of certain maturity events, the Mortgage Loans will generate enough cash to pay interest and principal on the Securities of the related series only if specified maturity events occur with sufficient frequency and relative regularity. There can be no assurance regarding the rate and timing of the occurrence of maturity events with respect to these Mortgage Loans.

     Foreclosures and Payment Plans

     The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets that are foreclosed in relation to the number of Loans that are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to holders of Securities who purchased their Securities at a premium, if any, and the return on a class of Interest Weighted Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

     Due on Sale Clauses

     The acceleration of repayment as a result of certain transfers of the real property securing a Mortgage Loan (the "Mortgaged Property") is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Primary Assets may include "due-on-sale" clauses.
Except as otherwise described in the prospectus supplement for a series, the
PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the master servicer or the servicer of Loans constituting the Primary Assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any
"due-on-sale" clause applicable to the related Loan under the circumstances and in the manner it enforces due-on-sale clauses with respect to other similar loans in its portfolio. FHA Loans and VA Loans are not permitted to contain
"due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

     Optional Termination

     If specified in the prospectus supplement, any designated entity may cause an early termination of the trust fund by repurchasing the remaining Primary
Assets in the Trust Fund, or may purchase Securities of certain classes. See
"Description of the Securities -- Optional Termination."

                                       15

                                 THE TRUST FUNDS

GENERAL

     The Notes will be secured by a pledge of the assets of the trust fund, or an individual Asset Group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual Asset
Group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.

     The trust fund for each series of Securities will be held by the trustee for the benefit of the related securityholders, and will consist of:

     o    amounts due and payable with respect to the Primary Assets as of the cut-off date designated in the prospectus supplement (the "Cut-off
          Date");

     o    amounts held from time to time in the Collection Account and the
          Distribution Account established for a series of Securities;

     o    Mortgaged Properties that secured a Mortgage Loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

     o    any Reserve Fund established pursuant to the Agreement for a series of
          Securities, if specified in the prospectus supplement;

     o    any Servicing Agreements relating to Mortgage Loans in the trust fund, to the extent that these agreements are assigned to the trustee;

     o    any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to Mortgage Loans in the trust fund;

     o    any pool insurance policy, special hazard insurance policy, bankruptcy bond or other credit support relating to the series;

     o    investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

     o    any other asset, instrument or agreement relating to the trust fund and specified in the prospectus supplement (which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement).

     The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or seller of the Primary
Asset, but will be retained by that party (the "Retained Interest"). Therefore, amounts received with respect to a Retained Interest in an Agency Certificate, a
Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a series will not be included in the trust fund but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the
Agreements.

     The "Primary Assets" in the trust fund for a series of Securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

     o    Ginnie Mae certificates (which may be Ginnie Mae I certificates or
          Ginnie Mae II certificates);

     o    Fannie Mae certificates;

     o    Freddie Mac certificates;

     o    mortgage pass-through certificates representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans ("Private Mortgage-Backed Securities");

                                       16

     o    Mortgage Loans or participation interests in Mortgage Loans; and

     o    Manufactured Home Loans or participation interests in Manufactured
          Home Loans.

     To the extent provided in the related prospectus supplement, a trust fund that primarily consists of Mortgage Loans may also include loans ("Assistance
Loans") made by the United States Small Business Administration or other government agency to borrowers who have incurred property damage or loss in connection with a federally recognized disaster. As specified in the related prospectus supplement, Assistance Loans may be secured by senior or junior liens on collateral of the types described in the prospectus supplement, or unsecured.
Assistance Loans may have fixed or adjustable interest rates, may require repayment monthly or at other intervals, and have other payment characteristics as described in the related prospectus supplement. Additional information regarding Assistance Loans, to the extent material to prospective investors, will be provided in the related prospectus supplement. Such information will include, among other things, the weighted average principal balances, interest rates and terms to maturity of the Assistance Loans, collateral types and lien priority (if applicable), and geographic concentration.

     Mortgage Loans, Manufactured Home Loans and Assistance Loans are referred to in this prospectus as "Loans." Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates are referred to in this prospectus as
"Agency Certificates."

     Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets that will consist of Agency Certificates or Loans.
Participation interests in a Loan or a loan pool will be purchased by the depositor, or an affiliate, pursuant to a participation agreement (a
"Participation Agreement"). The interest acquired by the depositor under the
Participation Agreement will be evidenced by a participation certificate. The trustee will be the holder of a participation certificate. Loans that comprise the Primary Assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by an affiliate of the depositor.
See "The Agreements -- Assignment of Primary Assets."

GINNIE MAE CERTIFICATES

     General

     The Ginnie Mae certificates will be "fully modified pass-through"
mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the "Ginnie Mae Servicers") under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of
America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the
Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate's pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the
Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

     The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

     Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between Ginnie
Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the
Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying

                                       17

mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie
Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae
Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against
Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty
Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

     Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the
Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie
Mae certificate the following month.

     With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

     The Underlying Mortgage Loans

     Unless otherwise specified in the prospectus supplement, mortgage loans underlying the Ginnie Mae certificates included in the trust fund for a series will consist of FHA Loans and/or housing loans partially guaranteed by the VA
("VA Loans"), all of which are assumable by a purchaser. Ginnie Mae certificates securing a series may be backed by level payment mortgage loans, Ginnie Mae
Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by Manufactured Homes, Single Family Property or
Multifamily Property.

     All mortgages underlying any Ginnie Mae certificate issued under the Ginnie
Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

     Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae
II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

     The Ginnie Mae certificates included in the trust fund for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series. The Ginnie
Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

                                       18

     Ginnie Mae

     The Government National Mortgage Association ("Ginnie Mae") is a wholly owned corporate instrumentality of the United States of America. Section 306(g)
of Title III of the National Housing Act of 1934, as amended (the "Housing Act")
authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD
("FHA") under the Housing Act or Title V of the Housing Act of 1949, or
partially guaranteed by the Veterans Administration ("VA") under the
Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38,
United States Code, or by other eligible mortgage loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the
Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

FANNIE MAE CERTIFICATES

     General

     Fannie Mae certificates are either Guaranteed Mortgage Pass-Through
Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC
Pass-Through Certificates. Fannie Mae certificates represent factional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first lien on a one-to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

     Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the
Securities of a series secured by the Fannie Mae certificates.

     Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the
Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

     The Underlying Mortgage Loans

     Unless otherwise specified in the prospectus supplement for a series of
Securities, mortgage loans underlying Fannie Mae certificates in the trust fund for a series will consist of:

     o    fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency ("Conventional Loans");

                                       19

     o    fixed-rate level payment FHA Loans or VA Loans;

     o    adjustable rate mortgage loans;

     o    GEM Loans, Buy-Down Loans or GPM Loans; and

     o    mortgage loans secured by one-to-four family attached or detached residential housing, including Cooperative Dwellings ("Single Family
          Property") or by Multifamily Property.

     Each mortgage loan must meet the applicable standards set forth under the
Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions
(adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of
Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through
Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

     The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed
Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guarantee fee.

     The trust fund for a series of Securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the series. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

     Fannie Mae

     Fannie Mae ("Fannie Mae") is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage
Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in
1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide,
Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See "Additional
Information" for the availability of further information with respect to Fannie
Mae and Fannie Mae certificates.

FREDDIE MAC CERTIFICATES

     General

     The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a "PC Pool") purchased by Freddie Mac.
Freddie Mac certificates are

                                       20

sold under the terms of a Mortgage Participation Certificate Agreement and may
be issued under either Freddie Mac's "Cash Program" or "Guarantor Program" or
may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

     The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder's pro rata share thereof, but does not, except with respect to "Scheduled Principal" Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

     Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

     o    30 days following foreclosure sale;

     o    30 days following payment of the claim by any mortgage insurer; or

     o    30 days following the expiration of any right of redemption.

     In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for
Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

     Holders of Freddie Mac certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by
Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's
Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the

                                       21

lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guarantee income as agreed upon between the seller and Freddie Mac.

     Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan
Bank. If Freddie Mac were unable to satisfy those obligations, distributions on
Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

     Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders' instructions.
The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the 15th day of each month.

     The Underlying Mortgage Loans

     Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of
America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

     The trust fund for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of the series. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

     Freddie Mac

     The Federal Home Loan Mortgage Corporation ("Freddie Mac") is a corporate instrumentality of the United States of America created pursuant to an Act of
Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12
U.S.C. ss.1451-1459) on July 24, 1970 (the "Freddie Mac Act"). Freddie Mac was
established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See "Additional
Information" for the availability of further information with respect to Freddie
Mac and Freddie Mac certificates.

                                       22

PRIVATE MORTGAGE-BACKED SECURITIES

     General

     The trust fund for a series may consist of Private Mortgage-Backed
Securities, which include:

     o    mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates; or

     o    collateralized mortgage obligations secured by Loans or Agency
          Certificates.

     Private Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a
"PMBS Agreement"). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the
PMBS Agreement with the trustee under the PMBS Agreement (the "PMBS Trustee").
The PMBS Trustee or its agent, or a custodian, possesses the Loans underlying the Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed
Security are serviced by a servicer (the "PMBS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer.
The PMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, will be approved by the United States Department of Housing and Urban Development
("HUD") as an FHA mortgagee.

     The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer")
will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the PMBS
Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS
Agreement. Additionally, although the Loans underlying the Private
Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private
Mortgage-Backed Securities on the dates specified in the prospectus supplement.
The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage- Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer
may have the right to repurchase assets underlying the Private Mortgage-Backed
Securities after a certain date or under other circumstances specified in the prospectus supplement.

     Underlying Loans

     The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans,
Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features. Loans may be secured by Single Family Property,
Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a
Cooperative Dwelling and the shares issued by the related cooperative. Except as otherwise specified in the prospectus supplement:

     o    no Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

     o    each Mortgage Loan secured by a Single Family Property and having a
          Loan- to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

     o    each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

                                       23

     o    no Loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement;

     o    each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

     o    each Loan (other than a Cooperative Loan or a Loan secured by a
          Manufactured Home) will be covered by a title insurance policy.

     Credit Support Relating to Private Mortgage-Backed Securities

     Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies ("Insurance
Policies") required to be maintained with respect to Securities, Loans, or
Private Mortgage-Backed Securities or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed
Securities or with respect to the Private Mortgage-Backed Securities themselves.
The type, characteristics and amount of credit support will depend on certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the
Rating Agency.

     Additional Information

     The prospectus supplement for a series of Securities for which the trust fund includes Private Mortgage-Backed Securities will specify, to the extent material:

     o    the aggregate approximate principal amount and type of the Agency
          Certificates and Private Mortgage-Backed Securities to be included in the trust fund;

     o    certain characteristics of the Agency Certificates or Loans that comprise the underlying assets for the Private Mortgage-Backed
          Securities including, (1) the payment features of Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (3) the servicing fee or range of servicing fees with respect to the Loans, and (4) the minimum and maximum stated maturities of the underlying Loans at origination;

     o    the interest rate or range of interest rates of the Private
          Mortgage-Backed Securities;

     o    the weighted average interest rate of the Private Mortgage-Backed
          Securities;

     o    the PMBS Issuer, the PMBS Servicer and the PMBS Trustee for the
          Private Mortgage-Backed Securities;

     o    certain characteristics of credit support, if any, such as Reserve
          Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to the
          Private Mortgage-Backed Securities themselves;

     o    the terms on which the underlying Loans for the Private
          Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private
          Mortgage-Backed Securities; and

     o    the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

     If information of the type described above regarding the Private
Mortgage-Backed Securities or Agency Certificates is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

                                       24

THE MORTGAGE LOANS

     General

     The Primary Assets in a trust fund for a series of Securities may include mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, or participation interests in mortgage loans secured by properties of the types described in this prospectus (together, "Mortgage
Loans"). Generally, the originators of the Mortgage Loans are savings and loan associations, savings banks, commercial banks, credit unions, insurance companies, or similar institutions supervised and examined by a Federal or State authority or by mortgagees approved by the Secretary of Housing and Urban
Development pursuant to sections 203 and 211 of the National Housing Act. An affiliate of the depositor may have originated some of the Mortgage Loans.

     The Mortgage Loans in a trust fund may include Conventional Loans, housing loans insured by the FHA ("FHA Loans") or VA Loans, with the following interest rate and payment characteristics:

     o    fixed interest rate or adjustable interest rate Mortgage Loans;

     o    "GPM Loans," which provide for fixed level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time; or (3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note;

     o    "GEM Loans," which are fixed rate, fully amortizing mortgage loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter;

     o    Buy-Down Loans;

     o    "Bi-Weekly Loans," which are fixed-rate, conventional,
          fully-amortizing Mortgage Loans secured by first mortgages on one- to four-family residential properties that provide for payments of principal and interest by the borrower once every two weeks;

     o    "Reverse Mortgage Loans," which generally provide either for an initial advance to the borrower at origination followed by, in most cases, fixed monthly advances for the life of the loan, or for periodic credit line draws by the borrower at the borrower's discretion, and which provide that no interest or principal is payable by the borrower until maturity, which generally does not occur until the borrower dies, sells the home or moves out; interest continues to accrue and is added to the outstanding amount of the loan;

     o    any combination of the foregoing; or

     o    Mortgage Loans with other payment characteristics as described in this prospectus and the prospectus supplement.

     The Mortgage Loans may also include:

     o    "Cooperative Loans," which are evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative
          ("Cooperative Dwellings");

     o    "Condominium Loans," which are secured by a mortgage on an individual housing unit (a "Condominium Unit") in which the owner of the real property (the "Condominium") is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium
          Building

                                       25

          (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units, together with the Condominium Unit's appurtenant interest in the common elements; or

     o    "Home Equity Loans," which are closed-end and/or revolving home equity loans or balances thereof secured by mortgages primarily on single family properties that may be subordinated to other mortgages on the same Mortgaged Property.

     Generally, the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on Mortgaged Property. In some cases, the Mortgage Loans may be secured by security instruments creating a lien on borrowers' leasehold interests in real property, if the depositor determines the
Mortgage Loans are commonly acceptable to institutional mortgage investors. A
Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan.

     The Mortgaged Properties may include Single Family Properties (i.e., one-
to four-family residential housing, including Condominium Units and Cooperative
Dwellings) or Multifamily Properties (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units). The Single Family Properties and Multifamily Properties may consist of detached individual dwellings, townhouses, duplexes, triplexes, quadriplexes, row houses, individual units in planned unit developments and other attached dwelling units.

     Each Single Family Property and Multifamily Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land.
Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed to the Cooperative by the tenant-stockholder. See "Legal Aspects of Loans."

     The prospectus supplement will disclose the aggregate principal balance of
Mortgage Loans secured by Mortgaged Properties that are owner-occupied. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by
Single-Family Property that is owner-occupied will be either (1) a representation by the mortgagor at origination of the Mortgage Loan that either the borrower will use the underlying Mortgaged Property for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (2) a finding that the address of the Mortgaged
Property is the borrower's mailing address, as reflected in the servicer's records. To the extent specified in the prospectus supplement, the Mortgaged
Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily
Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans.

     The characteristics of the Mortgage Loans comprising or underlying the
Primary Assets for a series may vary if credit support is provided in levels satisfactory to the Rating Agencies that rate a series of Securities. Generally, unless otherwise specified in the prospectus supplement, the following selection criteria apply to Mortgage Loans included in the Primary Assets:

                                       26

     o    no first lien Mortgage Loan secured by Single Family Property or
          Multifamily Property may have a Loan-to-Value Ratio at origination in excess of 95%, and no second lien Mortgage Loan may have a
          Loan-to-Value Ratio at origination in excess of 125%;

     o    no first lien Mortgage Loan that is a Conventional Loan secured by a
          Single Family Property may have a Loan-to-Value Ratio in excess of
          80%, unless covered by a primary mortgage insurance policy as described in this prospectus;

     o    each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years, and each second lien Mortgage Loan must have an original term to maturity of not less than five years and not more than 30 years;

     o    no Mortgage Loan may be included that, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest; and

     o    no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney's opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing the Mortgage Loan.

     The initial "Loan-to-Value Ratio" of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of the loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the
"Appraised Value"). In the case of a Mortgage Loan to finance the purchase of a
Mortgaged Property, the fair market value of the Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of the
Mortgaged Property.

     Unless otherwise specified in the prospectus supplement, "Buy-Down Loans,"
which are level payment Mortgage Loans for which funds have been provided by a person other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of the Mortgage Loan, are also generally subject to the following requirements:

     o    during the period (the "Buy-Down Period") when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled
          Payment otherwise due on the loan, the Buy-Down Loans must provide for
          Scheduled Payments based on a hypothetical reduced interest rate (the
          "Buy-Down Mortgage Rate") that is not more than 3% below the mortgage rate at origination and for annual increases in the Buy-Down Mortgage
          Rate during the Buy-Down Period that will not exceed 1%;

     o    the Buy-Down Period may not exceed three years;

     o    the maximum amount of funds that may be contributed for a Mortgaged
          Property having a Loan-to-Value Ratio (1) of 90% or less at origination is limited to 10% of the Appraised Value of the Mortgaged
          Property, and (2) of over 90% at origination is limited to 6% of the
          Appraised Value of the Mortgaged Property;

     o    the maximum amount of funds (the "Buy-Down Amounts") that may be contributed by the servicer of the related Mortgaged Loan is limited to 6% of the Appraised Value of the Mortgaged Property. (This
          limitation does not apply to contributions from immediate relatives or the employer of the mortgagor); and

     o    the borrower under each Buy-Down Loan must be qualified at a mortgage rate that is not more than 3% per annum below the current mortgage rate at origination. (Accordingly, the repayment of a Buy-Down Loan depends on the borrower's ability to make larger Scheduled Payments after the Buy-Down Amounts are depleted).

     Multifamily Properties are generally subject to the following requirements, unless otherwise specified in the prospectus supplement:

     o    no Mortgage Loan may be delinquent for more than 59 days within the
          12-month period ending with the Cut-off Date;

                                       27

     o    no more than two payments may be 59 days or more delinquent during a three-year period ending on the Cut-off Date;

     o    Mortgage Loans with respect to any single borrower may not exceed 5%
          of the aggregate principal balance of the Loans comprising the Primary
          Assets as of the Cut-off Date; and

     o    the debt service coverage ratio for each Mortgage Loan (calculated as described in the prospectus supplement) will not be less than 1.1:1.

     As specified in the prospectus supplement, "ARMs" or "Adjustable Rate
Mortgages," which provide for periodic adjustments in the interest rate component of the Scheduled Payment in accordance with an Index, will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments. Thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the prospectus supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage
Loan. To the extent specified in the prospectus supplement, any ARM that is converted may be subject to repurchase by the servicer.

     Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the "Lifetime Mortgage Rate Cap"), if any, or below the applicable lifetime minimum mortgage rate (the "Minimum Mortgage Rate"), if any, for the ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "Maximum Mortgage Rate Adjustment"). Some ARMs are
payable in self-amortizing payments of principal and interest. Other ARMs
("Negatively Amortizing ARMs") instead provide for limitations on changes in the
Scheduled Payment to protect borrowers from payment increases due to rising interest rates.

     These limitations can result in Scheduled Payments that are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the Deferred
Interest is added to the principal balance of the ARM, resulting in negative amortization, and will be repaid through future Scheduled Payments. If specified in the prospectus supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The prospectus supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

     The index (the "Index") applicable to any ARM comprising the Primary Assets will be the one-month LIBOR Index, the three-year Treasury Index, the one-year
Treasury Index, the Six Month Treasury Index, the Eleventh District Costs of
Funds Index or the National Monthly Median Cost of Funds Ratio to institutions insured by the Federal Savings and Loan Insurance Corporation ("FSLIC"), or any
other index or indices as described in the prospectus supplement.

     Certain of the Mortgage Loans may be Reverse Mortgage Loans, which are fixed or variable rate Mortgage Loans that do not provide for monthly payments of principal and interest by the borrower. Instead, these Mortgage Loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related Mortgaged
Property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related Mortgaged Property, in each case upon the occurrence of specified maturity events. Maturity events generally include:

     o    the death of the borrower, or the last living of two co-borrowers;

     o    the borrower, or the last living of two co-borrowers, ceasing to use the related Mortgaged Property as his or her principal residence; or

     o    the sale of the related Mortgaged Property.

                                       28

     The maturity of this type of Mortgage Loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the
Mortgaged Property.

     As more fully described in the related prospectus supplement, interest on each revolving credit line Home Equity Loan may be computed and payable monthly on the average daily outstanding principal balance of the Home Equity Loan.
Principal amounts on the revolving credit line Home Equity Loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement)
or repaid under each revolving credit line Home Equity Loan from time to time.
If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line Home Equity Loans will automatically become part of the trust fund for a series. As a result, the aggregate balance of the revolving credit line Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to the balances on the revolving credit line Home Equity Loans. The amounts of draws and payments on the revolving credit line Home Equity Loans will usually differ each day. The full principal amount of a closed-end Home Equity Loan is advanced at origination of the Home Equity Loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the
Home Equity Loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each Home Equity Loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its Home
Equity Loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the Home Equity
Loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line Home Equity
Loan or a closed-end Home Equity Loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the Home Equity Loan.

     The prospectus supplement for each series of Securities will provide information about the Mortgage Loans, as of the Cut-off Date, including:

       (1) the aggregate outstanding principal balance of the Mortgage Loans;

       (2) the weighted average Mortgage Rate of the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the
    Lifetime Mortgage Rate Caps, if any;

       (3) the average outstanding principal balance of the Mortgage Loans;

       (4) the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity;

       (5) the range of Loan-to-Value Ratios for the Mortgage Loans;

       (6) the relative percentage (by outstanding principal balance as of the
    Cut-off Date) of Mortgage Loans that are ARMs, Cooperative Loans,
    Conventional Loans, FHA Loans and VA Loans;

       (7) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are not covered by primary mortgage insurance policies;

       (8) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans;

       (9) the geographic distribution of the Mortgaged Properties securing the
    Mortgage Loans; and

       (10) the percentage of Mortgage Loans (by principal balance as of the
     Cut-off Date) that are secured by Single Family Property, Multifamily
     Property, Cooperative Dwellings, investment property and vacation or second homes.

     If information of the type described above respecting the Mortgage Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of

                                       29

the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the
Securities.

     Balloon Loans

     A borrower's ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including without limitation real estate values, the borrower's financial situation, the level of available mortgage loan interest rates, the borrower's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.

     Simple Interest Loans

     If specified in the related prospectus supplement, a portion of the Loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

     Monthly payments on most Loans are computed and applied on an actuarial basis. Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

THE MANUFACTURED HOME LOANS

     The Loans secured by Manufactured Homes ("Manufactured Home Loans")
comprising or underlying the Primary Assets for a series of Securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. Each Manufactured Home Loan will have been originated by a bank or savings institution that is a Fannie Mae- or
Freddie Mac-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to
Section 2 of the National Housing Act.

                                       30

     The Manufactured Home Loans may be Conventional Loans, FHA Loans or VA
Loans. Each Manufactured Home Loan will be secured by a Manufactured Home.
Unless otherwise specified in the prospectus supplement, the Manufactured Home
Loans will be fully amortizing and will bear interest at a fixed interest rate.

     Each "Manufactured Home" securing the Manufactured Home Loan consists of a manufactured home within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or 40 body feet or more in length, or, when erected on site, is 320 or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and
complies with the standards established under [this] chapter."

     Unless otherwise specified in the prospectus supplement for a series, the following restrictions apply with respect to Manufactured Home Loans comprising or underlying the Primary Assets for a series:

     o    no Manufactured Home Loan may have a Loan-to-Value Ratio at origination in excess of 95%;

     o    each Manufactured Home Loan must have an original term to maturity of not less than three years and not more than 30 years;

     o    no Manufactured Home Loan may be as of the Cut-off Date more than 59 days delinquent as to payment of principal or interest; and

     o    each Manufactured Home Loan must have, as of the Cut-off Date, a standard hazard insurance policy (which may be a blanket policy) in effect with respect thereto.

     The initial Loan-to-Value Ratio of any Manufactured Home Loan represents the ratio of the principal amount of the Manufactured Home Loan outstanding at the origination of the loan divided by the fair market value of the Manufactured
Home, as shown in the appraisal prepared in connection with origination of the
Manufactured Home Loan (the "Appraised Value"). The fair market value of the
Manufactured Home securing any Manufactured Home Loan is the lesser of the purchase price paid by the borrower or the Appraised Value of the Manufactured
Home. With respect to underwriting of Manufactured Home Loans, see "Loan
Underwriting Procedures and Standards." With respect to servicing of
Manufactured Home Loans, see "Servicing of Loans."

     The prospectus supplement for a series of Securities will provide information about the Manufactured Home Loans comprising the Primary Assets as of the Cut-off Date, including:

       (1) the aggregate outstanding principal balance of the Manufactured Home
     Loans comprising or underlying the Primary Assets;

       (2) the weighted average interest rate on the Manufactured Home Loans;

       (3) the average outstanding principal balance of the Manufactured Home
     Loans;

       (4) the weighted average scheduled term to maturity of the Manufactured
     Home Loans and the range of remaining scheduled terms to maturity;

       (5) the range of Loan-to-Value Ratios of the Manufactured Home Loans;

       (6) the relative percentages (by principal balance as of the Cut-off
     Date) of Manufactured Home Loans that were made on new Manufactured Homes and on used Manufactured Homes;

       (7) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Manufactured Home
     Loans; and

       (8) the distribution by state of Manufactured Homes securing the Loans.

                                       31

     If information of the type specified above respecting the Manufactured Home
Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the
Commission within 15 days after the initial issuance of the Securities.

     The information described above regarding the Manufactured Home Loans in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the Mortgage Loans in the trust fund.

MULTIFAMILY AND MIXED USE MORTGAGE LOANS

     The Mortgage Loans may include Mortgage Loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in multifamily residential property ("Multifamily Mortgage Loans"), and/or mixed residential and commercial property ("Mixed Use Mortgage Loans"), and related property and interests.

     Certain of the Multifamily and Mixed Use Mortgage Loans may be simple interest loans, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

     Multifamily and Mixed Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral. Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See "Legal Aspects of Loans -- Leases and Rents."

     Certain of the Multifamily and Mixed Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the
Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit. These amounts may be held in a custodial account by the applicable servicer or an agent. The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

     Such amounts may not continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events. In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

     Originators of Multifamily and Mixed Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating Mortgage Loans.

     Multifamily and mixed use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily and mixed use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real

                                       32

estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Multifamily and mixed use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily and mixed use real estate lending.

     A borrower (or the borrowers) under a Multifamily or Mixed Use Mortgage
Loan may be one or more individuals or may be a corporation or other registered organization. In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property. In addition, in some cases the loans will have been made on a non-recourse basis -- in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

     There are various risks associated with different types of multifamily and mixed use loans. For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

        o    local and regional economic conditions;

        o    the physical condition of the property;

        o    the types of services and amenities provided;

        o    the tenant population -- i.e., predominantly students or elderly persons, or workers in a particular industry;

        o    availability of alternative rental properties;

        o    changes in the surrounding neighborhood;

        o    management;

        o    the level of mortgage interest rates;

        o    dependence upon government rent subsidies;

        o    any applicable rent control laws; and

        o    state and local regulations.

     The value of a multifamily or mixed use property may also be affected by a variety of other factors.

     Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower. If the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

     The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to mixed use loans than with respect to residential mortgage loans. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or
"operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. See "Legal Aspects of Loans -- Environmental Considerations." A
lender also risks such liability on foreclosure of the mortgage. Any

                                       33

such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances. Property owners in some areas have been subject to liability claims associated with mold.

     No single Multifamily or Mixed Use Mortgage Loan will have a principal balance equal as of the applicable cut-off date to ten percent of more of the total principal balance of the Mortgage Loans in the related trust.

PRE-FUNDING ARRANGEMENTS

     The depositor may be required to deposit cash or liquid securities into a pre-funding account on the issuance date. To the extent provided in the prospectus supplement for a series, the related Agreements may provide for a commitment by the depositor to subsequently convey to the trust fund additional
Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets ("Subsequent Primary Assets") following the date on which the Securities are issued (a "Pre-Funding Arrangement"). The Pre-Funding
Arrangement will require that any Subsequent Primary Assets included in the trust fund conform to the requirements and conditions provided in the related
Agreements. If a Pre-Funding Arrangement is utilized, on the closing date for the issuance of the Securities, the trustee will be required to deposit in a segregated account (a "Pre-Funding Account") all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of
Securities of the series. Subsequently, the trust fund will acquire Subsequent
Primary Assets in exchange for the release of money from the Pre-Funding
Account. Unless otherwise specified in the prospectus supplement, the
Pre-Funding Arrangement will be limited to a specified period, generally not to exceed three months, during which time any transfers of Subsequent Primary
Assets must occur.

     If all of the funds originally deposited in the Pre-Funding Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of Securities, as specified in the prospectus supplement. Although we expect that substantially all of the funds in the Pre-Funding Account will be used to acquire Subsequent
Primary Assets, so that there will be no material principal distributions from amounts remaining on deposit in the Pre-Funding Account, we cannot assure you that such a distribution will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.

     Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Agreements in investments permitted by the Rating Agencies.

COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

     The trustee, or the master servicer, in the name of the trustee, will establish a separate Collection Account for each series, for deposit of all distributions received with respect to the Primary Assets for the series, any initial cash deposit, and reinvestment income. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to the Collection Account, and any loss resulting from the investments will be charged to the Collection Account.
Reinvestment income may, however, be payable to the trustee, the master servicer or a servicer as additional compensation. See "Servicing of Loans" and "The
Agreements -- Investment of Funds." In this case, the reinvestment income would not be included in calculation of the Available Distribution Amount. See
"Description of the Securities -- Distributions on the Securities."

     Funds on deposit in the Collection Account will be available for remittance to the trustee for deposit into the Distribution Account to the extent of the
Available Distribution Amount and for certain other payments provided for in the
Agreements. Unless otherwise specified in the prospectus

                                       34

supplement, amounts in the Collection Account constituting reinvestment income payable to the master servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any excess servicing fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Distribution Account.

     A separate Distribution Account will be established by the trustee in the name of the trustee for the benefit of the securityholders into which all funds received from the master servicer (or servicer) and all required withdrawals from any reserve funds for the related series will be deposited, pending distribution to the securityholders. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the
Distribution Account will be credited to the Distribution Account, and any loss resulting from the investments will be charged to the Distribution Account.
Reinvestment income, may, however, be payable to the trustee or the master servicer as additional compensation. On each Distribution Date, all funds on deposit in the Distribution Account, subject to certain permitted withdrawals by the trustee as set forth in the Agreements, will be available for remittance to the securityholders. See also "The Agreements -- Distribution Account."

OTHER FUNDS OR ACCOUNTS

     A trust fund may include other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the trust and accumulating funds pending their distribution. If specified in the prospectus supplement, certain funds may be established with the trustee with respect to Buy-Down Loans, GPM
Loans, or other Loans having special payment features included in the trust fund in addition to or in lieu of any similar funds to be held by the servicer. See
"Servicing of Loans -- Collection Procedures; Escrow Accounts" and "-- Deposits
to and Withdrawals from the Collection Account." If Private Mortgage-Backed
Securities are backed by GPM Loans, and the asset value with respect to a
Multi-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established that will be similar to that which would be established if GPM Loans constituted the Primary Assets. See
"Servicing of Loans -- Deposits to and Withdrawals from the Collection Account."
Other similar accounts may be established as specified in the prospectus supplement.

                  LOAN UNDERWRITING PROCEDURES AND STANDARDS

UNDERWRITING STANDARDS

     The depositor expects that Loans comprising the Primary Assets for a series of Securities will have been originated generally in accordance with underwriting procedures and standards similar to those described in this prospectus, except as otherwise described in the prospectus supplement.

     Unless otherwise specified in the prospectus supplement, the originators of the Mortgage Loans will have been savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions supervised and examined by a federal or state authority; mortgagees approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or wholly-owned subsidiaries thereof; or by subsidiaries of the depositor. Manufactured Home Loans may have been originated by these institutions (other than a subsidiary of the depositor) or by a financial institution approved for insurance by the Secretary of Housing and
Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the prospectus supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of the FHA and the VA, respectively.

     In general, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower generally will have furnished information with respect

                                       35

to its assets, liabilities, income, credit history, employment history and personal information, and furnished an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In general, an employment verification is obtained from an independent source (typically the borrower's employer), which reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue that employment in the future. If the borrower was self-employed, the borrower may have been required to submit copies of recent signed tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. With respect to
Multifamily Property, information concerning operating income and expenses will have been obtained from the borrower showing operating income and expenses during the preceding three calendar years. Certain considerations may cause an originator of Loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

     The adequacy of the property financed by the related Loan as security for repayment of the Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the Loan originator or independent appraisers selected in accordance with pre-established guidelines established by the Loan originator.
The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf personally inspect the property and verify that it was in good condition and that construction, if new, had been completed. If an appraisal was required, the appraisal will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     In general, based on the data provided, certain verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative or a condominium association) and certain other fixed obligations other than housing expenses. The originating lender's guidelines for Loans secured by
Single Family Property generally will specify that Scheduled Payments plus taxes and insurance and all Scheduled Payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective borrower's gross income. These guidelines will generally be applied only to the payments to be made during the first year of the Loan.

     With respect to FHA Loans and VA Loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each Loan will generally have been applied. With respect to
Multifamily Property, the Loan originator will have made an assessment of the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability. Income derived from the Mortgaged Property constituting investment property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

     Certain types of Loans that may be included in the Primary Assets for a series of Securities may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of
Loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger Scheduled Payments in subsequent years. ARMs may involve similar assessments.

     To the extent specified in the prospectus supplement, the depositor may purchase Loans (or participation interests therein) for inclusion in a trust fund that are underwritten under standards and

                                       36

procedures that vary from and are less stringent than those described in this prospectus. For instance, Loans may be underwritten under a "limited documentation" or "no documentation" program. With respect to those Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and the Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property and Loan-to-Value Ratio on
origination.

     In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The prospectus supplement will specify the underwriting standards applicable to the Mortgage Loans.

     Certain states where the Mortgaged Properties may be located have
"antideficiency" laws requiring, in general, that lenders providing credit on
Single Family Property look solely to the property for repayment in the event of foreclosure. See "Legal Aspects of Loans."

LOSS EXPERIENCE

     The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans.
However, we cannot assure you that the past pattern of appreciation in value of the real property securing the Loans will continue; in fact, some regions of the country have experienced significant depreciation in real estate values in recent periods. Also, there is no assurance that appreciation of real estate values generally, if appreciation occurs, will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or
Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of the
Loan. If the residential real estate market in one or more regions of the United
States should experience decline in property values so that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing the Loans become equal to or greater than the value of the related
Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "Legal Aspects of Loans."

     No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan.
Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of
Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property.
Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by other
Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

     To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a series of Securities are not covered by the methods of credit support or the insurance policies described in this prospectus or the prospectus supplement, losses will be borne by holders of the Securities of the related series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See "Yield,
Prepayment and Maturity Considerations."

                                       37

REPRESENTATIONS AND WARRANTIES

     Unless otherwise specified in the prospectus supplement, at the time of delivery of the Mortgage Loans to the trustee, the depositor or another entity will represent and warrant to the trustee with respect to the Mortgage Loans comprising the Primary Assets in a trust fund, that:

    o any required title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required standard hazard and primary mortgage insurance was in effect as of the date of the representation and warranty;

    o immediately prior to the transfer and assignment of the Mortgage Loans the depositor (or other entity) with respect to each Mortgage Loan had good title to and was sole owner of each Mortgage Loan;

    o with respect to first lien Mortgage Loans, each Mortgage constituted a valid lien on the related Mortgaged Property (subject only to permissible title insurance exceptions) and that the related Mortgaged Property was free of material damage and was in good repair;

    o each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; and

    o each Mortgage Loan was current as to all required payments (i.e., not more than one or two payments delinquent).

     If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative itself is responsible for the maintenance of hazard insurance for property owned by the
Cooperative and the persons appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium (the "Condominium Association") are
responsible for maintaining standard hazard insurance, insuring the entire multi-unit building or buildings, or group of buildings, whether or not attached to each other, located on property subject to Condominium ownership (the
"Condominium Building") (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium may not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See
"Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing
Procedures."

     With respect to a Cooperative Loan, unless otherwise specified in the prospectus supplement, the depositor will represent and warrant based, in part, upon representations and warranties of the originator of the Cooperative Loan that (1) with respect to first lien Cooperative Loans, the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related
Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (2) the related Cooperative Dwelling is free of material damage and in good repair.

     Unless otherwise specified in the prospectus supplement, with respect to each Manufactured Home Loan, the depositor or another entity, based, in part, upon representations and warranties of the originator of the Manufactured Home
Loan, will represent and warrant, among other things that:

     o    immediately prior to the transfer and assignment of the Manufactured
          Home Loans to the trustee, the depositor had good title to, and was the sole owner of, each Manufactured Home Loan;

     o    as of the date of the transfer and assignment, the Manufactured Home
          Loans are subject to no offsets, defenses or counterclaims;

     o    each Manufactured Home Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws;

                                       38

     o    with respect to first lien Manufactured Home Loans, as of the date of the transfer and assignment, each Manufactured Home Loan constitutes a valid lien on the related Manufactured Home and is free of material damage and is in good repair;

     o    as of the date of the representation and warranty, no Manufactured
          Home Loan is more than 59 days delinquent, and there are no delinquent tax or assessment liens against the related Manufactured Home; and

     o    with respect to each Manufactured Home Loan, any required hazard insurance policy was effective at the origination of each Manufactured
          Home Loan and remained in effect on the date of the transfer and assignment of the Manufactured Home Loan from the depositor and that all premiums due on the insurance have been paid in full.

     Upon the discovery of the breach of any representation or warranty made by the depositor or another entity in respect of a Loan that materially and adversely affects the value of the Loan, such party will be obligated to cure the breach in all material respects, repurchase the Loan from the trustee, or, unless specified otherwise in the prospectus supplement, deliver a Qualified
Substitute Mortgage Loan as described below under "The Agreements -- Assignment of Primary Assets."

     The depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator or seller of the Loans. The
PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of the Loan. If specified in the prospectus supplement, the master servicer may be obligated to enforce this obligation rather than the trustee or PMBS Trustee.

SUBSTITUTION OF PRIMARY ASSETS

     Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect to any Primary Asset is determined by the trustee to be incomplete. The prospectus supplement will indicate the period during which a substitution will be permitted and will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the trust fund.

                               SERVICING OF LOANS
GENERAL

     Customary servicing functions with respect to Loans constituting the
Primary Assets in the trust fund will be provided, as specified in the prospectus supplement, either by the master servicer directly or through one or more servicers subject to supervision by the master servicer, or by a single servicer that is a party to the applicable Agreement for a series and services the Loans directly or through one or more subservicers (the "Subservicers"). In general, descriptions of the rights and obligations of a master servicer will also be applicable to a servicer, and descriptions of the rights and obligations of servicers that service Loans under the supervision of a master servicer will generally be applicable to Subservicers. If the master servicer is not directly servicing the Loans, then the master servicer will generally:

     o    administer and supervise the performance by the servicers of their servicing responsibilities under their servicing agreements
          ("Servicing Agreements") with the master servicer;

     o    maintain any standard or special hazard insurance policy, primary mortgage insurance, bankruptcy bond or pool insurance policy required for the related Loans; and

     o    advance funds as described below under "Advances and Limitations
          Thereon."

     If the master servicer services the Loans through servicers as its agents, the master servicer may or may not, as specified in the prospectus supplement, be ultimately responsible for the performance

                                       39

of all servicing activities, including those performed by the servicers, notwithstanding its delegation of certain responsibilities to the servicers. If a single servicer services the Loans through Subservicers, the servicer will be ultimately responsible for the performance of all servicing activities.

     The master servicer will be a party to the applicable Agreement for any series for which Loans comprise the Primary Assets and may be a party to a
Participation Agreement executed with respect to any Participation Certificates that constitute the Primary Assets. The master servicer may be an affiliate of the depositor. Unless otherwise specified in the prospectus supplement, the master servicer and each servicer will be required to be a Fannie Mae- or
Freddie Mac-approved seller/servicer and, in the case of FHA Loans, approved by
HUD as an FHA mortgagee.

     The master servicer will be paid a Servicing Fee for the performance of its services and duties under each Agreement as specified in the prospectus supplement. Each servicer, if any, will be entitled to receive either a portion of the Servicing Fee or a separate fee. In addition, the master servicer or servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer. The master servicer will be entitled to retain the fee paid to the servicer under a terminated Servicing Agreement if the master servicer elects to perform the servicing functions itself.

     The master servicer, at its election, may pay itself the Servicing Fee for a series with respect to each Mortgage Loan either by:

     o    withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Collection Account for the related series;

     o    withdrawing the Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account;
          or

     o    requesting that the trustee pay the Servicing Fee out of amounts in the Distribution Account.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The master servicer, acting directly or through servicers, will make reasonable efforts to collect all payments required to be made under the
Mortgage Loans and will, consistent with the Agreement for a series and any applicable insurance policies and other credit supports, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the master servicer and any servicer may, in its discretion, (1) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (2) arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled
Payments on the Loan.

     As specified in the prospectus supplement, the master servicer or the servicers acting under its supervision, to the extent permitted by law, may establish and maintain escrow or impound accounts ("Escrow Accounts") in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. However, Mortgage Loans and Manufactured Home Loans
may not require those payments under the loan related documents, in which case the master servicer would not be required to establish any Escrow Account with respect to those Loans.

     Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate the Escrow Account. The master servicer or the applicable servicers will be responsible for the administration of the Escrow Accounts and generally will make advances to the account when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The master servicer or the trustee will establish a separate account (the
"Collection Account") in the name of the trustee. The Collection Account will be maintained in an account or accounts (1) at a

                                       40

depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories by each Rating Agency rating the Securities of the related series, (2) the deposits in which are insured to the maximum extent available by the Federal
Deposit Insurance Corporation or which are secured in a manner meeting requirements established by each Rating Agency or (3) with a depository institution otherwise acceptable to each Rating Agency.

     The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the trustee, in
Eligible Investments. If specified in the prospectus supplement, the master servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     As specified in the applicable Agreement, the master servicer will deposit into the Collection Account for each series on the Business Day following the closing date for the issuance of a series, any amounts representing Scheduled
Payments due after the related Cut-off Date but received by the master servicer on or before the closing date, and thereafter, after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before the Cut-off Date):

     o    all payments on account of principal, including prepayments, on the
          Loans;

     o    all payments on account of interest on the Loans after deducting therefrom, at the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn or withheld from the
          Collection Account in accordance with the related Agreement, the
          Servicing Fee in respect of the Loans;

     o    all amounts received by the master servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with the Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law
          ("Liquidation Proceeds"), exclusive of, in the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related
          Agreement, the Servicing Fee, if any, in respect of the related Loan;

     o    all proceeds received by the trustee under any title, hazard or other insurance policy covering any Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the related Agreement (which will be retained by the master servicer and not deposited in the Collection
          Account);

     o    all amounts required to be deposited therein from any applicable
          Reserve Fund for the related series pursuant to the related Agreement;

     o    all Advances for the related series made by the master servicer pursuant to the related Agreement; and

     o    all proceeds of any Loans repurchased by the depositor pursuant to the related Agreement.

     Generally, the master servicer is permitted, from time to time, to make withdrawals from the Collection Account for each series for the following purposes:

     o    to reimburse itself for Advances for the related series made by it pursuant to the related Agreement; the master servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries of
          Scheduled Payments respecting which any Advance was made;

     o    to reimburse itself for any Advances for the related series that the master servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

                                       41

     o    to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that
          Liquidation Proceeds after reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Interest Rate to the Due Date next succeeding the date of its receipt of Liquidation
          Proceeds, to pay to itself out of the excess the amount of any unpaid
          Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

     o    in the event it has elected not to pay itself the Servicing Fee out of any interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of the
          Scheduled Payment, late payment or recovery into the Collection
          Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from the related Scheduled Payment, late payment or other recovery, to the extent permitted by the Agreement;

     o    to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

     o    to pay to itself with respect to each Loan or REO Property acquired in respect thereof that has been repurchased by the depositor pursuant to the related Agreement all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

     o    to reimburse itself for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

     o    to make payments to the trustee of the related series for deposit into the Distribution Account, if any, or for remittance to the securityholders of the related series in the amounts and in the manner provided for in the related Agreement; and

     o    to clear and terminate the Collection Account pursuant to the related
          Agreement.

     In addition, if the master servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw the amount from the Collection Account.

SERVICING ACCOUNTS

     In those cases where a servicer is servicing a Mortgage Loan, the servicer will establish and maintain an account (a "Servicing Account") that will comply with the standards set forth above, and which is otherwise acceptable to the master servicer. The servicer is generally required to deposit into the
Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the servicer, less its servicing compensation.
On the date specified in the prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account with respect to each
Mortgage Loan. The servicer may, to the extent described in the prospectus supplement, be required to advance any monthly installment of principal and interest that was not received, less its servicing fee, by the date specified in the prospectus supplement.

BUY-DOWN LOANS, GPM LOANS AND OTHER SUBSIDIZED LOANS

     With respect to each Buy-Down Loan, if any, included in a trust fund, the master servicer will deposit all Buy-Down Amounts in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the
Collection Account (the "Buy-Down Fund"). The amount of the deposit, together with investment earnings thereon at the rate specified in the prospectus supplement, will provide sufficient funds to support the payments on the
Buy-Down Loan on a level debt service basis. The master servicer will not be obligated to add to the Buy-Down Fund should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the
Buy-Down Loans, in which event distributions to the securityholders may be affected.

                                       42

     Unless otherwise provided in the prospectus supplement, a Buy-Down Fund will not be included in or deemed to be a part of the trust fund. Unless otherwise specified in the prospectus supplement, the terms of all Buy-Down
Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either (1) the total payments to be made from those funds pursuant to the related buydown plan or (2) if the buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to securityholders may be affected. With respect to each Buy-Down Loan, the master servicer will deposit in the Collection Account the amount, if any, of the buy-down funds
(and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

     If the borrower on a Buy-Down Loan prepays the Loan in its entirety during the Buy-Down Period, the master servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund. If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the master servicer will withdraw from the Buy-Down Fund for deposit in the Collection Account the buy-down funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a
Buy-Down Loan and the property securing the related Loan is sold in liquidation
(either by the master servicer or the insurer under any related insurance policy), the master servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Collection
Account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted Buy-Down Loan, the buy-down funds in respect of which were supplemented by investment earnings, the master servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

     The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the master servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (a "Subsidy
Fund"). Unless otherwise specified in the prospectus supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of the Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the Subsidy Fund any of its own funds. Unless otherwise provided in the prospectus supplement, the
Subsidy Fund will not be included in or deemed to be a part of the trust fund.

     If the depositor values any GPM Loans deposited into the trust fund for a
Multi-Class Series on the basis of the GPM Loan's scheduled maximum principal balance, the master servicer will, if and to the extent provided in the prospectus supplement, deposit in a custodial account (which may be interest bearing) (the "GPM Fund") complying with the requirements set forth above for the Collection Account an amount which, together with reinvestment income thereon at the rate set forth in the prospectus supplement, will be sufficient to cover the amount by which payments of principal and interest on the GPM Loans assumed in calculating payments due on the Securities of that Multi-Class Series exceed the scheduled payments on the GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series upon a prepayment of the GPM Loan as necessary and apply those amounts to the payment of principal and interest on the Securities of the related series. Neither the depositor, the master servicer nor any servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected.

                                       43

Unless otherwise specified in the prospectus supplement, the GPM Fund will not be included in or deemed to be part of the trust fund.

     With respect to any other type of Loan that provides for payments other than on the basis of level payments, an account may be established as described in the prospectus supplement on terms similar to those relating to the Buy-Down
Fund, the Subsidy Fund or the GPM Fund.

ADVANCES AND OTHER PAYMENTS, AND LIMITATIONS THEREON

     General

     The prospectus supplement will describe the circumstances under which the master servicer or servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the prospectus supplement, neither the master servicer nor any servicer will be obligated to make Advances, and the obligation to do so may be limited in amount, may be limited to advances received from the servicers, if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to that obligation as described in the prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular Loans that represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such
Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of Insurance Policies, or
Liquidation Proceeds from the related Loan, the servicer or master servicer will be entitled to reimbursement from other funds in the Collection Account or
Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the prospectus supplement.

     Payments in Connection With Prepaid Loans

     In addition, when a borrower makes a principal prepayment in full between the due dates on which the borrower is required to make its payments on the
Loan, as specified in the prospectus supplement (each, a "Due Date"), the borrower will generally be required to pay interest on the principal amount prepaid only to the date of the prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the master servicer may be obligated to make payment from its own funds to the extent necessary to include in its remittance to the trustee for deposit into the Distribution Account an amount equal to a full Scheduled
Payment of interest on the related Loan (adjusted to the applicable Interest
Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related
Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount that the master servicer is obligated to pay, a shortfall may occur as a result of a prepayment in full. See
"Yield, Prepayment and Maturity Considerations."

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance

     Except as otherwise specified in the prospectus supplement, the master servicer will be required to maintain or to cause the borrower on each Loan to maintain or will use its best reasonable efforts to cause each servicer of a
Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See "Description of Mortgage and Other Insurance." Unless otherwise specified in the prospectus supplement, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related Loan.

                                       44

     The master servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to applicable laws and regulations as may at any time be in force and will require additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the master servicer will cause to be maintained or use its best reasonable efforts to cause the servicer to maintain with respect to property flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the prospectus supplement.

     Any amounts collected by the master servicer or the servicer, as the case may be, under any policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the master servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the master servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency that assigns a rating to the related series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the master servicer will, in the event that there has been a loss that would have been covered by the policy absent a deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

     The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative
Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative may not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a
Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the
Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium
Unit), and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that a Condominium
Association and the related borrower on a Condominium Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's
Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing the Condominium Loan to the extent not covered by other credit support.

     Special Hazard Insurance Policy

     To the extent specified in the prospectus supplement, the master servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the prospectus supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage that is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special

                                       45

hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the master servicer (or a servicer) for related amounts owed to
it). Certain characteristics of the special hazard insurance policy are described under "Description of Mortgage and Other Insurance -- Hazard Insurance
on the Loans."

     Primary Mortgage Insurance

     To the extent described in the prospectus supplement, the master servicer will be required to use its best reasonable efforts to keep, or to cause each servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which insurance coverage is required for as long as the related mortgagor is obligated to maintain primary mortgage insurance under the terms of the related
Loan. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of the
Securities that is required to be kept in force unless a replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with a mortgage guarantee or insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located duly authorized and licensed in the state to transact the applicable insurance business and to write the insurance provided (each, a "Qualified Insurer").

     Primary insurance policies will be required with respect to Manufactured
Home Loans only to the extent described in the prospectus supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the master servicer will be required to maintain the insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "Description of Mortgage and Other Insurance --
Mortgage Insurance on the Loans."

     FHA Insurance and VA Guarantees

     To the extent specified in the prospectus supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps reasonably necessary to keep the insurance and guarantees in full force and effect. See "Description of Mortgage and Other
Insurance -- Mortgage Insurance on the Loans."

     Environmental Insurance

     If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies ("Environmental Policies") providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain
Multifamily and Mixed Use Mortgage Loans. Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits. Subject to the terms of the applicable policy, if a
Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable
Environmental Policy.

     Pool Insurance Policy

     If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The master servicer will be obligated to pay the premiums for the pool insurance policy on a timely basis.

     The prospectus supplement will identify the pool insurer for each series of
Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or

                                       46

Fannie Mae or because its claims-paying ability is no longer rated in the category required by the prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the master servicer or any related unreimbursed advances or unpaid Servicing Fee).
Certain characteristics of the pool insurance policy are described under
"Description of Mortgage and Other Insurance -- Mortgage Insurance on the
Loans."

     Bankruptcy Bond

     If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If specified in the prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of Securities. See "Description of
Mortgage and Other Insurance -- Bankruptcy Bond."

PRESENTATION OF CLAIMS; REALIZATION UPON DEFAULTED LOANS

     The master servicer, on behalf of the trustee and the securityholders, will be required to present or cause to be presented, claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

     The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with any foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related
Mortgage Loan available to the securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable by it either through
Liquidation Proceeds or the proceeds of insurance.

     Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer will not liquidate any collateral acquired through foreclosure later than one year after the acquisition of the collateral. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

     Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are

                                       47

insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the
Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by the servicer or the master servicer and (2) that the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

     As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See
"Legal Aspects of Loans -- Realizing Upon Cooperative Loan Security." This
approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

     With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of the property will be less than anticipated when the Loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund. With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than the value of a new Manufactured Home. To the extent equity does not cushion the loss in market value, and the loss is not covered by other credit support, a loss may be experienced by the trust fund.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Typically, when any Mortgaged Property is about to be conveyed by the borrower, the master servicer will, to the extent it has knowledge of the prospective conveyance and prior to the conveyance, exercise its rights to accelerate the maturity of the Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In this case, or if the master servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the master servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable under the Loan and pursuant to which the original borrower is released from liability and that person is substituted as the borrower and becomes liable under the
Loan. Any fee collected in connection with an assumption will be retained by the master servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption except that, if the terms of the
Loan so permit, and subject to certain other conditions, the interest rate may be increased (but not decreased) to a prevailing market rate. Unless otherwise specified in the prospectus supplement, securityholders would not benefit from any increase.

CERTAIN RIGHTS RELATED TO FORECLOSURE

     Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the class of Subordinate Securities ranking lowest in priority and, when those Securities are no longer outstanding, to the holders of the class of Subordinate Securities ranking next lowest in priority.
These rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a

                                       48

reserve fund for the benefit of the trust fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan or the appraised value of the related Mortgaged Property, plus three months' accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. These rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase the defaulted Mortgage Loan from the trust fund.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The master servicer or any servicer will be entitled to a servicing fee in an amount to be determined as specified in the prospectus supplement. The servicing fee may be fixed or variable. In addition, the master servicer or any servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans.

     As provided in the prospectus supplement, the trust fund or the master servicer will pay the fees of the servicers, if any, and certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, the payment of insurance policy premiums and the cost of credit support, if any, and the payment of expenses incurred in enforcing the obligations of servicers and in preparation of reports to securityholders.
Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

     The master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related trust fund will suffer no loss by reason of the expenses to the extent claims are paid under related insurance policies or from the Liquidation
Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related trust fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan that would be distributable to securityholders.

     In addition, the master servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, the right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies,
Liquidation Proceeds or amounts derived from other credit supports. The master servicer is also entitled to reimbursement from the Collection Account for
Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment.

     If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the master servicer's remittance to the trustee for deposit into the Distribution Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full
Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full
Scheduled Payment of interest as described above exceeds the amount of the
Servicing Fee, a shortfall to securityholders may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

     The rights of the master servicer to receive funds from the Collection
Account for a series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.

                                       49

EVIDENCE AS TO COMPLIANCE

     If specified in the prospectus supplement, the related Agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of mortgage loans by the master servicer and that, on the basis of its examination, the firm is of the opinion that the servicing has been conducted in compliance with the related
Agreement except for exceptions that the firm believes to be immaterial and any other exceptions as set forth in the statement.

     The related Agreement for each series may also provide for delivery to the trustee for the series of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     The master servicer for each series, if any, will be identified in the prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

     In the event of an event of default under the related Agreement, the master servicer may be replaced by the trustee or a successor master servicer. See "The
Agreements -- Event of Default; Rights upon Events of Default."

     The master servicer will generally have the right to assign its rights and delegate its duties and obligations under the related Agreement for each series;
provided that the purchaser or transferee accepting the assignment or delegation:

     o    is qualified to service mortgage loans for Fannie Mae or Freddie Mac;

     o    is reasonably satisfactory to the trustee for the related series;

     o    has a net worth of not less than $15,000,000; and

     o    executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the master servicer under the related
          Agreement from and after the date of the agreement;

provided further that each Rating Agency's rating of the Securities for the related series in effect immediately prior to the assignment, sale or transfer is not qualified, downgraded or withdrawn as a result of the assignment, sale or transfer.

     No assignment will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the related Agreement. To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above, however, in this case, the assigning master servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer's obligations under the related Agreement, provided that the successor or surviving entity meets the requirements for a successor master servicer set forth in the preceding paragraph.

     Each Agreement will also provide that neither the master servicer, nor any director, officer, employee or agent of the master servicer, will be under any liability to the related trust fund or the securityholders for any action taken or for failing to take any action in good faith pursuant to the related
Agreement or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranty or representations made under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related
Agreement or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

                                       50

     Each Agreement will further provide that the master servicer and any director, officer, employee or agent of the master servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that the master servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The master servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this case, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust fund and the master servicer will be entitled to be reimbursed therefor out of the Collection Account.

CERTAIN RISKS

     If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the Agreement pursuant to Section 365 of the Bankruptcy Code, thus forcing the trustee to appoint a successor servicer or master servicer.

     If the master servicer or servicer resigns or is in default and the cost of servicing the Loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the applicable Agreement.
These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If such approval were not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

                                 CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of a series of Securities or for the related Primary Assets. Credit support may take the form of one or more of the following:

     o    an irrevocable letter of credit;

     o    the subordination of one or more classes of the Securities of a series;

     o    reserve funds;

     o    a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

     o    a surety bond or financial guaranty insurance policy;

     o    the use of cross-support features; or

     o    another method of credit support described in the prospectus supplement.

     In all cases, the amounts and terms and conditions of the credit support must be acceptable to each Rating Agency. If specified in the prospectus supplement, any form of credit support may be structured so as to protect against losses relating to more than one trust fund.

     Unless otherwise specified in the prospectus supplement for a series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the applicable Interest Rate. If losses occur which

                                       51

exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies.
See "The Agreement -- Event of Default; Rights Upon Event of Default." Moreover,
if a form of credit support covers more than one trust fund (each, a "Covered
Trust"), holders of Securities issued by any of the Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts prior to the Covered Trust receiving any of its intended share of the coverage.

     If credit support is provided with respect to a series, or the related
Primary Assets, the prospectus supplement will include a description of:

     o    the amount payable under the credit support;

     o    any conditions to payment thereunder not otherwise described in this prospectus;

     o    the conditions (if any) under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions of any agreement relating to the credit support.

     Additionally, the prospectus supplement will set forth certain information with respect to the issuer of any third-party credit support, including:

     o    a brief description of its principal business activities;

     o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o    if applicable, the credit ratings assigned to it by rating agencies;
          and

     o    certain financial information.

SUBORDINATE SECURITIES; SUBORDINATION RESERVE FUND

     If specified in the prospectus supplement, one or more classes of a series may be Subordinate Securities. If specified in the prospectus supplement, the rights of the Subordinate securityholders to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the Senior securityholders to the extent of the then applicable "Subordinated Amount" as defined in the prospectus supplement.
The Subordinated Amount will decrease whenever amounts otherwise payable to the
Subordinate securityholders are paid to the senior securityholders (including amounts withdrawn from the subordination reserve fund, if any, established pursuant to the related Agreement (the "Subordination Reserve Fund") and paid to the senior securityholders), and will (unless otherwise specified in the prospectus supplement) increase whenever there is distributed to the holders of
Subordinate Securities amounts in respect of which subordination payments have previously been paid to the senior securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

     A series may include a class of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other classes. This right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount. If specified in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance
Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the federal bankruptcy code, 11 United States Code Section 101 et seq., and related rules and regulations promulgated thereunder (the "Bankruptcy
Code"), or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

     With respect to any series that includes one or more classes of Subordinate
Securities, a Subordination Reserve Fund may be established if specified in the prospectus supplement. The Subordination Reserve Fund, if any, will be funded with cash, an irrevocable letter of credit, a demand

                                       52

note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of Subordinate Securities, or both, as specified in the prospectus supplement. The Subordination Reserve Fund will not be a part of the trust fund, unless otherwise specified in the prospectus supplement. If the Subordination Reserve Fund is not a part of the trust fund, the trustee will have a security interest therein on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve
Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the prospectus supplement.

     Moneys deposited in any Subordinated Reserve Fund will be invested in
Eligible Reserve Fund Investments. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from these investments will be credited to the Subordinated Reserve Fund for the related series, and any loss resulting from the investments will be charged to the Subordinated Reserve Fund.
Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund
Balance may be periodically released to the holders of Subordinate Securities under the conditions and to the extent specified in the prospectus supplement.
Additional information concerning any Subordinated Reserve Fund will be set forth in the prospectus supplement, including the amount of any initial deposit to the Subordinated Reserve Fund, the Required Reserve Fund Balance to be
maintained therein, the purposes for which funds in the Subordinated Reserve
Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

CROSS-SUPPORT FEATURES

     If the Primary Assets for a series are divided into separate Asset Groups, beneficial ownership of which is evidenced by, or which secure, a separate class or classes of a series, credit support may be provided by a cross-support feature that requires that distributions be made on Senior Securities backed by one Asset Group prior to distributions on Subordinate Securities backed by another Asset Group within the trust fund. The prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

INSURANCE

     Credit support with respect to a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a series, or those Loans with certain characteristics. The insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the prospectus supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See "Description of
Mortgage and Other Insurance."

     Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

LETTER OF CREDIT

     The letter of credit, if any, with respect to a series of Securities will be issued by the bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus

supplement of the aggregate principal balance of the Loans on the related
Cut-off Date or of one or more classes of Securities (the "L/C Percentage"). If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder.
The obligations of the L/C Bank under the letter of credit for each series of
Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. See "Description of the
Securities -- Optional Termination" and "The Agreements -- Termination." A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

FINANCIAL GUARANTY INSURANCE POLICY

     Credit support may be provided in the form of a financial guaranty insurance policy by one or more insurance companies named in the prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a "voidable preference"
payment under the Bankruptcy Code. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days following the issuance of the Securities of the related series.

RESERVE FUNDS

     One or more Reserve Funds may be established with respect to a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts specified in the prospectus supplement will be deposited. The Reserve Funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the prospectus supplement.

     Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income thereon, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the prospectus supplement. A Reserve
Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of the related series by each Rating Agency, or to reduce the likelihood of special distributions with respect to any Multi-Class Series. If specified in the prospectus supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in the Reserve
Fund in excess of any required Reserve Fund balance may be released from the
Reserve Fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application by the trustee.

     Moneys deposited in any Reserve Funds will be invested in Eligible Reserve
Fund Investments, except as otherwise specified in the prospectus supplement.
Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, this income may be payable to the master servicer or a servicer as additional servicing compensation. See "Servicing of Loans" and
"The Agreements -- Investment of Funds." The Reserve Fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

     Additional information concerning any Reserve Fund will be set forth in the prospectus supplement, including the initial balance of the Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to securityholders and use of investment earnings from the Reserve Fund, if any.

DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

     The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If specified in the prospectus supplement, insurance may be structured so as to protect against losses relating to more than one trust fund in the manner described therein.

MORTGAGE INSURANCE ON THE LOANS

      General

     Unless otherwise specified in the prospectus supplement, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage with respect to the amount of each Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of the Mortgage Loan is reduced to 80% of the original Appraised Value.

     A pool insurance policy will be obtained if specified in the prospectus supplement to cover any loss (subject to limitations described in this prospectus) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See "-- Pool
Insurance Policy" below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See "Legal
Aspects of Loans." These losses will be covered to the extent described in the prospectus supplement by the bankruptcy bond or other credit support, if any.

     To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent these losses are not covered by the pool insurance policy, Environmental Policy or other credit support for the related series, any losses would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "-- Hazard
Insurance on the Loans" below. Certain hazard risks will not be insured and the occurrence of hazards could adversely affect payments to securityholders. For a general description of Environmental Policies, see "Maintenance of Insurance
Policies and Other Servicing Procedures -- Environmental Insurance."

      Primary Mortgage Insurance

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (referred to as the "Insured Loss") generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

     o    all rents or other payments collected or received by the insured
          (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property;

     o    hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan;

     o    amounts expended but not approved by the mortgage insurer;

     o    claim payments previously made by the mortgage insurer; and

     o    unpaid premiums.

     Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

     o    fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan;

     o    failure to construct the Mortgaged Property subject to the Mortgage
          Loan in accordance with specified plans;

     o    physical damage to the Mortgaged Property; and

     o    the related servicer not being approved as a servicer by the mortgage insurer.

     Primary mortgage insurance policies generally contain provisions substantially as follows: (1) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys' fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (2) when a claim is presented, the mortgage insurer will have the option of paying the claim in full and taking title to the property and arranging for the sale thereof or paying the insured percentage of the claim and allowing the insured to retain title to the property; (3) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and marketable title to the property; and (4) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

     As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to:

     o    advance or discharge all hazard insurance policy premiums, and as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in the primary mortgage insurance policy) on the Mortgaged Property and (5)
          foreclosure costs, including court costs and reasonable attorneys'
          fees;

     o    in the event of any physical loss or damage to the Mortgaged Property, restore and repair the Mortgaged Property to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

     o    tender to the mortgage insurer good and marketable title to and possession of the Mortgaged Property.

     Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that:

     o    no change may be made in the terms of the Mortgage Loan without the consent of the mortgage insurer;

     o    written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under the Mortgage Loan or that any proceedings affecting

          the borrower's interest in the Mortgaged Property securing the
          Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

     o    the mortgage insurer will have the right to purchase the Mortgage
          Loan, at any time subsequent to the 10 days' notice described above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to the Mortgage Loan and any due and unpaid premium with respect to the policy;

     o    the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and marketable title to and possession of the mortgaged property;

     o    the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid that amount unless the mortgage insurer specifies a lower or higher amount; and

     o    the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

     The mortgage insurer will be required to pay to the insured either: (1) the insured percentage of the loss; or (2) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled
Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or (b) an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

     FHA Insurance and VA Guaranty

     The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

     Under both the FHA and VA programs the master servicer or servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty ("FHA/VA Claim Proceeds") and reductions in FHA/VA
Claim Proceeds received.

     FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Federal Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. FHA Mortgage Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of

                                       57

approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

     The monthly or periodic insurance premiums for FHA Mortgage Loans will be collected by the master servicer or servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Mortgage Loan, a master servicer or servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by a master servicer or servicer or HUD that default was caused by circumstances beyond the borrower's control, the master servicer or servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of Scheduled Payments for a specified period, which payments are to be made up on or before the maturity date of the Mortgage Loan, or the rescheduling or other adjustment of payments due under the Mortgage Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a master servicer or servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the
Mortgage Loan before a master servicer or servicer may initiate foreclosure proceedings.

     HUD terminated its assignment program for borrowers, effective April 25,
1996. Borrowers who did not request the assignment of their mortgage to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid insurance benefits to lenders. The program was available only to eligible borrowers whose default was caused by circumstances beyond their control.

     On March 20, 1998, an Illinois Federal District Court in Ferrell v. United
States Department of Housing and Urban Development (N.D. Ill. (No. 73C 334))
granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of prior court order.
It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of
FHA Mortgage Loans.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The related master servicer or servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted
FHA Mortgage Loan for an amount equal to the principal balance of the debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession)
and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

     Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will

                                       58

generally be lower than the Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a master servicer or servicer has not met FHA's timing requirements for certain actions during the foreclosure and conveyance process. When a master servicer or servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

     VA Mortgage Loans are partially guaranteed by the VA under the Servicemen's
Readjustment Act of 1944, as amended, which permits a veteran (or, in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to
30 years' duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than
$56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of
$56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

     With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

     In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a "No-Bid"). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness
(which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

     When the mortgagee receives the VA's No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a
"Buydown"). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

     In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Mortgage Loans could be substantial.

      Pool Insurance Policy

     If specified in the prospectus supplement, the master servicer will be required to maintain a pool insurance policy for the Loans in the trust fund on behalf of the trustee and the securityholders. See

                                       59

"Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing
Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of the policies generally.

     The prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related trust fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under the primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy.

     Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be:

     o    the amount of the unpaid principal balance of the defaulted Mortgage
          Loan immediately prior to the approved sale of the Mortgaged Property;

     o    the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the contractual rate of interest; and

     o    advances made by the insured as described above less certain payments.

     An "approved sale" is:

     o    a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval;

     o    a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer;

     o    the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer; or

     o    the acquisition of the Mortgaged Property by the pool insurer.

     As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged
Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to the securityholders on liquidation of the Mortgage Loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

     The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby.
The amount of claims paid includes certain expenses incurred by the master servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See "Legal
Aspects of Loans." Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the trust fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the master servicer's or servicer's willingness or obligation to make
Advances. If the master servicer or a servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of the Loan or otherwise, it will not be obligated to make an advance respecting any delinquency since the Advance would not be ultimately recoverable by it. See "Servicing of Loans -- Advances and Limitations Thereon."

      Mortgage Insurance with Respect to Manufactured Home Loans

     A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to
Manufactured Home Loans will be described in the prospectus supplement.

HAZARD INSURANCE ON THE LOANS

      Standard Hazard Insurance Policies

     The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to securityholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the master servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

     The standard hazard insurance policies covering properties securing Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage
(generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value (generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed and (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the area where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

     The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is
responsible for maintenance of hazard insurance for the property owned by the
Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that either the
Cooperative or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Cooperative
Dwelling or the Cooperative's building could significantly reduce the value of the Mortgaged Property securing the related Cooperative Loan. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is
responsible for maintenance of hazard insurance for the Condominium Building
(including the individual Condominium Units) and the owner(s) of an

                                       61

individual Condominium Unit may not maintain separate hazard insurance policies.
To the extent, however, that either the Condominium Association or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the Mortgaged Property securing the related Condominium Loan.

     Special Hazard Insurance Policy

     Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property and (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the Loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer or the servicer with respect to the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted Loan secured by the property.
The payment described under (2) above will render unnecessary presentation of a claim in respect of the Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Other Hazard-Related Insurance; Liability Insurance

     With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Loans secured by Multifamily Property are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

BANKRUPTCY BOND

     In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Loan

                                       62

exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Legal Aspects of Loans." If so provided in the prospectus supplement, the master servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all Loans in the Pool secured by single unit primary residences. This amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the prospectus supplement, and will not be restored.

REPURCHASE BOND

     If specified in the prospectus supplement, the depositor or master servicer will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the Loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the master servicer.

                                 THE AGREEMENTS

     The following summaries describe certain material provisions of the
Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements.
Where particular provisions or terms used in the Agreements are referred to, these provisions or terms are as specified in the related Agreement.

ISSUANCE OF SECURITIES

     Securities representing interests in a trust fund, or an Asset Group, that the trustee will elect to have treated as a REMIC or a grantor trust will be issued, and the related trust fund will be created, pursuant to a trust agreement between the depositor and the trustee. A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and collection agreement with the indenture trustee and the issuer.

     As applicable, the trust agreement, in the case of Certificates, and the indenture, together with the sale and collection agreement, in the case of
Notes, are referred to as the "Agreements." In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The
Primary Assets of a trust fund will be serviced in accordance with one or more underlying servicing agreements.

ASSIGNMENT OF PRIMARY ASSETS

     General

     At the time of issuance, the depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the Primary Assets and other property to be included in the trust fund for a series. The assignment will include all principal and interest due on or with respect to the Primary
Assets after the Cut-off Date specified in the prospectus supplement (except for any Retained Interests). The trustee will, concurrently with the assignment, execute and deliver the Securities.

      Assignment of Private Mortgage-Backed Securities

     The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have

                                       63

possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private
Mortgage-Backed Security. See "The Trust Funds -- Private Mortgage-Backed
Securities."

     Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Certificate
Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the trustee. In the Agreement, the depositor will represent and warrant to the trustee regarding the Private Mortgage-Backed Securities:

       (1) that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects;

       (2) that, immediately prior to the conveyance of the Private
     Mortgage-Backed Securities, the depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests);

       (3) that there has been no other sale by it of the Private
     Mortgage-Backed Securities; and

       (4) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on the Private
     Mortgage-Backed Securities.

     Assignment of Mortgage Loans

     As specified in the prospectus supplement, the depositor will, as to each
Mortgage Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee:

     o    the mortgage note endorsed without recourse to the order of the trustee or in blank;

     o    the original Mortgage with evidence of recording indicated thereon
          (except for any Mortgage not returned from the public recording office, in which case a copy of the Mortgage will be delivered, together with a certificate that the original of the Mortgage was delivered to the recording office); and

     o    an assignment of the Mortgage in recordable form.

     The trustee, or the custodian, will hold the documents in trust for the benefit of the securityholders.

     If so specified in the prospectus supplement, the depositor will, at the time of delivery of the Securities, cause assignments to the trustee of the
Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the
Mortgage Loan. If specified in the prospectus supplement, the depositor will cause the assignments to be so recorded within the time after delivery of the
Securities as is specified in the prospectus supplement, in which event, the
Agreement may, as specified in the prospectus supplement, require the depositor to repurchase from the trustee any Mortgage Loan required to be recorded but not recorded within that time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a Mortgage Loan to be recorded.

     With respect to any Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each Cooperative Loan.

     The trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Agreement after receipt thereof, and the trustee will

                                       64

hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee (or the custodian)
will notify the master servicer and the depositor, and the master servicer will notify the party (the "Seller") from which the depositor, or an affiliate thereof, purchased the Mortgage Loan.

     If the Seller cannot cure the omission or defect within the time period specified in the related Agreement after receipt of notice, the Seller will be obligated to purchase the related Mortgage Loan from the trustee at the Purchase
Price or, if specified in the prospectus supplement, replace the Mortgage Loan with another mortgage loan that meets certain requirements set forth therein. We cannot assure you that a Seller will fulfill this purchase obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "Loan Underwriting Procedures and Standards --
Representations and Warranties," neither the master servicer nor the depositor will be obligated to purchase the Mortgage Loan if the Seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. Unless otherwise specified in the prospectus supplement, this purchase obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, any document.

     Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, unless the prospectus supplement otherwise provides, no purchase of a Mortgage Loan will be made if the purchase would result in a prohibited transaction under the Code.

     Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan
Schedule will specify the number of Mortgage Loans that are Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage
Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM
Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed
Scheduled Payments and level amortization, the terms thereof.

     Assignment of Manufactured Home Loans

     The depositor will cause any Manufactured Home Loans included in the
Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Manufactured
Home Loans after the Cut-off Date specified in the prospectus supplement. Each
Manufactured Home Loan will be identified in a loan schedule (the "Manufactured
Home Loan Schedule") appearing as an exhibit to the related Agreement. The
Manufactured Home Loan Schedule will specify, with respect to each Manufactured
Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date;
the interest rate; the current Scheduled Payment of principal and interest; and
the maturity date of the Manufactured Home Loan.

     In addition, with respect to each Manufactured Home Loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, the custodian, the original Manufactured Home Loan agreement and copies of documents and instruments related to each Manufactured
Home Loan and the security interest in the Manufactured Home securing each
Manufactured Home Loan. To give notice of the right, title and interest of the securityholders to the Manufactured Home Loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans agreements will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans agreements without notice of the assignment, the interest of the securityholders in the Manufactured Home
Loans could be defeated. See "Legal Aspects of Loans -- Manufactured Home
Loans."

                                       65

     Assignment of Participation Certificates

     The depositor will cause any certificates evidencing a participation interest in a Loan or a pool of loans ("Participation Certificates") obtained under a participation agreement to be assigned to the trustee by delivering to the trustee the Participation Certificates, which will be reregistered in the name of the trustee. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record with respect to the Loans represented by any Participation Certificate. Each Participation
Certificate will be identified in a "Participation Certificate Schedule" which will specify the original principal balance, outstanding principal balance as of the Cut-off Date, pass-through rate and maturity date for each Participation
Certificate. In the related Agreement, the depositor will represent and warrant to the trustee regarding each Participation Certificate:

     o    that the information contained in the Participation Certificate
          Schedule is true and correct in all material respects;

     o    that, immediately prior to the conveyance of the Participation
          Certificates, the depositor had good title to and was sole owner of the Participation Certificates;

     o    that there has been no other sale by it of the Participation
          Certificates; and

     o    that the Participation Certificates are not subject to any existing lien, charge, security interest or other encumbrance (other than any
          Retained Interests).

REPURCHASE AND SUBSTITUTION OF NON-CONFORMING LOANS

     Unless otherwise provided in the prospectus supplement, if any document in the Loan file delivered by the depositor to the trustee is found by the trustee within 45 days of the execution of the related Agreement, or any other time period specified in the prospectus supplement for the related series, (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date of the issuance of the series) to be defective in any material respect and the depositor does not cure the defect within 90 days, or any other period specified in the prospectus supplement, the depositor will, not later than 90 days, or any other period specified in the prospectus supplement, after the trustee's notice to the depositor or the master servicer, as the case may be, of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the trustee.

     Unless otherwise specified in the prospectus supplement, the repurchase price will be generally equal to (a) the lesser of (1) the outstanding principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of the Mortgage Loan immediately prior to foreclosure) and (2) the trust fund's federal income tax basis in the Mortgage
Loan, and (b) accrued and unpaid interest to the date of the next scheduled payment on the Mortgage Loan at the related Interest Rate (less any unreimbursed
Advances respecting the Mortgage Loan), provided, however, the purchase price will not be limited in (1) above to the trust fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the
Mortgage Loan will not result in any prohibited transaction tax under Section
860F(a) of the Code.

     If provided in the prospectus supplement, the depositor may, rather than repurchase the Loan as described above, remove the Loan from the trust fund (the
"Deleted Loan") and substitute in its place one or more other Loans (each, a
"Qualifying Substitute Mortgage Loan") provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and
(2) with respect to a trust fund for which a REMIC election is made, the substitution must be made within two years of the date.

     Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, the characteristics specified in the applicable Agreement, generally including (1) an outstanding principal balance, after deduction of all
Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Distribution Account in the month of substitution for distribution to securityholders), (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan,

                                       66

(3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

     Unless otherwise provided in the prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a Loan document.

     The depositor or another entity will make representations and warranties with respect to Loans that comprise the Primary Assets for a series. See "Loan
Underwriting Procedures and Standards -- Representations and Warranties" above.
If the depositor or such entity cannot cure a breach of any representations and warranties in all material respects within 90 days after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the Loan, the depositor or such entity is obligated to repurchase the affected Loan or, if provided in the prospectus supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above. The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the Loans.

REPORTS TO SECURITYHOLDERS

     The trustee will prepare and forward to each securityholder on each
Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

      (1) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the master servicer or by a servicer or (b) that is a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound
   Value) of each class and the aggregate unpaid principal amount (or Compound
   Value) of each class following the distribution;

      (2) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the master servicer or a servicer or (b) that is not a Multi-Class Series, the amount of the interest distribution;

      (3) the amount of servicing compensation with respect to the Principal
   Assets and paid during the Due Period commencing on the Due Date to which the distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

      (4) the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under (1) above;

      (5) the aggregate outstanding principal amount of the Securities of the related series as of the Due Date, after giving effect to distributions allocated to principal reported under (1) above;

      (6) with respect to Compound Interest Securities, prior to the Accrual
   Termination Date in addition to the information specified in (1)(b) above, the amount of interest accrued on the Securities during the related interest accrual period and added to the Compound Value thereof;

      (7) in the case of Floating Rate Securities, the Floating Rate applicable to the distribution being made;

      (8) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient eligible funds in the
   Distribution Account and the amounts actually distributed);

      (9) if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of the business on the determination date to which the distribution relates;

                                       67

      (10) if applicable, the value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which the distribution relates;

      (11) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund (including any Subordinated Reserve Fund), if any, on the Distribution Date, after giving effect to distributions made on that date; and

      (12) any other information as specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1) through
(4), (6) and (8) above for the calendar year and (b) the information specified in the related Agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the securityholders will not have been examined and reported upon by an independent public accountant. However, the master servicer will provide to the trustee a report by independent public accountants with respect to the master servicer's servicing of the Loans. See "Servicing of Loans --
Evidence as to Compliance."

INVESTMENT OF FUNDS

     The Distribution Account, Collection Account or Custodial Account, if any,
and any other funds and accounts for a series that may be invested by the trustee or by the master servicer (or by the servicer, if any), can be invested only in "Eligible Investments" acceptable to each Rating Agency, which may include, without limitation:

     o    direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America,
          Freddie Mac, Fannie Mae or any agency or instrumentality of the United
          States of America, the obligations of which are backed by the full faith and credit of the United States of America;

     o    demand and time deposits, certificates of deposit or bankers'
          acceptances;

     o    repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

     o    securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of
          America or any state;

     o    commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

     o    a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency; and

     o    any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

     Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain eligible reserve fund investments which may include Eligible
Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement ("Eligible Reserve Fund Investments").

     Eligible Investments or Eligible Reserve Fund Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the trustee and amounts in the Distribution Account, any Reserve Fund or the
Subordinated Reserve Fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

                                       68

     If so provided in the prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicing Account,
Collection Account or the Distribution Account may be property of the master servicer or a servicer and not available for distributions to securityholders.
See "Servicing of Loans."

EVENT OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

      Trust Agreement

     As specified in the prospectus supplement, events of default under the trust agreement for a series of Certificates include:

     o    any failure by the master servicer or servicer to distribute or remit any required payment that continues unremedied for five business days
          (or any shorter period as is specified in the applicable agreement)
          after the giving of written notice of the failure to the master servicer or servicer by the trustee for the related series, or to the master servicer or servicer and the trustee by the holders of
          Certificates of the series evidencing not less than a specified percentage of the aggregate outstanding principal amount of the
          Certificates for the series;

     o    any failure by the master servicer or servicer duly to observe or perform in any material respect any other of its covenants or agreements in the trust agreement that continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer or servicer by the trustee, or to the master servicer or servicer and the trustee by the holders of
          Certificates of the related series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates; and

     o    certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer or servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an Event of Default remains unremedied under the trust agreement for a series, the trustee for the related series or holders of Certificates of the series evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series may terminate all of the rights and obligations of the master servicer as servicer under the trust agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the trust agreement which rights the master servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the trust agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the trust agreement.

     In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer under the provisions of the trust agreement relating to the servicing of the Mortgage
Loans. The successor master servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the trust agreement.

     During the continuance of any event of default under the trust agreement for a series, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of that series, and holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the trustee reasonable security or

                                       69

indemnity against the cost, expenses and liabilities that may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

     No holder of a series of Certificates, solely by virtue of that holder's status as a Certificateholder, will have any right under the trust agreement for the related series to institute any proceeding with respect to the trust agreement, unless that holder previously has given to the trustee for that series written notice of default and unless the holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for a specified number of days has neglected or refused to institute such a proceeding.

      Indenture

     As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

     o    a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note's maturity;

     o    failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

     o    any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

     o    certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

     o    any other event of default provided with respect to Notes of that series.

     If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

     If, following an event of default with respect to any series of Notes, the
Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

     o    the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;

     o    the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding
          Notes of the series at the date of the sale; or

                                       70

     o    the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the
          Notes of the series.

     As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

     Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of Securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to that series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

     The trustee makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement, however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer under the related Agreement.

     The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default, see "-- Event of Default; Rights Upon
Event of Default" above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

                                       71

RESIGNATION OF TRUSTEE

     The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning trustee or the securityholders may petition any court of competent jurisdiction for appointment of a successor trustee.

     The trustee may also be removed at any time:

     o    if the trustee ceases to be eligible to continue to act as trustee under the Agreement;

     o    if the trustee becomes insolvent; or

     o    by the securityholders of securities evidencing a specified percentage of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DISTRIBUTION ACCOUNT

     The trustee will establish a separate account (the "Distribution Account")
in its name as trustee for the securityholders. Unless otherwise specified in the prospectus supplement, the Distribution Account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series, pursuant to the terms of the Agreement, in Eligible Investments. If specified in the prospectus supplement, the master servicer will be entitled to receive as additional compensation, any interest or other income earned on funds in the Distribution
Account. The trustee will deposit into the Distribution Account on the Business
Day received all funds received from the master servicer and required withdrawals from any Reserve Funds. Unless otherwise specified in the prospectus supplement, the trustee is permitted from time to time to make withdrawals from the Distribution Account for each series to remove amounts deposited therein in error, to pay to the master servicer any reinvestment income on funds held in the Distribution Account to the extent it is entitled, to remit to the master servicer its Servicing Fee to the extent not previously withdrawn from the
Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the securityholders and to clear and terminate the Distribution
Account.

     Unless otherwise specified in the prospectus supplement, "Business Day"
means a day that, in the city of New York or in the city or cities in which the corporate trust office of the trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

EXPENSE RESERVE FUND

     If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date of the issuance of a series in an account to be established with the trustee (the "Expense Reserve Fund") cash or eligible investments that will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the prospectus supplement. The Expense
Reserve Fund, if any, will not be part of the trust fund held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

AMENDMENT OF AGREEMENT

     Unless otherwise specified in the prospectus supplement, the Agreement for each series of Securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

                                       72

      (1) to cure any ambiguity;

      (2) to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

      (3) to add any other provisions with respect to matters or questions arising under the Agreement; or

      (4) to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (3) above, will not adversely affect in any material respect the interests of any securityholders of the related series not consenting thereto. If provided in the Agreement, any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each Rating Agency rating the
Securities of that series that the amendment will not cause the Rating Agency to reduce the then current rating.

     As specified in the prospectus supplement, the Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing a specified percentage of the aggregate outstanding principal amount of the Securities (or, if only certain classes are affected by the amendment, a specified percentage of the aggregate outstanding principal amount of each class affected), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment may:

     o    reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

     o    reduce the percentage required to consent to the amendment, without the consent of securityholders of 100% of each class of Securities affected by the amendment.

VOTING RIGHTS

     The prospectus supplement may set forth a method of determining allocation of voting rights with respect to a series of Securities.

REMIC ADMINISTRATOR

     For any Multi-Class Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor.

ADMINISTRATION AGREEMENT

     If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and collection agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

PERIODIC REPORTS

     The Agreement for each series of Securities will provide that the entity or entities identified in the Agreement will prepare and file certain periodic reports with the Commission and, to the extent required by law, file certifications as to the accuracy of such reports and as to other matters.

     To the extent provided in the Agreement for a series of Securities, the entities or persons identified in the Agreement will be indemnified by the trust for certain liabilities associated with any such certification not resulting from their own negligence.

                                       73

TERMINATION

      Trust Agreement

     The obligations created by the trust agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to the trust agreement after the earlier of:

     o    the later of (a) the final payment or other liquidation of the last
          Mortgage Loan remaining in the trust fund for the related series and
          (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan ("REO
          Property"); and

     o    the repurchase, as described below, by the master servicer from the trustee for the related series of all Mortgage Loans at that time subject to the trust agreement and all REO Property.

     As specified in the prospectus supplement, the trust agreement for each series permits, but does not require, the specified entity to repurchase from the trust fund for that series all remaining Mortgage Loans at a price equal, unless otherwise specified in the prospectus supplement, to:

     o    100% of the Aggregate Asset Principal Balance of the Mortgage Loans,
          plus

     o    with respect to REO Property, if any, the outstanding principal balance of the related Mortgage Loan, minus

     o    related unreimbursed Advances, or in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the
          Aggregate Asset Principal Balance of the Mortgage Loans, minus

     o    unreimbursed expenses that are reimbursable pursuant to the terms of the trust agreement, plus

     o    accrued interest at the weighted average Mortgage Rate through the last day of the Due Period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

     o    100% of the Aggregate Asset Principal Balance of the Mortgage Loans,
          plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of the repurchase; and

     o    the aggregate fair market value of the Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the trust fund.

     The exercise of this right will effect early retirement of the Certificates of the series, but the master servicer's right to so purchase is subject to the
Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the prospectus supplement, of the aggregate asset principal balance on the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person identified therein. For each series, the master servicer or the trustee, as applicable, will give written notice of termination of the Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in the prospectus supplement. See "Description of the Securities -- Optional Termination."

     Indenture

     The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.

                                       74

     In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of
America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes. In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                             LEGAL ASPECTS OF LOANS

     The following discussion contains summaries of certain legal aspects of housing loans that are general in nature. Because certain of these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

MORTGAGES

     The Mortgage Loans (other than any Cooperative Loans) comprising or underlying the Primary Assets for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers.
Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.
A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     If specified in the applicable prospectus supplement, certain Mortgage
Loans included in the pool of Mortgage Loans will be secured by junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund
(and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the
Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many

                                       75

states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The standard form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust.
While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a
"credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming

                                       76

a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

COOPERATIVE LOANS

     If specified in the prospectus supplement, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Cooperative Loans are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning the stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A
Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative
Loan, the lender's remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower's rights as lessee under the related proprietary lease or occupancy agreement.
Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

     A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The
Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage and rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

     If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the
Cooperative to refinance a mortgage and its consequent inability to make final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the
Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the

                                       77

lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative
Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative
Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the
Cooperative representing the tenant-stockholder's pro rata share of the
Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "-- Realizing Upon Cooperative Loan Security" below.

     There are certain risks that arise as a result of the cooperative form of ownership that differentiate Cooperative Loans from other types of Mortgage
Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner's shares
(and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the "sponsor" (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation that is secured by a mortgage on the building. In this case, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor's default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building and right to occupy the apartment (and a corresponding loss of the lender's security for its Cooperative Loan).

      Tax Aspects of Cooperative Ownership

     In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the
Code) of a corporation that qualifies as a "cooperative housing corporation"
within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which these items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no

                                       78

deduction would be allowable to tenant-stockholders under Section 216(a) of the
Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under
Section 216(b)(1) of the Code, the likelihood that the failure would be permitted to continue over a period of years appears remote.

FORECLOSURE ON MORTGAGES

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.
Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers.
Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct sufficient to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than reasonably equivalent value or fair consideration and the sale occurred while the mortgagor was insolvent or insufficiently capitalized and within one year
(or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.
Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale.
However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale.
Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where it is available.
Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and

pay the broker's commission in connection with the sale of the property.
Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

REALIZING UPON COOPERATIVE LOAN SECURITY

     The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the
Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial
Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable"
manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders" below.

                                       80

     In the case of foreclosure on a mortgage secured by the cooperative building itself, where the building was converted from a rental building to a building owned by a cooperative, under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted. In addition, all cooperative units that were previously rent controlled or rent stabilized may convert to their prior state of rent-controlled or rent-stabilized apartments.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.
Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to the statutory prohibitions on deficiency judgments, certain
Mortgage Loans in the trust fund may, by their terms, prohibit recourse to the borrower in the event proceeds from foreclosure or other liquidation are insufficient to satisfy the debt. These Mortgage Loans may also not require payments of principal and interest until maturity, thereby increasing the likelihood that a deficiency will exist.

     Cooperative Loans

     Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC.
Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     Leases and Rents

     Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each

                                       81

lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

     Federal Bankruptcy and Other Laws Affecting Creditors' Rights

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the
Servicemembers Civil Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Thus, the Bankruptcy Code will delay or interfere with the enforcement of the secured lender's rights in respect of a defaulted loan. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

     In a case under the Bankruptcy Code, the lender is precluded from foreclosing its security interest without authorization from the bankruptcy court. The lender's lien will be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy, and the trustee in bankruptcy (including the debtor in possession) can recover from the collateral at the expense of the secured lender the costs or expenses of preserving or disposing of such collateral to the extent of any benefit to the secured lender.
The secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs only to the extent the value of the security exceeds the debt. However, if the value of the collateral is less than the debt, then the lender does not receive post-petition interest, attorney's fees or costs. Further, in a Chapter 11 case under the Bankruptcy Code, the loan term may be extended, the interest rate may be adjusted to market rates, the lien may be transferred to other collateral, and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal
Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit
Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, Home
Ownership and Equity Protection Act of 1994 and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

      Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily
Property

     Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the
Bankruptcy Code has the power to assume or to

                                       82

reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related Mortgage Loan.
Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

     Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the
Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

     Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service called to active duty:

     o    are entitled to have interest rates reduced and capped at 6% per annum
          (and all interest in excess of 6% per annum forgiven), on obligations
          (including Mortgage Loans and Manufactured Home Loans) incurred prior to the commencement of military service for the duration of active duty status;

     o    may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on the obligations entered into prior to military service; and

     o    may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of active duty status.

                                       83

     However, the benefits listed above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a series is relieved pursuant to the Servicemembers Civil Relief Act, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

     As specified in the prospectus supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust for a series resulting from application of the Servicemembers Civil Relief Act will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the Mortgage Loans or Manufactured Home Loans in proportion to the interest that each class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

     In addition to the Servicemembers Civil Relief Act, state laws such as the
California Military and Veterans Code, as amended, provide similar relief for members of the military and neither the servicer, the master servicer nor the trustee will be required to advance amounts for any reductions due to application of such laws and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

ENVIRONMENTAL CONSIDERATIONS

     Real property pledged as security to a lender may be subject to potential environmental risks Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     Under the laws of certain states where Mortgaged Properties may be located, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

     Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee. Under the laws of some states and under CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of "owner" or
"operator;" consequently, such laws often specifically exclude such a secured lender from the definitions of "owner" or "operator", provided that the lender does not participate in the management of the facility.

     Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender. Under amendments to CERCLA enacted in 1996, known as the "Asset Conservation Act," a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have "participated in the management of the facility." The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

                                       84

     It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than
CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances"
under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery
Act ("RCRA"). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

     Unless otherwise stated in the applicable prospectus supplement, the Seller will represent, as of the applicable date described in such prospectus supplement, that either (1) to the best of its knowledge no Mortgaged Property securing a Multifamily or Mixed Use Mortgage Loan is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under applicable law, and there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property that are or may be liens prior to or on a parity with the lien of the related mortgage, or (2) an Environmental Policy is in effect with respect to each affected Mortgaged Property. In many cases the agreements will provide that the servicers, acting on behalf of the trustee, may not acquire title to a Mortgaged
Property or take over its operation if such servicer has notice or knowledge of toxic or hazardous substances on such property unless such servicer has determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (1) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (2) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is in the best economic interest of securityholders. Such requirements effectively preclude enforcement of the security for the related mortgage Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the trust will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by a servicer will detect all possible environmental conditions or that the other requirements of the agreements, even if fully observed by the servicers will in fact insulate the trust from liability for environmental conditions.

     If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "-- Anti-Deficiency Legislation and
Other Limitations on Lenders" above) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan

                                       85

if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions
Act of 1982 (the "Garn-St. Germain Act") generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

                                       86

     o    originated or assumed during the "window period" under the Garn-St.
          Germain Act which ended in all cases not later than October 15, 1982;
          and

     o    originated by lenders other than national banks, federal savings institutions and federal credit unions.

     Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states --
Arizona, Michigan, Minnesota, New Mexico and Utah -- have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT CHANGES, LATE PAYMENT FEES AND DEBT-ACCELERATION
CLAUSES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

     Some of the Multifamily and Mixed Use Mortgage Loans included in a trust will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower.
The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment

                                       87

penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.
Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of that state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

     The depositor has been advised by counsel that a court interpreting Title V would hold that residential Mortgage Loans related to a series originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the residential Mortgage Loans, any such limitation under the state's usury law would not apply to the residential Mortgage Loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage
Loans originated after the date of the state action will be eligible as Primary
Assets if the Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to
January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

MULTIFAMILY AND MIXED USE LOANS

     The market value of any multifamily or mixed use property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator. Because a default on a multifamily loan or mixed use loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The cooperative's ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage Loans secured by hotels or motels may be

                                       88

included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender's consent, or unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

LEASES AND RENTS

     Some of the Multifamily and Mixed Use Mortgage Loans are secured by an assignment of leases (each, a "lease") and rents of one or more lessees (each, a
"lessee"), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENT

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

     Some mortgage loans secured by mixed use property or multifamily property do not restrict secondary financing, thereby permitting the borrower to use the mortgaged property as security for one or more additional loans. Some mortgage loans secured by mixed use property or multifamily property preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property) or may require the consent of the senior lender to any second or substitute financing;
however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the applicable prospectus supplement, the related agreement will provide that if any mortgage loan

                                       89

contains a provision in the nature of a due-on-encumbrance clause, which by its terms: (1) provides that such mortgage loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related mortgaged property; or (2) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related mortgaged property, then for so long as such mortgage loan is included in the applicable trust, the applicable servicer, on behalf of the trustee, will be requested to exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such mortgage loan to (x)
accelerate the payments thereon, or (y) withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the agreements.

     Where the borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subject to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

CERTAIN LAWS AND REGULATIONS

     Mortgaged properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.
Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

PERSONAL PROPERTY

     The equipment securing a franchise loan generally is considered personal property. The creation and enforcement of liens on personal property generally are governed by the UCC as adopted in the applicable jurisdiction. To the extent that personal property has been pledged to secure a loan, the security interest is generally perfected by the filing of financing statements and by subsequent filing of continuation statements as required. If a trustee or servicer fails to file any necessary continuation statement, another creditor's security interest in the related property could have priority over the security interest of the related trust.

                                       90

     Repossession of personal property is governed by state law and is subject to certain limitations. Some states require that the borrower be given a period of time prescribed by statute before repossession may commence.

ADJUSTABLE INTEREST RATE LOANS

     ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title
VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments"
(including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National
Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and
state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have taken this type of action.

     The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

MANUFACTURED HOME LOANS

      Security Interests in the Manufactured Homes

     Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect a notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event the notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

     As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured
Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located.
These filings must be made in the real estate records office of the county where the home is located.

                                       91

     Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the
Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured
Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the lender or its assignee. With respect to a series of Securities evidencing interests in a trust fund that includes Manufactured Home Loans and as described in the prospectus supplement, the depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the depositor pursuant to its repurchase obligation for breach of warranties. A
PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by
Manufactured Home Loans are issued will, unless otherwise specified in the prospectus supplement, have substantially similar requirements for perfection of a security interest.

     In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

      Relocation of a Manufactured Home

     In the event that the owner of a Manufactured Home moves the home to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the
Manufactured Home would continue for four months after relocation and thereafter only if and after the owner reregisters the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in the state, and if steps are not taken to reperfect the trustee's security interest in the state, the security interest in the Manufactured Home would cease to be perfected.

     A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to the Manufactured Home must be surrendered or, in the case of
Manufactured Homes registered in states that provide for notation of lien, the notice of surrender must be given to any person whose security interest in the
Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured
Home, reregistration could defeat perfection.

     In the ordinary course of servicing the Manufactured Home Loans, the master servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation.
Similarly, when a borrower under a Manufactured Home Loan sells the related
Manufactured Home, the trustee must surrender possession of the certificate of title or the trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related
Manufactured Home Loan before release of the lien. Under the Agreements, the depositor is obligated to take these steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured
Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

      Intervening Liens

     Under the laws of most states, liens for repairs performed on a
Manufactured Home take priority even over a perfected security interest. The depositor will represent that it has no knowledge of any

                                       92

such liens with respect to any Manufactured Home securing payment on any
Manufactured Home Loan. However, the liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the trustee or securityholders in the event a lien arises. PMBS Agreements pursuant to which
Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

      Enforcement of Security Interests in Manufactured Homes

     So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home
Loan by voluntary surrender, by "self-help" repossession that is "peaceful"
(i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days'
notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing the borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See "--
Anti-Deficiency Legislation and Other Limitations on Lenders" above.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders
-- Federal Bankruptcy and Other Laws Affecting Creditors' Rights" and "--
Equitable Limitations on Remedies" above.

      Consumer Protection Laws

     The so-called "Holder-In-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the
Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit
Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection
Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

      Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

     Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any the sale or transfer for which no the consent is granted.

     In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the

                                       93

"due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982
preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. See
"-- Due-On-Sale Clauses in Mortgage Loans" above. With respect to any
Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in "Due-On-Sale Clauses in Mortgage Loans" above. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable.

      Applicability of Usury Laws

     Title V provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "-- Applicability of Usury
Laws" above.

                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS The following is a general discussion of certain anticipated material
federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee
Nelson LLP and Dechert LLP, each as special counsel to the depositor. This discussion is based on authorities currently in effect, all of which are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

     This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as "capital assets" within the meaning of
Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

     In addition, this discussion does not address the state, local, foreign or other tax consequences of the purchase, ownership, and disposition of securities. We recommend that you consult your own tax advisor in determining the state, local, foreign and other tax consequences of the purchase, ownership, and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

     In this discussion, when we use the term:

     o    "Security Owner," we mean any person holding a beneficial ownership interest in securities;

     o    "Code," we mean the Internal Revenue Code of 1986, as amended;

     o    "IRS," we mean the Internal Revenue Service;

     o    "AFR," we mean the applicable federal rate, which is an average of then prevailing yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

     o    "Foreign Person," we mean any person other than a U.S. Person; and

     o    "U.S. Person," we mean (i) a citizen or resident of the United States;
          (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or

                                       94

          under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes)
          organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of
          Columbia (unless provided otherwise by future Treasury regulations);
          (iv) an estate whose income is includible in gross income for United
          States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S.
          Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in
          Treasury regulations, certain trusts that were in existence on August
          20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S.
          Persons.

TYPES OF SECURITIES

     This discussion addresses the following four types of securities:

     o    REMIC certificates;

     o    exchangeable securities;

     o    notes issued by a trust, including a trust for which an election to treat such entity as a "real estate investment trust" within the meaning of Section 856(a) of the Code (a "REIT") has been made;

     o    trust certificates issued by trusts for which a REMIC election is not made; and

     o    securities that comprise an interest in one of the foregoing and an interest in other property such as a notional principal contract
          ("Stapled Securities").

     The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under "-- Special Tax Attributes," "-- Backup Withholding" and "--
Reportable Transactions" below address all types of securities.

      REMIC Certificates Generally

     With respect to each series of REMIC certificates, McKee Nelson LLP or
Dechert LLP ("Company Counsel") will deliver its opinion that, assuming compliance with all provisions of the related trust agreement and related documents, the related trust will comprise one or more "REMICs" within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be "regular interests" or "residual interests" in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the REMIC.

     A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. In this discussion, we refer to a
REMIC certificate representing a regular interest in a REMIC as a "REMIC regular certificate." REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under "-- Taxation of Securities Treated as Debt Instruments" below.
You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

     In this discussion, we refer to a REMIC certificate representing a residual interest in a REMIC as a "REMIC residual certificate" and the owner of a beneficial interest in a REMIC residual certificate as a "Residual Owner." The tax treatment of REMIC residual certificates is discussed under "-- REMIC
Residual Certificates" below.

                                       95

     A REMIC is subject to tax at a rate of 100 percent on the net income the
REMIC derives from prohibited transactions. In general, a "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. We do not anticipate that any REMIC with respect to which we will offer certificates will engage in any such transactions or receive any such income.

     If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under "-- Special Tax Attributes" below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

      Stapled Securities

     As provided in the applicable prospectus supplement, a security may represent both: (a) the ownership of a REMIC regular interest, an exchangeable security, a note, a trust certificate, or a partner certificate; and (b) an interest in a notional principal contract.

     With respect to a REMIC, for example, this can occur if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In such a case, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund.
For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

     Among other requirements, the holder of a Stapled Security must allocate its purchase price for such security between its components. See the applicable prospectus supplement for further information.

      Exchangeable Securities Generally

     Each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC certificates. The prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC certificate. The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart
E, part I of subchapter J of the Code. The tax treatment of exchangeable securities is discussed under "-- Exchangeable Securities" below.

      Issuance of Notes Generally

     For each issuance of notes by a trust that does not make a REMIC election,
Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and related documents, the notes will constitute debt instruments for federal income tax purposes. Generally, no regulations,

                                       96

published rulings, or judicial decisions exist that definitively characterize for federal income tax purposes securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under "-- Taxation of Securities Treated as Debt
Instruments" below. If, contrary to the opinion of Company Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under "-- Taxation of
Securities Treated as Debt Instruments."

     With respect to certain trusts that issue notes, an election may be made to treat the trust as a REIT. In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

      Classification of Trust Certificates Generally

     With respect to each series of trust certificates for which no REMIC election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a "Grantor Trust" and to the certificates issued by the trust as "Grantor Trust Certificates"); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as "Partner Certificates"). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust
Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or
Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of
Grantor Trust Certificates, see "-- Grantor Trust Certificates" below, and for a discussion of the tax treatment of Partner Certificates, see "-- Partner
Certificates" below.

TAXATION OF SECURITIES TREATED AS DEBT INSTRUMENTS

     When we refer to "Debt Securities" in the discussion that follows, we mean
(i) REMIC regular certificates and (ii) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.
To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the method described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID
Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Prospective investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to Debt Securities.

                                       97

  Interest Income and OID

     Debt Securities may be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code ("OID"). A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis
OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

     For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public
(excluding bond houses, brokers and underwriters). Although unclear under the
OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the
Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

     The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ("Qualified Stated
Interest"). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt
Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an "accrual class"), or a class the interest on which is substantially disproportionate to its principal amount (a "super-premium class").

     To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not
Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security's stated redemption price at maturity.
Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

     If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

     The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the "PAC
Method"). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of
Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such

                                       98

day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

     The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust's assets.

     For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

     Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive
OID accruals on that Debt Security. It is possible, although not certain, that a
Security Owner might be permitted to recognize a loss in such a situation to the extent the Security Owner's basis in the Debt Security exceeds the maximum amount of payments that it could ever receive with respect to that Debt
Security. However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt
Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

     Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of the de minimis OID and
(ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the
Debt Security.

      Variable Rate Securities

     Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under "-- Interest Income and OID" above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt
Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as
Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Acquisition Premium

     If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the

                                       99

Debt Security at an "acquisition premium" as that term is defined in Section
1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a
Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the
Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction method will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security's stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

      Market Discount

     If a purchaser acquires a Debt Security at a price that is less than its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i)
0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "--
Interest Income and OID" above.

     Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

     Unless the beneficial owner of a market discount bond elects under Section
1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b)
of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

     The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt
Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated
interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

     If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred

                                       100

interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under
Section 1278(b) of the Code, the interest deferral rule will not apply.

      Amortizable Bond Premium

     A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under
Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.
The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by
it. The election may be revoked only with the consent of the IRS.

      Non-Pro Rata Securities

     A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a "non-pro rata security"). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption.
In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are advised to consult their tax advisors as to this treatment.

      Election to Treat All Interest as OID

     The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method
(a "constant yield election"). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner's acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above.
Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in
Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

      Treatment of Losses

     Security Owners that own REMIC regular certificates, or in the case of Debt
Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be

                                       101

required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of
Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

     Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security's partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt
Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt
Security's complete worthlessness. Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt
Securities.

      Sale or Other Disposition

     If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Debt
Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner's cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest (but not accrued OID previously included in income) and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner's income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner's income.

      Foreign Persons

     Interest (including OID) paid to or accrued by a beneficial owner of a Debt
Security who is a Foreign Person generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the
Debt Securities (the "withholding agent") with an appropriate statement on Form
W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax
Withholding) or other appropriate form. If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however,

                                       102

the signed statement must be accompanied by a Form W-8BEN or other appropriate form provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN or other appropriate form changes, a new Form
W-8BEN or other appropriate form must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt
Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from
United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United
States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

      Information Reporting

     Payments of interest (including OID, if any) on a Debt Security held by a
U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to
Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under "-- Market
Discount" above.

     Payments of interest (including OID, if any) on a Debt Security held by a
Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

EXCHANGEABLE SECURITIES

      Exchangeable Securities Representing Proportionate Interests in Two or
More REMIC Certificates

     The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC certificate corresponding to that certificate. Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC certificate underlying that exchangeable security as described under "--
Taxation of Securities Treated as Debt Instruments." If a beneficial owner of an exchangeable certificate acquires an interest in two or more underlying REMIC certificates other than in an exchange described under "Description of the
Securities -- Exchangeable Securities" in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC certificates in proportion to their relative fair market values at the time of sale.

     Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC certificates, those REMIC certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC certificates

                                       103

underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for the related underlying REMIC certificates, (ii) sell one of those related REMIC certificates and (iii) retain one or more of the remaining related REMIC certificates, the beneficial owner might be treated as having engaged in a "coupon stripping" or "bond stripping" transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a
beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC certificates sold and the related REMIC certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC certificates sold using its basis allocable to those REMIC certificates. Also, the beneficial owner then must treat the REMIC certificates underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those REMIC certificates. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC certificates retained based on the beneficial owner's basis in those REMIC certificates.

     As a result, when compared to treating each REMIC certificate underlying an exchangeable security as a separate debt instrument, aggregating the REMIC certificates underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the
OID Regulations applies to the exchangeable securities and due to the trustee's lack of information necessary to report computations that might be required by
Section 1286 of the Code, the trustee will treat each REMIC certificate underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC certificates underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC certificates underlying the exchangeable securities should be aggregated for OID purposes.

      Exchangeable Securities Representing Disproportionate Interests in REMIC
Certificates

     The prospectus supplement will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC certificate corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286, a beneficial owner of an exchangeable security will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons"
to the extent of its share of interest payment on the underlying REMIC certificates. If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC certificate, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC certificate to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying
REMIC certificate, and (ii) with respect to the remainder, as an installment obligation consisting of "stripped bonds" to the extent of its share of principal payments or "stripped coupons" to the extent of its share of interest payments. For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

     Under Section 1286, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its
"stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC certificates under "-- Taxation of Securities Treated as Debt Instruments."

                                       104

     If the exchangeable security has OID, the beneficial owner must include the
OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income.
Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a
REMIC certificate under "--Taxation of Securities Treated as Debt Instruments."
A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC certificates.

     In light of the application of Section 1286, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption.
The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee.
Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS.
Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

     The rules of Section 1286 of the Code also apply if (i) a beneficial owner of REMIC certificates exchanges them for an exchangeable security, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and
(iii) the combination of retained exchangeable securities cannot be exchanged for the related REMIC certificates. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC certificates between the part of the REMIC certificates underlying the exchangeable securities sold and the part of the REMIC certificates underlying the exchangeable securities retained in proportion to their relative fair market values. Section 1286 of the
Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above. Section 1286 does not apply, however, if a beneficial owner exchanges REMIC certificates for the related exchangeable securities and retains all the exchangeable securities, see
"-- Treatment of Exchanges" below.

     Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner's adjusted basis generally is equal to the owner's cost of the exchangeable security (or portion of the cost of REMIC certificates allocable to the exchangeable security), increased by income previously included, and reduced
(but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under "-- Taxation of Securities Treated as Debt Instruments."

     Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under "-- Treatment of
Exchanges" below) a combination of exchangeable securities that may be exchanged for underlying REMIC certificates, the owner should be treated as owning the underlying REMIC certificates, in which case Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

     It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701(a)(19)(C) of the
Code or as "real estate assets" under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes

                                       105

of Section 856(c)(3) of the Code. You should consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the
Code.

      Treatment of Exchanges

     If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities or certificates in the manner described under "Description of the Securities -- Exchangeable Securities" in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC certificate that it owned immediately prior to the exchange.

REMIC RESIDUAL CERTIFICATES

     If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under "--
Basis Rules and Distributions" below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that
Residual Owners report their pro rata share of taxable income or net loss of the
REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss. Income derived from a REMIC residual certificate will be "portfolio income" for purposes of Section 469 of the Code governing passive loss limitations.

      Taxable Income or Net Loss of the REMIC

     Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the
Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, "-- Pass Through of Certain Expenses"
below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

      Pass Through of Certain Expenses

     A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See
"-- Grantor Trust Certificates -- Trust Expenses" below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC.
In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

      Excess Inclusions

     Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of

                                       106

the sum of the daily portions of the REMIC's taxable income allocated to the
Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

     For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to
United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

     Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner's excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued)
of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

      Taxable Income May Exceed Distributions

     In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

     Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed

                                       107

rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under "-- Excess Inclusions" above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner's after-tax rate of return.

      Basis Rules and Distributions

     A Residual Owner's adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the
Residual Owner.

     A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the
Residual Owner's adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner's adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner's adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See "-- Sales of REMIC Residual Certificates" below.

     A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

     The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC, or upon the sale of its REMIC residual certificate. See "-- Sales of
REMIC Residual Certificates."

      Sales of REMIC Residual Certificates

     If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the
Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

      Inducement Fees

     The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest ("inducement fees"). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and
(ii) specify that inducement fees constitute income from sources within the
United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

      Disqualified Organizations

     If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate

                                       108

applied to the present value (using a discount rate equal to the applicable AFR)
of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a
Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see
"-- Taxation of Securities Treated as Debt Instruments -- Interest Income and
OID," for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

     In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity
(1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any "electing large partnership," within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. The exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

      Noneconomic REMIC Residual Certificates

     A transfer of a "noneconomic" REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic
REMIC residual certificate.

     A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the

                                       109

time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See "--
Taxation of Securities Treated as Debt Instruments -- Interest Income and OID,"
for a discussion concerning prepayment assumptions.

     All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

     Treasury regulations contain a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

     o    the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due;

     o    the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due;

     o    the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer; and

     o    either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

     Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and you should consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual certificate before acquiring one.

      Restrictions on Transfers of Residual Certificates to Foreign Persons

     Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported

                                       110

transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the
REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a
U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

      Foreign Persons

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Owners may qualify as "portfolio interest," subject to the conditions described in "-- Taxation of Securities Treated as Debt Instruments -- Foreign
Persons" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in "registered form" within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "-- Excess Inclusions" above. If the amounts paid to Residual
Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See "-- Restrictions on Transfers of Residual
Certificates to Foreign Persons" above concerning the disregard of certain transfers having "tax avoidance potential." Potential investors who are Foreign
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

      Administrative Provisions

     The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The
trustee will be required to sign the REMIC's returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the
IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable
Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC's residual interest. If the

                                       111

Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the
Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual
Owner of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

     Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC's return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the
REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

     The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC taxable Income or Net Loss Allocation.
Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations)
in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the
Code expenses (see "-- Pass Through of Certain Expenses" above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described under "-- Special Tax Attributes -- REMIC Certificates" below.

      Mark-to-Market Rules

     Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

GRANTOR TRUST CERTIFICATES

     For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: "Standard Certificates" and "Stripped Certificates."
Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

      Classification of Stripped Certificates

     There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped
Certificates. Second, if the seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates.
Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

                                       112

  Taxation of Stripped Certificates

     Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the "Stripped Bond Rules"). Pursuant to the Stripped Bond Rules,
the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and
"stripped coupons" with respect to interest payments. A beneficial owner of a
Stripped Certificate will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments.

     Generally, if a taxpayer acquires an interest in "stripped coupons" or
"stripped bonds," the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under "-- Taxation of
Securities Treated as Debt Instruments" above.

     Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under "--
Taxation of Securities Treated as Debt Instruments -- Interest Income and OID,"
and will comply with any tax information reporting obligations with respect to
Stripped Certificates in the manner described under "-- Taxation of Securities
Treated as Debt Instruments -- Information Reporting." Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on
Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

     For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement.
It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its
Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     A beneficial owner of a Stripped Certificate, particularly any Stripped
Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under "-- Taxation of Standard
Certificates" below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that
Security Owner's Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

     In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped
Certificates, the trust expenses will be allocated to the classes of Stripped
Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate

                                       113

generally will be entitled to a deduction in respect of the trust expenses, as described under "-- Trust Expenses" below, subject to the limitation described therein.

      Purchase of More Than One Class of Stripped Certificates

     When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of
Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

      Taxation of Standard Certificates

     For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a
Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under "-- Taxation of Securities Treated as Debt
Instruments -- Treatment of Losses" above.

     For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

      Trust Expenses

     Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust's expenses, as described above.
Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $139,500 ($69,750 in the case of a married individual filing a separate return) (in each case, the figures shown are for 2003 and will be adjusted for inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates.
In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

      Sales of Grantor Trust Certificates

     If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner's adjusted tax basis in the Grantor
Trust Certificate. Such tax basis will equal the Security Owner's cost for the
Grantor Trust Certificate, increased by any OID or market discount previously included in

                                       114

income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See "-- Taxation of Securities Treated as Debt
Instruments -- Sale or Other Disposition." Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains.

      Trust Reporting

     Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust
Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

      Foreign Persons

     The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under "-- Taxation of Securities
Treated as Debt Instruments -- Foreign Persons."

PARTNER CERTIFICATES

     If a trust or a portion of a trust is classified as a partnership for federal income tax purposes, the trust or a portion of the trust will not be subject to an entity level federal income tax. In the discussion that follows, we mean the term "trust" to refer either to a trust or to a portion thereof, as the context would indicate.

     Pursuant to the terms of the applicable trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust's income for the taxable year of the trust that ends with or within the Security Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

      Security Owner's Distributive Share

     The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in
Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

     A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under "-- Grantor Trust Certificates --
Trust Expenses" above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

      Distributions

     A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner's

                                       115

adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner's interest in the trust, the Security Owner's adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

     A Security Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner
Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

     If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

      Sale or Exchange of a Partner Certificate

     If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner's adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

      Section 708 Terminations

     Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the
Partner Certificates are Book Entry Certificates, the trust most likely will not be able to monitor whether the termination provisions of Section 708 of the Code apply due to lack of information concerning the transfer of interests in the trust.

      Section 754 Election

     If a Security Owner were to sell its Partner Certificate at a profit
(loss), the purchaser would have a higher (lower) adjusted basis in the
Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the
Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

     The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the
Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

      Foreign Persons

     Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a
Foreign Person will be subject to United

                                       116

States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a
Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in
the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

      Information Reporting

     Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner's allocable share of the trust's items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates.
Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the
Security Owner notifies the IRS of the inconsistencies.

     Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the
Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties.
However, a clearing agency registered under Section 17A of the Securities
Exchange Act of 1934 is not required to furnish that information statement to the trust.

      Administrative Matters

     Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.
Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.

SPECIAL TAX ATTRIBUTES

     In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

      REMIC Certificates

     REMIC certificates held by a domestic building and loan association will constitute "regular or residual interests in a REMIC" within the meaning of
Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section
7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that REMIC will so qualify.

     In addition, REMIC certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95

                                       117

percent of the assets of a REMIC consist of "real estate assets," then the portion of the REMIC certificates that are real estate assets under Section
856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

     REMIC regular certificates also will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMICs within the periods required by the
Code.

     The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996
(the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Section 593(d)
of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Section
7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.
Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section
856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs
("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Certificates is interest described in Section 856(c)(3)(B)
of the Code, the Tiered REMICs will be treated as one REMIC.

     As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See "-- Types of Securities --
REMIC Certificates Generally" above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

      Non-REMIC Debt Securities

     Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Moreover, such Debt Securities owned by a REIT will not be treated as "real estate assets" nor will interest on the Debt Securities be considered "interest on obligations secured by mortgages on real property." In addition, such Debt Securities will not be "qualified mortgages" for REMICs.

                                       118

  Grantor Trust Certificates

     Standard Certificates held by a domestic building and loan association will constitute "loans secured by interests in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard
Certificates held by a REIT will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the
Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as "qualified mortgages" within the meaning of Section
860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

     Although there appears to be no policy reason not to accord to Stripped
Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to
Stripped Certificates. We recommend that prospective investors in Stripped
Certificates consult their own tax advisers regarding the characterization of
Stripped Certificates, and the income therefrom, if the characterization of the
Stripped Certificates under the above-referenced rules is relevant.

      Partner Certificates

     For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership
Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT's capital interest in the issuer.

BACKUP WITHHOLDING

     Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax at a rate of up to
31% under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

REPORTABLE TRANSACTIONS

     Recent legislation imposes a penalty on a taxpayer that fails to disclose a
"reportable transaction." The IRS has issued guidance defining the term
"reportable transaction" for this purpose. Although a description of that term is beyond the scope of this summary, a reportable transaction includes a transaction that meets requirements outlined in the IRS guidance and that involves:

     o    a sale or exchange of a security resulting in a loss in excess of (i)
          $10 million in any single year or $20 million in any combination of years in the case of a security held by a corporation or a partnership with only corporate partners or (ii) $2 million in any single year or
          $4 million in any combination of years in the case of a security held by any other partnership or an S corporation, trust or individual;

     o    a significant difference between the U.S. federal income tax reporting for an item from the transaction and its treatment for book purposes
          (generally under U.S. generally accepted accounting principles); or

     o    any other characteristic described by the IRS.

                                       119

     A taxpayer discloses a reportable transaction by filing IRS Form 8886 with its federal income tax return. The penalty for failing to disclose a reportable transaction is $10,000 in the case of a natural person and $50,000 in any other case. Prospective investors in the securities should consult their own tax advisors concerning any possible disclosure obligations with respect to their ownership or disposition of a security in light of their particular circumstances.

                                       120

                      STATE AND LOCAL TAX CONSIDERATIONS In addition to the
     federal income tax consequences described above,
potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

     For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

                              ERISA CONSIDERATIONS
GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of
ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of
ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

     A Plan's investment in Securities may cause the Primary Assets and other assets included in a related trust fund to be deemed Plan assets. The United
States Department of Labor ("DOL") has issued regulations set forth at 29 C.F.R.
Section 2510.3-101 (the "DOL Regulations") which provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25%
or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of the DOL Regulations, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a

                                       121

fiduciary of the Plan. If the Primary Assets and other assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan.
In addition, if the Primary Assets and other assets included in a trust fund constitute plan assets, certain activities involved in the operation of the trust fund may constitute or involve prohibited servicing, sales or exchanges of property or extensions of credit transactions under ERISA and the Code.

THE UNDERWRITER EXEMPTION

     The DOL issued an individual exemption to Lehman Brothers Inc.'s predecessor in interest, Shearson Lehman Hutton Inc. (Prohibited Transaction
Exemption ("PTE") 91-14 et al.; 56 Fed. Reg. 7413 (1991) as most recently amended and restated by PTE 2002-41, 67 Fed. Reg. 54487 (2002)) (the
"Exemption") that generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Sections 4975(a) and
(b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase (in both the initial offering and secondary market), sale and holding of Securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in or issued by the issuer, provided that certain conditions set forth in the
Exemption are satisfied.

     For purposes of this Section "ERISA Considerations," the term "underwriter"
will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of Securities.

     Among the general conditions that must be satisfied for exemptive relief under the Exemption are:

   (1) The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

   (2) The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a Designated
    Transaction) by Standard & Poor's Ratings Services, a division of The
    McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc.
    ("Moody's") or Fitch Ratings ("Fitch") (each, a "Rating Agency");

   (3) In the case of a transaction described in the Exemption as a designated transaction (a "Designated Transaction"), in which the investment pool contains only certain types of assets such as the Primary Assets which are fully secured, the Exemption covers subordinated Securities issued by the trust fund in such transaction which are rated in one of the four highest generic rating categories by a Rating Agency. The Exemption also applies to
    Securities backed by residential and home equity loans that are less than fully secured, provided that (1) the rights and interests evidenced by the
    Securities are not subordinated to the rights and interests evidenced by the other securities of the trust fund, (2) the Securities are rated in either of the two highest generic rating categories by a Rating Agency and (3) any loan included in the investment pool is secured by collateral whose fair market value on the closing date of the transaction is at least equal to 80%
    of the sum of (a) the outstanding principal balance due under the loan which is held by the trust fund and (b) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund)
    which are secured by the same collateral;

   (4) Assets of the type included in a particular trust fund have been included in other investment pools and securities evidencing interests in such other pools have been both (i) rated in one of

                                       122

   the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of
   Securities in reliance on the Exemption;

   (5) The trustee may not be an affiliate of any other member of the
    Restricted Group, as defined below, other than any underwriter;

   (6) The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the
    Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related Agreement and reimbursement of that person's reasonable expenses in connection therewith;

   (7) The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the
    Securities Act of 1933, as amended; and

   (8) For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the depositor.

     The rating of a Security may change. If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, only Plan investors that are insurance company general accounts would be permitted to purchase the Securities in such circumstances pursuant to Section I and III of Prohibited Transaction Class
Exemption ("PTCE") 95-60.

     The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust fund subject to certain conditions. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it:

     (1) is an "eligible Swap;"

     (2) is with an "eligible counterparty;"

     (3) is purchased by a "qualified plan investor;"

     (4) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;"
     and

     (5) permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

An "eligible Swap" is one which:

     a. is denominated in U.S. dollars;

     b. pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of
     Securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

     c. has a notional amount that does not exceed either: (i) the principal balance of the class of Securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by Primary
     Assets ("Allowable Notional Amount");

     d. is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged");

                                       123

     e. has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Securities are fully repaid; and

     f. does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating
Agencies rating the Securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

     A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Securities and such fiduciary is either:

     a. a "qualified professional asset manager" ("QPAM") under PTCE 84-14;

     b. an "in-house asset manager" under PTCE 96-23; or

     c. has total assets (both Plan and non-Plan) under management of at least
     $100 million at the time the Securities are acquired by the Plan.

     In "ratings dependent Swaps" (where the rating of a class of Securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the pooling and servicing agreement:

     a. obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap
     Agreement must terminate); or

     b. cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Securities with a term of more than one year).

     In the event that the servicer fails to meet these obligations, Plan securityholders must be notified in the immediately following periodic report, which is provided to securityholders, but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Securities held by a Plan which involves such ratings dependent Swap.

     "Non-ratings dependent Swaps" (those where the rating of the Securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

     a. obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

     b. cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

     c. terminate the Swap Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to

                                       124

supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc.
(ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to Securities purchased by Plans if it meets the following conditions:

     a. it is denominated in U.S. dollars;

     b. it pays an Allowable Interest Rate;

     c. it is not Leveraged;

     d. it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

     e. it is entered into between the trust fund and an eligible counterparty;
     and

     f. it has an Allowable Notional Amount.

     The Exemption permits transactions using a Pre-Funding Account whereby a portion of the Primary Assets are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") instead of requiring that all such Primary Assets be either identified or transferred on or before the closing date, provided that the DOL Pre-Funding Period generally ends no later than three months or 90 days after the closing date, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered generally does not exceed twenty-five percent (25%)
and certain other conditions set forth in the Exemption are satisfied.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA (as well as the related excise taxes imposed by Section 4975 of the
Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans and the servicing, management and operation of the trust fund. A fiduciary of a Plan contemplating purchasing a Security should make its own determination that the general conditions set forth above will be satisfied for that Security.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Section
4975 of the Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the
Plan's ownership of Securities.

     The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and
406(b)(2) of ERISA (as well as from the excise taxes imposed by Section 4975 of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of
Securities does not exceed 25% of all of the Securities of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan.
An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the depositor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of
Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

                                       125

     However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a
Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that
Excluded Plan.

ADDITIONAL CONSIDERATIONS FOR SECURITIES WHICH ARE NOTES

     Without regard to whether Securities are treated as equity interests for purposes of the DOL Regulations, because any of the depositor, the trustee, any underwriter, the issuer or any of their affiliates might be considered or might become Parties in Interest with respect to a Plan, the acquisition or holding of
Securities which are considered debt without substantial equity features by or on behalf of that Plan could be considered to give rise to both direct and indirect prohibited transactions within the meaning of ERISA and the Code, unless one or more statutory, regulatory or administrative exemptions are applicable. Included among such exemptions are: the Exemption, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided may not necessarily cover all acts that might be construed as prohibited transactions.

ADDITIONAL FIDUCIARY CONSIDERATIONS

     The depositor, the master servicer, the servicer, the trustee or any underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any of these parties has investment discretion or management authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Securities should not be purchased using the assets of any Plan if any of the depositor, any servicer, the trustee or any underwriter or any of their affiliates has investment discretion or management authority for those assets, or is an employer maintaining or contributing to the Plan, if such acquisition would constitute a non-exempt prohibited transaction.

     Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of
ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby.

     Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the DOL
Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

     The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                         LEGAL INVESTMENT CONSIDERATIONS

     The prospectus supplement for each series of Securities will specify which, if any, of the classes of Offered Securities will constitute "mortgage related securities" for purposes of the Secondary

                                       126

Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Classes of
Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under
SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to
"mortgage related securities," the Securities will constitute legal investments for entities subject to this legislation only to the extent provided therein.
Approximately twenty-one states adopted the legislation prior to the October 4,
1991 deadline.

     SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit
Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit
Activities" (12 C.F.R. Part 703), (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security").

     All depository institutions considering an investment in the Securities
(whether or not the class of securities under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial
Institutions Examination Council's Supervisory Policy Statement on Securities
Activities (to the extent adopted by their respective regulators) (the "Policy
Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities"
as defined in the Policy Statement. According to the Policy Statement,
"high-risk mortgage securities" include securities such as the Securities not entitled to distributions allocated to principal or interest, or Subordinated
Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of the product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase
Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for these investors.

                                  LEGAL MATTERS

     Certain legal matters in connection with the Offered Securities will be passed upon for the depositor and for the Underwriters, and the material federal income tax consequences of the Securities will be passed upon for the depositor, by McKee Nelson LLP, Washington, D.C. or by Dechert LLP, New York, New York as
specified in the prospectus supplement for each series of Securities.

                                       127

                                  THE DEPOSITOR

     The depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the depositor is located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000.

     The Certificate of Incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities. The Certificate of Incorporation of the depositor provides that any securities, except for subordinated securities, issued by the depositor must be rated in one of the three highest categories available by any Rating Agency rating the series.

     The series Supplement for a particular series may permit the Primary Assets pledged to secure the related series of Securities to be transferred by the
Issuer to a trust, subject to the obligations of the Securities of that series, thereby relieving the Issuer of its obligations with respect to the Securities.

                                 USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the prospectus supplement to purchase the Primary Assets, to repay indebtedness that has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the series and to pay costs of structuring and issuing the Securities.
If specified in the prospectus supplement, Securities may be exchanged by the depositor for Primary Assets. Unless otherwise specified in the prospectus supplement, the Primary Assets for each series of Securities will be acquired by the depositor either directly, or through one or more affiliates that will have acquired the Primary Assets from time to time either in the open market or in privately negotiated transactions.

                              PLAN OF DISTRIBUTION

     Each series of Securities offered hereby and by means of the prospectus supplements may be offered through any one or more of the following: Lehman
Brothers Inc., an affiliate of the depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a series; or underwriters, agents or dealers selected by the originator
(collectively, the "Underwriters"); or any series of Securities or class within a series offered hereby and by means of the prospectus supplements may be included as Private Mortgage-Backed Securities in another series of Securities offered hereby or as underlying securities in another series of asset-backed securities issued by an affiliate of the depositor or Lehman Brothers Inc. The prospectus supplement with respect to each series of Securities will set forth the terms of the offering of the series of Securities and each class within the series, including the name or names of the Underwriters (if known), the proceeds to the depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Securities will be determined.

     The Underwriters may or may not be obligated to purchase all of the
Securities of a series described in the prospectus supplement with respect to the series if any Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     If so indicated in the prospectus supplement, the depositor will authorize
Underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the Securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the depositor. The obligation of any

                                       128

purchaser under the contract will be subject to the condition that the purchase of the offered Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and any other agents will not have any responsibility in respect of the validity or performance of the contracts.

     The depositor may also sell the Securities offered hereby and by means of the prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect the transactions by selling Securities to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of Securities for whom they may act as agents.

     The place and time of delivery for each series of Securities offered hereby and by means of the prospectus supplement will be set forth in the prospectus supplement with respect to the series.

     In the ordinary course of business, Lehman Brothers Inc. or other
Underwriters, or their respective affiliates, may engage in various securities and financing transactions, including loans or repurchase agreements to provide interim financing of mortgage loans pending the sale of the mortgage loans or interests therein, including the Securities.

     If any series of Securities includes another series or class of Securities offered hereby as Private Mortgage-Backed Securities, the prospectus supplement for such series will identify the underwriters of those Private Mortgage-Backed
Securities as underwriters of such series and will describe the plan of distribution for those Private Mortgage-Backed Securities. The prospectus for those Private Mortgage-Backed Securities will be delivered simultaneously with the delivery of the prospectus relating to the series in which they are included.

                             ADDITIONAL INFORMATION

     The depositor has filed with the Securities and Exchange Commission (the
"Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This prospectus, which forms a part of the Registration Statement, omits certain information contained in the
Registration Statement pursuant to the Rules and Regulations of the Commission.
The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth
Street, N.W., Washington, D.C. 20549.

     Copies of these materials can also be obtained from the Public Reference
Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at
prescribed rates. The Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system.
The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor
Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016
((202) 752-7115). Fannie Mae also maintains a site on the World Wide Web at
http:///www.fanniemae.com at which users can view certain information, including
Fannie Mae Prospectuses. The depositor did not participate in the preparation of
Fannie Mae's Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

     Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information
Statement Supplement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Inquiry department of Freddie Mac at 1551 Park Run Drive, Mailstop D5B, McLean, Virginia 22102-3110 (outside
Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington,
D.C. metropolitan

                                       129

area, telephone (571) 382-4000). Freddie Mac also maintains a site on the World
Wide Web at http:///www.freddiemac.com at which users can view certain information, including Freddie Mac Offering Circulars. The depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information
Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to Section
13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), after the date of this prospectus and prior to the termination of any offering of the Securities issued by the trust fund will be incorporated by reference in this prospectus and will be deemed to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate
Trust Office of the trustee specified in the accompanying prospectus supplement.

                           REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the related trust fund are required under the Agreements to be forwarded to securityholders. Unless otherwise specified in the prospectus supplement, the reports will not be examined and reported on by an independent public accountant. See "The Agreements -- Reports to Securityholders."

                                       130

                             INDEX OF DEFINED TERMS

                                                                            PAGE
                                                                            ----
1986 Act .....................................................................97
accrual class ................................................................98
ADA ..........................................................................90
Aggregate Asset Principal Balance .............................................5
Allowable Interest Rate .....................................................123
Allowable Notional Amount ...................................................123
Appraised Value ..............................................................27
ARMs .........................................................................28
Asset Group ...................................................................2
Asset Principal Balance .......................................................5
Assistance Loans .............................................................17
bankruptcy bond ..............................................................63
Bankruptcy Code ..............................................................53
Beneficial Owner ..............................................................8
Book-Entry Securities .........................................................2
Business Day .................................................................73
Buydown ......................................................................60
Buy-Down Amounts .............................................................27
Buy-Down Fund ................................................................42
Buy-Down Mortgage Rate .......................................................27
Buy-Down Period ..............................................................27
Cash Program .................................................................21
CERCLA .......................................................................33
Certificateholders ............................................................9
Certificates ..................................................................2
Clearstream ...................................................................7
Collection Account ...........................................................40
Commission ..................................................................129
Company Counsel ..............................................................95
Compound Interest Securities ..................................................2
Compound Value ................................................................4
Condominium ..................................................................25
Condominium Association ......................................................38
Condominium Building .........................................................38
Condominium Unit .............................................................25
constant yield election .....................................................101
Conventional Loans ...........................................................19
Cooperative Corporation .......................................................9
Cooperative Dwellings ........................................................25
Cooperatives .................................................................25
Covered Trust ................................................................52
CPR ..........................................................................13
Cut-off Date .................................................................16
Debt Securities ..............................................................97
debt-acceleration ............................................................87
Deferred Interest ............................................................14
Definitive Securities .........................................................2
Deleted Loan .................................................................67
Designated Transaction ......................................................122
Distribution Account .........................................................72

                                                                            PAGE
                                                                            ----
DOL .........................................................................121
DOL Pre-Funding Period ......................................................125
DOL Regulations .............................................................121
DTC ...........................................................................7
Due Date .....................................................................44
EDGAR .......................................................................129
Eligible Investments .........................................................69
Eligible Reserve Fund Investments ............................................69
Environmental Policies .......................................................46
ERISA .......................................................................121
Escrow Accounts ..............................................................40
Euroclear .....................................................................7
Euroclear Operator ............................................................9
European Depositaries .........................................................9
Exchange Act ................................................................130
Excluded Plan ...............................................................125
Exemption ...................................................................122
Expense Reserve Fund .........................................................73
EYS Agreement ...............................................................125
Fannie Mae ...................................................................20
FHA ..........................................................................19
FHA Loans ....................................................................25
FHA/VA Claim Proceeds ........................................................58
Financial Intermediary ........................................................9
Fitch .......................................................................122
Floating Rate Securities ......................................................2
Freddie Mac ..................................................................22
Freddie Mac Act ..............................................................22
FSLIC ........................................................................28
Garn-St. Germain Act .........................................................86
Ginnie Mae ...................................................................19
Ginnie Mae Servicers .........................................................17
GPM Fund .....................................................................43
Grantor Trust ................................................................97
Grantor Trust Certificates ...................................................97
Guarantor Program ............................................................21
Guaranty Agreement ...........................................................17
hazardous substances .........................................................85
Housing Act ..................................................................19
HUD ..........................................................................23
Index ........................................................................28
Indirect Participants .........................................................8
Insurance Policies ...........................................................24
Insured Loss .................................................................56
Interest Rate .................................................................3
Interest Weighted Securities ..................................................2
L/C Bank .....................................................................54
L/C Percentage ...............................................................54
lease ........................................................................89
lessee .......................................................................89

                                       131

                                                                            PAGE
                                                                            ----
Leveraged ...................................................................123
Lifetime Mortgage Rate Cap ...................................................28
Liquidation Proceeds .........................................................41
Loan-to-Value Ratio ..........................................................27
Manufactured Home ............................................................31
Manufactured Home Loan Schedule ..............................................66
Manufactured Home Loans ......................................................30
market discount bond ........................................................100
Maximum Mortgage Rate Adjustment .............................................28
Minimum Mortgage Rate ........................................................28
Minimum Principal Distribution Amount .........................................4
Mixed Use Mortgage Loans .....................................................32
Moody's .....................................................................122
Mortgage Certificate Schedule ................................................64
Mortgage Loan Schedule .......................................................66
Mortgage Loans ...............................................................25
Mortgage Rates ...............................................................14
Mortgaged Property ...........................................................15
Multi-Class Series ............................................................3
Multifamily Mortgage Loans ...................................................32
Multifamily Properties .......................................................14
NCUA ........................................................................127
Negatively Amortizing ARMs ...................................................28
No-Bid .......................................................................59
non-pro rata security .......................................................101
Noteholders ...................................................................9
Offered Securities ............................................................2
OID Regulations ..............................................................97
outside reserve fund .........................................................96
PAC Method ...................................................................98
PACs ..........................................................................2
Participants ..................................................................8
Participation Agreement ......................................................17
Participation Certificate Schedule ...........................................66
Participation Certificates ...................................................66
Parties in Interest .........................................................121
Partner Certificates .........................................................97
PC Pool ......................................................................20
Percentage Interest ...........................................................3
Planned Amortization Certificates .............................................2
Plans .......................................................................121
PMBS Agreement ...............................................................23
PMBS Issuer ..................................................................23
PMBS Servicer ................................................................23
PMBS Trustee .................................................................23
Policy Statement ............................................................127
Pre-Funding Account ..........................................................34
Pre-Funding Arrangement ......................................................34
Primary Assets ...............................................................16
Principal Distribution Amount .................................................4

                                                                            PAGE
                                                                            ----
Principal Weighted Securities .................................................2
Private Mortgage-Backed Securities ...........................................16
PTCE ........................................................................123
PTE .........................................................................122
QPAM ........................................................................124
Qualified Insurer ............................................................46
Qualified Stated Interest ....................................................98
Qualifying Substitute Mortgage Loan ..........................................67
Rating Agency ............................................................4, 122
RCRA .........................................................................85
Relevant Depositary ...........................................................9
REMIC residual certificate ...................................................95
REMICs .......................................................................95
REO Property .................................................................74
Retained Interest ............................................................16
Rules ........................................................................10
SBJPA of 1996 ...............................................................118
Scheduled Payment ............................................................14
Scheduled Principal ..........................................................21
Securities ....................................................................2
Seller .......................................................................65
Senior Securities .............................................................4
Servicing Account ............................................................42
Servicing Agreements .........................................................39
Single Family Property .......................................................20
SMMEA .......................................................................127
SPA ..........................................................................13
Standard Certificates .......................................................112
Stapled Securities ...........................................................95
Stripped Bond Rules .........................................................113
Subordinate Securities ........................................................2
Subordinated Amount ..........................................................53
Subordination Reserve Fund ...................................................53
Subsequent Primary Assets ....................................................34
Subservicers .................................................................39
Subsidy Fund .................................................................43
super-premium class ..........................................................98
Swap ........................................................................123
Swap Agreement ..............................................................123
S&P .........................................................................122
Terms and Conditions ..........................................................9
Tiered REMICs ...............................................................118
Title V ......................................................................88
Title VIII ...................................................................91
UCC ..........................................................................81
Underwriters ................................................................128
VA ...........................................................................19
VA Loans .....................................................................18
withholding agent ...........................................................102

                                       132

                                  $654,895,000

                                  (APPROXIMATE)

                                STRUCTURED ASSET
                             SECURITIES CORPORATION

                       Mortgage Pass-Through Certificates,
                                 Series 2005-WF2

                          Lehman Brothers Holdings Inc.
                               Sponsor and Seller

                    Structured Asset Securities Corporation
                                    Depositor

                             [AURORA LOAN SERVICES]

                            Aurora Loan Services LLC
                                 Master Servicer

--------------------------------------------------------------------------------
                              PROSPECTUS SUPPLEMENT

                                  May 23, 2005
--------------------------------------------------------------------------------

                                 LEHMAN BROTHERS